      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1998

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               EQUITY INNS, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

           TENNESSEE                           7011                          62-1550848
  (State or other jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
      of incorporation or          Classification Code Number)          Identification No.)
         organization)
           4735 SPOTTSWOOD, SUITE 102                        PHILLIP H. MCNEILL, SR.
            MEMPHIS, TENNESSEE 38117                            EQUITY INNS, INC.
                 (901) 761-9651                             4735 SPOTTSWOOD, SUITE 102
  (Address, including zip code, and telephone                MEMPHIS, TENNESSEE 38117
               number, including                                  (901) 761-9651
 area code, of registrant's principal executive      (Name, address, including zip code, and
                    offices)                               telephone number, including
                                                         area code, of agent for service)

                             ---------------------
                                   COPIES TO:

             DAVID C. WRIGHT, ESQ.                              JOHN A. GOOD, ESQ.
               HUNTON & WILLIAMS                       BAKER, DONELSON, BEARMAN & CALDWELL
              951 EAST BYRD STREET                        165 MADISON AVENUE, 20TH FLOOR
         RICHMOND, VIRGINIA 23219-4074                       MEMPHIS, TENNESSEE 38103
                 (804) 788-8638                                   (901) 577-2148

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed Joint Proxy Statement/Prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                             PROPOSED             PROPOSED
     TITLE OF EACH CLASS OF              MAXIMUM              MAXIMUM              MAXIMUM             AMOUNT OF
           SECURITIES                   AMOUNT TO         OFFERING PRICE          AGGREGATE          REGISTRATION
        TO BE REGISTERED            BE REGISTERED(1)       PER SHARE(1)       OFFERING PRICE(1)           FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
  share..........................   25,850,630 shares        $19.96875          $516,204,768           $152,281
=====================================================================================================================

(1) Determined pursuant to Rule 457(f)(1).
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                       [LETTERHEAD OF EQUITY INNS, INC.]

                                                                          , 1998

Fellow Shareholder of Equity Inns, Inc.:

     We cordially invite you to attend a special meeting of shareholders of Equity Inns, Inc. ("Equity Inns") to be held at the corporate offices of Equity
Inns, 4735 Spottswood, Suite 102, Memphis, Tennessee 38117 on July   , 1998 at
2:00 p.m. local time (the "Equity Inns Special Meeting").

     At the Equity Inns Special Meeting, you will be asked to consider and approve three proposals. First, you will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the Asset Sale Agreement and Plans of Mergers dated as of April 21, 1998 (the "Merger Agreement") by and among RFS Hotel Investors, Inc. ("RFS"), Equity Inns, RHI Acquisition, Inc., a wholly-owned subsidiary of Equity Inns ("Merger Sub"), RFS Partnership, L.P. ("RFS OP") and Equity Inns Partnership, L.P. ("Equity Inns OP"), and the issuance of shares of Equity Inns' common stock, $.01 par value per share (the "Equity Inns Common Stock"), in connection with the transactions described therein.

     The Merger Agreement contemplates a merger of RFS with and into Merger Sub (the "REIT Merger"), with Merger Sub surviving the REIT Merger. Moreover, RFS OP will effect the sale of all its assets to Equity Inns OP by means of the merger of RFS OP with and into Equity Inns OP (the "OP Merger"), with Equity Inns OP surviving the OP Merger. In the REIT Merger, each issued and outstanding share of common stock of RFS, $.01 par value per share, and each issued and outstanding share of Series A preferred stock of RFS, $.01 par value per share, will be converted into the right to receive from Equity Inns a number of shares of Equity Inns Common Stock determined as follows (the "Exchange Ratio"): (i) if the Average Price (as defined in the accompanying Joint Proxy Statement/Prospectus) is equal to or greater than $14.00 but less than or equal to $17.00, 1.5 shares of Equity Inns Common Stock, or (ii) if the Average Price is greater than $17.00, the number of shares of Equity Inns Common Stock determined by dividing $25.50 by the Average Price. If the Average Price is less than $14.00, then either Equity Inns or RFS may terminate the Merger Agreement. In the OP Merger, each outstanding unit of partnership interest in RFS OP will be converted into the right to receive from Equity Inns OP a number of units of partnership interest in Equity Inns OP ("Equity Inns OP Units") equal to the Exchange Ratio. Each Equity Inns OP Unit is redeemable, at the option of the holder, for one share of Equity Inns Common Stock or, at Equity Inns' option, for cash. Under Tennessee law, which is the law governing the Merger Agreement and the REIT Merger, the Merger Agreement and plan of merger contained therein must be approved by holders of record of a majority of the shares of Equity Inns
Common Stock outstanding as of the close of business on             1998, the
record date for the Equity Inns Special Meeting (the "Equity Inns Record Date"). In addition, approval of the Equity Inns shareholders is required under the rules of The New York Stock Exchange for the issuance of the shares of Equity Inns Common Stock in the REIT Merger and upon the redemption of Equity Inns OP Units issued in connection with the OP Merger.

     The second proposal (the "Charter Amendment Proposal") you will be asked to consider and vote upon is a proposal to amend Article 5 of Equity Inns' Second Amended and Restated Charter to increase the number of authorized shares of Equity Inns Common Stock from 100,000,000 shares to 200,000,000 shares (the "Charter Amendment"). The Charter Amendment Proposal is conditioned upon the approval of the Merger Proposal. If a quorum is present at the Equity Inns Special Meeting and the Merger Proposal is approved, the Charter Amendment will be approved if the votes cast in favor of the Charter Amendment Proposal exceed the votes cast in opposition to the Charter Amendment Proposal.

     The third proposal (the "Plan Amendment Proposal") you will be asked to consider and vote upon is a proposal to amend the Equity Inns, Inc. 1994 Stock Incentive Plan to increase the aggregate number of shares of Equity Inns Common Stock reserved for issuance thereunder from 2,300,000 shares to 6,400,000 shares and to increase the number of those shares that may be issued as restricted stock amounts and in settlement of performance shares from 350,000 to 960,000 (the "Plan Amendment"). The Plan Amendment Proposal is conditioned upon the approval of the Merger Proposal. If a quorum is present at the Equity Inns Special Meeting and the Merger Proposal is approved, the Plan Amendment will be approved if the votes cast in favor of the Plan Amendment Proposal exceed the votes cast in opposition to the Plan Amendment Proposal.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER PROPOSAL IS FAIR TO AND IN THE BEST INTERESTS OF EQUITY INNS AND ITS SHAREHOLDERS. THE BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER PROPOSAL. MOREOVER, YOUR BOARD OF DIRECTORS ALSO HAS UNANIMOUSLY ADOPTED THE CHARTER AMENDMENT PROPOSAL AND THE PLAN AMENDMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL AND THE PLAN AMENDMENT PROPOSAL.

     In deciding to adopt the Merger Agreement and recommend the Merger Proposal, your Board of Directors carefully reviewed and considered the terms and conditions of the proposed REIT Merger and OP Merger, as well as a number of other factors. In addition, your Board of Directors has received the written opinion dated as of April 21, 1998, of Morgan Keegan & Company, Inc., Equity Inns' financial advisor, as to the fairness, from a financial point of view, of the Exchange Ratio to Equity Inns shareholders and Equity Inns OP unitholders. The full text of the written opinion of Morgan Keegan & Company, Inc., dated as of April 21, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex II-A to the accompanying Joint Proxy Statement/Prospectus and should be read carefully in its entirety.

     The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the proposals described above and the transactions contemplated by the Merger Agreement and certain additional information. Such information includes the information set forth under the heading "Risk Factors," which describes, among other things, benefits to certain RFS officers and directors and potential adverse effects to public shareholders of Equity Inns, all of which you are urged to read carefully. It is important that your Equity Inns Common Stock be represented at the Equity Inns Special Meeting, regardless of the number of shares you hold. Therefore, please complete, sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Equity Inns Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Equity Inns Special Meeting. Your broker will vote your shares only if you instruct your broker how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not tell your broker how to vote, your shares will not be voted.

     Your vote is important. Approval of the Merger Proposal requires the affirmative vote of the holders of record of a majority of the shares of Equity Inns Common Stock outstanding on the Equity Inns Record Date. FAILURE TO VOTE OR RETURN YOUR PROXY CARD WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE EQUITY INNS SPECIAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, I URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE AS SOON AS POSSIBLE. As a holder of record, you may, of course, attend the Equity Inns Special Meeting and vote in person, even if you have previously returned your proxy card.

     Thank you.

                                          Sincerely,

                                          Phillip H. McNeill, Sr.
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                               EQUITY INNS, INC.
                           4735 SPOTTSWOOD, SUITE 102
                            MEMPHIS, TENNESSEE 38117
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY   , 1998
                             ---------------------

     Notice is hereby given that a special meeting of the shareholders (the "Equity Inns Special Meeting") of Equity Inns, Inc. ("Equity Inns") will be held at the corporate offices of Equity Inns, 4735 Spottswood, Suite 102, Memphis,
Tennessee 38117 on July   , 1998 at 2:00 p.m. local time.

     The purposes of the Equity Inns Special Meeting are:

          1. To consider and vote upon a proposal (the "Merger Proposal") to approve the Asset Sale Agreement and Plans of Mergers dated as of April 21, 1998 (the "Merger Agreement") by and among RFS Hotel Investors, Inc. ("RFS"), Equity Inns, RHI Acquisition, Inc., a wholly-owned subsidiary of Equity Inns ("Merger Sub"), RFS Partnership, L.P. ("RFS OP") and Equity Inns Partnership, L.P. ("Equity Inns OP"), and the issuance of shares of Equity Inns' common stock, $.01 par value per share (the "Equity Inns Common Stock"), in connection with the proposed REIT Merger (defined below) and upon redemption of Equity Inns OP Units (also defined below) issued in connection with the OP Merger (also defined below);

          2. To consider and vote upon a proposal (the "Charter Amendment Proposal") to amend Article 5 of Equity Inns' Second Amended and Restated Charter to increase the number of authorized shares of Equity Inns Common Stock from 100,000,000 shares to 200,000,000 shares, which proposal is conditioned upon approval of the Merger Proposal;

          3. To consider and vote upon a proposal (the "Plan Amendment Proposal") to amend the Equity Inns, Inc. 1994 Stock Incentive Plan to increase the aggregate number of shares of Equity Inns Common Stock reserved for issuance thereunder from 2,300,000 shares to 6,400,000 shares and to increase the number of those shares that may be issued as restricted stock awards and in settlement of performance shares from 350,000 to 960,000, which proposal is conditioned upon approval of the Merger Proposal; and

          4. To transact such other business as may properly come before the Equity Inns Special Meeting or any adjournment or postponement thereof.

     The Merger Agreement contemplates a merger of RFS with and into Merger Sub (the "REIT Merger"), with Merger Sub surviving the REIT Merger. Moreover, RFS OP will effect the sale of all its assets to Equity Inns OP by means of the merger of RFS OP with and into Equity Inns OP (the "OP Merger"), with Equity Inns OP surviving the OP Merger. In the REIT Merger, each issued and outstanding share of common stock of RFS, $.01 par value per share, and each issued and outstanding share of Series A preferred stock of RFS, $.01 par value per share, will be converted into the right to receive from Equity Inns a number of shares of Equity Inns Common Stock determined as follows (the "Exchange Ratio"): (i) if the Average Price (as defined in the accompanying Joint Proxy Statement/Prospectus) is equal to or greater than $14.00 but less than or equal to $17.00, 1.5 shares of Equity Inns Common Stock, or (ii) if the Average Price is greater than $17.00, the number of shares of Equity Inns Common Stock determined by dividing $25.50 by the Average Price. If the Average Price is less than $14.00, then either Equity Inns or RFS may terminate the Merger Agreement. In the OP Merger, each outstanding unit of partnership interest in RFS OP will be converted into the right to receive from Equity Inns OP a number of units of partnership interest in Equity Inns OP ("Equity Inns OP Units") equal to the Exchange Ratio. Each Equity Inns OP Unit is redeemable, at the option of the holder, for one share of Equity Inns Common Stock or, at Equity Inns' option, for cash.

     IT IS IMPORTANT THAT YOUR SHARES OF EQUITY INNS COMMON STOCK BE REPRESENTED AT THE EQUITY INNS SPECIAL MEETING. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF EQUITY INNS COMMON STOCK WILL BE REPRESENTED AT THE EQUITY INNS SPECIAL MEETING. SHAREHOLDERS ATTENDING THE EQUITY INNS SPECIAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBE IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT IS VOTED AT THE EQUITY INNS SPECIAL MEETING. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

     Only Equity Inns shareholders of record at the close of business on , 1998, the record date for the Equity Inns Special Meeting (the "Equity Inns
Record Date"), will be entitled to notice of and to vote at the Equity Inns Special Meeting and any adjournment or postponement thereof.

     The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of Equity Inns Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Equity Inns Special Meeting. Under Tennessee law, which is the law governing the Merger Agreement and the REIT Merger, the Merger Proposal must be approved by the holders of record of a majority of the shares of Equity Inns Common Stock outstanding on the Equity Inns Record Date. In addition, approval of the Equity Inns shareholders is required under the rules of The New York Stock Exchange for the issuance of the shares of Equity Inns Common Stock in the REIT Merger and upon the redemption of Equity Inns OP Units issued in connection with the OP Merger. If a quorum is present at the Equity Inns Special Meeting and the Merger Proposal is approved, the Charter Amendment Proposal and the Plan Amendment Proposal, respectively, will be approved if the votes cast in favor of the Charter Amendment Proposal and the Plan Amendment Proposal, respectively, exceed the votes cast in opposition to the Charter Amendment Proposal and the Plan Amendment Proposal, respectively.

     Enclosed as a part of this Notice of Special Meeting is a Joint Proxy Statement/Prospectus, which contains further information regarding the REIT Merger, the OP Merger, the Merger Agreement, the Charter Amendment Proposal and the Plan Amendment Proposal.

                                          By Order of the Board of Directors,

                                          Howard A. Silver
                                          Executive Vice President, Secretary,
                                          Treasurer
                                          and Chief Financial Officer
Memphis, Tennessee
       , 1998

                   [LETTERHEAD OF RFS HOTEL INVESTORS, INC.]

                                                                          , 1998

Fellow Shareholder of RFS Hotel Investors, Inc.:

     We cordially invite you to attend a special meeting of shareholders of RFS Hotel Investors, Inc. ("RFS") to be held at the corporate offices of RFS, 850
Ridge Lake Boulevard, Suite 220, Memphis, Tennessee 38120 on July   , 1998 at
2:00 p.m. local time (the "RFS Special Meeting").

     At the RFS Special Meeting, you will be asked to consider and approve the Asset Sale Agreement and Plans of Mergers dated as of April 21, 1998 (the "Merger Agreement") by and among RFS, Equity Inns, Inc. ("Equity Inns"), RHI Acquisition, Inc., a wholly-owned subsidiary of Equity Inns ("Merger Sub"), RFS Partnership, L.P. ("RFS OP") and Equity Inns Partnership, L.P. ("Equity Inns OP").

     The Merger Agreement contemplates a merger of RFS with and into Merger Sub (the "REIT Merger"), with Merger Sub surviving the REIT Merger. Moreover, RFS OP will effect the sale of all its assets to Equity Inns OP by means of the merger of RFS OP with and into Equity Inns OP (the "OP Merger"), with Equity Inns OP surviving the OP Merger. In the REIT Merger, each issued and outstanding share of common stock of RFS, $.01 par value per share (the "RFS Common Stock"), and each issued and outstanding share of Series A preferred stock of RFS, $.01 par value per share (the "RFS Preferred Stock" and, together with the RFS Common Stock, the "RFS Capital Stock"), will be converted into the right to receive from Equity Inns a number of shares of common stock of Equity Inns, $.01 par value per share (the "Equity Inns Common Stock"), determined as follows (the "Exchange Ratio"): (i) if the Average Price (as defined in the accompanying Joint Proxy Statement/Prospectus) is equal to or greater than $14.00 but less than or equal to $17.00, 1.5 shares of Equity Inns Common Stock, or (ii) if the Average Price is greater than $17.00, the number of shares of Equity Inns Common Stock determined by dividing $25.50 by the Average Price. If the Average Price is less than $14.00, then either Equity Inns or RFS may terminate the Merger Agreement. In the OP Merger, each outstanding unit of partnership interest in RFS OP will be converted into the right to receive from Equity Inns OP a number of units of partnership interest in Equity Inns OP ("Equity Inns OP Units") equal to the Exchange Ratio. Each Equity Inns OP Unit is redeemable, at the option of the holder, for one share of Equity Inns Common Stock or, at Equity Inns' option, for cash. Under Tennessee law, which is the law governing the Merger Agreement and the REIT Merger, the REIT Merger as described in the Merger Agreement and plan of merger contained therein must be approved by holders of record of a majority of the shares of RFS Capital Stock outstanding as of the
close of business on                       , 1998, the record date for the RFS
Special Meeting (the "RFS Record Date"), voting as a single group.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE REIT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF RFS AND ITS SHAREHOLDERS. THE BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

     In deciding to adopt the Merger Agreement and recommend shareholder approval thereof, your Board of Directors carefully reviewed and considered the terms and conditions of the proposed REIT Merger and OP Merger, as well as a number of other factors. In addition, your Board of Directors has received the written opinion dated as of April 21, 1998, of Salomon Smith Barney, RFS' financial advisor, as to the fairness, from a financial point of view, of the Exchange Ratio to the RFS shareholders and RFS OP unit holders. The full text of the written opinion of Salomon Smith Barney, dated as of April 21, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex II-B to the accompanying Joint Proxy Statement/Prospectus and should be read carefully in its entirety.

     The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the proposals described above and the transactions contemplated by the Merger Agreement and certain additional information. Such information includes the information set forth under the heading "Risk Factors," which describes, among other things, benefits to certain RFS officers and directors and potential adverse effects to public shareholders of RFS, all of which you are urged to read carefully. It is important that your RFS Capital Stock be represented at the RFS Special Meeting, regardless of the number of shares you hold. Therefore, please complete, sign, date and return your proxy card as soon as possible, whether or not you plan to attend the RFS Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the RFS Special Meeting. Your broker will vote your shares only if you instruct your broker how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not tell your broker how to vote, your shares will not be voted.

     Your vote is important. Approval of the Merger Agreement requires the affirmative vote of the holders of record of a majority of the shares of RFS Common Stock and RFS Preferred Stock outstanding on the RFS Record Date, voting as a single group. FAILURE TO VOTE OR TO RETURN YOUR PROXY CARD WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE RFS SPECIAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, I URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE AS SOON AS POSSIBLE. As a holder of record, you may, of course, attend the RFS Special Meeting and vote in person, even if you have previously returned your proxy card.

     Thank you.

                                          Sincerely,

                                          Robert M. Solmson
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                           RFS HOTEL INVESTORS, INC.
                      850 RIDGE LAKE BOULEVARD, SUITE 220
                            MEMPHIS, TENNESSEE 38120
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY   , 1998
                             ---------------------

     Notice is hereby given that a special meeting of the shareholders (the "RFS Special Meeting") of RFS Hotel Investors, Inc. ("RFS") will be held at the corporate offices of RFS, 850 Ridge Lake Boulevard, Suite 220, Memphis,
Tennessee 38120 on July   , 1998 at 2:00 p.m. local time.

     The purposes of the RFS Special Meeting are:

          1. To consider and vote upon a proposal to approve the Asset Sale Agreement and Plans of Mergers dated as of April 21, 1998 (the "Merger Agreement") by and among RFS, Equity Inns, Inc. ("Equity Inns"), RHI Acquisition, Inc., a wholly-owned subsidiary of Equity Inns ("Merger Sub"), RFS Partnership, L.P. ("RFS OP") and Equity Inns Partnership, L.P. ("Equity Inns OP"); and

          2. To transact such other business as may properly come before the RFS Special Meeting or any adjournment or postponement thereof.

     The Merger Agreement contemplates a merger of RFS with and into Merger Sub (the "REIT Merger"), with Merger Sub surviving the REIT Merger. Moreover, RFS OP will effect the sale of all its assets to Equity Inns OP by means of the merger of RFS OP with and into Equity Inns OP (the "OP Merger"), with Equity Inns OP surviving the OP Merger. In the REIT Merger, each issued and outstanding share of common stock of RFS, $.01 par value per share (the "RFS Common Stock"), and each issued and outstanding share of Series A preferred stock of RFS, $.01 par value per share (the "RFS Preferred Stock" and, together with the RFS Common Stock, the "RFS Capital Stock"), will be converted into the right to receive from Equity Inns a number of shares of common stock of Equity Inns, $.01 par value per share ("Equity Inns Common Stock"), determined as follows (the "Exchange Ratio"): (i) if the Average Price (as defined in the accompanying Joint Proxy Statement/Prospectus) is equal to or greater than $14.00 but less than or equal to $17.00, 1.5 shares of Equity Inns Common Stock, or (ii) if the Average Price is greater than $17.00, the number of shares of Equity Inns Common Stock determined by dividing $25.50 by the Average Price. If the Average Price is less than $14.00, then either RFS or Equity Inns may terminate the Merger Agreement. In the OP Merger, each outstanding unit of partnership interest in RFS OP will be converted into the right to receive from Equity Inns OP a number of units of partnership interest in Equity Inns OP ("Equity Inns OP Units") equal to the Exchange Ratio. Each Equity Inns OP Unit is redeemable, at the option of the holder, for one share of Equity Inns Common Stock or, at Equity Inns' option, for cash.

     Holders of RFS Preferred Stock are entitled to assert dissenters' rights under Chapter 23 of the Tennessee Business Corporation Act, as amended. A copy of the applicable sections of such act are included as Annex III of the accompanying Joint Proxy Statement/Prospectus.

     IT IS IMPORTANT THAT YOUR SHARES OF RFS CAPITAL STOCK BE REPRESENTED AT THE RFS SPECIAL MEETING. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF RFS CAPITAL STOCK WILL BE REPRESENTED AT THE RFS SPECIAL MEETING. SHAREHOLDERS ATTENDING THE RFS SPECIAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBE IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT IS VOTED AT THE RFS SPECIAL MEETING. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

     Only RFS shareholders of record at the close of business on             ,
1998, the record date for the RFS Special Meeting (the "RFS Record Date"), will be entitled to notice of and to vote at the RFS Special Meeting and any adjournment or postponement thereof.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of RFS Capital Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the RFS Special Meeting. Under Tennessee law, which is the law governing the Merger Agreement and the REIT Merger, the Merger Agreement must be approved by the holders of record of a majority of the shares of RFS Capital Stock outstanding on the RFS Record Date, voting as a single group.

     Enclosed as a part of this Notice of Special Meeting is a Joint Proxy Statement/Prospectus, which contains further information regarding the REIT Merger, the OP Merger and the Merger Agreement.

                                          By Order of the Board of Directors,

                                          Michael J. Pascal
                                          Secretary, Treasurer and Chief
                                          Financial Officer

Memphis, Tennessee
          , 1998

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 21, 1998
                        JOINT PROXY STATEMENT/PROSPECTUS

                EQUITY INNS, INC.                                RFS HOTEL INVESTORS, INC.
          SPECIAL MEETING TO BE HELD ON                        SPECIAL MEETING TO BE HELD ON
                  JULY   , 1998                                        JULY   , 1998

                             ---------------------

                                   PROSPECTUS
                               EQUITY INNS, INC.
                     COMMON STOCK, $.01 PAR VALUE PER SHARE
                             ---------------------

     This Joint Proxy Statement/Prospectus (together with the Annexes attached hereto, the "Joint Proxy Statement/ Prospectus") is being furnished to shareholders of Equity Inns, Inc., a Tennessee corporation ("Equity Inns"), and shareholders (including common and preferred shareholders) of RFS Hotel Investors, Inc., a Tennessee corporation ("RFS"), in connection with the solicitation of proxies by the Board of Directors of Equity Inns (the "Equity Inns Board") for use at the special meeting of shareholders of Equity Inns scheduled to be held at the corporate offices of Equity Inns, 4735 Spottswood,
Suite 102, Memphis, Tennessee 38117 on July   , 1998 at 2:00 p.m. local time
(including any adjournment or postponement thereof) (the "Equity Inns Special Meeting") and by the Board of Directors of RFS (the "RFS Board") for use at the special meeting of shareholders of RFS scheduled to be held at the corporate offices of RFS, 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee 38120,
on July   , 1998 at 2:00 p.m. local time (including any adjournment or postponement thereof) (the "RFS Special Meeting" and, together with the Equity Inns Special Meeting, the "Special Meetings").
     The purpose of the Equity Inns Special Meeting is to consider and vote upon three separate proposals (collectively, the "Equity Inns Proposals"):
          - a proposal (the "Merger Proposal") to approve the Asset Sale Agreement and Plans of Mergers dated as of April 21, 1998 (the "Merger Agreement") by and among RFS, Equity Inns, RHI Acquisition, Inc., a Tennessee corporation and a wholly-owned subsidiary of Equity Inns ("Merger Sub"), RFS Partnership, L.P., a Tennessee limited partnership ("RFS OP"), and Equity Inns Partnership, L.P., a Tennessee limited partnership ("Equity Inns OP"), and the issuance of shares of Equity Inns' common stock, $.01 par value per share (the "Equity Inns Common Stock"), to common and preferred shareholders of RFS in connection with the proposed REIT Merger (defined below) and upon the redemption of units of partnership interest in Equity Inns OP ("Equity Inns OP Units") issued to the partners of RFS OP in connection with the OP Merger (also defined below). The affirmative vote of the holders of record of a majority of the shares of Equity Inns Common Stock outstanding as of the close of business on the Equity Inns Record Date (defined below) is required for approval of the Merger Proposal.
          - a proposal (the "Charter Amendment Proposal") to amend Article 5 of Equity Inns' Second Amended and Restated Charter (the "Equity Inns Charter") to increase the number of authorized shares of Equity Inns Common Stock from 100,000,000 shares to 200,000,000 shares (the "Charter Amendment").
          - a proposal (the "Plan Amendment Proposal") to amend the Equity Inns, Inc. 1994 Stock Incentive Plan (the "Equity Inns Plan") to increase the aggregate number of shares of Equity Inns Common Stock reserved for issuance thereunder from 2,300,000 shares to 6,400,000 shares and to increase the number of those shares that may be issued as restricted stock awards and in settlement of performance shares from 350,000 to 960,000 (the "Plan Amendment").
     The Charter Amendment Proposal and the Plan Amendment Proposal are conditioned upon the approval of the Merger Proposal. If a quorum is present at the Equity Inns Special Meeting and the Merger Proposal is approved, the votes cast in favor of the Charter Amendment Proposal and the Plan Amendment Proposal, respectively, must exceed the votes cast in opposition to the Charter Amendment Proposal and the Plan Amendment Proposal, respectively, represented in person or by proxy at the Equity Inns Special Meeting, to approve the Charter Amendment Proposal and the Plan Amendment Proposal, respectively.
                                                        (Continued on next page)

     FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE REIT MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 19.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
    THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS             , 1998.

     The purpose of the RFS Special Meeting is to consider and vote upon a proposal (the "RFS Proposal") to approve the Merger Agreement. The affirmative vote of the holders of record of a majority of the shares of RFS' common stock, $.01 par value per share (the "RFS Common Stock"), and RFS' Series A preferred stock, $.01 par value per share (the "RFS Preferred Stock" and, together with the RFS Common Stock, the "RFS Capital Stock"), voting as a single group, outstanding as of the close of business on the RFS Record Date (defined below) is required for approval of the RFS Proposal. Holders of RFS Preferred Stock are entitled to dissenters' rights under Chapter 23 of the Tennessee Business Corporation Act, as amended (the "TBCA"). See "Summary -- Dissenters' Rights" and "The REIT Merger -- Preferred Shareholders' Dissenters' Rights."

     The Merger Agreement provides for the merger of RFS with and into Merger Sub (the "REIT Merger"), with Merger Sub being the surviving corporation (the "Surviving Corporation"), and for the sale by RFS OP of all its assets to Equity Inns OP by means of the merger (the "OP Merger" and, together with the REIT Merger and the CMBS Merger (as defined below), the "Mergers") of RFS OP with and into Equity Inns OP, with Equity Inns OP being the surviving limited partnership (the "Surviving OP"). In the REIT Merger, each issued and outstanding share of RFS Capital Stock (except for shares of RFS Preferred Stock with respect to which dissenters' rights shall have been perfected in accordance with the TBCA) will be converted into the right to receive from Equity Inns a number of shares of Equity Inns Common Stock determined as follows (the "Exchange Ratio"): (i) if the Average Price (as defined below) is equal to or greater than $14.00 but less than or equal to $17.00, 1.5 shares of Equity Inns Common Stock, or (ii) if the Average Price is greater than $17.00, the number of shares of Equity Inns Common Stock determined by dividing $25.50 by the Average Price. In the OP Merger, each outstanding unit of partnership interest in RFS OP ("RFS OP Units") will be converted into the right to receive from Equity Inns OP a number of Equity Inns OP Units equal to the Exchange Ratio. Each Equity Inns OP Unit is redeemable at the option of the holder for one share of Equity Inns Common Stock or, at Equity Inns' option, for cash. It is a condition to consummation of the Mergers that the Average Price be at least $14.00, and either Equity Inns or RFS may terminate the Merger Agreement if the Average Price is less than $14.00. See "Risk Factors -- Risks Associated with the Mergers -- Risks Resulting From Fixed Exchange Ratio."

     Assuming conversion of all Equity Inns OP Units and all RFS OP Units held by limited partners of Equity Inns OP and RFS OP, based on the closing price of the Equity Inns Common Stock on The New York Stock Exchange (the "NYSE") of
$14 3/8 per share on May 19, 1998 and the number of shares of capital stock of Equity Inns and RFS outstanding on that date, approximately 52.7% of the shares of Equity Inns Common Stock expected to be outstanding after the REIT Merger would be issued to RFS shareholders.

     This Joint Proxy Statement/Prospectus constitutes a prospectus of Equity
Inns with respect to the issuance of up to           shares of Equity Inns
Common Stock to be issued to common and preferred shareholders of RFS in connection with the REIT Merger. Such number of shares represents the estimated maximum number of shares of Equity Inns Common Stock that could be issued in the REIT Merger. The actual number of shares of Equity Inns Common Stock issued in the REIT Merger will vary depending upon the Exchange Ratio. The outstanding shares of Equity Inns Common Stock are, and the shares offered hereby will be, listed on the NYSE under the symbol "ENN."

     All information contained in this Joint Proxy Statement/Prospectus relating to Equity Inns and its subsidiaries has been supplied by Equity Inns, and all information relating to RFS and its subsidiaries has been supplied by RFS. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy cards are first being mailed to shareholders of Equity Inns and RFS on or about
               , 1998.

                                      (ii)

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this Joint Proxy Statement/Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The statements under the caption "Risk Factors" in this Joint Proxy Statement/Prospectus constitute cautionary statements identifying important factors, including material risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements.

                             AVAILABLE INFORMATION

     Both Equity Inns and RFS are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Equity Inns and RFS with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048, and can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding Equity Inns, RFS and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM HOWARD A. SILVER, SECRETARY, EQUITY INNS, INC., 4735 SPOTTSWOOD, SUITE 102, MEMPHIS, TENNESSEE 38117 (TELEPHONE (901) 761-9651; FAX
(901) 761-1485) AND MICHAEL J. PASCAL, SECRETARY, RFS HOTEL INVESTORS, INC., 850 RIDGE LAKE BOULEVARD, SUITE 220, MEMPHIS, TENNESSEE 38120 (TELEPHONE (901) 767-7005; FAX (901) 818-5260). IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY             , 1998.

     This Joint Proxy Statement/Prospectus is part of a Registration Statement
on Form S-4 (Commission file number 333-      ) (the "Registration Statement")
filed by Equity Inns with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE OFFER CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS JOINT PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                      (iii)

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents (File No. 0-23290) filed by Equity Inns with the Commission under the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus and made a part hereof: (i) Equity Inns' Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the proxy statement for the annual meeting of Equity Inns' shareholders held on May 14, 1998; (iii) Equity Inns' Current Reports on Form 8-K dated January 20, 1998, February 12, 1998, March 25, 1998 and April 21, 1998; (iv) Equity Inns' Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (v) the description of Equity Inns Common Stock contained in Equity Inns' Registration Statement on Form 8-A, filed with the Commission on August 19, 1996.

     The following documents (File No. 0-22164) filed by RFS with the Commission under the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus and made a part hereof: (i) RFS' Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the proxy statement for the annual meeting of shareholders of RFS held on April 30, 1998; (iii) RFS' Current Reports on Form 8-K dated March 25, 1998 and April 21, 1998; (iv) RFS' Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (v) the description of RFS Common Stock contained in RFS' Registration Statement on Form 8-A, filed with the Commission on August 1, 1996.

     All documents filed by Equity Inns and RFS pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the Special Meetings shall be deemed to be incorporated by reference herein. Also incorporated by reference herein is the Merger Agreement, which is attached to this Joint Proxy Statement/ Prospectus as Annex I.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     Equity Inns and RFS will provide on written request and without charge to each person to whom this Joint Proxy Statement/Prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference into this Joint Proxy Statement/Prospectus. Requests for such copies should be directed (if to Equity Inns) to Equity Inns, Inc., 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, Attention: Secretary (telephone (901) 761-9651; fax (901) 761-1485) or (if to RFS) to RFS Hotel Investors, Inc., 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee 38120, Attention: Secretary (telephone (901) 767-7005; fax (901) 818-5260).

                                      (iv)

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SPECIAL NOTE REGARDING FORWARD-LOOKING
  STATEMENTS..........................  iii
AVAILABLE INFORMATION.................  iii
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................   iv
QUESTIONS AND ANSWERS ABOUT THE EQUITY
  INNS/RFS MERGERS AND OTHER RELATED
  MATTERS.............................    1
SUMMARY...............................    4
  General.............................    4
  The Companies.......................    5
  The Special Meetings................    6
  Recommendations to Shareholders.....    7
  The Merger Agreement................    8
  What Equity Inns Shareholders Will
     Receive in the REIT Merger.......    8
  What RFS Shareholders Will Receive
     in the REIT Merger...............    9
  Conditions to the Mergers...........    9
  Termination of the Merger
     Agreement........................    9
  Fees and Expenses...................    9
  Opinions of Financial Advisors......    9
  Termination of Promus Leases;
     Substitute RFS Hotel Leases......   10
  Exchange Ratio......................   10
  Management and Operations After the
     REIT Merger......................   11
  Effective Time of the REIT Merger...   11
  Conduct of Business Pending the REIT
     Merger...........................   11
  Interests of Certain Persons in the
     REIT Merger......................   11
  Federal Income Tax Consequences of
     the REIT Merger..................   11
  Accounting Treatment................   12
  Regulatory Approvals................   12
  Federal Securities Laws
     Consequences.....................   12
  NYSE Listing........................   12
  Dissenters' Rights..................   12
SUMMARY RISK FACTORS..................   13
SELECTED COMPARATIVE PER SHARE DATA...   14
DISTRIBUTION POLICIES.................   14
COMPARATIVE MARKET DATA...............   15
SUMMARY CONSOLIDATED HISTORICAL AND
  PRO FORMA FINANCIAL DATA............   16
RISK FACTORS..........................   19
  Risks Associated with the Mergers...   19
  Dilution to Pro Forma Earnings
     Caused by the Mergers............   20
  Equity Inns Debt Policy; Risks of
     Leverage.........................   20
  Dependence Upon Lessees' Hotel
     Operations.......................   21

                                        PAGE
                                        ----
  Benefits to Certain Officers and
     Directors of RFS; Possible
     Conflicts of Interest............   21
  Development Risks...................   22
  Hotel Industry Risks................   22
  Limitations on Acquisitions and
     Improvements.....................   23
  Real Estate Investment Risks........   23
  Competition in Certain Hotel
     Markets..........................   24
  Environmental Matters...............   24
  Compliance with Americans with
     Disabilities Act and Other
     Changes in Governmental Rules and
     Regulations......................   25
  Increase in Property Taxes..........   26
  Ground Leases.......................   26
  Risks of Operating Hotels Under
     Franchise Agreements.............   26
  Ability of Board of Directors to
     Change Certain Policies..........   26
  Limitation on Acquisition and Change
     in Control.......................   27
  Tax Risks...........................   27
  Equity Inns Ownership Limitation....   29
  Effect of Market Interest Rates on
     the Price of Equity Inns Common
     Stock............................   29
  Reliance on Key Personnel and Board
     of Directors.....................   30
  Risks Relating to "Year 2000"
     Issue............................   30
SELECTED FINANCIAL INFORMATION........   31
THE SPECIAL MEETINGS..................   37
  The Equity Inns Special Meeting.....   37
  The RFS Special Meeting.............   38
THE COMPANIES.........................   40
  Business of Equity Inns.............   40
  Pending Acquisitions................   40
  Business of RFS.....................   40
  The Combined Companies..............   40
  Indebtedness........................   41
  Liquidity and Financial Resources...   41
  Executive Officers and Directors....   41
THE REIT MERGER.......................   42
  General.............................   42
  Effective Time......................   42
  Terms of the REIT Merger............   42
  Background of the REIT Merger.......   43
  Equity Inns' Reasons for the
     Mergers; Recommendations of the
     Equity Inns Board................   46
  RFS' Reasons for the Mergers;
     Recommendations of the RFS
     Board............................   48
  Opinion of Financial Advisor to
     Equity Inns......................   50
  Opinion of Financial Advisor of
     RFS..............................   54
  Interests of Certain Persons in the
     REIT Merger......................   57
  Accounting Treatment................   58

                                       (v)

                                        PAGE
                                        ----
  Regulatory Approvals................   58
  Federal Securities Laws
     Consequences.....................   58
  Common Shareholders' Dissenters'
     Rights...........................   58
  Preferred Shareholders' Dissenters'
     Rights...........................   58
THE MERGER AGREEMENT..................   61
  General.............................   61
  Charter and Bylaws..................   61
  Board of Directors, Committees and
     Officers.........................   61
  Exchange of RFS Stock
     Certificates.....................   62
  Treatment of Stock Options and Other
     Stock Based Compensation.........   63
  The OP Merger.......................   63
  The CMBS OP Merger..................   64
  Deliveries to Evidence the Asset
     Sale.............................   64
  Representations and Warranties......   64
  Conditions to the Mergers...........   66
  Termination of Promus Leases;
     Substitute RFS Hotel Leases......   68
  Certain Other Covenants.............   68
  Indemnification.....................   75
  Termination.........................   75
  Fees and Expenses...................   76
  Amendments..........................   80
THE PLAN AMENDMENT PROPOSAL...........   80
OWNERSHIP OF RFS PRIOR TO THE REIT
  MERGER..............................   84
MANAGEMENT OF EQUITY INNS.............   86
  Biographical Information About
     Equity Inns' Current Directors
     and Executive Officers...........   86
  Management and Operations of Equity
     Inns After the REIT Merger.......   87
  Compensation Committee Interlocks
     and Insider Participation........   88
UNAUDITED PRO FORMA FINANCIAL
  INFORMATION.........................   89
  Equity Inns Pro Forma Consolidated
     Balance Sheet at March 31,
     1998.............................   90
  Equity Inns Pro Forma Consolidated
     Statement of Operations for the
     Three Months Ended March 31,
     1998.............................   92
  Equity Inns Pro Forma Consolidated
     Statement of Operations for the
     Year Ended December 31, 1997.....   93

                                        PAGE
                                        ----
  Notes to Equity Inns Pro Forma
     Consolidated Statement of
     Operations.......................   93
DESCRIPTION OF CAPITAL STOCK OF EQUITY
  INNS................................   96
  Common Stock........................   96
  Preferred Stock.....................   96
  Charter and Bylaw Provisions........   96
  Tennessee Anti-Takeover Statutes....  100
  Other Matters.......................  101
COMPARATIVE RIGHTS OF SHAREHOLDERS....  101
FEDERAL INCOME TAX CONSIDERATIONS.....  103
  Tax Considerations Relating to the
     REIT Merger......................  103
  Taxation of Equity Inns and RFS.....  104
  Requirements for Qualification......  105
  Partnership Anti-Abuse Rule.........  113
  Failure to Qualify..................  114
  Taxation of Taxable U.S.
     Shareholders.....................  114
  Taxation of Shareholders on the
     Disposition of the Equity Inns
     Common Stock or RFS Capital
     Stock............................  115
  Capital Gains and Losses............  115
  Information Reporting Requirements
     and Backup Withholding...........  115
  Taxation of Tax-Exempt
     Shareholders.....................  116
  Taxation of Non-U.S. Shareholders...  116
  Other Tax Considerations............  118
  Proposed Tax Legislation............  118
  Tax Aspects of the Equity Inns OP,
     the RFS OP and Their Subsidiary
     Partnerships.....................  119
  Classification as a Partnership.....  119
  Income Taxation of the Hotel
     Partnerships and their
     Partners.........................  120
  Sale of a Hotel Partnership's
     Property.........................  122
EXPERTS...............................  122
LEGAL MATTERS.........................  122
SUBMISSION OF SHAREHOLDER PROPOSALS...  123
OTHER MATTERS.........................  123
GLOSSARY OF DEFINED TERMS.............  124

Annex I -- Asset Sale Agreement and Plans of Mergers

Annex II-A -- Opinion of Morgan Keegan & Company, Inc.

Annex II-B -- Opinion of Salomon Smith Barney

Annex III -- Chapter 23 of the Tennessee Business Corporation Act

                                      (vi)

                             QUESTIONS AND ANSWERS
                       ABOUT THE EQUITY INNS/RFS MERGERS
                           AND OTHER RELATED MATTERS

Q:  WHY ARE THE TWO COMPANIES PROPOSING THE REIT MERGER?

A: The Equity Inns Board and the RFS Board have determined that the REIT Merger is in the best interests of the shareholders of their respective companies. The Equity Inns Board determined that the Exchange Ratio is fair to the Equity Inns shareholders from a financial point of view and that the REIT Merger would create the potential for efficiencies and economies of scale due to Equity Inns' increased size, would result in additional diversification of hotel brands, segments and geography for Equity Inns, would be accretive to Equity Inns' projected Funds From Operations (as defined below) and would give Equity Inns better access to capital. The RFS Board determined that the Exchange Ratio is fair to the RFS shareholders from a financial point of view and that the REIT Merger would permit RFS shareholders the opportunity, among others, to (i) realize a premium for their shares of RFS Capital Stock relative to the market price of the RFS Common Stock prior to the announcement of the REIT Merger; (ii) receive a larger annual distribution on the exchanged shares; and (iii) enjoy the potential benefits of participating in the ownership of a larger company with opportunities for future growth.

Q:  WHAT DO I GET IN THE REIT MERGER?

A: Equity Inns shareholders will continue to hold the shares of Equity Inns Common Stock they now own.

    Holders of RFS Common Stock and RFS Preferred Stock (except holders of RFS Preferred Stock who shall perfect dissenters' rights under the TBCA) will receive:

    - If the Average Price is between $14.00 and $17.00 per share during the Pricing Period (as defined below), 1.5 shares of Equity Inns Common Stock for each share of RFS Capital Stock.

    - If the Average Price is more than $17.00 per share during the Pricing Period, the number of shares of Equity Inns Common Stock for each share of RFS Capital Stock determined by dividing $25.50 by the Average Price.

    "Average Price" is defined in the Merger Agreement as an amount equal to the quotient of (i) the sum of the products of (A) the daily volume of shares of Equity Inns Common Stock traded on the NYSE on each trading day during the Pricing Period and (B) the closing price for the Equity Inns Common Stock on the NYSE on each such trading day, and (ii) the total volume of shares of Equity Inns Common Stock traded on the NYSE during the Pricing Period (volumes and closing prices as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Equity
    Inns). "Pricing Period" is defined in the Merger Agreement as the 20 consecutive trading days immediately preceding the fifth business day prior to the closing date of the REIT Merger (the "Closing Date"), except that any trading day on which trading of any newly-issued shares of Equity Inns Common Stock (or securities convertible into such shares) shall commence on a when-issued basis, shall be excluded and the next earliest trading day shall be substituted therefore.

    It is a condition to consummation of the REIT Merger that the Average Price be at least $14.00, and either Equity Inns or RFS may terminate the Merger Agreement if the Average Price is less than $14.00.

    Holders of RFS Preferred Stock are entitled to dissenters' rights under Chapter 23 of the TBCA.

    No RFS shareholder will receive fractional shares of Equity Inns Common Stock from Equity Inns as a result of the REIT Merger. Instead, RFS shareholders will receive cash based on the market value of any fractional shares of Equity Inns Common Stock.

                                      EXAMPLES

    If you currently own 100 shares of Equity Inns Common Stock, after the REIT Merger you will continue to own 100 shares of Equity Inns Common Stock.

    If you currently own 100 shares of RFS Common Stock or 100 shares of RFS Preferred Stock (and, in the case of a holder of RFS Preferred Stock, you shall not have perfected dissenters' rights under the TBCA) and the Average Price of Equity Inns Common Stock is between $14.00 and $17.00, you will be entitled to receive 150 shares of Equity Inns Common Stock.

    If you currently own 100 shares of RFS Common Stock or 100 shares of RFS Preferred Stock (and, in the case of a holder of RFS Preferred Stock, you shall not have perfected dissenters' rights under the TBCA) and the Average Price of Equity Inns Common Stock is $18.00, you will be entitled to receive 141 shares of Equity Inns Common Stock ($25.50 divided by $18.00 times 100 shares) and a check for $12.00 (.6667 shares of Equity Inns Common Stock times the Average Price).

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE REIT MERGER?

A: If you currently own shares of Equity Inns Common Stock, the REIT Merger will have no effect on your federal income taxes. If you currently own shares of RFS Common Stock or shares of RFS Preferred Stock, the REIT Merger will be tax-free to you for federal income tax purposes except with respect to cash paid in lieu of fractional shares or to a holder of RFS Preferred Stock who exercises dissenters' rights under the TBCA. To review the tax consequences to shareholders in greater detail, see the discussion under "Federal Income Tax Considerations" beginning on page 103.

Q:  WHAT DO I NEED TO DO NOW?

A: Please mail your completed, signed and dated proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the applicable Special Meeting. Both Special Meetings will take place on
    July   , 1998.

Q:  IF MY SHARES ARE HELD BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you instruct your broker how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not tell your broker how to vote, your shares will not be voted. Your failure to vote will have the practical effect of being a vote against the REIT Merger.

Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted. You may do this by sending a written notice stating that you would like to revoke your proxy or by completing and submitting a new signed and dated proxy card. You may also attend the applicable Special Meeting and vote in person. Simply attending a Special Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your vote.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the REIT Merger is completed, Equity Inns will send RFS shareholders written instructions for exchanging their RFS stock certificates for Equity Inns stock certificates. Equity Inns shareholders will keep their existing Equity Inns stock certificates.

Q:  WHEN DO YOU EXPECT THE REIT MERGER TO BE COMPLETED?

A: We are working towards completing the REIT Merger as quickly as possible. We expect to complete the REIT Merger promptly after the Special Meetings.

Q:  WILL EQUITY INNS AND RFS SHAREHOLDERS RECEIVE ANY SPECIAL CASH
    DISTRIBUTIONS?

A: RFS will declare a final distribution payable shortly before the Closing Date in an amount equal to at least a pro rata quarterly distribution based on the number of elapsed days in the quarter prior to the

    Closing Date and based on at least RFS' then-current quarterly distribution rate. Equity Inns will declare a special distribution payable on the same date as the RFS final distribution in an amount equal to the RFS final distribution divided by the Exchange Ratio. Following closing of the REIT Merger, Equity Inns will pay a partial distribution for the remainder of the quarter in which the closing of the REIT Merger occurs, in an amount sufficient to ensure that pre-merger Equity Inns shareholders receive for that quarter aggregate distributions, after taking into account the earlier special distribution by Equity Inns referenced above, equal to Equity Inns' then-current quarterly distribution rate. Thereafter, holders of shares of Equity Inns Common Stock will receive distributions as declared by the Equity Inns Board.

Q:  WHOM SHOULD I CALL WITH QUESTIONS?

A: Equity Inns shareholders should contact Howard A. Silver, Executive Vice President, Secretary, Treasurer and Chief Financial Officer, at Equity Inns at (901) 761-9651. RFS shareholders should contact Michael J. Pascal, Secretary, Treasurer and Chief Financial Officer, at RFS at (901) 767-7005.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus (including the Annexes attached hereto) relating to the Merger Agreement and the transactions contemplated thereby. This summary is not intended to be a complete description of all material facts regarding Equity Inns, RFS and the matters to be considered at the Special Meetings and is qualified in all respects by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus (including the Annexes attached hereto) and the documents incorporated by reference or otherwise referred to herein. SHAREHOLDERS OF EQUITY INNS AND RFS ARE URGED TO REVIEW THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY, INCLUDING SUCH ANNEXES AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. Where the context requires, references in this Joint Proxy Statement/Prospectus to "Equity Inns" shall be deemed to include subsidiaries of Equity Inns, and references to "RFS" shall be deemed to include subsidiaries of RFS. Capitalized terms used in this Joint Proxy Statement/Prospectus and not otherwise defined have the meanings given to such terms under "Glossary of Defined Terms," which begins on page 124 of this Joint/Proxy Statement/Prospectus.

GENERAL

     This Joint Proxy Statement/Prospectus relates to the Equity Inns Special Meeting and the RFS Special Meeting. At the Equity Inns Special Meeting, the Equity Inns shareholders will consider and vote upon the Merger Proposal, the Charter Amendment Proposal and the Plan Amendment Proposal. At the RFS Special Meeting, the RFS shareholders will consider and vote upon the RFS Proposal.

     The REIT Merger will be effected pursuant to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex I. See "The Merger Agreement" and "The Special Meetings." The Merger Agreement provides that in the REIT Merger: (i) RFS will merge into Merger Sub, which will be the Surviving Corporation; (ii) each issued and outstanding share of Equity Inns Common Stock will remain issued and outstanding and will continue to represent one share of Equity Inns Common Stock; (iii) each issued and outstanding share of common stock of Merger Sub, $.01 par value per share, will remain issued and outstanding and will continue to represent one share of common stock of the Surviving Corporation, $.01 par value per share, all of which shares will be owned by Equity Inns; and (iv) each issued and outstanding share of RFS Capital Stock (except for shares of RFS Preferred Stock with respect to which dissenters' rights shall have been perfected in accordance with the TBCA will be converted into the right to receive from Equity Inns a number of shares of Equity Inns Common Stock equal to the Exchange Ratio. It is a condition to consummation of the Mergers that the Average Price be at least $14.00, and either Equity Inns or RFS may terminate the Merger Agreement if the Average Price is less than $14.00. See "-- Dissenters' Rights," "Risk Factors -- Risks Associated with the Mergers -- Risks Resulting From Fixed Exchange Ratio;" "The REIT Merger -- Terms of the REIT Merger;" "The REIT Merger -- Preferred Shareholders' Dissenters' Rights" and "The Merger Agreement -- Conditions to the Merger."

     The Merger Agreement also contemplates, among other things, that simultaneously with the effective time of the REIT Merger (the "Effective Time"), RFS OP will sell to Equity Inns OP all of the real and personal property of RFS OP, subject to all liabilities of RFS OP, which asset sale will be consummated by means of the OP Merger. The Merger Agreement provides that the OP Merger will occur at the Effective Time, with the result that (i) Equity Inns OP will be the Surviving OP; (ii) each outstanding Equity Inns OP Unit that represents an interest as a general partner in Equity Inns OP (an "Equity Inns General Unit") and that represents an interest as a limited partner in Equity Inns OP (an "Equity Inns Limited Unit"), respectively, will remain outstanding;
(iii) each outstanding RFS OP Unit held by RFS will be converted into the right to receive from Equity Inns OP a number of Equity Inns General Units equal to the Exchange Ratio; and (iv) each outstanding RFS OP Unit held by limited partners of RFS OP will be converted into the right to receive from Equity Inns OP a number of Equity Inns Limited Units equal to the Exchange Ratio. See "The Merger Agreement -- The OP Merger."

THE COMPANIES

                  EQUITY INNS, INC.                                  RFS HOTEL INVESTORS, INC.
             4735 SPOTTSWOOD, SUITE 102                         850 RIDGE LAKE BOULEVARD, SUITE 220
              MEMPHIS, TENNESSEE 38117                               MEMPHIS, TENNESSEE 38120
                   (901) 761-9651                                         (901) 767-7005

     Equity Inns. Equity Inns, a Tennessee corporation headquartered in Memphis, Tennessee, is a self-administered and self-advised equity real estate investment trust ("REIT") that currently owns, through subsidiaries, 95 hotels (the "Equity Inns Current Hotels") with an aggregate of 11,574 rooms in 32 states. The Equity Inns Current Hotels operate as Hampton Inn(R) hotels (58), Residence Inn(R) hotels (12), AmeriSuites(R) hotels (10), Homewood Suites(R) hotels (6), Holiday Inn(R) hotels (4), Comfort Inn(R) hotels (3), one Hampton Inn & Suites(R) hotel and one Holiday Inn Express(R) hotel. Equity Inns has entered into agreements to acquire 10 additional hotels with an aggregate of 1,276 rooms in 8 states (the "Equity Inns Acquisition Hotels"). The Equity Inns Current Hotels and the Equity Inns Acquisition Hotels are herein referred to collectively as the "Equity Inns Hotels." Equity Inns leases 82 of the Equity Inns Current Hotels to subsidiaries (collectively, the "Interstate Lessee") of Interstate Hotels Company, a Pennsylvania corporation ("Interstate"), and leases 10 AmeriSuites(R) brand Equity Inns Current Hotels to a subsidiary (the "Prime Lessee") of Prime Hospitality Corp., a Delaware corporation, ("Prime") (the Interstate Lessee and the Prime Lessee are collectively referred to herein as the "Equity Inns Lessees"). The Equity Inns Current Hotels are leased to the Equity Inns Lessees pursuant to leases ("Percentage Leases") that provide for annual rent equal to the greater of (i) a fixed annual base rent ("Base Rent") or (ii) a percentage rent based on the gross revenues of the applicable hotel ("Percentage Rent"). Three Equity Inns Current Hotels currently are operated pursuant to management agreements, two by Interstate and one by CapStar Hotel Co. On December 2, 1997, Interstate announced that it had agreed to be acquired by Patriot American Hospitality, Inc., a REIT. For further information concerning Equity Inns, see "The Companies -- Business of Equity Inns."

     RFS. RFS, a Tennessee corporation headquartered in Memphis, Tennessee, is a self- administered and self-advised equity REIT that currently owns, through subsidiaries, 62 hotels (the "RFS Hotels") with an aggregate of 8,932 rooms in 24 states. The RFS Hotels operate as Hampton Inn(R) hotels (20), Residence Inn(R) hotels (14), Holiday Inn Express(R) hotels (6), Holiday Inn(R) hotels
(6), Comfort Inn(R) hotels (6), Sheraton Four Points(R) hotels (3), Sheraton(R) hotels (2), one Hawthorn Suites(R) hotel, one Doubletree(R) hotel, one Courtyard by Marriott(R) hotel, and two independent hotels. Subsidiaries of RFS lease 42 of the RFS Hotels to RFS, Inc. or DTR RFS Lessee, Inc. (collectively, the "RFS OP Lessees"), Tennessee corporations and subsidiaries of Promus Hotels Corporation, a Delaware corporation ("Promus"), 15 of the RFS Hotels to RFS Leasing, Inc. (the "RFS CMBS Lessee" and, together with RFS OP Lessees, the "Promus Lessees"), a Tennessee corporation and another subsidiary of Promus, and 3 of the RFS Hotels to Pinnacle Management, Inc. (1 hotel) and Landcom Hospitality Management, Inc. (2 hotels) (collectively, the "Other RFS Lessees" and, together with the Promus Lessees, the "RFS Lessees"). The RFS Hotels subject to leases are leased to the RFS Lessees pursuant to Percentage Leases that provide for annual rent equal to the greater of a Base Rent or a Percentage Rent for the applicable hotel. Two of the RFS Hotels are owned by Ridge Lake General Partner, Inc., a Tennessee corporation and a taxable subsidiary of RFS ("RFS C Corp."), and are operated by third parties pursuant to management agreements. For further information concerning RFS, see "The
Companies -- Business of RFS."

     Combined Companies. Following the Mergers, the RFS Hotels will be owned by Equity Inns OP and other subsidiaries of Equity Inns. Immediately prior to the Mergers, Equity Inns intends to require RFS to terminate all leases between RFS' subsidiaries and the Promus Lessees with respect to the 57 RFS Hotels leased to the Promus Lessees (the "Promus Leases"). Equity Inns intends to enter into new Percentage Leases with respect to the RFS Hotels currently leased to the Promus Lessees (the "Substitute RFS Hotel Leases") with one or more third party lessees, effective as of the Closing Date. It is a condition to the consummation of the Mergers that Equity Inns shall have entered into Substitute RFS Hotel Leases effective as of the Closing Date. See "Risk Factors -- Risks Associated with the Mergers -- Termination/Replacement of Promus Leases" and "The Merger Agreement -- Termination of Promus Leases; Substitute RFS Hotel Leases."

     Since its initial public offering in 1994, Equity Inns has expanded from an externally advised REIT, which owned eight hotels in the southeastern United States leased to an affiliated lessee, to a self-administered and self-advised REIT which, upon completion of the Mergers and the acquisition of the Equity Inns Acquisition Hotels, will own a portfolio of 167 hotels with 21,782 rooms in 34 states leased to multiple independent lessees. Following the Mergers, Equity Inns intends to continue to pursue its aggressive growth strategy, including acquisition and selective development of hotel properties. See "The
Companies -- The Combined Companies."

THE SPECIAL MEETINGS

     Equity Inns Special Meeting. The Equity Inns Special Meeting will be held at the corporate offices of Equity Inns, 4735 Spottswood, Suite 102, Memphis,
Tennessee 38117 on July   , 1998 at 2:00 p.m. local time. At the Equity Inns
Special Meeting, shareholders of Equity Inns will consider and vote upon the Equity Inns Proposals. Only Equity Inns' shareholders of record as of the close
of business on             , 1998 (the "Equity Inns Record Date") are entitled
to notice of and to vote at the Equity Inns Special Meeting. As of the close of
business on the Equity Inns Record Date,   shares of Equity Inns Common Stock
were outstanding. Each outstanding share of Equity Inns Common Stock is entitled to one vote. A majority of the outstanding shares of Equity Inns Common Stock must be present, in person or by proxy, at the Equity Inns Special Meeting in order to constitute a quorum. Approval of the Merger Proposal requires the affirmative vote of the holders of record of a majority of the shares of Equity Inns Common Stock outstanding as of the close of business on the Equity Inns Record Date. Accordingly, if you are an Equity Inns shareholder and fail to return your proxy card or to vote in person at the Equity Inns Special Meeting, the effect will be a vote against the Merger Proposal. If a quorum is present at the Equity Inns Special Meeting and the Merger Proposal is approved, the Charter Amendment Proposal and the Plan Amendment Proposal, respectively, will be approved if the votes cast in favor of the Charter Amendment Proposal and the Plan Amendment Proposal, respectively, exceed the votes cast in opposition to the Charter Amendment Proposal and the Plan Amendment Proposal, respectively. The Charter Amendment Proposal and the Plan Amendment Proposal are conditioned upon the approval of the Merger Proposal.

     The directors and executive officers of Equity Inns and their affiliates beneficially owned as of the close of business on the Equity Inns Record Date
shares or approximately      % of the outstanding shares of Equity Inns Common
Stock. The directors and executive officers of RFS and their affiliates beneficially owned no shares of Equity Inns Common Stock as of the close of business on the Equity Inns Record Date. See "The Special Meetings -- The Equity Inns Special Meeting."

     RFS Special Meeting. The RFS Special Meeting will be held at the corporate offices of RFS, 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee 38120 on
July   , 1998 at 2:00 p.m. local time. At the RFS Special Meeting, shareholders of RFS will consider and vote upon the RFS Proposal. Only RFS shareholders of
record as of the close of business on             , 1998 (the "RFS Record Date")
are entitled to notice of and to vote at the RFS Special Meeting. As of the
close of business on the RFS Record Date,   shares of RFS Common Stock and
973,684 shares of RFS Preferred Stock were outstanding. Each outstanding share of RFS Capital Stock is entitled to one vote. A majority of the outstanding shares of RFS Capital Stock must be present, in person or by proxy, at the RFS Special Meeting in order to constitute a quorum. Approval of the RFS Proposal requires the affirmative vote of the holders of record of a majority of the shares of RFS Capital Stock outstanding as of the close of business on the RFS Record Date, voting as a single group. Accordingly, if you are a RFS shareholder and fail to return your proxy card or to vote in person at the RFS Special Meeting, the effect will be a vote against the RFS Proposal.

     The directors and executive officers of RFS and their affiliates beneficially owned, as of the close of business on the RFS Record Date,
shares or approximately      % of the outstanding shares of RFS Capital Stock.
The directors and executive officers of Equity Inns and their affiliates beneficially owned no shares of RFS Capital Stock as of the close of business on the RFS Record Date. See "The Special Meetings -- The RFS Special Meeting."

RECOMMENDATIONS TO SHAREHOLDERS

     The Boards of Directors of both Equity Inns and RFS have unanimously adopted the Merger Agreement. The Equity Inns Board recommends a vote FOR approval of each of the Equity Inns Proposals, and the RFS Board recommends a vote FOR approval of the RFS Proposal. See "The Special Meetings" and "The REIT Merger."

  The Equity Inns Board Recommendation

     Factors that the Equity Inns Board considered in adopting the Merger Agreement included, among others, the following:

     - Critical Mass. Equity Inns will acquire from RFS 62 hotels with 8,932 rooms in 24 states, consisting of 33 limited service hotels, 14 full service hotels and 15 extended stay/all-suites hotels, which are operated under 9 hotel "flags." When combined with Equity Inns' existing portfolio of hotels (including the Equity Inns Acquisition Hotels), the combined companies will own 167 hotels with 21,782 rooms in 34 states consisting of 95 limited service hotels, 18 full service hotels and 54 extended stay/all-suites hotels. The increased size of Equity Inns' portfolio of hotels is expected to result in increased operating efficiencies and economies of scale.

     - Brand and Property-Type Diversification. The Mergers will further diversify Equity Inns' hotel portfolio from seven national franchise brands to eleven. Also, as a percentage of total revenue, the contribution from limited service properties will decrease from over 60% to under 50%.

     - Geographic Diversification. The Mergers will provide significant geographic diversification of the combined companies' hotel properties which should reduce exposure to fluctuating local economic and seasonal cycles. The Mergers also will provide Equity Inns with entry into certain new markets, most notably California, which is currently considered one of the most attractive U.S. hotel markets.

     - Potential Effect on FFO. The Equity Inns Board reviewed information relating to the financial performance, business operations and prospects of Equity Inns and RFS and current industry, economic and market conditions, which indicated that the Mergers would be accretive to Equity Inns' FFO per share in 1998 and future periods.

     - Financial Synergies. The increased size and diversification of Equity Inns' hotel portfolio together with the prospects of the combined companies should increase Equity Inns' visibility to the financial markets and enhance Equity Inns' credit rating, resulting in the combined companies having access to debt or other financing on more attractive terms. Equity Inns believes such financial synergies will enhance its liquidity and increase institutional investor ownership of the combined entity compared with institutional ownership of with RFS and Equity Inns on a stand-alone basis.

     See "The REIT Merger -- Equity Inns' Reasons for the Mergers; Recommendations of the Equity Inns Board."

  The RFS Board Recommendation

     Factors that the RFS Board considered in adopting the Merger Agreement included, among others, the following:

     - Price Premium to Market. Based upon the Exchange Ratio, the RFS shareholders will receive a value that substantially exceeds the market value of the RFS Common Stock prior to announcement of the REIT Merger.

     - Distribution Rates. The most recent quarterly distribution per share paid on the RFS Common Stock was $.375. The fixed quarterly distribution per share of RFS Preferred Stock is $.3625. The most recent quarterly distribution per share paid on the Equity Inns Common Stock was $0.31 per share. Based on an assumed Exchange Ratio of 1.5, the quarterly distribution with respect to each share of RFS Common Stock, in effect, would increase by 24% from $.375 to $.465 (1.5 times $.31), and, with respect to each share of RFS Preferred Stock, by 28.3% from $.3625 to $.465.

     - Geographic Diversification. The Mergers will provide significant geographic diversification of the combined companies' hotel properties which should reduce exposure to fluctuating local economic and seasonal cycles.

     - Critical Mass. Equity Inns will acquire from RFS 62 hotels with 8,932 rooms in 24 states, consisting of 33 limited service hotels, 14 full service hotels and 15 extended stay/all-suites hotels, which are operated under 9 hotel "flags." When combined with Equity Inns' existing portfolio of hotels (including the Equity Inns Acquisition Hotels), the combined companies will own 167 hotels with 21,782 rooms in 34 states consisting of 95 limited service hotels, 18 full service hotels and 54 extended stay/all-suites hotels.

     - Operating Synergies. The potential strategic fit between the two companies would create a combined entity that has the ability to capitalize on the complementary expertise and philosophies of each company's management team.

     - Financial Synergies. The increased size and further diversification of Equity Inns' hotel portfolio together with the prospects of the combined companies should increase the combined companies' visibility to the financial markets and enhance Equity Inns' credit rating, resulting in the combined companies having debt or other financing available on more attractive terms. The RFS Board believes such financial synergies will enhance the combined companies' liquidity and increase institutional investor ownership of the combined entity as compared with institutional ownership of RFS or Equity Inns on a stand-alone basis.

     - Exchange Ratio. The RFS Board determined, and Salomon Brothers Inc. and Smith Barney Inc., collectively doing business as Salomon Smith Barney ("Salomon Smith Barney") issued its opinion to the effect, that the Exchange Ratio is fair to the RFS shareholders and holders of RFS OP units from a financial point of view.

     - Certain Terms of the Merger Agreement. The RFS Board's belief that the terms of the Merger Agreement, subject to certain restrictions, permit RFS to terminate the Merger Agreement upon payment of a $20 million termination fee if a superior proposal were made to RFS.

     - Tax Treatment. The belief that the REIT Merger would be accomplished on a tax-free basis to the RFS shareholders.

     - Strategic Alternatives. The RFS Board's belief that the REIT Merger was preferable to RFS' principal strategic alternatives, including remaining as an independent REIT or pursuing merger discussions with companies other than Equity Inns. In addition, the RFS Board believed that, in light of the process conducted by RFS with the assistance of Salomon Smith Barney in the fall of 1997, as described in "The REIT Merger -- Background of the REIT Merger," continued pursuit of other merger or acquisition alternatives to the REIT Merger might result in the termination of discussions with Equity Inns.

     - Asset Quality. RFS believes its return on invested capital to be among the highest in the hotel REIT industry and that its assets are of a very high quality, particularly its full service hotels in California, and that its inherent value has not been reflected in the market price of the RFS Common Stock. The RFS Board believes that the premium over the market price of RFS Common Stock prior to announcement of the Mergers represented by the Exchange Ratio more closely reflects RFS' underlying asset values.

     See "The REIT Merger -- RFS' Reasons for the Mergers; Recommendations of the RFS Board."

THE MERGER AGREEMENT

     The Merger Agreement is attached as Annex I to this Joint Proxy Statement/Prospectus. The Merger Agreement is the legal document that governs the Mergers. Shareholders of Equity Inns and RFS are encouraged to read it in its entirety.

WHAT EQUITY INNS SHAREHOLDERS WILL RECEIVE IN THE REIT MERGER

     Equity Inns shareholders will receive no additional shares of Equity Inns Common Stock in the REIT Merger. Upon consummation of the REIT Merger, each issued and outstanding share of Equity Inns Common Stock will remain issued and outstanding. Equity Inns shareholders do not need to exchange their stock certificates evidencing Equity Inns Common Stock after the REIT Merger is completed. See "The REIT Merger -- Terms of the REIT Merger."

WHAT RFS SHAREHOLDERS WILL RECEIVE IN THE REIT MERGER

     Upon consummation of the REIT Merger, each issued and outstanding share of RFS Capital Stock (except for shares of RFS Preferred Stock with respect to which dissenters' rights shall have been perfected in accordance with the TBCA) will be exchanged for a number of shares of Equity Inns Common Stock equal to the Exchange Ratio. However, no fractional shares of Equity Inns Common Stock will be issued in connection with the REIT Merger. In lieu of the issuance of fractional shares of Equity Inns Common Stock, cash payments will be made to RFS shareholders in respect of fractional shares of Equity Inns Common Stock that otherwise would be issuable in an amount equal to such fractional part of a share of Equity Inns Common Stock multiplied by the Average Price. RFS shareholders should not send in their stock certificates until instructed to do so after the REIT Merger is completed. See "-- Dissenters' Rights," "The REIT Merger -- Terms of the REIT Merger;" "The REIT Merger -- Preferred Shareholders' Dissenters' Rights" and "The Merger Agreement -- Exchange of RFS Stock Certificates."

CONDITIONS TO THE MERGERS

     The obligations of Equity Inns, Merger Sub, Equity Inns OP, RFS and RFS OP to consummate the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver) of certain conditions specified in the Merger Agreement on or prior to the Closing Date, including, without limitation, that the Average Price be greater than or equal to $14.00. In the event the Average Price is less than $14.00, either Equity Inns or RFS may terminate the Merger Agreement. See "The Merger Agreement -- Conditions to the Mergers."

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the RFS Proposal by the shareholders of RFS or the Equity Inns Proposals by shareholders of Equity Inns, as the case may be, in a number of circumstances specified in the Merger Agreement. See "The Merger Agreement -- Termination."

FEES AND EXPENSES

     The Merger Agreement provides for the payment by Equity Inns or RFS, as the case may be, of a termination fee of $20 million if such party terminates the Merger Agreement after receiving an acquisition proposal and enters into a definitive agreement for or consummates a similar transaction with a third party within certain time periods following such termination. Under certain other circumstances, the Merger Agreement provides for Equity Inns and RFS to reimburse the other for out-of pocket costs and expenses up to $5 million incurred by the terminating party in connection with its pursuit of the transactions contemplated in the Merger Agreement. See "The Merger
Agreement -- Fees and Expenses."

OPINIONS OF FINANCIAL ADVISORS

     Equity Inns. Morgan Keegan & Company, Inc. ("Morgan Keegan") has acted as financial advisor to Equity Inns in connection with the Mergers and has delivered its opinion dated as of April 21, 1998 to the Equity Inns Board that, as of the date of such opinion, based on Morgan Keegan's review and subject to the considerations and limitations set forth in such opinion, the Exchange Ratio is fair from a financial point of view to the shareholders of Equity Inns and the partners of Equity Inns OP. A copy of the full text of the written opinion of Morgan Keegan, which sets forth the assumptions made, procedures followed, matters considered and limits of its review, is attached as Annex II-A to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. Equity Inns has agreed to pay certain fees to Morgan Keegan for its services in connection with the Mergers, a portion of which are contingent upon consummation of the Mergers. The opinion of Morgan Keegan is addressed to the Equity Inns Board and addresses only the fairness of the Exchange Ratio to the shareholders of Equity Inns and the partners of Equity Inns OP from a financial point of view. The opinion of Morgan Keegan does not constitute a recommendation to any shareholder of Equity Inns as to how such shareholder should vote at the Equity Inns Special Meeting or otherwise act in respect of the Mergers.

     RFS. Salomon Brothers Inc. and Smith Barney Inc., collectively doing business as Salomon Smith Barney ("Salomon Smith Barney") has acted as financial advisor to RFS in connection with the Mergers and has delivered its opinion dated as of April 21, 1998 to the RFS Board that, as of the date of such opinion, based on Salomon Smith Barney's review and subject to the considerations and limitations set forth in such opinion, the Exchange Ratio is fair from a financial point of view to the holders of RFS Capital Stock and the holders of RFS OP Units. A copy of the full text of the written opinion of Salomon Smith Barney, which sets forth the assumptions made, procedures followed, matters considered and limits of its review, is attached as Annex II-B to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. RFS has agreed to pay certain fees to Salomon Smith Barney for its services in connection with the Mergers, a substantial portion of which are contingent upon consummation of the REIT Merger. The opinion of Salomon Smith Barney is addressed to the RFS Board and addresses only the fairness of the Exchange Ratio to the RFS shareholders and partners of RFS OP from a financial point of view. The opinion of Salomon Smith Barney does not constitute a recommendation to any RFS shareholder as to how such holder should vote at the RFS Special Meeting or otherwise act in respect of the Mergers.

TERMINATION OF PROMUS LEASES; SUBSTITUTE RFS HOTEL LEASES

     RFS has agreed that, upon written notice from Equity Inns to RFS not less than 30 days prior to the Closing Date, it will cause its subsidiaries to terminate one or more of the 57 Promus Leases effective upon payment to the Promus Lessees, at the closing of the Mergers (the "Closing"), of certain amounts. See "The Merger Agreement -- Termination of Promus Leases; Substitute RFS Hotel Leases." It is a condition to the consummation of the Mergers that Equity Inns shall have entered into Substitute RFS Hotel Leases with respect to Hotels previously subject to all terminated Promus Leases as of the Closing Date. See "The Merger Amendment -- Conditions to the Mergers." The pro forma lease revenue for these 57 hotels included in the pro forma financial information herein is based on certain assumptions made by management of Equity Inns with respect to the rent terms of such Substitute RFS Hotel Leases. See "Risk Factors -- Risks Associated with the Mergers -- Termination/Replacement of Promus Leases."

EXCHANGE RATIO

     The Merger Agreement provides that the Exchange Ratio is determined in the following manner: (i) if the Average Price is equal to or greater than $14.00 but less than or equal to $17.00, each share of RFS Capital Stock (except for shares of RFS Preferred Stock with respect to which dissenters' rights shall have been perfected in accordance with the TBCA) will be converted into the right to receive 1.5 shares of Equity Inns Common Stock; or (ii) if the Average Price is greater than $17.00, each share of RFS Capital Stock will be converted into the right to receive the number of shares of Equity Inns Common Stock determined by dividing $25.50 by the Average Price. "Average Price" is defined in the Merger Agreement as an amount equal to the quotient of (i) the sum of the products of (A) the daily volume of shares of the Equity Inns Common Stock traded on the NYSE on each trading day during the Pricing Period and (B) the closing price for the Equity Inns Common Stock on the NYSE on each such trading day, and (ii) the total volume of shares of Equity Inns Common Stock traded on the NYSE during the Pricing Period (volumes and closing prices as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Equity Inns). "Pricing Period" is defined in the Merger Agreement as the twenty (20) consecutive trading days immediately preceding the fifth business day prior to the Closing Date, except that any trading day on which trading of any newly-issued shares of Equity Inns Common Stock (or securities convertible into Equity Inns Common Stock) shall commence on a when-issued basis, shall be excluded from the Pricing Period and the next earliest trading day shall be substituted therefor. See "The REIT
Merger -- Terms of the REIT Merger Shares of RFS Common Stock."

     Assuming conversion of all Equity Inns OP Units and all RFS OP Units held by limited partners of Equity Inn OP and RFS OP, based on an assumed Exchange Ratio of 1.5 and the 28,418,239 shares of RFS

Capital Stock outstanding on May 19, 1998, Equity Inns would issue a maximum of 42,627,358 shares of Equity Inns Common Stock in the REIT Merger, representing approximately 52.7% of the shares expected to be outstanding immediately after the Effective Time of the REIT Merger.

MANAGEMENT AND OPERATIONS AFTER THE REIT MERGER

     Immediately following the REIT Merger, the Equity Inns Board will consist of six persons, comprised of all four current directors of Equity Inns and two current directors of RFS. Robert M. Solmson, RFS' Chairman of the Board, Chief Executive Officer and President, and Bruce E. Campbell, Jr., a current member of the RFS Board, will be appointed as Class II and Class I directors, respectively, of Equity Inns effective as of the Effective Time. In addition, the Equity Inns Board will create an executive committee consisting of two current directors of Equity Inns and one current director of RFS. See "The Merger Agreement -- Board of Directors, Committees and Directors." Following the REIT Merger, the executive offices of Equity Inns will be located in Memphis, Tennessee, the current administrative headquarters of Equity Inns.

EFFECTIVE TIME OF THE REIT MERGER

     In accordance with the TBCA, the Effective Time of the REIT Merger will occur upon the date the articles of merger relating to the REIT Merger (the "Articles of Merger") are filed with the Secretary of State of the State of Tennessee or on such later date as the parties to the Merger Agreement agree and specify in the Articles of Merger. Subject to the fulfillment or waiver of the other conditions set forth in the Merger Agreement, the parties to the Merger Agreement expect to consummate the REIT Merger as soon as practicable following the approval by the shareholders of RFS of the RFS Proposal at the RFS Special Meeting and the approval by the shareholders of Equity Inns of the Merger Proposal at the Equity Inns Special Meeting. The Merger Agreement provides that the parties to the Merger Agreement shall cause the Effective Time to occur on the Closing Date. RFS and Equity Inns each has the right, acting unilaterally, to terminate the Merger Agreement should the REIT Merger not be consummated by the close of business on October 15, 1998. See "The REIT Merger -- Effective Time."

CONDUCT OF BUSINESS PENDING THE REIT MERGER

     The Merger Agreement provides that, without the prior approval of the other party or except as otherwise permitted in the Merger Agreement, Equity Inns and RFS will operate their respective businesses in the ordinary course and refrain from taking certain actions relating to the operation of their businesses pending consummation of the REIT Merger. See "The Merger Agreement -- Certain Other Covenant -- Conduct of Business Pending the Effective Time."

INTERESTS OF CERTAIN PERSONS IN THE REIT MERGER

     Certain members of RFS management, as well as certain members of the RFS Board, have interests in the REIT Merger in addition to their interests as shareholders of RFS. These include, among other things, receipt by certain RFS management employees of termination payments as a result of termination of their employment with RFS upon completion of the REIT Merger, accelerated vesting of grants of stock options and restricted RFS Common Stock, indemnification and eligibility for and receipt of certain Equity Inns employee benefits, including options for Equity Inns Common Stock. See "The REIT Merger -- Interests of Certain Persons in the REIT Merger."

FEDERAL INCOME TAX CONSEQUENCES OF THE REIT MERGER

     The REIT Merger is intended to qualify as a tax-free reorganization as defined in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), with the result that shareholders of Equity Inns and RFS should recognize no gain or loss in the REIT Merger except with respect to the receipt of cash by RFS shareholders in lieu of fractional shares of Equity Inns Common Stock or by holders of RFS Preferred Stock who exercise dissenters' rights under the TBCA. A condition to the consummation of the REIT Merger is the receipt by each of Equity Inns and RFS of an opinion of counsel as to the qualification of the REIT

Merger as a tax-free reorganization and certain other federal income tax matters. See "Federal Income Tax Considerations -- Tax Considerations Relating to the REIT Merger."

ACCOUNTING TREATMENT

     The transaction will be accounted for by Equity Inns under the purchase method of accounting for business combinations. See "The REIT
Merger -- Accounting Treatment."

REGULATORY APPROVALS

     Other than certain filings with the Commission, the Secretary of State of the State of Tennessee and other state authorities as may be required in connection with this Joint Proxy Statement/Prospectus, the Merger Agreement and the related transactions thereto, neither the management of Equity Inns nor the management of RFS believes that any filing with or approval of any governmental authority is necessary in connection with the Mergers. See "The REIT
Merger -- Regulatory Approvals."

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of Equity Inns Common Stock to be issued to the RFS shareholders in the REIT Merger will be freely transferable under the federal securities laws, except that shares of Equity Inns Common Stock issued to persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of RFS prior to the consummation of the REIT Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Equity Inns) or as otherwise permitted under the Securities Act. See "The REIT Merger -- Federal Securities Law Consequences."

NYSE LISTING

     It is a condition to the obligations of Equity Inns and RFS to consummate the REIT Merger that, prior to the Effective Time, the shares of Equity Inns Common Stock issuable in the REIT Merger be approved for listing on the NYSE as of the Effective Time, subject to official notice of issuance. Following the REIT Merger, the shares of Equity Inns Common Stock will continue to trade on the NYSE under the symbol "ENN." See "The Merger Agreement -- Conditions to the Mergers" and "The Merger Agreement -- Certain Other Covenants -- Listing Application."

DISSENTERS' RIGHTS

     Holders of Equity Inns Common Stock do not have statutory rights to appraisal of their shares. See "The REIT Merger -- Common Shareholders' Dissenters' Rights."

     Under the TBCA, holders of RFS Preferred Stock outstanding and entitled to vote at the Special Meeting who do not vote in favor of the Merger Agreement and who comply with certain notice requirements and other procedures set forth in Sections 48-23-201 through 209 of the TBCA will have the right to dissent from the REIT Merger and to be paid cash for the fair value of their shares. (A vote in favor of the REIT Merger cast by the holder of a proxy appointment solicited by RFS will disqualify a shareholder of RFS Preferred Stock granting such proxy from exercising dissenters' rights.) Tennessee law defines "fair value" to mean the value of the shares of RFS Preferred Stock immediately before the effectuation of the REIT Merger, excluding any appreciation or depreciation in anticipation of the REIT Merger. In order for a holder of RFS Preferred Stock to perfect dissenter's rights, such holder must deliver to RFS, before the vote on the REIT Merger is taken, a written notice of the dissenter's intent to demand payment for his shares. Neither a delivery of a proxy appointment directing a vote against the Merger Agreement nor a failure to vote for the Merger Agreement will constitute such written notice. Certain additional procedures must be followed in order for an RFS preferred shareholder to exercise dissenters' rights. Accordingly, holders of RFS Preferred Stock wishing to dissent from the Merger Agreement are urged to read carefully "The REIT Merger -- Preferred Shareholders Dissenters' Rights" and Annex III attached to this Joint Proxy Statement/Prospectus and should consult with their own legal advisors. See "The REIT Merger -- Preferred Shareholders' Dissenters' Rights".

                              SUMMARY RISK FACTORS

     In considering whether to approve the Merger Agreement, shareholders of Equity Inns and RFS should carefully consider the matters discussed under "Risk Factors" beginning on page 19. Such risks include, among others:

     - risks associated with the REIT Merger, including the risks resulting from assumptions in the pro forma financial information with respect to the rent terms under Substitute RFS Hotel Leases for the 57 RFS Hotels currently subject to the Promus Leases, from a fixed Exchange Ratio, the possible adverse effects of a failure to consummate the REIT Merger, and the effect of certain substantial payments which may be payable in the event the REIT Merger is not consummated;

     - risks associated with the dilution to Equity Inns' annual 1997 pro forma earnings per share resulting from the REIT Merger, as compared to Equity Inns on a pro forma basis without giving effect to the REIT Merger;

     - risks associated with Equity Inns' debt policy and coverage, including the possibility that Equity Inns may change its debt policy to permit higher leverage and that Equity Inns may not be able to make scheduled debt payments;

     - risks associated with dependence on lessees, including the failure of lessees to generate sufficient cash flow from the operation of the Hotels to make rent payments to under Percentage Leases and lack of control over operations of the Hotels;

     - risks associated with certain conflicts of interest associated with the REIT Merger;

     - risks associated with the development and construction of hotel properties, including the risks of unexpected increases in construction costs or construction delays, failure to obtain or delays in obtaining governmental permits and authorization, failure to secure adequate financing, failure of newly developed hotels to perform as expected, failure to obtain control of suitable development sites and competition for sites from other competitors and developers of all-suites and extended stay hotels, and abandonment of development;

     - risks associated with the hotel industry, including operating risks that may result in decreased amounts available for distribution to shareholders, competition for guests and acquisitions within the hotel industry, the seasonality of the hotel business, investment concentrations in certain segments of the hotel industry, and emphasis on certain hotel brands;

     - risks associated with real estate investments and real estate financing risks, including the risk of non-availability of financing and the risk that such financing will not be available on favorable terms;

     - risks associated with Equity Inns' and RFS' ownership of certain hotels competing in the same local market;

     - risks associated with franchise licenses and operating hotels pursuant to franchise agreements;

     - risks associated with the anti-takeover effect of limiting ownership of the Equity Inns capital stock to 9.9% of the number of outstanding shares of any class of stock and of certain other provisions contained in the organizational documents of Equity Inns, which could delay, deter or prevent a transaction that might involve a premium price for the Equity Inns Common Stock;

     - taxation of RFS shareholders and Equity Inns if the REIT Merger fails to qualify as a tax-free reorganization and taxation of Equity Inns as a regular corporation if it fails to qualify as a REIT; and

     - risks relating to the "Year 2000" computer programming issue.

                      SELECTED COMPARATIVE PER SHARE DATA

     The following table sets forth selected historical per share data for Equity Inns and RFS, selected unaudited pro forma per share data for Equity Inns giving effect to the Mergers using the purchase method of accounting and the equivalent unaudited pro forma per share amounts for RFS. The pro forma data is not necessarily indicative of actual financial position or future operating results or that which would have occurred or will occur upon consummation of the Mergers.

     The information shown below should be read in conjunction with (i) the consolidated financial statements and notes thereto incorporated herein by reference and (ii) the selected pro forma financial data included elsewhere in this Joint Proxy Statement/Prospectus.

                                                                 FOR THE YEAR ENDED
                                                                 DECEMBER 31, 1997
                                             ----------------------------------------------------------
                                                                                               RFS
                                             EQUITY INNS       RFS        EQUITY INNS       PRO FORMA
                                             HISTORICAL     HISTORICAL    PRO FORMA(1)    EQUIVALENT(2)
                                             -----------    ----------    ------------    -------------
Basic net income per common share before
  extraordinary items......................    $  .88         $ 1.35         $  .83          $ 1.25
Diluted net income per common share before
  extraordinary items......................       .88           1.34            .83            1.25
Cash distributions per common share........      1.14           1.47           1.14            1.71
Book value per common share at
  year-end(3)..............................     10.33          14.85          13.10           19.65

---------------

(1) The pro forma per share data for Equity Inns for the year ended December 31, 1997 is presented as if the Mergers and the transactions contemplated thereby, and certain other recent transactions (which include the transactions described in "Pro Forma Condensed Financial Information") had occurred as of January 1, 1997.
(2) The RFS pro forma equivalent amounts are calculated by multiplying pro forma net income per Equity Inns common share, pro forma cash distributions/dividends per Equity Inns common share and pro forma book value per Equity Inns common share (post-merger) by an assumed Exchange Ratio of 1.5.
(3) Book value per common share was calculated using shareholders' equity as reflected in the historical and pro forma financial statements divided by the number of Equity Inns or RFS shares of common stock outstanding.

                             DISTRIBUTION POLICIES

     Each of Equity Inns and RFS has adopted a policy of paying regular quarterly distributions on common stock, and each has paid cash distributions on its common stock each quarter since its inception.

     Equity Inns intends to continue regular quarterly distributions to its shareholders following the REIT Merger. Equity Inns' ability to make distributions is dependent on the receipt of distributions from Equity Inns OP. In order to qualify as a REIT for federal income tax purposes, Equity Inns must distribute to shareholders annually at least 95% of its taxable income. Equity Inns, through Equity Inns Trust, a Maryland REIT and a wholly-owned subsidiary of Equity Inns ("Equity Inns Trust"), which serves as the sole general partner of Equity Inns OP, intends to cause Equity Inns OP to distribute to its partners sufficient amounts to permit Equity Inns to make regular quarterly distributions to its shareholders. Equity Inns OP's primary source of revenue consists of rent payments from the Equity Inns Lessees under Percentage Leases.

     Future distributions paid by Equity Inns will be at the discretion of the Equity Inns Board and will depend on the actual cash flow of Equity Inns, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Equity Inns Board deems relevant.

                            COMPARATIVE MARKET DATA

     The Equity Inns Common Stock and RFS Common Stock are listed on the NYSE. The Equity Inns Common Stock began trading on the NYSE under the symbol "ENN" on September 9, 1996. The Equity Inns Common Stock previously traded over-the-counter and were quoted electronically through the Nasdaq National Market System under the symbol "ENNS." The RFS Common Stock began trading on the NYSE under the symbol "RFS" on September 6, 1996. The RFS Common Stock previously traded over-the-counter and were quoted electronically through the Nasdaq National Market System under the symbol "RFSI." The following table sets forth (i) the quarterly high and low closing prices for the Equity Inns Common Stock traded through the facilities of the NYSE and, prior to September 9, 1996, the Nasdaq National Market System; (ii) the quarterly high and low closing prices for RFS Common Stock traded through the facilities of the NYSE and, prior to September 7, 1996, the Nasdaq National Market System; and (iii) and the distributions declared per share.

                                     EQUITY INNS COMMON STOCK                     RFS COMMON STOCK
                                  ------------------------------------  -------------------------------------
                                                        DISTRIBUTIONS                          DISTRIBUTIONS
                                                         DECLARED PER                           DECLARED PER
                                  HIGH         LOW      SHARE AND UNIT    HIGH         LOW     SHARE AND UNIT
                                  ----         ----     --------------  -------      ------    --------------
YEAR ENDED DECEMBER 31, 1996
First Quarter................... $ 13   1/4   $ 11  1/2    $.28         $ 18   1/2   $15  3/8      $ .34
Second Quarter..................   12   3/4     11  1/4     .28                 18    14  7/8        .36
Third Quarter...................         13     11          .28           17   1/8    14  3/4        .36
Fourth Quarter..................   13   1/8     11  1/8     .28           19   3/4    14  7/8        .36
YEAR ENDED DECEMBER 31, 1997
First Quarter................... $ 14   1/2   $ 12  1/2    $.28         $ 19   3/4   $16  3/4      $ .36
Second Quarter..................   14   1/8     12  7/8     .28           18   7/8    17  1/4        .36
Third Quarter...................   15 13/16     13  1/4     .29           19 15/16    17  7/8       .375
Fourth Quarter..................   16  9/16     14  1/8     .29           21   1/4    18  1/8       .375
YEAR ENDING DECEMBER 31, 1998
First Quarter................... $ 15 15/16   $ 14 7/16    $.31         $ 20   1/8   $17 7/16      $.375
Second Quarter (through May 19,
  1998)......................... $ 16  1/16   $ 14         $.31         $ 21   3/8   $18           $.375
                                 -----        ---------    ----         ----         --------      -----

     On April 20, 1998, the last full trading day prior to the public announcement of the REIT Merger, the closing price of the Equity Inns Common Stock on the NYSE was $15 3/8 per share and the closing price of the RFS Common Stock on the NYSE was $19 1/2.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

                                  EQUITY INNS
               HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                       HISTORICAL
                                                                                          -------------------------------------
                                    THREE MONTHS ENDED                                                          MARCH 1, 1994
                                   MARCH 31, (UNAUDITED)
                               -----------------------------          YEAR ENDED             YEAR ENDED
                                              HISTORICAL          DECEMBER 31, 1997         DECEMBER 31,         (INCEPTION)
                               PRO FORMA   -----------------   ------------------------   -----------------        THROUGH
                                 1998       1998      1997      PRO FORMA    HISTORICAL    1996      1995     DECEMBER 31, 1994
                               ---------   -------   -------   -----------   ----------   -------   -------   -----------------
                                                               (UNAUDITED)
Operating Data:
  Percentage lease
    revenues(1)..............   $46,312    $21,407   $11,778     $193,605     $70,590     $38,314   $24,101        $9,505
  Gain on sale of hotel
    properties...............       523                               666         666
  Other income...............       256        170        17          625         505         116        44           293
                                -------    -------   -------     --------     -------     -------   -------        ------
        Total revenue........    47,091     21,577    11,795      194,896      71,761      38,430    24,145         9,798
Expenses:
  Real estate and personal
    property taxes...........     5,359      2,433     1,310       20,027       6,688       3,693     2,158           983
  Depreciation and
    amortization.............    15,292      6,682     3,846       59,469      20,214      11,631     6,904         2,546
  Advisory fees..............                                                                                         164
  Interest...................     9,771      4,291     2,145       39,705      12,601       4,382     3,701           390
  Amortization of loan
    costs....................       339        213       189        1,540       1,013       1,565       793           153
  General and
    administrative...........     1,666      1,410       935        5,167       4,142       1,975     1,438           407
  Amortization of unearned
    directors' and officers'
    compensation.............        23         23        23           92          92          33        31            26
  Rental expense.............       243        207        61          994         566         218       107            28
  Loss on sale of hotel
    properties...............                                       1,164
                                -------    -------   -------     --------     -------     -------   -------        ------
        Total expenses.......    32,693     15,259     8,509      128,158      45,316      23,497    15,132         4,697
  Income before extraordinary
    item and minority
    interest.................    14,398      6,318     3,286       66,738      26,445      14,933     9,013         5,101
  Extraordinary charge from
    write-off of deferred
    financing fees...........                                                   1,984
                                -------    -------   -------     --------     -------     -------   -------        ------
  Income before minority
    interest.................    14,398      6,318     3,286       66,738      24,461      14,933     9,013         5,101
  Minority interest..........     1,017        314       119        4,716         918         460       502           481
                                -------    -------   -------     --------     -------     -------   -------        ------
        Net income...........   $13,381    $ 6,004   $ 3,167     $ 62,022     $23,543     $14,473   $ 8,511        $4,620
                                =======    =======   =======     ========     =======     =======   =======        ======
  Net income per share:(2)
  Basic......................   $   .18    $   .17   $   .13     $    .83     $   .82     $   .69   $   .70        $  .60
                                =======    =======   =======     ========     =======     =======   =======        ======
  Diluted....................   $   .18    $   .17   $   .13     $    .83     $   .82     $   .69   $   .70        $  .60
                                =======    =======   =======     ========     =======     =======   =======        ======
  Weighted average number of
    common shares
    outstanding:(3)
  Basic......................    75,004     35,221    23,693       74,926      28,773      20,957    12,227         7,745
                                =======    =======   =======     ========     =======     =======   =======        ======
  Diluted....................    80,847     37,160    24,595       80,769      29,963      21,657    12,920         8,551
                                =======    =======   =======     ========     =======     =======   =======        ======

                                  EQUITY INNS

               HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA
                                 (IN THOUSANDS)

                                                                                                          HISTORICAL
                                                                                           ----------------------------------------
                                    THREE MONTHS ENDED                 YEAR ENDED                                   MARCH 1, 1994
                                  MARCH 31, (UNAUDITED)            DECEMBER 31, 1997
                             --------------------------------   ------------------------        YEAR ENDED
                                              HISTORICAL                                       DECEMBER 31,          (INCEPTION)
                             PRO FORMA    -------------------                              --------------------        THROUGH
                                1998        1998       1997      PRO FORMA    HISTORICAL     1996        1995     DECEMBER 31, 1994
                             ----------   --------   --------   -----------   ----------   ---------   --------   -----------------
                                                                (UNAUDITED)
Balance Sheet Data:
  Investment in hotel
    properties, net........  $1,582,369   $619,606   $355,059   $1,571,659    $ 617,072    $ 309,202   $218,429       $140,970
  Total assets.............   1,664,496    647,584    377,162    1,631,353      635,525      317,880    225,067        145,555
  Minority interest in.....      77,035     19,084      8,866       77,400       19,035        7,728      6,073          6,081
    partnership............     579,269    230,871    138,641      539,290      233,206       77,399     74,939         45,838
  Shareholders' equity.....     977,924    375,147    220,028      981,637      360,172      222,951    137,493         89,802
Cash Flow Data:
  Cash flows provided by
    operating
    activities(4)..........  $   30,052   $  9,090   $  6,440   $  127,839    $  50,402    $  26,200   $ 17,517       $  6,958
  Cash flows provided by
    (used in) investing
    activities(5)..........      (9,483)    (9,146)   (58,191)       8,415     (314,089)    (101,175)   (84,731)      (145,613)
  Cash flows provided by
    (used in) financing
    activities(6)..........       5,940      6,189     51,745     (218,942)     263,748       74,971     66,261        139,740
Other Data:
  Funds from
    operations(7)..........  $   29,030   $ 12,930   $  7,071   $  126,136    $  45,748    $  26,397   $ 15,804       $  7,611

---------------

(1) The pro forma information assumes Equity Inns owned and leased the Equity Inns Current Hotels and the RFS Hotels throughout the periods presented. The pro forma financial information excludes the pro forma effects of the Equity Inns Acquisition Hotels. Amounts represent pro forma lease revenue from Equity Inns' lessees, calculated by applying the rent provisions of the Percentage Leases to the historical revenue of the Equity Inns Current Hotels and three of the RFS Hotels. With respect to 57 of the RFS Hotels currently subject to the Promus Leases, which leases Equity Inns is expected to request to be terminated and to be replaced by Substitute RFS Hotel Leases, pro forma lease revenues represent Equity Inns' management's estimate of the rent provisions for such Substitute RFS Hotel Leases following the Mergers. The actual rent provisions in such Substitute RFS Hotel Leases may vary from the estimates used in developing the pro forma lease payments. See "Risk Factors -- Risks Associated With the
    Mergers -- Termination/Replacement of Promus Leases." For hotels that began operations in the periods presented, an estimate for base rent payments has been assumed for the period prior to opening.
(2) Net income per common share--basic, is computed by dividing net income by the weighted average number of common shares outstanding. Net income per common share--diluted, is computed by dividing income before minority interest by the weighted average number of common shares and equivalents outstanding. Common share equivalents that have a dilutive effect represent stock options issued to officers and key employees and Equity Inns OP Units.
(3) The pro forma weighted average number of common shares outstanding, basic and diluted, includes the common shares outstanding after the consummation of the Mergers, the 1997 Offerings, the 1998 Offerings, and the RFS March 1998 common stock offering. See "Unaudited Pro Forma Financial Information."
(4) Pro forma cash provided by operating activities represents net income plus minority interest, depreciation and amortization, amortization of loan costs, and amortization of unearned directors' compensation. There are no pro forma adjustments for changes in working capital items.
(5) Pro forma cash provided by (used in) investing activities assumes the acquisition of the Equity Inns Current Hotels acquired after January 1, 1997 and the acquisition of the RFS Hotels had occurred prior to January 1, 1997, and includes funds used for capital improvements required by franchisors and the greater of funds used for additional capital expenditures or the amounts required by the Percentage Leases and the terms of the Unsecured Line of Credit (defined below) to be made available for capital improvements. Amount also includes proceeds from the sales of hotel properties.
(6) Pro forma cash provided by financing activities is based on distributions per share and per Equity Inns OP Unit of $.31 for the first quarter of 1998 and $1.14 for the year ended December 31, 1997. Additionally, pro forma cash provided by financing activities assumes the Mergers, the 1997 Offerings, the 1998 Offerings, the RFS March 1998 common stock offering, and borrowings in connection with the acquisitions of the Equity Inns Current Hotels and the RFS Hotels, had occurred prior to January 1, 1997. See "Unaudited Pro Forma Financial Information."
(7) The following table computes Funds From Operations ("FFO") under the National Association of Real Estate Investment Trusts ("NAREIT") definition. FFO under the NAREIT definition consists of net income, (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructurings and sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures.

                             THREE MONTHS ENDED              YEAR ENDED                      HISTORICAL
                                 MARCH 31,               DECEMBER 31, 1997      -------------------------------------
                        ----------------------------   ----------------------      YEAR ENDED        MARCH 31, 1994
                                       HISTORICAL                                 DECEMBER 31,         (INCEPTION)
                        PRO FORMA   ----------------                            -----------------        THROUGH
                          1998       1998      1997    PRO FORMA   HISTORICAL    1996      1995     DECEMBER 31, 1994
                        ---------   -------   ------   ---------   ----------   -------   -------   -----------------
                                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Income before
  extraordinary item
  and minority
  interest............   $14,398    $ 6,318   $3,286   $ 66,738     $26,445     $14,933   $ 9,013        $5,101
Less:
  Gain on sale of
    hotel
    properties........      (523)                          (666)       (666)
Add:
  Depreciation of
    buildings,
    furniture and
    fixtures..........    15,155      6,612    3,785     58,900      19,969      11,464     6,791         2,510
  Loss on sale of
    hotel
    properties........                                    1,164
                         -------    -------   ------   --------     -------     -------   -------        ------
Funds from
  operations..........   $29,030    $12,930   $7,071   $126,136     $45,748     $26,397   $15,804        $7,611
                         =======    =======   ======   ========     =======     =======   =======        ======

     Industry analysts generally consider FFO to be an appropriate measure of the performance of an equity REIT. FFO should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance, or to cash flows from operating, investing, or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements, or principal repayment of debt.

                                  RISK FACTORS

     In considering whether to approve the Merger Agreement, shareholders of Equity Inns and RFS should consider, in addition to the other information in this Joint Proxy Statement/Prospectus, the following matters, together with the other information provided herein:

RISKS ASSOCIATED WITH THE MERGERS

     Termination/Replacement of Promus Leases. In accordance with the Merger Agreement, Equity Inns intends to cause RFS to terminate all 57 of the Promus Leases immediately prior to the Effective Time. Upon such termination RFS must pay to the Promus Lessees certain termination amounts which are described in "The Merger Agreement -- Termination of Promus Leases; Substitute RFS Hotel Leases." Equity Inns intends to enter into the Substitute RFS Hotel Leases with one or more new lessees, effective as of the Closing Date, with respect to all Hotels previously subject to the terminated Promus Leases. The pro forma financial information herein assumes the termination of the existing 57 Promus Leases and the effectiveness of 57 Substitute RFS Hotel Leases to replace such Promus Leases. The pro forma percentage lease revenue to Equity Inns, based on Equity Inns' management's estimate of the rent terms for such Substitute RFS Hotel Leases, is substantially greater than the historical revenue to RFS under the existing Promus Leases. The pro forma lease revenue and other pro forma financial information is based on estimates by the management of Equity Inns as to the rent terms which new lessees will be willing to pay to lease these RFS Hotels based on management's experience in negotiating hotel lease rent terms with third party lessees. However, Equity Inns currently has no agreement or understanding with any new lessee to lease any of these RFS Hotels on the rent terms assumed in the pro forma financial information. As a result, there can be no assurance that Equity Inns will be able to enter into such Substitute RFS Hotel Leases with rent terms as favorable as those assumed in the pro forma financial information herein. In the event Equity Inns is unable to find new lessees for these RFS Hotels, or to enter into such Substitute RFS Hotel Leases with rent terms substantially similar to those assumed in the preparation of the pro forma financial information herein, the actual financial results of Equity Inns following the Mergers could vary materially and adversely from the pro forma financial information herein. See "Selected Comparative Per Share Data," "Summary Consolidated Historical and Pro Forma Financial Data," "Selected Financial Information" and "Unaudited Pro Forma Financial Information."

     Risks Resulting from Predetermined Exchange Ratio. Upon completion of the REIT Merger, all outstanding shares of RFS Capital Stock will be converted into shares of Equity Inns Common Stock based on the Exchange Ratio. The Exchange Ratio will be determined in accordance with the Merger Agreement. Consequently, the value of the shares of Equity Inns Common Stock to be received by the RFS shareholders in the REIT Merger could vary depending upon fluctuations in the value of Equity Inns Common Stock. The following factors could adversely affect the values of the Equity Inns Common Stock or the RFS Capital Stock prior to consummation of the REIT Merger: changes in the financial condition, operations or prospects of Equity Inns or RFS; market speculation that the REIT Merger may not be consummated; a delay in the consummation of the REIT Merger; regulatory changes; a downturn in the hospitality or travel market; and a general economic downturn. In addition, the trading price of Equity Inns Common Stock will vary. Accordingly, the value of the merger consideration will fluctuate with such changes in trading prices and may differ between the date of this Joint Proxy Statement/Prospectus, the dates of the Special Meetings, or the Effective Time. There can be no assurance that the market prices for the Equity Inns Common Stock or the RFS Capital Stock will not decline between such dates. Moreover, it is a condition to consummation of the Mergers that the Average Price be at least $14.00, and either Equity Inns or RFS may terminate the Merger Agreement if the Average Price is less than $14.00. There can be no assurance that the Average Price will be at least $14.00. See "The REIT Merger -- Terms of the REIT Merger" and "The Merger Agreement -- Conditions to the Mergers."

     Possible Adverse Effect of Failure to Consummate the REIT Merger. The consummation of the REIT Merger is subject to, among other things, approval of the shareholders of Equity Inns and RFS. No assurance can be given that the REIT Merger will be consummated. If the REIT Merger is not consummated, Equity Inns will not acquire the RFS Hotels and will be required to write off, for financial accounting purposes, all costs (including legal and accounting fees and payments to financial advisors) incurred in connection with the transaction. In addition, RFS may be required to write off, for financial accounting purposes, substantial costs (including legal and accounting fees and payments to financial advisors) incurred in connection with the transaction. Any such write-off could have a material adverse effect on Equity Inns' and RFS', respective, net income, FFO and ability to make distributions to their shareholders.

     Substantial Termination Payments if the REIT Merger Fails to Occur. The Merger Agreement provides for the payment by Equity Inns or RFS of either (i) a termination fee of $20 million if either party terminates the Merger Agreement after receiving an acquisition proposal and enters into a definitive agreement for or consummates a similar transaction with a third party within certain time periods, or (ii) reimbursement of expenses of up to $5 million if the Merger Agreement is terminated by either Equity Inns or RFS under certain other circumstances. The obligation to make either of such termination payments may adversely affect the ability of Equity Inns or RFS to engage in another similar transaction in the event that the Mergers are not consummated and may have an adverse impact on the financial condition or results of operations of the company incurring such obligation. See "The Merger Agreement -- Fees and Expenses."

DILUTION TO PRO FORMA EARNINGS CAUSED BY THE MERGERS

     The pro forma financial statements included herein reflect dilution in net income per share on a pro forma combined basis for the year ended December 31, 1997 when compared to Equity Inns on a pro forma basis without giving effect to the REIT Merger. On a pro forma combined basis (post-merger) for Equity Inns, assuming consummation of the Mergers and the other pro forma adjustments disclosed at "Unaudited Pro Forma Financial Information," pro forma net income per share of Equity Inns Common Stock would be $.83 and $.18 for the year ended December 31, 1997 and for the three months ended March 31, 1998, respectively, as compared to net income per share of $.99 and $.17 for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, on a pro forma basis for Equity Inns without giving effect to the Mergers.

EQUITY INNS DEBT POLICY; RISKS OF LEVERAGE

     Risks Associated with Changes in Debt Policy. Equity Inns recently amended its Charter to remove any Charter limitation on the amount of indebtedness Equity Inns may incur. In connection with such amendment, the Equity Inns Board has implemented a policy which provides that Equity Inns may not incur consolidated indebtedness in an amount in excess of approximately 45% of Equity Inns' investment in hotel properties, at cost (the "Equity Inns Debt Policy"). The Equity Inns Debt Policy may be amended, revised or terminated at any time without the approval of Equity Inns shareholders. Equity Inns currently has mortgage debt financing and has available its $250 million unsecured line of credit with The First National Bank of Chicago (the "Unsecured Line of Credit") to provide, as necessary, working capital, funds for investments in additional hotel properties and cash to pay distributions. At March 31, 1998, Equity Inns had mortgage debt of approximately $230.9 million, approximately $145.0 million of outstanding debt under the Unsecured Line of Credit, no outstanding debt under its $5 million revolving credit facility (the "NBC Credit Line") with National Bank of Commerce ("NBC"), and an outstanding letter of credit in the amount of $2.3 million. At such date, Equity Inns had approximately $102.7 million available for borrowings under the Unsecured Line of Credit and approximately $5.0 million available for borrowings under the NBC Credit Line. Equity Inns may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. Additional borrowings may be secured by mortgages on properties owned by Equity Inns or its subsidiaries.

     Risk Associated with Debt Service Obligations. There can be no assurance that Equity Inns will be able to meet its debt service obligations and, to the extent that it cannot, Equity Inns risks the loss of some or all of its assets, including the Hotels, to foreclosure. Adverse economic conditions could result in higher interest rates which could increase debt service requirements on floating rate debt and could reduce the amounts available for distribution to shareholders of Equity Inns. Equity Inns may obtain one or more forms of interest rate protection (swap agreements, interest rate caps contracts, etc.) to hedge against the possible adverse effects of interest rate fluctuations. However, there can be no assurance that such hedging would be effective in mitigating the adverse effects of interest rate fluctuations. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if Equity Inns is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in hotel properties at times which may not permit realization of the maximum return on such investments.

     Risk Associated with Mortgage Bonds. In February 1997, a special purpose, wholly-owned subsidiary of Equity Inns issued $88 million of fixed-rate, collateralized bonds (the "Bonds") in three classes. The expected repayment dates for Classes A, B and C of the Bonds are November 20, 2006, December 20, 2015 and February 20, 2017. Upon maturity of the Class A Bonds, Equity Inns is required to use substantially all of its cash flow to amortize the remaining outstanding principal amount of the Bonds. If the remaining principal amounts cannot be refinanced, Equity Inns' ability to make required distributions to its shareholders could be adversely affected and its status as a REIT could be jeopardized. There can be no assurance that such refinancing will be available or will be available on terms acceptable to Equity Inns.

DEPENDENCE UPON LESSEES' HOTEL OPERATIONS

     The Interstate Lessee leases 82 of the Equity Inns Current Hotels, and the Prime Lessee leases all ten of the AmeriSuites brand Equity Inns Current Hotels pursuant to Percentage Leases. Equity Inns intends to enter into new Percentage Leases with respect to substantially all of the RFS Hotels effective at the Closing. The lessees control the daily operations of Equity Inns' hotels subject to Percentage Leases. Neither Equity Inns nor Equity Inns OP has the authority to require any leased hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of the hotel. Even if Equity Inns' management believes its hotels subject to Percentage Leases are being operated inefficiently or in a manner that does not result in an appropriate level of Percentage Rent payments under such Percentage Leases, neither Equity Inns nor its subsidiaries may require a change to the method of operation. Equity Inns is dependent on lease payments from its lessees for substantially all of its revenues. There can be no assurance that Equity Inns' lessees or other hotel management companies and/or operators will be able to effectively or profitably manage Equity Inns' hotels. Changes in economic conditions and other factors could cause Equity Inns' lessees to experience financial difficulty from time to time. Such financial difficulties could have a material adverse effect on the lessees' ability to pay rent under Percentage Leases, which could have a material adverse effect on Equity Inns' ability to make distributions to its shareholders.

BENEFITS TO CERTAIN OFFICERS AND DIRECTORS OF RFS; POSSIBLE CONFLICTS OF
INTEREST

     In considering the recommendation of the RFS Board with respect to the Merger Agreement and the transactions contemplated thereby, the RFS shareholders should be aware that certain members of the RFS Board and management of RFS have certain interests in the Mergers that are in addition to the interests of the RFS shareholders generally. Such interests include the following: (i) the receipt of change in control payments in the aggregate amount of $4.1 million by three executive officers of RFS, Robert M. Solmson, J. William Lovelace and Michael J. Pascal, pursuant to their employment agreements with RFS as a result of the Mergers; (ii) officers, directors and affiliates of RFS beneficially own an aggregate of 1,044,200 shares of RFS Capital Stock, which will be exchangeable at the Exchange Ratio for shares of Equity Inns Common Stock; (iii) the accelerated vesting of all unvested options held by RFS employees and directors, and the right to elect either to exchange their options to purchase shares of RFS Common Stock for options to purchase a number of shares of Equity Inns Common Stock equal to such number of shares of RFS Common Stock multiplied by the Exchange Ratio (with an exercise price equal to the RFS option exercise price divided by the Exchange Ratio), or to "cash out" their RFS options for an amount equal to the difference between the exercise price for their RFS options and an amount equal to the Exchange Ratio multiplied by the Average Price; (iv) the appointment of Robert M. Solmson (RFS' Chairman, Chief Executive Office and President) and Bruce E. Campbell, Jr. (a member of the RFS Board)as members of the Equity Inns Board; and (v) the payment by Equity Inns to Mr. Solmson of $95,000 for the purchase of his voting common stock, which represents Mr. Solmson's cost for such voting stock, in RFS C Corp., a taxable subsidiary of RFS, which holds ownership interests in the Sheraton hotel in Birmingham, Alabama and the Hotel Rex in San Francisco. See "The REIT Merger -- Interests of Certain Persons in the REIT Merger." No special procedures were put into place to resolve any conflicts resulting from these interests. However, the RFS Board was aware of these interests and considered them, among other matters, in adopting the Merger Agreement and the transactions contemplated thereby.

DEVELOPMENT RISKS

     As part of its growth strategy, Equity Inns intends to develop additional hotels. Real estate development involves substantial risks, including the risk that development costs will exceed budgeted or contracted amounts, the risk of delays in completion of construction, the risk of failing to obtain all necessary zoning and construction permits, the risk that financing might not be available on favorable terms, the risk that developed properties will not achieve desired revenue levels once opened, the risk of competition for suitable development sites from competitors that may have greater financial resources than Equity Inns, and the risks of incurring substantial costs in the event a development project must be abandoned prior to completion. Although Equity Inns intends to manage development to minimize such risks, there can be no assurance that present or future developments will perform in accordance with Equity Inns' expectations.

HOTEL INDUSTRY RISKS

  Operating Risks

     The Equity Inns Hotels and the RFS Hotels (collectively, the "Hotels") are subject to all operating risks common to the hotel industry. These risks include, among other things, competition from other hotels; over-building in the hotel industry, which adversely affects occupancy and revenues; increases in operating costs due to inflation and other factors, which increases have not been, and may not be, offset by increased room rates; dependence on business and commercial travelers and tourism; increases in energy costs and other expenses affecting travel; and adverse effects of general and local economic conditions. These factors could adversely affect the lessees' ability to make lease payments and therefore Equity Inns' ability to make expected distributions to shareholders. Further, decreases in room revenues of the Hotels would result in decreased revenues to Equity Inns under its Percentage Leases and, therefore, decreased amounts available for distribution to Equity Inns' shareholders.

  Competition

     Competition for Guests; Operations. The hotel industry is highly competitive. The Hotels compete with other hotel properties in their geographic markets. Many of Equity Inns' competitors have substantially greater marketing and financial resources than Equity Inns and its lessees.

     Competition for Acquisitions. Equity Inns will compete for investment opportunities with entities which have substantially greater financial resources than Equity Inns. These entities generally may be able to accept more risk than Equity Inns can manage prudently. Competition generally may reduce the number of suitable investment opportunities offered to Equity Inns and may increase the bargaining power of property owners seeking to sell hotel properties. Further, Equity Inns believes that competition from entities organized for purposes substantially similar to Equity Inns' objectives has increased and will continue to increase significantly in the future.

  Seasonality of Hotel Business

     The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third calendar quarters than in the first and fourth calendar quarters. This seasonality can be expected to cause quarterly fluctuations in Equity Inns' lease revenues. Quarterly earnings may be adversely affected by factors beyond Equity Inns' control, including poor weather conditions and economic factors. Equity Inns may be required to enter into short-term borrowing in the first and fourth calendar quarters in order to offset such fluctuations in revenues and to fund Equity Inns' anticipated obligations, including distributions to its shareholders.

  Investment Concentration in Certain Segments of Single Industry

     Equity Inns currently has a significant portion of its hotel interests in limited service, all suites and extended stay hotel properties. Therefore, a downturn in the hotel industry, in general, and the limited service, all suites and extended stay segments, in particular, will have a material adverse effect on Equity Inns' lease revenue and amounts available for distribution to its shareholders.

  Emphasis on Certain Hotels Brands

     Because 79 Hotels will operate as Hampton Inn(R) and Hampton Inns & Suites(R) hotels, 26 Hotels will operate as Residence Inn(R) hotels, 10 Hotels will operate as AmeriSuites(R) hotels, and 10 Hotels will be operated as Holiday Inn(R) hotels following consummation of the Mergers, Equity Inns is subject to risks inherent in concentrating investments in these franchise brands, such as a reduction in business following adverse publicity related to the brand, which could have an adverse effect on Equity Inns' lease revenues and amounts available for distribution to its shareholders.

  Capital Expenditures

     The Hotels have an ongoing need for renovations and other capital improvements, including periodic replacement of furniture, fixtures and equipment. Franchisors of the Hotels may also require periodic capital improvements as a condition of retaining the franchise licenses. The cost of such capital improvements could have an adverse effect on Equity Inns' financial condition. Such renovations involve certain risks, including the possibility of environmental problems, construction cost overruns and delays, the possibility that Equity Inns will not have available cash to fund renovations or that financing for renovations will not be available on favorable terms, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from other hotels. During the year ended December 31, 1997, Equity Inns spent approximately $18.1 million for capital improvements to the Equity Inns Current Hotels and, following consummation of the Mergers, expects to spend an additional aggregate amount of approximately $25.0 million for capital improvements to the Hotels during 1998. Equity Inns intends to fund such improvements out of future cash from operations, present cash balances or the remaining available borrowing capacity under the Unsecured Line of Credit.

LIMITATIONS ON ACQUISITIONS AND IMPROVEMENTS

     Equity Inns intends to continue its current growth strategy, which includes acquiring and improving hotel properties. Equity Inns generally cannot fund its growth from cash from its operating activities because Equity Inns must distribute to its shareholders at least 95% of its taxable income each year to maintain its status as a REIT. Consequently, Equity Inns must rely primarily upon the availability of debt or equity capital to fund hotel acquisitions and improvements. There can be no assurance that Equity Inns will continue to have access to the capital markets to fund future growth at an acceptable cost. In addition, the Equity Inns Debt Policy currently limits outstanding indebtedness to 45% of Equity Inns' investment in hotel properties, at its cost, which could also limit Equity Inns' ability to incur additional indebtedness to fund its continued growth.

REAL ESTATE INVESTMENT RISKS

  General Risks of Investing in Real Estate

     Equity Inns' investments in the Hotels after the Mergers will subject Equity Inns to varying degrees of risk generally incident to the ownership of real property. The underlying value of Equity Inns' real estate investments and Equity Inns' income and ability to maintain distributions to its shareholders depend upon the ability of the Equity Inns' lessees to operate the Hotels in a manner sufficient to maintain or increase room revenues and to generate sufficient income in excess of operating expenses to make rent payments under Percentage Leases. Income from the Hotels may be adversely affected by adverse changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition from other hotel properties, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real property tax rates and other operating expenses, changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, floods and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of Equity Inns.

  Illiquidity of Real Estate

     Real estate investments are relatively illiquid. The ability of Equity Inns to vary its portfolio of hotels in response to changes in economic and other conditions is limited. There can be no assurance that Equity Inns will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price of any disposition will recoup or exceed the amount of Equity Inns' investment.

  Operational Risks of Rapid Growth

     Beginning with Equity Inns' initial public offering in March 1994, Equity Inns has acquired 104 hotels (of which 9 have been sold) and has contracted to acquire an additional 10 hotels, increasing the size and geographic dispersion of Equity Inns' hotel properties. Equity Inns' growth strategy also contemplates acquisitions of additional hotels that meet Equity Inns' investment criteria, further increasing the size and geographic diversification of its hotel properties. Failure of Equity Inns and its lessees to effectively manage such expanded operations could have a material adverse effect on the Hotels' operating results. Deteriorating operations could negatively impact revenues at the Hotels and, therefore, the lease payments under Percentage Leases and amounts available for distribution to shareholders of Equity Inns.

  Uninsured and Underinsured Losses

     Each Percentage Lease relating to the Equity Inns Hotels specifies comprehensive insurance to be maintained on each of the Hotels, including liability, fire and extended coverage. Management of Equity Inns believes such specified coverage is of the type and amount customarily obtained for or by an owner of real property assets. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or not economically insurable. The Equity Inns Board will use its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on Equity Inns' investments at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of Equity Inns' lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by Equity Inns might not be adequate to restore its economic position with respect to such property.

COMPETITION IN CERTAIN HOTEL MARKETS

     Both Equity Inns and RFS currently own or operate hotels in certain local markets. In several cases, such hotels are in direct competition for guests, so that following the Mergers, Equity Inns will own competing hotels in certain markets.

ENVIRONMENTAL MATTERS

     Equity Inns' operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of compliance with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner of operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to remediate such contaminated property properly, may adversely affect the owner's ability to sell, use or borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment or work place, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released ACMs or other hazardous materials. Environmental laws also may impose restrictions on the manner in which property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership of the Hotels, Equity Inns may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property or the cost of complying with environmental laws could materially adversely affect Equity Inns' results of operations and financial condition. Equity Inns and RFS obtained or will obtain Phase I environmental site assessments ("ESAs") on each of the Hotels in connection with their acquisition or certain financing transactions. The purpose of the Phase I ESAs is to identify potential environmental contamination and conditions and regulatory compliance concerns that are made apparent from historical reviews of the Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and storage tanks. The Phase I ESAs did not reveal any environmental contamination or conditions or compliance concerns that Equity Inns believes would have a material adverse effect on Equity Inns' business, assets, results of operations or liquidity, nor is Equity Inns aware of any such liability or concerns. Nevertheless, the Phase I ESAs generally did not include invasive procedures such as soil and groundwater sampling to detect contamination from former operations on the Hotels' sites or migrating from neighboring properties or caused by other third parties. Furthermore, it is possible that these Phase I ESAs do not reveal all environmental liabilities or conditions or compliance concerns or that there are material environmental liabilities or compliance concerns of which Equity Inns is unaware.

     The Clean Water Act (the "CWA") prohibited the Environmental Protection Agency (the "EPA") from requiring permits for all but a few (primarily industrial and certain municipal) discharges of storm water prior to October 1, 1994. Even though the moratorium ended, the EPA has not yet issued permitting regulations for non-industrial and non-municipal discharges of storm water. In October 1994, EPA officials indicated that all storm water discharges without permits were technically in violation of the CWA. The EPA proposed regulations in December 1997 to exempt non-industrial facilities from the permitting requirement. The EPA expects to finalize the proposal during 1998. Until that time, it is possible, though Equity Inns believes it is unlikely, that a court could determine that storm water drainage to a navigable waterway from one or more of the Hotel properties is a discharge in violation of the CWA since October 1, 1994. Penalties for non-compliance may be substantial. Although the EPA has stated that it will not take enforcement action against those storm water discharges formerly subject to the moratorium and Equity Inns is not aware of any current or reasonably likely penalties to be imposed for its storm water discharges, it is possible, given the uncertainty about the scope and timing of EPA or state regulations on the subject, that liability may exist.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS

     Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While Equity Inns believes that the Hotels are substantially in compliance with these requirements, a determination that the Hotels are not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the Hotels, including changes to building codes and fire and life safety codes, may occur. If Equity Inns were required to make substantial modifications at the Hotels to comply with the ADA or other changes in governmental rules and regulations, Equity Inns' ability to make distributions to its shareholders could be adversely affected.

INCREASE IN PROPERTY TAXES

     Each Hotel is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which Equity Inns invests may increase or decrease as tax rates change and as the properties are assessed or reassessed by taxing authorities. Moreover, there is a risk that some or all of the RFS Hotels could be reappraised at a substantially higher value for property tax purposes on account of the Mergers, which could result in significantly higher property taxes. If property taxes increase, Equity Inns' ability to make distributions to its shareholders could be adversely affected.

GROUND LEASES

     Certain of the Hotels are subject to ground leases with third party lessors. In addition, Equity Inns may acquire hotels in the future that are subject to ground leases. Any proposed sale of a property that is subject to a ground lease or any proposed assignment of a leasehold interest in the ground lease may require the consent of third party lessors. As a result, Equity Inns may not be able to sell, assign, transfer or convey its interest in any such property in the future absent the consent of such third parties, even if such transaction may be in the best interests of the shareholders of Equity Inns.

     Under its existing ground lease and mortgages, RFS will be required to obtain the consent of third parties to consummate the Mergers. Although RFS expects to obtain such consents, there can be no assurance that they will be obtained.

RISKS OF OPERATING HOTELS UNDER FRANCHISE AGREEMENTS

     Substantially all of Hotels are subject to franchise agreements and the franchise licenses are held by the lessees. Franchisors require certain capital improvements to the Hotels as a condition to the transfer of the franchise agreements for those Hotels. During the year ended December 31, 1997, Equity Inns spent approximately $18.1 million for capital improvements to the Equity Inns Current Hotels and, following consummation of the Mergers, expects to spend an additional aggregate amount of approximately $25.0 million for capital improvements to the Hotels during 1998. Equity Inns intends to fund such improvements out of cash from operations, cash balances or available borrowing capacity under the Unsecured Line of Credit. Failure to complete the improvements in a manner satisfactory to the franchisors could result in the cancellation of the franchise agreements. Generally, the continuation of hotel franchises is subject to specified operating standards and other terms and conditions. Franchisors periodically inspect their licensed properties to confirm adherence to operating standards. The failure of a Hotel, Equity Inns or the lessee to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that a franchisor could condition the continuation of a franchise license on the completion of capital improvements which the Equity Inns Board determines are too expensive or otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the Equity Inns Board may elect to allow the franchise license to lapse. The consent of certain franchisors to the transfer of the RFS Hotels pursuant to the Mergers and the issuance of franchise licenses to the new lessees have not yet been obtained. If such consent is withheld, the Mergers could result in the termination of such franchise licenses. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

ABILITY OF BOARD OF DIRECTORS TO CHANGE CERTAIN POLICIES

     The major policies of Equity Inns, including the Equity Inns Debt Policy and its policies with respect to acquisitions, financing, growth, operations and distributions are determined by the Equity Inns Board. The Equity Inns Board may amend or revise these and other policies from time to time without a vote of the shareholders of Equity Inns.

LIMITATION ON ACQUISITION AND CHANGE IN CONTROL

     Certain provisions of Tennessee law and of the Equity Inns Charter and the bylaws of Equity Inns as currently in effect (the "Equity Inns Bylaws") may have the effect of discouraging a third party from making an acquisition proposal for Equity Inns and could delay, defer or prevent a change in control of Equity Inns or other transaction under circumstances that could give the holders of Equity Inns Common Stock the opportunity to realize a premium over the then-prevailing market price of the Equity Inns Common Stock. Such provisions include the following:

  Equity Inns Ownership Limitation

     The Equity Inns Ownership Limitation (as defined below and as described under "Description of Capital Stock of Equity Inns -- Charter and Bylaw Provisions -- Restrictions on Transfer"), which provides that no person may own, directly or indirectly, more than 9.9% of the outstanding shares of any class of Equity Inns stock, may have the effect of precluding an acquisition of control of Equity Inns by a third party without the approval of the Equity Inns Board, even if the change of control is in the Equity Inns' shareholders' interests.

  Staggered Board

     The Equity Inns Board has three classes of directors. The current terms of Equity Inns' directors expire in 1999, 2000 and 2001, respectively. Directors for each class will be elected for a three-year term upon the expiration of that class' term. The staggered terms of directors may affect the shareholders' ability to change control of Equity Inns, even if such a change were in the shareholders' interests. See "Description of Capital Stock of Equity
Inns -- Charter and Bylaw Provisions -- Staggered Board of Directors." The foregoing may also discourage offers or other bids for the Equity Inns Common Stock at a premium over the then-prevailing market price.

  Authority to Issue Preferred Stock

     The Equity Inns Charter authorizes the Equity Inns Board to issue up to 10,000,000 shares of Equity Inns' preferred stock, $.01 par value per share ("Equity Inns Preferred Stock") and to establish the preferences and rights of any shares issued. See "Description of Capital Stock of Equity Inns -- Preferred Stock." The issuance of Equity Inns Preferred Stock may have the effect of delaying or preventing a change in control of Equity Inns even if a change in control were in the shareholders' interests.

  Tennessee Anti-Takeover Statutes

     As a Tennessee corporation, Equity Inns is subject to various legislative acts set forth in Chapter 103 of the TBCA, which impose certain restrictions and require certain procedures with respect to certain takeover offers and business combinations, including, but not limited to, combinations with interested shareholders and share repurchases from certain shareholders. See "Description of Capital Stock of Equity Inns -- Tennessee Anti-Takeover Statutes."

TAX RISKS

  Failure of the REIT Merger to Qualify as a Tax-Free Reorganization Would Subject RFS Shareholders to Federal Income Tax

     The REIT Merger is intended to be a tax-free reorganization for federal income tax purposes. Although Equity Inns and RFS will not request a ruling from the U.S. Internal Revenue Service (the "Service" or the "IRS") that the REIT Merger qualifies as a tax-free reorganization, Equity Inns will on the Closing Date receive an opinion of its counsel, Baker, Donelson, Bearman & Caldwell ("Baker Donelson"), and RFS will receive an opinion of its counsel, Hunton & Williams, that, based on certain assumptions and representations, the REIT Merger will so qualify. Persons receiving this Joint Proxy Statement/Prospectus should be aware that opinions of counsel are not binding on the Service or any court. If the REIT Merger fails to qualify as a tax-free reorganization, such transaction would be treated for federal income tax purposes as a taxable sale by

RFS of all its assets to Equity Inns, followed by a taxable liquidation of RFS. In that event, each RFS shareholder would be subject to tax on the amount by which the value of the Equity Inns Common Stock and cash received in the REIT Merger exceeded his adjusted basis in his RFS Capital Stock. In addition, RFS would likely incur a substantial tax liability that would be assumed by the Surviving Corporation (a wholly-owned subsidiary of Equity Inns) by reason of the REIT Merger, which could have a material adverse effect on Equity Inns' financial condition.

  Failure to Qualify as a REIT After the REIT Merger Would Subject Equity Inns to Federal Income Tax

     Each of Equity Inns and RFS has operated, and following the REIT Merger, Equity Inns will continue to operate, in a manner that is intended to meet all requirements for qualification as a REIT under sections 856 through 859 of the Code. Although neither Equity Inns nor RFS intends to request a ruling from the Service as to its REIT status, Equity Inns will receive (i) an opinion from Baker Donelson, its counsel, upon the closing of the REIT Merger that, based on certain assumptions and representations, Equity Inns so qualifies, and (ii) an opinion from Hunton & Williams, RFS' counsel, upon the closing of the REIT Merger that, based on certain assumptions and representations, RFS so qualifies. RFS will receive an opinion from Baker Donelson, Equity Inns' counsel, upon the closing of the REIT Merger that, based on certain assumptions and representations, Equity Inns qualifies as a REIT. Persons receiving this Joint Proxy Statement/Prospectus should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinions represent the view's of Baker Donelson and Hunton & Williams, respectively, based on their review and analysis of existing law, which includes no controlling precedent. The continued qualification of Equity Inns as a REIT after the REIT Merger will depend on (i) RFS' qualification as a REIT prior to the REIT Merger and (ii) Equity Inns' satisfaction of certain asset, income, organizational, and shareholder ownership requirements on a continuing basis.

     If Equity Inns were to fail to qualify as a REIT in any taxable year, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to its shareholders would not be deductible in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to shareholders, which in turn could have an adverse impact on the value of, and trading prices for, the Equity Inns Common Stock. In addition, Equity Inns might be required to liquidate certain investments or borrow funds to pay the applicable tax. Unless entitled to relief under certain Code provisions, Equity Inns would be precluded from reinstatement as a REIT for the four taxable years following loss of REIT status.

  Failure to Satisfy Distribution Requirements Will Result in the Imposition of Corporate Income and/or Excise Tax

     Each of Equity Inns and RFS must distribute annually at least 95% of its taxable income (excluding any net capital gain) in order to maintain REIT status and to avoid corporate income taxation of the earnings that it distributes. In addition, each of Equity Inns and RFS will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and
(iii) 100% of its undistributed taxable income from prior REIT taxable years. To the extent that Equity Inns or RFS elects to retain and pay income tax on the net long-term capital gains it receives during a taxable year, such amounts will be treated as having been distributed for purposes of the 4% excise tax.

     Each of Equity Inns and RFS has made, and after the REIT Merger, Equity Inns intends to continue to make, distributions to its shareholders to comply with the 95% distribution requirement and to avoid both corporate income tax and the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require Equity Inns or RFS to borrow funds or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid corporate income tax and the nondeductible excise tax. The requirement to distribute a substantial portion of Equity Inns' or RFS' taxable income could cause Equity Inns or RFS (i) to sell assets in adverse market conditions to meet those distribution requirements, or
(ii) to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures, or repayment of debt. Gain from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% penalty tax.

  Failure of Equity Inns OP or RFS OP to be Classified as a Partnership for Federal Income Tax Purposes; Impact on REIT Status

     Equity Inns believes that Equity Inns OP (and its subsidiary partnerships), and RFS believes that RFS OP (and its subsidiary partnerships), will be classified as a partnership for federal income tax purposes. However, neither Equity Inns nor RFS intends to request a ruling from the Service that the Equity Inns OP (and its subsidiary partnerships) or RFS OP (and its subsidiary partnerships), as applicable, will be treated as a partnership for federal income tax purposes. If the Service were to challenge successfully the tax status of Equity Inns OP or RFS OP as a partnership for federal income tax purposes, such partnership would be taxable as a corporation. In such event, Equity Inns or RFS, as applicable, would cease to qualify as a REIT for a variety of reasons. Furthermore, the imposition of a corporate tax on Equity Inns OP or RFS OP would substantially reduce the amount of cash available for distribution to Equity Inns or RFS and its shareholders.

EQUITY INNS OWNERSHIP LIMITATION

     In order for Equity Inns to maintain its qualification as a REIT, no more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year. Furthermore, if any holder of an equity interest in an Equity Inns Lessee owns, actually or constructively, 10% or more of the stock of Equity Inns, such lessee could become a related party tenant, which likely would result in loss of REIT status for Equity Inns. For the purpose of preserving Equity Inns' REIT qualification, the Equity Inns Charter prohibits direct or indirect ownership of more than 9.9% of the outstanding shares of any class of Equity Inns stock by any person or group (the "Equity Inns Ownership Limitation"), subject to adjustment as described below. Generally, the capital stock owned by affiliated owners will be aggregated for purposes of the Equity Inns Ownership Limitation.

     Any transfer of shares that would prevent Equity Inns from continuing to qualify as a REIT under the Code will be void ab initio, and the intended transferee of such shares will be deemed never to have had an interest in such shares. Further, if, in the opinion of the Equity Inns Board, (i) a transfer of shares would result in any shareholder or group of shareholders acting together owning shares in excess of the Equity Inns Ownership Limitation or (ii) a proposed transfer of shares may jeopardize the qualification of Equity Inns as a REIT under the Code, the Equity Inns Board may, in its sole discretion, refuse to allow the shares to be transferred to the proposed transferee. Finally, Equity Inns may, in the discretion of the Equity Inns Board, redeem any stock held of record by any shareholder in excess of the Equity Inns Ownership Limitation.

     The Equity Inns Charter sets the redemption price of the stock to be redeemed at the lesser of the market price on the date Equity Inns provides written notice of redemption or the date such stock was purchased, subject to certain provisions of Tennessee law. Therefore, the record holder of stock in excess of the Equity Inns Ownership Limitation may experience a financial loss when such shares are redeemed, if the market price falls between the date of purchase and the date of notice of redemption. See "Description of Capital Stock of Equity Inns -- Charter and Bylaw Provisions -- Restrictions on Transfer" and "Federal Income Tax Considerations -- Requirements for Qualification."

EFFECT OF MARKET INTEREST RATES ON THE PRICE OF EQUITY INNS COMMON STOCK

     One of the factors that may affect the price of shares of Equity Inns Common Stock is the amount of its distributions to shareholders in comparison to yields on other financial instruments. An increase in market interest rates would provide higher yields on other financial instruments, which could adversely affect the price of the shares of Equity Inns Common Stock.

RELIANCE ON KEY PERSONNEL AND BOARD OF DIRECTORS

     Shareholders of Equity Inns will have no right to participate in Equity Inns' management except through the exercise of their voting rights. The Equity Inns Board will be responsible for oversight of the management of Equity Inns. Equity Inns' future success will be dependent in part on its ability to retain key personnel.

RISKS RELATING TO "YEAR 2000" ISSUE

     Many existing computer programs were designed to use only two digits to identify a year in the date field without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. Equity Inns is addressing the "Year 2000" issue with respect to its operations. Failure of Equity Inns or its lessees to properly or timely resolve the "Year 2000" issue could have a material adverse effect on Equity Inns' business.

                         SELECTED FINANCIAL INFORMATION

     The following tables set forth selected consolidated historical and pro forma financial information for Equity Inns and selected combined historical financial data for the McNeill Initial Hotels that were the accounting predecessor to Equity Inns.

     With respect to Equity Inns, the following table sets forth (i) selected consolidated historical operating and other financial information for the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996, 1995 and the period from March 1, 1994 (Inception) through December 31, 1994, (ii) selected consolidated historical balance sheet data as of March 31, 1998 and 1997, and December 31, 1997, 1996, 1995 and 1994, (iii) selected consolidated pro forma operating and other financial information for the three months ended March 31, 1998 and the year ended December 31, 1997, and (iv) selected consolidated pro forma balance sheet data as of March 31, 1998.

     The selected consolidated historical financial information for Equity Inns has been derived from the consolidated historical financial statements of Equity Inns audited by Coopers & Lybrand L.L.P., independent accountants, whose reports with respect thereto are incorporated by reference in this Joint Proxy Statement/Prospectus. The selected consolidated historical financial data as of and for the three months ended March 31, 1998 and 1997 have been derived from the unaudited consolidated financial statements of Equity Inns, which have been prepared by management of Equity Inns on the same basis as the audited financial statements of Equity Inns, and, in the opinion of management of Equity Inns, include all adjustments consisting of normal recurring accruals that Equity Inns considers necessary for a fair presentation of the results for such periods in accordance with generally accepted accounting principles ("GAAP"). Such results of operations for the three months ended March 31, 1998 are not necessarily indicative of results to be anticipated for the entire year.

     The selected combined historical financial data for McNeill Initial Hotels are presented for the period from January 1, 1994 to February 28, 1994 and the year ended December 31, 1993 and represent the historical financial data for four hotels acquired by Equity Inns from affiliates of Equity Inns' Chairman of the Board and Chief Executive Officer upon completion of Equity Inns' initial public offering.

     The pro forma operating and other information is presented as if the following occurred on January 1, 1997: (i) the acquisition of 41 hotels acquired by Equity Inns in 1997 (the "1997 Hotel Acquisitions"); (ii) the consummation of Equity Inns' May and November 1997 common stock offerings (the "1997 Offerings") and Equity Inns' February and March 1998 common stock offerings (the "1998 Offerings"); (iii) certain RFS transactions, including the acquisition of 9 hotels in 1997 and the consummation of a common stock offering in March 1998; and (iv) the Mergers; and therefore incorporates certain assumptions that are included in the notes to the pro forma financial statements included elsewhere herein, including certain assumptions with respect to the rent terms under Substitute RFS Hotel Leases for the 57 RFS Hotels currently subject to the Promus Leases. The pro forma financial information excludes the pro forma effects of the Equity Inns Acquisition Hotels. See "Unaudited Pro Forma Financial Information." and "Risk Factors -- Risks Associated with the
Mergers -- Termination/Replacement of Promus Leases." The pro forma balance sheet data is presented as if the Mergers had occurred as of March 31, 1998. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations of Equity Inns.

                                  EQUITY INNS

           SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     THREE MONTHS ENDED
                                          MARCH 31,                                              HISTORICAL
                             -----------------------------------                             -------------------
                                         (UNAUDITED)                     YEAR ENDED              YEAR ENDED
                                                HISTORICAL            DECEMBER 31, 1997       DECEMBER 31, 1997
                             PRO FORMA    ----------------------   -----------------------   -------------------
                                1998         1998         1997     PRO FORMA    HISTORICAL     1996       1995
                             ----------   -----------   --------   ----------   ----------   --------   --------
                                                                   (UNAUDITED)
Operating Data:
  Percentage lease
    revenues(1)............  $   46,312    $ 21,407     $ 11,778   $  193,605    $ 70,590    $ 38,314   $ 24,101
  Gain on sale of hotel
    properties.............         523                                   666         666
  Other income.............         256         170           17          625         505         116         44
                             ----------    --------     --------   ----------    --------    --------   --------
        Total revenue......      47,091      21,577       11,795      194,896      71,761      38,430     24,145
Expenses:
  Real estate and personal
    property taxes.........       5,359       2,433        1,310       20,027       6,688       3,693      2,158
  Depreciation and
    amortization...........      15,292       6,682        3,846       59,469      20,214      11,631      6,904
  Advisory fees............
  Interest.................       9,771       4,291        2,145       39,705      12,601       4,382      3,701
  Amortization of loan
    costs..................         339         213          189        1,540       1,013       1,565        793
  General and
    administrative.........       1,666       1,410          935        5,167       4,142       1,975      1,438
  Amortization of unearned
    directors' and
    officers'
    compensation...........          23          23           23           92          92          33         31
  Rental expense...........         243         207           61          994         566         218        107
  Loss on sale of hotel
    properties.............                                             1,164
                             ----------    --------     --------   ----------    --------    --------   --------
        Total expenses.....      32,693      15,259        8,509      128,158      45,316      23,497     15,132
  Income before
    extraordinary item and
    minority interest......      14,398       6,318        3,286       66,738      26,445      14,933      9,013
  Extraordinary charge from
    write-off of deferred
    financing fees.........                                                         1,984
                             ----------    --------     --------   ----------    --------    --------   --------
  Income before minority
    interest...............      14,398       6,318        3,286       66,738      24,461      14,933      9,013
  Minority interest........       1,017         314          119        4,716         918         460        502
                             ----------    --------     --------   ----------    --------    --------   --------
        Net income.........  $   13,381    $  6,004     $  3,167   $   62,022    $ 23,543    $ 14,473   $  8,511
                             ==========    ========     ========   ==========    ========    ========   ========
Net income per share:(2)
  Basic....................  $      .18    $    .17     $    .13   $      .83    $    .82    $    .69   $    .70
                             ==========    ========     ========   ==========    ========    ========   ========
  Diluted..................  $      .18    $    .17     $    .13   $      .83    $    .82         .69   $    .70
                             ==========    ========     ========   ==========    ========    ========   ========
  Weighted average number
    of common shares
    outstanding:(3)
  Basic....................      75,004      35,221       23,693       74,926      28,773      20,957     12,227
                             ==========    ========     ========   ==========    ========    ========   ========
  Diluted..................      80,847      37,160       24,595       80,769      29,963      21,657     12,920
                             ==========    ========     ========   ==========    ========    ========   ========
Balance Sheet Data:
  Investment in hotel
    properties, net........  $1,582,369    $619,606     $355,059   $1,571,659    $617,072    $309,202   $218,429
  Total assets.............   1,664,496     647,584      377,162    1,631,353     635,525     317,880    225,067
  Minority interest in
    partnership............      77,035      19,084        8,866       77,400      19,035       7,728      6,073
  Debt.....................     579,269     230,871      138,641      539,290     233,206      77,399     74,939
  Shareholders' equity.....     977,924     375,147      220,028      981,637     360,172     222,951    137,493


                                HISTORICAL
                             -----------------
                               MARCH 1, 1994
                                (INCEPTION)
                                  THROUGH
                             DECEMBER 31, 1994
                             -----------------

Operating Data:
  Percentage lease
    revenues(1)............      $  9,505
  Gain on sale of hotel
    properties.............
  Other income.............           293
                                 --------
        Total revenue......         9,798
Expenses:
  Real estate and personal
    property taxes.........           983
  Depreciation and
    amortization...........         2,546
  Advisory fees............           164
  Interest.................           390
  Amortization of loan
    costs..................           153
  General and
    administrative.........           407
  Amortization of unearned
    directors' and
    officers'
    compensation...........            26
  Rental expense...........            28
  Loss on sale of hotel
    properties.............
                                 --------
        Total expenses.....         4,697
  Income before
    extraordinary item and
    minority interest......         5,101
  Extraordinary charge from
    write-off of deferred
    financing fees.........
                                 --------
  Income before minority
    interest...............         5,101
  Minority interest........           481
                                 --------
        Net income.........      $  4,620
                                 ========
Net income per share:(2)
  Basic....................      $    .60
                                 ========
  Diluted..................      $    .60
                                 ========
  Weighted average number
    of common shares
    outstanding:(3)
  Basic....................         7,745
                                 ========
  Diluted..................         8,551
                                 ========
Balance Sheet Data:
  Investment in hotel
    properties, net........      $140,970
  Total assets.............       145,555
  Minority interest in
    partnership............         6,081
  Debt.....................        45,838
  Shareholders' equity.....        89,802


                                     THREE MONTHS ENDED
                                          MARCH 31,                                              HISTORICAL
                             -----------------------------------                             -------------------
                                         (UNAUDITED)                     YEAR ENDED              YEAR ENDED
                                                HISTORICAL            DECEMBER 31, 1997       DECEMBER 31, 1997
                             PRO FORMA    ----------------------   -----------------------   -------------------
                                1998         1998         1997     PRO FORMA    HISTORICAL     1996       1995
                             ----------   -----------   --------   ----------   ----------   --------   --------
                                                                   (UNAUDITED)
Cash Flow Data:
  Cash flows provided by
    operating
    activities(4)..........  $   30,052    $  9,090     $  6,440   $  127,839    $ 50,402    $ 26,200   $ 17,517
    Cash flows provided by
      (used in) investing
      activities(5)........      (9,483)     (9,146)     (58,191)       8,415    (314,089)   (101,175)   (84,731)
    Cash flows provided by
      (used in) financing
      activities(6)........       5,940       6,189       51,745     (218,942)    263,748      74,971     66,261
Other Data:
  Funds from
    operations(7)..........  $   29,030    $ 12,930     $  7,071   $  126,136    $ 45,748    $ 26,397   $ 15,804


                                HISTORICAL
                             -----------------
                               MARCH 1, 1994
                                (INCEPTION)
                                  THROUGH
                             DECEMBER 31, 1994
                             -----------------
Cash Flow Data:
  Cash flows provided by
    operating
    activities(4)..........      $  6,958
    Cash flows provided by
      (used in) investing
      activities(5)........      (145,613)
    Cash flows provided by
      (used in) financing
      activities(6)........       139,740
Other Data:
  Funds from
    operations(7)..........      $  7,611

---------------

(1) The pro forma information assumes Equity Inns owned and leased the Equity Inns Current Hotels and the RFS Hotels throughout the periods presented. Amounts represent pro forma lease revenue from Equity Inns' lessees, calculated by applying the rent provisions of the Percentage Leases to the historical revenue of the Equity Inns Current Hotels and three of the RFS Hotels. With respect to 57 of the RFS Hotels currently subject to the Promus Leases, which leases Equity Inns is expected to request to be terminated and to be replaced by Substitute RFS Hotel Leases, pro forma lease revenues represent Equity Inns' management's estimate of the rent provisions for such Substitute RFS Hotel Leases following the Mergers. The actual rent provisions in such Substitute RFS Hotel Leases may vary from the estimates used in developing the pro forma lease payments. See "Risk Factors -- Risks Associated With the Mergers -- Termination/Replacement of Promus Leases." For hotels that began operations in the periods presented, an estimate for base rent payments has been assumed for the period prior to opening.
(2) Net income per common share--basic, is computed by dividing net income by the weighted average number of common shares outstanding. Net income per common share--diluted, is computed by dividing income before minority interest by the weighted average number of common shares and equivalents outstanding. Common share equivalents that have a dilutive effect represent stock options issued to officers and key employees and Equity Inns OP Units.
(3) The pro forma weighted average number of common shares outstanding, basic and diluted, includes the common shares outstanding after the consummation of the Mergers, the 1997 Offerings, the 1998 Offerings, and the RFS March 1998 common stock offering. See "Unaudited Pro Forma Financial Information."
(4) Pro forma cash provided by operating activities represents net income plus minority interest, depreciation and amortization, amortization of loan costs, and amortization of unearned directors' compensation. There are no pro forma adjustments for changes in working capital items.
(5) Pro forma cash provided by (used in) investing activities assumes the acquisition of the Equity Inns Current Hotels acquired after January 1, 1997 and the acquisition of the RFS Hotels had occurred prior to January 1, 1997, and includes funds used for capital improvements required by franchisors and the greater of funds used for additional capital expenditures or the amounts required by the Percentage Leases and the Unsecured Line of Credit to be made available for capital improvements. Amount also includes proceeds from the sales of hotel properties.
(6) Pro forma cash provided by financing activities is based on distributions per share and per Equity Inns OP Unit of $.31 for the first quarter of 1998 and $1.14 for the year ended December 31, 1997. Additionally, pro forma cash provided by financing activities assumes the Mergers, the 1997 Offerings, the 1998 Offerings, the RFS March 1998 common stock offering, and borrowings in connection with the acquisitions of the Equity Inns Current Hotels and the RFS Hotels, had occurred prior to January 1, 1997. See "Unaudited Pro Forma Financial Information."
(7) The following table computes FFO under the NAREIT definition. FFO under the NAREIT definition consists of net income, (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructurings and sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures.

                                  EQUITY INNS

           SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA



                                                                                                   HISTORICAL
                                                                                     --------------------------------------
                             THREE MONTHS ENDED MARCH 31,                                                   MARCH 31, 1994
                             ----------------------------     FOR THE YEAR ENDED     FOR THE YEAR ENDED      (INCEPTION)
                             PRO FORMA      HISTORICAL        DECEMBER 31, 1997         DECEMBER 31,           THROUGH
                             ---------   ----------------   ----------------------   -------------------     DECEMBER 31,
                               1998       1998      1997    PRO FORMA   HISTORICAL     1996       1995           1994
                             ---------   -------   ------   ---------   ----------   --------   --------   ----------------
Income before extraordinary
  item and minority
  interest.................   $14,398    $ 6,318   $3,286   $ 66,738     $26,445     $14,933    $ 9,013         $5,101
Less:
  Gain on sale of hotel
    properties.............      (523)                          (666)       (666)
Add:
  Depreciation of
    buildings, furniture
    and fixtures...........    15,155      6,612    3,785     58,900      19,969      11,464      6,791          2,510
  Loss on sale of hotel
    properties.............                                    1,164
                              -------    -------   ------   --------     -------     -------    -------         ------
Funds from operations......   $29,030    $12,930   $7,071   $126,136     $45,748     $26,397    $15,804         $7,611
                              =======    =======   ======   ========     =======     =======    =======         ======

     Industry analysts generally consider FFO to be an appropriate measure of the performance of an equity REIT. FFO should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance, or to cash flows from operating, investing, or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements, or principal repayment of debt.

                             MCNEILL INITIAL HOTELS

                  SELECTED COMBINED HISTORICAL FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

                                                              JANUARY 1, 1994
                                                                     TO
                                                                FEBRUARY 28,         YEAR ENDED
                                                                    1994          DECEMBER 31, 1993
                                                              ----------------    -----------------
Operating Data:
  Room revenue..............................................       $1,026              $6,052
  Other revenue.............................................           46                 286
                                                                   ------              ------
  Total revenue.............................................        1,072               6,338
  Hotel operating expenses..................................          657               3,628
  Depreciation and amortization.............................          116                 699
  Interest..................................................          218               1,036
  Other corporate expenses..................................           82                 614
                                                                   ------              ------
          Net income (loss).................................       $   (1)             $  361
                                                                   ======              ======

     The following tables set forth selected consolidated historical financial data for RFS for the years ended December 31, 1997, 1996, 1995, 1994 and the period from August 13, 1993 (Inception) through December 31, 1993. The selected balance sheet data for the period is presented as of December 31, 1997, 1996, 1995, 1994 and 1993.

     The selected financial data set forth below is qualified in its entirety by and should be read in conjunction with the consolidated financial statements and notes thereto for RFS included in RFS' Annual Report on Form 10-K for the year ended December 31, 1997, which has been incorporated herein by reference.

                                      RFS

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          THREE MONTHS
                                         ENDED MARCH 31,
                                           (UNAUDITED)            FOR THE YEAR ENDED DECEMBER 31,          AUGUST 13, 1993
                                       -------------------   -----------------------------------------   (INCEPTION) THROUGH
                                         1998       1997       1997       1996       1995       1994      DECEMBER 31, 1993
                                       --------   --------   --------   --------   --------   --------   --------------------
OPERATING DATA:
Percentage lease revenue.............  $ 22,023   $ 17,863   $ 82,949   $ 61,594   $ 47,249   $ 21,666         $ 1,907
Gain on sale of hotel properties.....       523
Other income.........................        86         44        120        392      1,058      1,688             104
        Total revenue................    22,632     17,907     83,069     61,986     48,307     23,354           2,011
EXPENSES:
Real estate taxes and property and
  casualty insurance.................     2,488      1,947      8,357      6,289      5,019      2,201             226
Depreciation and amortization........     4,951      3,945     17,809     11,047      8,687      3,832             356
Advisory fees........................                                                               28              23
Interest.............................     3,548      1,938     11,562      3,204        592         25
Amortization of loan costs...........       243        144        913        398        310        116              16
General and administrative...........     1,409      1,184      4,499      4,237      2,007      2,457             154
Amortization of unearned officers'
  and directors' compensation........       196        184        738        632        427        308
Rental expense.......................        36         36        180        180        180         36
Loss on sale of hotel properties.....                           1,164        244
Write-down of hotel property.........                                        668
                                       --------   --------   --------   --------   --------   --------         -------
        Total expenses...............    12,871      9,378     45,222     26,899     17,222      9,003             775
Income before minority interest......     9,761      8,529     37,847     35,087     31,085     14,351           1,236
Minority interest....................      (936)      (835)    (3,615)      (500)      (439)      (195)            (28)
                                       --------   --------   --------   --------   --------   --------         -------
Net income...........................     8,825      7,694     34,232     34,587     30,646     14,156           1,208
Preferred stock dividends............      (348)      (348)    (1,412)    (1,195)
                                       --------   --------   --------   --------   --------   --------         -------
Net income applicable to common
  shareholders.......................  $  8,477   $  7,346   $ 32,820   $ 33,392   $ 30,646   $ 14,156         $ 1,208
                                       ========   ========   ========   ========   ========   ========         =======
Net income per share:
  Basic..............................  $   0.35   $   0.30   $   1.35   $   1.37   $   1.26   $   0.94         $  0.25
                                       ========   ========   ========   ========   ========   ========         =======
  Diluted............................  $   0.35   $   0.30   $   1.34   $   1.37   $   1.26   $   0.94         $  0.25
                                       ========   ========   ========   ========   ========   ========         =======
Weighted average number of common
  shares outstanding:
  Basic..............................    24,380     24,385     24,389     24,353     24,294     15,348           4,949
  Diluted............................    27,070     27,048     27,099     24,711     24,620     15,542           5,060
BALANCE SHEET DATA:
Investment in hotel properties,
  net................................  $581,278   $514,751   $573,826   $415,618   $363,014   $294,509         $49,722
Hotels under development.............    13,831     13,220     15,739      7,325      1,083
Total assets.........................   637,202    546,872    617,128    499,129    376,926    346,870          80,754
Minority interests in partnership....    36,170     36,268     36,235      4,551      4,509      5,218           1,215
Debt.................................   222,621    144,752    208,909    133,064     30,186      2,420
Shareholders' equity.................   370,625    362,650    362,070    357,482    338,813    335,893          78,807

                              THE SPECIAL MEETINGS

THE EQUITY INNS SPECIAL MEETING

     Time, Place and Date. The Equity Inns Special Meeting will be held at the corporate offices of Equity Inns, 4735 Spottswood, Suite 102, Memphis, Tennessee
38117 on July   , 1998 at 2:00 p.m. local time.

     Purpose. At the Equity Inns Special Meeting, holders of shares of Equity Inns Common Stock will consider and vote upon the Equity Inns Proposals and transact such other business as may properly come before the Equity Inns Special Meeting or any adjournment or postponement thereof. A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Annex I.

     Record Date; Quorum. Only Equity Inns shareholders of record as of the close of business on the Equity Inns Record Date are entitled to notice of and to vote at the Equity Inns Special Meeting. As of the close of business on the
Equity Inns Record Date,        shares of Equity Inns Common Stock. A majority
of the issued and outstanding shares of Equity Inns Common Stock must be present, in person or by proxy, at the Equity Inns Special Meeting in order to constitute a quorum. A quorum is necessary for effective shareholder action at the Equity Inns Special Meeting.

     Voting Rights; Votes Required for Approval. Each outstanding share of Equity Inns Common Stock is entitled to one vote. The affirmative vote of the holders of record of a majority of the shares of Equity Inns Common Stock outstanding as of the close of business on the Equity Inns Record Date is required to approve the Merger Proposal. Accordingly, if you are an Equity Inns shareholder and fail to return your proxy card or to vote in person at the Equity Inns Special Meeting, the effect will be a vote against the Merger Proposal. If a quorum is present at the Equity Inns Special Meeting and the Merger Proposal is approved, the Charter Amendment Proposal and the Plan Amendment Proposal, respectively, will be approved if the votes cast in favor of the Charter Amendment Proposal and Plan Amendment Proposal, respectively, exceed the votes cast in opposition to the Charter Amendment Proposal and Plan Amendment Proposal, respectively.

     Proxies; Revocation and Solicitation of Proxies. Equity Inns Common Stock represented by properly executed and unrevoked proxies will be voted at the Equity Inns Special Meeting in accordance with the directions contained therein. If no direction is made in a properly executed and unrevoked proxy, the named holders of such proxy will vote all shares of Equity Inns Common Stock represented by such proxy (i) FOR the approval of the Merger Proposal, (ii) FOR the approval of the Charter Amendment Proposal, and (iii) FOR the approval of the Plan Amendment Proposal. In the event of any vote to adjourn the Equity Inns Special Meeting in order to allow Equity Inns to solicit votes in favor of the Merger Proposal, proxies voting AGAINST approval of the Merger Proposal will be voted AGAINST the motion to adjourn the Equity Inns Special Meeting.

     Any Equity Inns shareholder giving a proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of Equity Inns or by voting in person at the Equity Inns Special Meeting; however, mere attendance at the Equity Inns Special Meeting will not in and of itself have the effect of revoking the proxy. Any written notice revoking a proxy for the Equity Inns Special Meeting should be sent to Equity Inns, Inc., 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, Attention: Secretary, or should be hand-delivered to the Secretary at or before the taking of the vote at the Equity Inns Special Meeting. Any Equity Inns shareholder may attend the Equity Inns Special Meeting and vote in person, whether or not he has previously given a proxy.

     Equity Inns will bear the costs of soliciting proxies from Equity Inns shareholders. In addition to soliciting proxies by mail, directors, officers and employees of Equity Inns may solicit proxies by telephone, in person or otherwise, each without receiving additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries (collectively, "Fiduciaries") to forward solicitation materials to the beneficial owners of Equity Inns Common Stock held of record by such persons, and arrangements may be made with Fiduciaries to obtain authority to sign proxies. Equity Inns will reimburse Fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Equity Inns expects to utilize the services of Corporate Communications to solicit proxies for the Equity Inns Special Meeting and expects that the cost of such services will not exceed $5,500, plus out-of-pocket expenses.

     Shares represented at the Equity Inns Special Meeting but not voted for or against a proposal, such as abstentions or "broker non-votes," will be counted in determining a quorum. For purposes of determining the votes required for the approval of the Merger Proposal, shares of Equity Inns Common Stock that are not voted in favor of the Merger Proposal, including abstentions and "broker non-votes", will have the same legal effect as a vote against the matter. Abstentions and "broker non-votes," will have no effect on the outcome of the vote on the Charter Amendment Proposal and the Plan Amendment Proposal. A "broker non-vote" refers to shares represented at the Equity Inns Special Meeting in person or by proxy by a broker or nominee where such broker or nominee does not vote the shares because it (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) does not have discretionary voting power on such matter.

     THE EQUITY INNS BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND APPROVED EACH OF THE CHARTER AMENDMENT PROPOSAL AND PLAN AMENDMENT PROPOSAL, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF EQUITY INNS APPROVE THE EQUITY INNS PROPOSALS.

THE RFS SPECIAL MEETING

     Time, Place and Date. The RFS Special Meeting will be held at the corporate offices of RFS, 850 Ridge Lake Boulevard, Suite 220, Memphis,
Tennessee 38120 on July   , 1998 at 2:00 p.m. local time.

     Purpose. At the RFS Special Meeting, holders of shares of RFS Capital Stock will consider and vote upon the RFS Proposal and transact such other business as may properly come before the RFS Special Meeting or any adjournment or postponement thereof. A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Annex I.

     Record Date; Quorum. Only RFS shareholders of record as of the close of business on the RFS Record Date are entitled to notice of and to vote at the RFS Special Meeting. As of the close of business on the RFS Record Date, shares of RFS Common Stock and 973,684 shares of RFS Preferred Stock were outstanding. A majority of the issued and outstanding shares of RFS Capital Stock must be present, in person or by proxy, at the RFS Special Meeting in order for a quorum to exist. A quorum is necessary for a valid RFS Special Meeting.

     Voting Rights; Votes Required for Approval. Each outstanding share of RFS Capital Stock is entitled to one vote. The affirmative vote of the holders of record of a majority of the shares of RFS Capital Stock outstanding as of the close of business on the RFS Record Date, voting as a single group, is required to approve the RFS Proposal. Accordingly, if you are a RFS shareholder and fail to return your proxy card or to vote in person at the RFS Special Meeting, the effect will be a vote against the RFS Proposal.

     Proxies; Revocation and Solicitation of Proxies. RFS Capital Stock represented by properly executed and unrevoked proxies will be voted at the RFS Special Meeting in accordance with the directions contained therein. If no direction is made in a properly executed and unrevoked proxy, the named holders of such proxy will vote all shares of RFS Capital Stock represented by such proxy FOR the approval of the RFS Proposal. In the event of any vote to adjourn the RFS Special Meeting in order to allow RFS to solicit votes in favor of the RFS Proposal, proxies voting AGAINST approval of the RFS Proposal will be voted AGAINST the motion to adjourn the RFS Special Meeting.

     Any RFS shareholder giving a proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of RFS or by voting in person at the RFS Special Meeting; however, mere attendance at the RFS Special Meeting will not in and of itself have the effect of revoking the proxy. Any written notice revoking a proxy for the RFS Special Meeting should be sent to RFS Hotel Investors, Inc., 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee 38120,
Attention: Secretary, or should be hand-delivered to the Secretary at or before the taking of the vote at the RFS Special Meeting. Any RFS shareholder may attend the RFS Special Meeting and vote in person, whether or not he has previously given a proxy.

     RFS will bear the costs of soliciting proxies from RFS shareholders. In addition to soliciting proxies by mail, directors, officers and employees of RFS may solicit proxies by telephone, in person or otherwise, each without receiving additional compensation therefor. Arrangements will also be made with Fiduciaries to forward solicitation materials to the beneficial owners of RFS Capital Stock held of record by such persons, and arrangements may be made with Fiduciaries to obtain authority to sign proxies. RFS will reimburse Fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. RFS expects to utilize the services of Corporate Investors Communications to solicit proxies for the RFS Special Meeting and expects that the cost of such services will not exceed $5,000, plus out-of-pocket expenses.

     Shares represented at the RFS Special Meeting but not voted for or against a proposal, such as abstentions or "broker non-votes," will be counted in determining an quorum. For purposes of determining the votes required for the approval of the RFS Proposal, shares of RFS Capital Stock that are not voted in favor of the RFS Proposal, including abstentions and "broker non-votes," will have the same legal effect as a vote against the matter. A "broker non-vote" refers to shares represented at the RFS Special Meeting in person or by proxy by a broker or nominee where such broker or nominee does not vote the shares because it (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) does not have discretionary voting power on such matter.

     THE RFS BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF RFS APPROVE THE RFS PROPOSAL.

                                 THE COMPANIES

BUSINESS OF EQUITY INNS

     Equity Inns is a self-administered and self-advised equity REIT that currently owns, through subsidiaries, the 95 Equity Inns Current Hotels with an aggregate of 11,574 rooms in 32 states. The Equity Inns Current Hotels operate as Hampton Inn(R) hotels (58), Residence Inn(R) hotels (12), AmeriSuites(R) hotels (10), Homewood Suites(R) hotels (6), Holiday Inn(R) hotels (4), Comfort Inn(R) hotels (3), one Hampton Inn & Suites(R) hotel and one Holiday Inn Express(R) hotel. Equity Inns has entered into agreements to acquire the 10 Equity Inns Acquisition Hotels with an aggregate of 1,276 rooms in 8 states. Equity Inns leases 82 of the Equity Inns Current Hotels to the Interstate Lessee and leases 10 AmeriSuites(R) brand Equity Inns Current Hotels to the Prime Lessee pursuant to Percentage Leases that provide for annual rent equal to the greater of Base Rent or Percentage Rent for the applicable hotel. Three Equity Inns Current Hotels are currently operated pursuant to management agreements, two by Interstate and one by CapStar Hotel Co. On December 2, 1997, Interstate announced that it had agreed to be acquired by Patriot American Hospitality, Inc., a REIT.

     Of the 11,574 rooms in the Equity Inns Current Hotels, approximately 63.5% are limited service, approximately 19.5% are extended stay, approximately 12.6% are all-suite, and approximately 4.4% are full service. Limited service hotels generally do not contain restaurants or lounges and generally contain little non-revenue-producing space. Extended stay/all-suite hotels generally contain guest suites with a kitchen and living area separate from the bedroom but vary with respect to providing on-site restaurant facilities. Full service hotels generally provide on-site food and beverage services and may have banquet and meeting facilities.

PENDING ACQUISITIONS

     As part of its ongoing business, Equity Inns continuously seeks opportunities to acquire additional hotel properties on favorable terms. Equity Inns has entered into agreements to purchase the 10 Equity Inns Acquisition Hotels with an aggregate of 1,276 rooms for purchase prices aggregating approximately $101 million. There can be no assurance that Equity Inns will complete such acquisitions.

BUSINESS OF RFS

     RFS is a self-administered and self-advised equity REIT that currently owns, through subsidiaries, the 62 RFS Hotels with an aggregate of 8,932 rooms in 24 states. The RFS Hotels operate as Hampton Inn(R) hotels (20), Residence Inn(R) hotels (14), Holiday Inn Express(R) hotels (6), Holiday Inn(R) hotels
(6), Comfort Inn(R) hotels (6), Sheraton Four Points(R) hotels (3), Sheraton(R) hotels (2), one Hawthorn Suites(R) hotel, one Doubletree(R) hotel, one Courtyard by Marriott(R)hotel, and two independent hotels. RFS leases 42 of the RFS Hotels to the RFS OP Lessees, subsidiaries of Promus, 15 of the RFS Hotels to the RFS CMBS Lessee, another subsidiary of Promus, and 3 of the RFS Hotels to the Other RFS Lessees, pursuant to Percentage Leases that provide for annual rent equal to the greater of a Base Rent or a Percentage Rent for the applicable hotel. Two of the RFS Hotels are owned by RFS C Corp., a taxable subsidiary of RFS, and are operated by third parties pursuant to management agreements. Of the 8,932 rooms in the RFS Hotels, approximately 45% are limited service, approximately 25% are extended stay, and approximately 30% are full service.

THE COMBINED COMPANIES

     Following the Mergers, the RFS Hotels will be owned by Equity Inns OP and other subsidiaries of Equity Inns. Immediately prior to the Mergers, Equity Inns intends to require RFS to terminate all of the 57 Promus Leases. Equity Inns intends to enter into the Substitute RFS Hotel Leases with one or more third party lessees, effective as of the Closing Date, with respect to all Hotels previously subject to the terminated Promus Leases. It is a condition to the consummation of the Mergers that Equity Inns shall have entered into the Substitute RFS Hotel Leases effective as of the Closing Date. See "Risk
Factors -- Risks Associated with the

REIT Merger -- Termination/Replacement of Promus Leases" and "The Merger Agreement -- Termination of Promus Leases; Substitute RFS Hotel Leases."

     Since its initial public offering in 1994, Equity Inns has expanded from an externally advised REIT which owned eight hotels in the southeastern United States leased to an affiliated lessee, to a self-administered and self-advised REIT which, upon completion of the Mergers and the acquisition of the Equity Inns Acquisition Hotels, will own a portfolio of 167 hotels with 21,782 rooms in 34 states leased to multiple independent lessees. Following the Mergers, Equity Inns intends to continue to pursue its aggressive growth strategy, including acquisition and selective development of hotel properties.

INDEBTEDNESS

     Assuming the consummation of the Mergers, Equity Inns will have approximately $624 million of combined total indebtedness (approximately $126 million attributable to the Mergers), as compared to total indebtedness, without giving effect to the Mergers, of approximately $266 million at April 30, 1998.

LIQUIDITY AND FINANCIAL RESOURCES

     In addition to the Merger Agreement, Equity Inns has entered into agreements to acquire the 10 Equity Inns Acquisition Hotels. In addition to the shares of Equity Inns Common Stock and Equity Inns OP Units issuable in the Mergers, Equity Inns will assume approximately $394 million of indebtedness in connection with the Mergers. In addition, Equity Inns may undertake one or more equity financings prior to the consummation of the Mergers.

     Equity Inns is currently reviewing various alternatives with respect to refinancing a significant portion of the indebtedness to be assumed in the Mergers in order to lengthen the average maturity of such debt, convert certain existing floating rate debt to fixed rate debt and convert certain existing secured debt to unsecured debt. While Equity Inns expects to be able to obtain the necessary financing for the Mergers and the related transactions thereto, no assurance can be given that such financing will be available on terms favorable to Equity Inns.

EXECUTIVE OFFICERS AND DIRECTORS

     In connection with the consummation of the REIT Merger, the current Equity Inns Board of four directors will be expanded by two members to include Robert
M. Solmson (RFS' Chairman, Chief Executive Officer and President) and Bruce E. Campbell, Jr. (a current member of the RFS Board) who will be appointed as Class II and Class I directors, respectively, of Equity Inns effective as of the Effective Time. In addition, the Equity Inns Board will create an executive committee consisting of Phillip H. McNeill, Sr., Chairman of the Board, President, and Chief Executive Officer of Equity Inns, Mr. Solmson and William
W. Deupree, Jr., a current independent director of Equity Inns. See "The Merger Agreement -- Board of Directors, Committees and Officers." The executive committee will be responsible for more routine corporate decisions and will have only such powers and authority as the Equity Inns Board may grant. The current executive officers of Equity Inns will continue as the executive officers of Equity Inns following the Mergers. See "Management of Equity Inns After the REIT Merger."

                                THE REIT MERGER

     The detailed terms of the REIT Merger are contained in the Merger Agreement attached as Annex I to this Joint Proxy Statement/Prospectus. The following discussion describes the more important aspects of the REIT Merger and the terms of the REIT Merger. This description is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference herein and which RFS and Equity Inns shareholders are urged to read carefully.

GENERAL

     The plan of merger contained in the Merger Agreement provides that RFS will be merged with and into Merger Sub, a wholly-owned subsidiary of Equity Inns, with Merger Sub being the Surviving Corporation, and shares of RFS Capital Stock (except for shares of RFS Preferred Stock with respect to which dissenters' rights shall have been perfected in accordance with the TBCA) will be converted into the right to receive a number of shares of Equity Inns Common Stock equal to the Exchange Ratio. Simultaneously with the Effective Time of the REIT Merger, RFS OP will be merged with and into Equity Inns OP pursuant to the OP Merger. See "-- Preferred Shareholders' Dissenters' Rights."

EFFECTIVE TIME

     In accordance with the TBCA, the Effective Time will occur upon the date the Articles of Merger relating to the REIT Merger are filed with the Secretary of State of the State of Tennessee or on such later date as the parties to the Merger Agreement agree and specify in the Articles of Merger. Subject to the fulfillment or waiver of the other conditions set forth in the Merger Agreement, the parties to the Merger Agreement expect to consummate the REIT Merger as soon as practicable following the approval by the RFS shareholders of the RFS Proposal at the RFS Special Meeting and the approval by the Equity Inns shareholders of the Merger Proposal at the Equity Inns Special Meeting.

TERMS OF THE REIT MERGER

     Shares of RFS Capital Stock. The Merger Agreement provides that, as of the Effective Time, by virtue of the REIT Merger and without any action on part of any holder of RFS Capital Stock, each issued and outstanding share of RFS Capital Stock (except for shares of RFS Preferred Stock with respect to which dissenters' rights shall have been perfected in accordance with the TBCA) will be converted into the right to receive from Equity Inns a number of shares of Equity Inns Common Stock equal to the Exchange Ratio. It is a condition to consummation of the Mergers that the Average Price be at least $14.00, and either Equity Inns or RFS may terminate the Merger Agreement if the Average Price is less than $14.00.

     Pursuant to the Merger Agreement, as of the Effective Time, all shares of RFS Capital Stock will no longer be outstanding and will automatically be canceled and retired and all rights with respect thereto will cease to exist. Each holder of a certificate representing any such shares of RFS Capital Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate as described below, certificates representing Equity Inns Common Stock required to be delivered by Equity Inns as described below and any cash in lieu of fractional shares of Equity Inns Common Stock as described below (the "Merger Consideration"), and the Final RFS Distribution (as defined below), in each case without interest and less any required withholding taxes. See "The Merger Agreement -- Exchange of RFS Stock Certificates;" "-- Fractional Shares" and "-- Final RFS Distribution."

     Shares of Equity Inns Common Stock. The Merger Agreement provides that as of the Effective Time, each share of Equity Inns Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding and will represent one share of Equity Inns Common Stock.

     Shares of Common Stock of Merger Sub. The Merger Agreement provides that as of the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of common stock of the Surviving Corporation, all of which will be owned by Equity Inns.

     Right of Termination. The Merger Agreement provides that if the Average Price is less than $14.00, either RFS or Equity Inns may terminate the Merger Agreement.

     Fractional Shares. No fractional shares of Equity Inns Common Stock will be issued to the holders of RFS Capital Stock pursuant to the REIT Merger. In lieu of the issuance of any fractional shares of Equity Inns Common Stock, cash payments will be made in an amount equal to such fractional part of a share of Equity Inns Common Stock multiplied by the Average Price. Except for such cash payments, any fractional share interest resulting from the REIT Merger will not entitle the owner thereof to vote, to receive dividends or any other rights of a shareholder of Equity Inns.

     Final RFS Distribution. The Merger Agreement provides that to the extent necessary to satisfy the 95% distribution requirement of Section 857(a)(1) of the Code for the taxable year of RFS ending at the Closing Date and to avoid the payment of tax with respect to undistributed income, RFS will declare a distribution (the "Final RFS Distribution") to each holder of shares of RFS Common Stock and, if necessary, RFS Preferred Stock, the record date for which shall be approximately 5 business days prior to the Closing Date. RFS anticipates that the Final RFS Distribution will be in an aggregate amount equal to at least a pro rata quarterly distribution based on the number of elapsed days in the quarter prior to the Closing Date and based on at least RFS' then-current quarterly distribution rate. RFS will notify Equity Inns at least 10 days prior to the date for the RFS Special Meeting of the declaration of the Final RFS Distribution, and Equity Inns will declare a distribution per share to holders of Equity Inns Common Stock, the record date for which shall be approximately 5 business days prior to the Closing Date, in an amount per share of Equity Inns Common Stock equal to the quotient obtained by dividing (i) the Final RFS Distribution per share of RFS Common Stock paid by RFS by (ii) the Exchange Ratio. The Final RFS Distribution and the related Equity Inns special distribution are expected to be paid on the close of business on the last business day prior to the Closing Date. Furthermore, following the REIT Merger, Equity Inns intends to pay a partial distribution for the remainder of the quarter in which the closing of the REIT Merger occurs, in an amount sufficient to ensure that pre-merger Equity Inns shareholders receive for that quarter aggregate distributions, after taking into account the earlier special distribution by Equity Inns described above, equal to Equity Inns' then-current quarterly distribution rate. Thereafter, holders of Equity Inns Common Stock will receive distributions as declared by the Equity Inns Board.

BACKGROUND OF THE REIT MERGER

     Equity Inns is a self-administered and self-advised REIT that owns a geographically diverse portfolio of limited service, extended stay/all-suite and full service hotels. RFS is a self-administered and self-advised REIT that owns a geographically diverse portfolio of limited service, full service and extended stay hotels.

     In August 1997, RFS' management determined to consider strategic alternatives, including an alliance with another lodging company, to provide RFS with sufficient scale and resources to continue to be a substantial participant in the rapidly consolidating lodging industry in the United States.

     On September 8, 1997, RFS' management met with representatives of Salomon Smith Barney regarding possible recommendations with respect to strategic alternatives available to RFS. Between October 10, 1997 and November 13, 1997, Salomon Smith Barney prepared and distributed confidential memoranda to 16 potential strategic partners. On November 13, 1997, RFS received four first round proposals. On November 17, 1997, Salomon Smith Barney notified three of the four parties of the second round process. On November 24, 1997 and November 25, 1997, representatives of Salomon Smith Barney and RFS met with two of the three interested parties to discuss synergistic opportunities and provide a management overview. One of the two parties that met with the representatives of Salomon Smith Barney was Equity Inns, and the other was another lodging industry REIT (the "Alternative Bidder").

     On December 6, 1997, RFS received second round indications of interest from Equity Inns and the Alternative Bidder. On December 8, 1997, RFS received amended second round indications of interest from Equity Inns and the Alternative Bidder.

     On December 10, 1997 and December 15, 1997, the RFS Board met with representatives of Salomon Smith Barney to discuss the proposals received. Following the December 10, 1997 and December 15, 1997 RFS Board meetings, discussions with Equity Inns and the Alternative Bidder terminated.

     On or about March 17, 1998, Robert M. Solmson, RFS' Chairman, President and Chief Executive Officer, met with Phillip H. McNeill, Sr., Equity Inns' Chairman, President and Chief Executive Officer, and during that meeting discussed a possible merger between the two companies. Mr. McNeill stated that Equity Inns was interested in renewing discussions but only on the condition that preliminary financial analysis of a prospective transaction be done by the companies' respective chief financial officers and that preliminary negotiations of business terms be conducted by Messrs. Solmson and McNeill without outside assistance.

     Between March 18, 1998 and March 30, 1998, the chief financial officers of the companies prepared financial models of the present and future balance sheets, FFO and cash flows resulting from a merger of RFS with Equity Inns, and, based on those models, Messrs. Solmson and McNeill held a series of meetings to negotiate the terms of a merger of the two companies.

     On March 30, 1998, Mr. McNeill informed the Equity Inns Board of the negotiations and obtained informal approval to continue negotiating the terms of a merger transaction with RFS.

     On March 31, 1998, Mr. Solmson informed the RFS Board of the negotiations and obtained informal approval to continue negotiating the terms of a merger transaction with Equity Inns.

     On April 1, 1998, Messrs. Solmson and McNeill tentatively agreed on the Exchange Ratio, the composition of the Equity Inns Board following any merger of the companies, and the formation of an executive committee of the Equity Inns Board on which both Messrs. Solmson and McNeill would serve following any merger. To obtain advice and assistance in considering the possible transaction and the issues that would be required to be considered if such a transaction were to be pursued, RFS requested the assistance of Hunton & Williams, RFS' outside counsel in respect of securities, transactional and finance matters, and Salomon Smith Barney. Equity Inns requested the assistance of Baker Donelson as special counsel with respect to the merger with RFS.

     At a meeting on April 2, 1998, Messrs. McNeill and Solmson reached a further tentative agreement on the terms of the merger, including the Exchange Ratio and the termination provisions, including termination fees, substantially as contained in the Merger Agreement.

     On April 6, 1998, Hunton & Williams distributed to Messrs. Solmson and McNeill, Baker Donelson, and both companies' independent accountants, Coopers & Lybrand L.L.P. ("Coopers"), a summary of proposed transaction terms. In addition, Mr. McNeill consulted with the Equity Inns Board and Mr. Solmson consulted with the RFS Board, both on an informal basis, to inform the respective boards of the status of the prospective transaction and obtain the authorization to negotiate a definitive merger agreement.

     On April 8, 1998, representatives of RFS, Equity Inns, Hunton & Williams, Baker Donelson, and Coopers met at Baker Donelson's offices in Memphis, Tennessee to discuss the transaction summary, assign responsibilities for drafting the definitive merger agreement and to discuss the transaction structure and associated issues. On the same day, RFS formally engaged Salomon Smith Barney and Equity Inns formally engaged Morgan Keegan to act as their respective financial advisors in respect of the prospective transaction.

     On April 10, 1998, an initial draft of the Merger Agreement was distributed to Equity Inns, RFS and their representatives, and Baker Donelson began its legal due diligence with respect to RFS and its subsidiaries.

     On April 14, 1998 representatives of Salomon Smith Barney met with Mr. Solmson and RFS' chief financial officer and representatives of Coopers to review the prospective transaction. In addition, on the same day, representatives of Morgan Keegan met with Mr. McNeill, Equity Inns' chief financial officer and representatives of Coopers for a due diligence review of Equity Inns and the prospective transaction. That afternoon, Salomon Smith Barney representatives held a meeting with Mr. McNeill and Equity Inns' chief financial officer, and Morgan Keegan representatives held a similar meeting with Mr. Solmson and RFS' chief financial officer. Later that day, Messrs. Solmson and McNeill, the companies' respective chief financial officers, representatives of Salomon Smith Barney and Morgan Keegan, and representatives of Hunton & Williams and Baker Donelson held a meeting at RFS' corporate offices to discuss the latest draft of the Merger Agreement, issues relating to the transaction structure and timing of approval and execution of the Merger Agreement.

     On April 14, 1998, a meeting of the RFS Board was held at which time representatives of Salomon Smith Barney presented a financial analysis of the prospective transaction and the terms of the draft Merger Agreement were discussed.

     On April 16, 1998 a revised draft of the Merger Agreement was distributed to the parties incorporating changes resulting from the meeting held two days earlier.

     On April 17, 1998 Baker Donelson distributed to each member of the Equity Inns Board a written summary of the Merger Agreement together with a copy of the latest draft of the Merger Agreement.

     On April 17, 1998, Hunton & Williams distributed to each member of the RFS Board a written summary of the Merger Agreement, together with a copy of the latest draft of the Merger Agreement.

     On April 18, 1998, Salomon Smith Barney discussed with the RFS directors its updated financial analyses of the proposed terms of the Mergers.

     A special meeting of the Equity Inns Board was held after closing of the market on April 20, 1998 at which the possible transaction with RFS was reviewed in detail with the Equity Inns Board by Equity Inns' senior management with the assistance of Baker Donelson and Morgan Keegan. The presentations and discussions at the meeting were wide-ranging and detailed and included, among other things, (i) a presentation by management regarding the terms of the proposed transaction and relative risks and benefits thereof; (ii) a presentation by Morgan Keegan regarding the transaction and the fairness of the Exchange Ratio from a financial point of view to the shareholders of Equity Inns and the holders of Equity Inns OP Units; and (iii) a presentation by Baker Donelson regarding the substance of the Merger Agreement and legal and tax issues relating to the transaction. Thereafter, Morgan Keegan orally advised the Equity Inns Board, which advice was subsequently confirmed in writing as of April 21, 1998, of Morgan Keegan's opinion that, as of April 21, 1998, the Exchange Ratio was fair from a financial point of view to the shareholders of Equity Inns and the holders of Equity Inns OP Units. Thereafter, the Equity Inns Board, by unanimous vote, adopted the Merger Agreement and related documents and recommended to the Equity Inns shareholders that the Merger Proposal be approved.

     A special meeting of the RFS Board was held after closing of the market on April 20, 1998 at which the terms of the Merger Agreement with Equity Inns were reviewed in detail with the RFS Board by RFS' senior management with the assistance of Hunton & Williams and Salomon Smith Barney. The presentations and discussions at the meeting were wide-ranging and detailed and included, among other things, (i) a presentation by management regarding the terms of the proposed transaction and relative risks and benefits thereof; (ii) a presentation by Salomon Smith Barney regarding the proposed transaction and the fairness of the Exchange Ratio from a financial point of view to the holders of RFS Capital Stock and the holders of RFS OP Units; and (iii) a presentation by Hunton & Williams regarding the substance of the Merger Agreement and legal and tax issues relating to the transaction. Thereafter, Salomon Smith Barney orally advised the RFS Board, which advice was subsequently confirmed in writing as of April 21, 1998, of Salomon Smith Barney's opinion that, as of April 21, 1998, the Exchange Ratio was fair from a financial point of view to the holders of RFS Capital Stock and the holders of RFS OP Units. Thereafter, the RFS Board, by unanimous vote, adopted the Merger Agreement and related documents and recommended to the RFS shareholders that the RFS Proposal be approved.

     Following additional discussions of the terms of the definitive documentation, the parties executed and delivered the Merger Agreement early in the morning on April 21, 1998 and immediately issued press releases announcing the transaction.

EQUITY INNS' REASONS FOR THE MERGERS; RECOMMENDATIONS OF THE EQUITY INNS BOARD

     At a special meeting of the Equity Inns Board, held on April 20, 1998, the Equity Inns Board received and considered the presentations of the senior management of Equity Inns and its legal and financial advisors regarding the proposed Mergers. On April 20, 1998, the Equity Inns Board unanimously adopted the terms and conditions of the Merger Agreement and the other agreements to be executed by Equity Inns and its subsidiaries in connection therewith, determined that the Exchange Ratio was fair from a financial point of view to and that the Mergers were in the best interests of Equity Inns and the Equity Inns shareholders, and resolved to recommend that the Equity Inns shareholders vote to approve the Merger Proposal.

     In reaching its decision to adopt the Merger Agreement, the Equity Inns Board considered a number of factors, including, without limitation, the factors listed below. In view of the number and wide variety of factors considered in connection with its evaluation of the Mergers, the Equity Inns Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors considered in reaching its decision.

     Factors that the Equity Inns Board considered in adopting the Merger Agreement included, among others, the following:

     - Critical Mass. Equity Inns will acquire from RFS 62 hotels with 8,932 rooms in 24 states, consisting of 33 limited service hotels, 14 full service hotels and 15 extended stay/all suites hotels, which are operated under 9 hotel "flags." When combined with Equity Inns' existing portfolio of hotels (including the Equity Inns Acquisition Hotels), the combined companies will own 167 hotels with 21,782 rooms in 34 states consisting of 95 limited service hotels, 18 full service hotels and 54 extended stay/all-suites hotels. The increased size of Equity Inns' portfolio of hotels is expected to result in increased operating efficiencies and economies of scale.

     - Brand and Property-Type Diversification. The Mergers will further diversify Equity Inns' hotel portfolio from seven national franchise brands to nine. Also, as a percentage of total revenue, the contribution from limited service properties will decrease from over 60% to under 50%.

     - Geographic Diversification. The Mergers will provide significant geographic diversification of the combined companies' hotel properties which should reduce exposure to fluctuating local economic and seasonal cycles. The Mergers will also provide Equity Inns with entry into certain new markets, most notably California, which is currently considered one of the most attractive U.S. hotel markets.

     - Potential Effect on FFO. The Equity Inns Board reviewed information relating to the financial performance, business operations and prospects of Equity Inns and RFS and current industry, economic and market conditions. The Equity Inns Board viewed as favorable the analysis of the management of Equity Inns which indicated that the Mergers would be accretive to Equity Inns' FFO per share in 1998 and future periods.

     - Financial Synergies. The increased size and diversification of Equity Inns' hotel portfolio together with the prospects of the combined companies should increase Equity Inns' visibility to the financial markets and enhance Equity Inns' credit rating, resulting in the combined companies having access to debt or other financing on more attractive terms. Equity Inns believes such financial synergies will enhance its liquidity and increase institutional investor ownership of the combined entity compared with institutional ownership of RFS and Equity Inns on a stand-alone basis.

     The Equity Inns Board also considered the presentations and analyses of Morgan Keegan, financial advisor to Equity Inns, and Morgan Keegan's opinion to the effect that, as of April 21, 1998, the Exchange Ratio is fair from a financial point of view to the shareholders of Equity Inns and the partners Equity Inns OP.

     In making its decision with respect to the Merger Agreement and the transactions contemplated thereby, the Equity Inns Board also examined the following factors which it considered to be negative in its deliberations regarding the Merger Agreement and the transactions contemplated thereby:

     - Transaction Costs; Management Time. There will be significant transaction costs involved with consummating the Mergers and substantial management time and effort will be required to effectuate the Mergers and successfully integrate the businesses of Equity Inns and RFS. If the Mergers were not to be consummated, Equity Inns would be required to write-off all transaction costs in the period when negotiations ceased, which the Equity Inns Board believed could adversely affect the market price of the Equity Inns Common Stock.

     - Termination Fees; Expense Reimbursement. The Merger Agreement provides for the payment by Equity Inns of a termination fee of $20 million if Equity Inns terminates the Merger Agreement after receiving an acquisition proposal and enters into a definitive agreement for or consummates a similar transaction with a third party within certain time periods. The obligation to make such termination payment may adversely affect the ability of Equity Inns to engage in another similar transaction in the event the Mergers are not consummated. In addition, the Merger Agreement provides for the reimbursement by Equity Inns of up to $5 million of transaction expenses incurred by RFS if the Merger Agreement is terminated in certain circumstances. The reimbursement of such expenses could have a material adverse effect on the financial condition or results of operations of Equity Inns.

     - Dilution to Earnings. The pro forma financial statements included herein reflect dilution to Equity Inns' annual 1997 pro forma earnings per share, as compared to Equity Inns on a pro forma basis without giving effect to the Mergers.

     - Pricing for a Corporate Acquisition. RFS represents a substantial corporate acquisition and, as such, pricing for the acquisition was greater than for a more traditional acquisition of an individual hotel or portfolio of hotels. The Exchange Ratio represents a substantial premium to the market price of the RFS Common Stock on the NYSE prior to announcement of the REIT Merger.

     - Certain Other Matters. The Equity Inns Board also considered several other matters, including, among other things: (a) the increase in Equity Inns' pro forma combined indebtedness following the Mergers and the corresponding increase in Equity Inns' ratio of debt to total market capitalization; (b) the benefits to be received in connection with the Mergers by certain affiliates of RFS; and (c) the risk that the anticipated benefits of the Mergers might not be fully realized.

     The Equity Inns Board considered the factors listed immediately above to represent the material potential risks and adverse consequences to the existing shareholders of Equity Inns which could occur as a result of the Mergers. In considering the Mergers, the Equity Inns Board balanced the impact of these risks and consequences on the existing shareholders of Equity Inns with the potential benefits of the REIT Merger, and determined that the potential benefits considered by the Equity Inns Board described above outweighed such potential risks and adverse consequences. Accordingly, the Equity Inns Board voted unanimously to adopt the Merger Agreement and the transactions contemplated thereby.

     In the event the Mergers are not consummated for any reason, Equity Inns will continue to pursue its business objectives of (i) increasing FFO and cash available for distribution to holders of Equity Inns Common Stock; (ii) increasing distributions per share of Equity Inns Common Stock; (iii) increasing the value of its properties by continuing its growth through the active acquisition and development of new hotels and other properties; and (iv) holding its properties for long-term investment. In addition, Equity Inns may seek other business combination opportunities and additional debt or equity financing.

     THE EQUITY INNS BOARD BELIEVES THAT THE REIT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF EQUITY INNS AND ITS SHAREHOLDERS. THE EQUITY INNS BOARD UNANIMOUSLY RECOMMENDS THAT EQUITY INNS SHAREHOLDERS VOTE TO APPROVE THE MERGER PROPOSAL.

RFS' REASONS FOR THE MERGERS; RECOMMENDATIONS OF THE RFS BOARD

     At a special meeting of the RFS Board, held on April 20, 1998, the RFS Board received and considered the presentations of the senior management of RFS and its legal and financial advisors regarding the proposed Mergers. On April 20, 1998, the RFS Board unanimously adopted the terms and conditions of the Merger Agreement and the other agreements to be executed by RFS and its subsidiaries in connection therewith, determined that the Exchange Ratio was fair from a financial point of view to and that the Mergers were in the best interests of RFS and the RFS shareholders, and resolved to recommend that the RFS shareholders vote to approve the RFS Proposal.

     In reaching its decision to adopt the Merger Agreement, the RFS Board considered a number of factors, including, without limitation, the factors listed below. In view of the number and wide variety of factors considered in connection with its evaluation of the Mergers, the RFS Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors considered in reaching its decision.

     Factors that the RFS Board considered in adopting the Merger Agreement included, among others, the following:

     - Price Premium to Market. Based upon the Exchange Ratio, the RFS shareholders will receive a value that substantially exceeds the market value of the RFS Common Stock prior to announcement of the REIT Merger.

     - Distribution Rate. The most recent quarterly distribution per share paid on the RFS Common Stock was $.375. The fixed quarterly distribution per share of RFS Preferred Stock is $0.3625. The most recent quarterly distribution per share paid on Equity Inns Common Stock was $.31 per share. Based on an assumed Exchange Ratio of 1.5, the quarterly distribution with respect to each share of RFS Common Stock, in effect, would increase by 24% from $.375 to $.465 (1.5 times $.31), and, with respect to each share of RFS Preferred Stock, by 28.3% from $0.3625 to $.465.

     - Geographic Diversification. The Mergers will provide significant geographic diversification of the combined companies' hotel properties which should reduce exposure to fluctuating local economic and seasonal cycles.

     - Critical Mass. Equity Inns will acquire from RFS 62 hotels with 8,932 rooms in 24 states, consisting of 33 limited service hotels, 14 full service hotels and 15 extended stay/all-suites hotels, which are operated under 9 hotel "flags." When combined with Equity Inns' existing portfolio of hotels (including the Equity Inns Acquisition Hotels), the combined companies will own 167 hotels with 21,782 rooms in 34 states consisting of 95 limited service hotels, 18 full service hotels and 54 extended stay/all-suites hotels.

     - Operating Synergies. The potential strategic fit between the two companies would create a combined entity that has the ability to capitalize on the complementary expertise and philosophies of each company's and management team.

     - Financial Synergies. The increased size and further diversification of Equity Inns' hotel portfolio together with the prospects of the combined companies should increase the combined companies' visibility to the financial markets and enhance Equity Inns' credit rating, resulting in the combined companies having access to debt or other financing on more attractive terms. Equity Inns believes such financial synergies will enhance its liquidity and increase institutional investor ownership of the combined entity as compared to institutional ownership of RFS and Equity Inns on a stand-alone basis.

     - Exchange Ratio. The RFS Board determined, and Salomon Smith Barney issued its opinion to the effect that the Exchange Ratio is fair to the RFS shareholders and holders of RFS OP Units from a financial point of view.

     - Certain Terms of the Merger Agreement. The RFS Board's belief that the terms of the Merger Agreement, subject to certain restrictions, permit RFS to terminate the Merger Agreement upon payment of a $20 million termination fee if a superior proposal were made to RFS.

     - Tax Treatment. The belief that the Mergers would be accomplished on a tax-free basis to the RFS shareholders and the limited partners of RFS OP.

     - Strategic Alternatives. The RFS Board's belief that the REIT Merger was preferable to RFS' principal strategic alternatives, including remaining as an independent REIT or pursuing discussions with companies other than Equity Inns. In addition, the RFS Board believed that, in light of the process conducted by RFS with the assistance of Salomon Smith Barney, as described in "--Background of the REIT Merger," continued pursuit of other merger or acquisition alternatives in the fall of 1997 to the REIT Merger might result in the termination of discussions with Equity Inns.

     - Asset Quality. RFS believes its return on invested capital to be among the highest in the hotel REIT industry and that its assets are of a very high quality, particularly its full service hotels in California, and that its inherent value has not been reflected in the market price of the RFS Common Stock. The RFS Board believes that the premium over the market price of RFS Common Stock prior to announcement of the Mergers represented by the Exchange Ratio more closely reflects RFS' underlying asset values.

     The RFS Board also considered the presentations and analyses of Salomon Smith Barney, financial advisor to RFS, and Salomon Smith Barney's opinion to the effect that, as of April 21, 1998, the Exchange Ratio is fair from a financial point of view to the holders of RFS Capital Stock and the holders of RFS OP Units.

     In making its determination with respect to the Merger Agreement and the transactions contemplated thereby, the RFS Board also examined the following factors which it considered to be negative in its deliberations regarding the Merger Agreement and the transactions contemplated thereby:

     - Transaction Costs; Management Time. There will be significant transaction costs involved with consummating the Mergers and substantial management time and effort will be required to effectuate the Mergers and successfully integrate the businesses of Equity Inns and RFS. If the Mergers were not to be consummated, RFS would be required to write-off all transaction costs in the period when negotiations ceased, which the RFS Board believed could adversely affect the market price of the RFS Common Stock.

     - Termination Fees, Expense Reimbursement. The Merger Agreement provides for the payment by RFS of a termination fee of $20 million if RFS terminates the Merger Agreement after receiving an acquisition proposal and enters into a definitive agreement for or consummates a similar transaction with a third party within certain time periods. The obligation to make such termination payment may adversely affect the ability of RFS to engage in another similar transaction in the event the Mergers are not consummated. In addition, the Merger Agreement provides for the reimbursement by RFS of up to $5 million of transaction expenses incurred by Equity Inns if the Merger Agreement is terminated in certain circumstances. The reimbursement of such expenses could have a material adverse effect on the financial condition or results of operations of RFS.

     - Conduct of Business Pending Closing. Pending closing of the Merger, the Merger Agreement requires that RFS obtain the consent of Equity Inns prior to undertaking purchases or sales of hotels, entering into certain contracts or commitments to spend in excess of $100,000.

     The RFS Board considered the factors listed immediately above to represent the material potential risks and adverse consequences to the existing shareholders of RFS which could occur as a result of the Mergers. In considering the Mergers, the RFS Board balanced the impact of these risks and consequences on the existing shareholders of RFS with the potential benefits of the Mergers, and determined that the potential benefits considered by the RFS Board described above outweighed such potential risks and consequences. Accordingly, the RFS Board voted unanimously to adopt the Merger Agreement and the transactions contemplated thereby.

     In the event the REIT Merger is not consummated for any reason, RFS will continue to pursue its business objectives of (i) increasing FFO and cash available for distribution to holders of RFS Common Stock; (ii) increasing distributions per share of RFS Common Stock; (iii) increasing the value of its properties by continuing its growth through the active acquisition and development of new hotels and other properties; and (iv) holding its properties for long-term investment. In addition, RFS may seek other business combination opportunities and additional debt or equity financing.

     THE RFS BOARD BELIEVES THAT THE REIT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF RFS AND ITS SHAREHOLDERS. THE RFS BOARD UNANIMOUSLY RECOMMENDS THAT RFS SHAREHOLDERS VOTE TO APPROVE THE RFS PROPOSAL.

OPINION OF FINANCIAL ADVISOR TO EQUITY INNS

     Morgan Keegan was retained by Equity Inns to deliver its opinion as to the fairness, from a financial point of view, of the Exchange Ratio in the proposed Mergers. On April 20, 1998, at a meeting of the Equity Inns Board held to evaluate and adopt the Merger Agreement, Morgan Keegan delivered an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated April 21, 1998) to the Equity Inns Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the shareholders of Equity Inns and the holders of Equity Inns OP Units.

     In arriving at its opinion, Morgan Keegan reviewed the Merger Agreement and related documents, and held discussions with senior officers of Equity Inns and certain senior officers of RFS concerning the businesses, financial conditions and prospects of Equity Inns and RFS. Morgan Keegan examined certain publicly available business and financial information relating to Equity Inns and RFS as well as certain financial forecasts and other information and data for Equity Inns and RFS. Morgan Keegan reviewed the financial terms of the Mergers as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Equity Inns Common Stock and the RFS Common Stock; the historical and projected earnings and other operating data of Equity Inns and RFS; and the capitalization and financial condition of Equity Inns and RFS. Morgan Keegan analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Morgan Keegan considered relevant in evaluating those of Equity Inns and RFS. Morgan Keegan also evaluated the potential pro forma financial impact of the Mergers on Equity Inns.

     In rendering its opinion, Morgan Keegan assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Morgan Keegan. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Morgan Keegan, the managements of Equity Inns and RFS advised Morgan Keegan that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Equity Inns and RFS. Morgan Keegan assumed, with the consent of Equity Inns, that the Mergers will be consummated on the terms and subject to the conditions described in the Merger Agreement. Morgan Keegan also assumed, with the consent of Equity Inns, that the REIT Merger will be treated as a tax-free reorganization for federal income tax purposes and that the Mergers will not adversely affect the REIT status of the combined entity resulting from the Mergers. Morgan Keegan did not express any opinion as to what the value of the shares of Equity Inns Common Stock actually will be when issued pursuant to the REIT Merger or the price at which the shares of Equity Inns Common Stock will trade subsequent to the Mergers. Morgan Keegan did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Equity Inns or RFS nor did Morgan Keegan make any physical inspection of the assets, properties or facilities of Equity Inns or RFS. Morgan Keegan was not requested to consider, and Morgan Keegan's opinion does not address, the relative merits of the Mergers as compared to any alternative business strategies that might exist for Equity Inns or the potential effect of any other transaction in which Equity Inns might engage. Although Morgan Keegan evaluated the Exchange Ratio from a financial point of view, Morgan Keegan was not asked to and did not recommend the specific consideration payable in the Mergers, which was determined through negotiation between Equity Inns and RFS.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN KEEGAN DATED AS OF APRIL 21, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX II-A AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. THE OPINION OF MORGAN KEEGAN IS DIRECTED TO THE EQUITY INNS BOARD AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE SHAREHOLDERS OF EQUITY INNS AND THE HOLDERS OF EQUITY INNS OP UNITS, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS OR AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE EQUITY INNS SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN KEEGAN SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     At the meeting of the Equity Inns Board held on April 20, 1998, Morgan Keegan presented certain financial analyses accompanied by written materials in connection with the delivery of its fairness opinion. In preparing its opinion, Morgan Keegan performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Morgan Keegan's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Morgan Keegan believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Morgan Keegan made numerous assumptions with respect to Equity Inns, RFS, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Equity Inns and RFS. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Morgan Keegan's opinion and analyses were only one of several factors considered by the Equity Inns Board in its evaluation of the Mergers and should not be viewed as determinative of the views of the Equity Inns Board or management of Equity Inns with respect to the Exchange Ratio or the proposed Mergers. The following is a summary of the material financial and comparative analyses performed by Morgan Keegan in arriving at the Morgan Keegan opinion.

     Real Estate Analysis. Morgan Keegan performed analyses on each of the RFS Hotels based upon 1998 and 1999 net operating income ("NOI") estimates provided by RFS management. NOI was adjusted by 3% and 4% of the total revenue for management fees and capital expenditure reserves, respectively ("Adjusted NOI"). Using the Adjusted NOI and the total transaction consideration, implied values and 1999 market capitalization rates were determined for the various RFS hotel sectors -- extended stay, full service and limited service. Capitalization rates were applied based on each hotel sector and ranged from 9.3% to 11.0%. The 1999 capitalization rate for the overall RFS portfolio is 10.2%.

     Pro Forma Merger Analysis. Morgan Keegan analyzed certain pro forma effects resulting from the Mergers, including, among other things, the impact of the Mergers on the estimated FFO per share of Equity Inns Common Stock in fiscal years 1998 and 1999 based on internal estimates of the managements of Equity Inns and RFS. The results of the pro forma merger analysis suggested that the Mergers could be accretive to FFO per share of Equity Inns Common Stock after giving effect to certain cost savings and other potential synergies anticipated by the managements of Equity Inns and RFS to result from the Mergers. The actual results achieved by the combined entity may vary from projected results and the variations may be material.

     Comparable Company Analysis. Using publicly available information concerning historical and projected financial performance, including published historical financial information and earnings and FFO estimates reported by First Call Corporation ("First Call") (which is a data service that monitors and publishes compilations of earnings and FFO estimates by selected research analysts regarding companies of interest to institutional investors), Morgan Keegan analyzed, among other things, the market values and trading multiples of RFS and the following selected publicly-traded REITs in the lodging industry:
American

General Hospitality Corporation; Boykin Lodging Trust, Inc.; Equity Inns; FelCor Suite Hotels, Inc.; Hospitality Properties Trust; Humphrey Hospitality Trust; Innkeepers USA Trust; Jameson Inns, Inc.; Sunstone Hotel Investors, Inc.; and Winston Hotels, Inc. (collectively, the "Selected Companies"). Morgan Keegan compared, among other things, market values as a multiple of estimated calendar 1998 and 1999 FFO. All multiples were based on closing stock prices as of April 17, 1998. FFO estimates for the Selected Companies were based on First Call estimates, and FFO estimates for RFS were based on internal estimates of RFS' management. Based on median market multiples, and the incorporation of transaction synergies anticipated by management of Equity Inns and RFS, this analysis indicated an implied exchange ratio of 1.6x, as compared to an estimated Exchange Ratio of 1.5x.

     No company or business used in the "Comparable Company Analysis" as a comparison is identical to Equity Inns or RFS. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies or the business segment or company to which they are being compared.

     Comparable Transaction Analysis. Morgan Keegan reviewed the financial terms, to the extent publicly available, of 17 proposed, pending or completed merger and acquisition transactions since July 1995 involving companies in the lodging industry (the "Selected Acquisition Transactions"). Morgan Keegan calculated various financial multiples based on certain publicly available information for each of the Selected Acquisition Transactions and compared them to corresponding financial multiples and premiums over market value for the Mergers, based on the Exchange Ratio. The transactions reviewed (and the effective dates) were: FelCor Suite Hotels/Bristol Hotel Co. (pending); Patriot American Hospitality/Interstate Hotels Co. (pending); Whitehall Street Real Estate LP IX/Chartwell Leisure Inc. (pending); Prime Hospitality Corp./Homegate Hospitality, Inc. (pending); American General Hospitality Corporation/CapStar Hotel Company (March 1998); Starwood Hotels/ITT Corporation (February 1998); Starwood Hotels/Westin Hotels (January 1998); Patriot American Hospitality/Wyndham Hotels (January 1998); Promus Hotel Corp./Doubletree Corp. (December 1997); Sunstone Hotel Investors/Kahler Realty Corporation (October
1997); Equity Inns, Inc./ Growth Hotel Partnership (May 1997); Bristol Hotel Company/Bass PLC (April 1997); Extended Stay America/Studio Plus Hotels, Inc. (April 1997); Marriott International, Inc./Renaissance Hotel Group (March 1997); Doubletree Corporation/Red Lion Hotels, Inc. (November 1996); Club Mediterranne SA/Club Med, Inc. (August 1995); and Shareholders/Promus Hotel Corp. (July
1995).

     Additionally, Morgan Keegan reviewed the financial terms, to the extent publicly available, of 18 proposed, pending or completed merger and acquisition transactions since December 1994 involving REITs not affiliated with the lodging industry (the "Selected REIT Transactions"). Morgan Keegan calculated various financial multiples based on certain publicly available information for each of the Selected REIT Transactions and compared them to corresponding financial multiples and premiums over market value for the REIT Merger, based on the Exchange Ratio. The transactions reviewed (and the effective dates) were:
Vornado Realty Trust/Arbor Property Trust (pending); Equity Residential Properties Trust/Evans Withycombe (pending); Equity Office Properties/Beacon Properties Corp. (pending); Meditrust/Santa Anita Corporation (November 1997); Post Properties/Columbus Realty Trust (October 1997); Patriot American Hospitality, Inc./California Jockey Club/Bay Meadows (July 1997); Equity Residential Properties Trust/ Welsford Residential Property Trust (May 1997); Camden Property Trust/Paragon Group, Inc. (April 1997); Chateau Properties, Inc./ROC Communities, Inc. (February 1997); United Dominion Realty Trust, Inc./ South West Property Inc. (January 1997); Highwoods Properties, Inc./Crocker Property Trust, Inc. (September 1996); Simon Properties Group, Inc./Realty Corporation (August 1996); EastGroup Properties/ Copley Properties Inc. (June
1996); Bradley Real Estate, Inc./Tucker Properties Corporation (March 1996); BRE Properties, Inc./REIT of California (March 1996); Horizon Outlet Centers, Inc./McArthur/Glen Realty Corporation (July 1995); Mid-America Apartment Communities/America First REIT, Inc. (June 1995); and Wellsford Residential Properties Trust/Holly Residential Properties, Inc. (December 1994).

     All multiples for the Selected Acquisition Transactions and the Selected REIT Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the Selected Acquisition Transactions or the Selected REIT Transactions occurred. Moreover, Morgan Keegan concluded that no Selected Acquisition Transaction was identical to the REIT Merger, and, consequently, Morgan Keegan did not rely heavily on the comparable transaction analysis in reaching its conclusion. However, Morgan Keegan concluded that the implied premium of 8.1% being paid by Equity Inns assuming synergies anticipated by management of Equity Inns and RFS resulting from adjustments in leases following consummation of the Mergers compared favorably to the median 24.3% premium paid in the Selected Acquisition Transactions and 10.3% paid in the Selected REIT Transactions.

     Trading Analysis. Morgan Keegan performed an analysis designed to determine an implied trading ratio based upon the average trading prices of shares of Equity Inns Common Stock and shares of RFS Common Stock over the 60 day, 30 day and year to date as of April 20, 1998. Morgan Keegan concluded that the Exchange Ratio was higher than the implied trading ratio due to the premium attributable to synergies anticipated by management of Equity Inns and RFS resulting from the Mergers.

     Contribution Analysis. Morgan Keegan analyzed the respective contributions of Equity Inns and RFS to, among other things, FFO of the combined company for fiscal years 1998 and 1999 based on internal estimates of the managements of Equity Inns and RFS. Two analyses were performed, one assuming a conservative acquisition schedule for Equity Inns and the other assuming an aggressive acquisition schedule for Equity Inns. The conservative model indicated that (i) in fiscal year 1998, Equity Inns and RFS would contribute approximately 49.81% and 50.19%, respectively, of the FFO of the combined company, whereas the historical shareholders of the respective companies would hold 50.41% and 49.59%, respectively, of the weighted average outstanding shares of Equity Inns Common Stock and (ii) in fiscal year 1999, Equity Inns and RFS would contribute approximately 51.06% and 48.94%, respectively, of the FFO of the combined company, whereas the historical shareholders of the respective companies would hold 53.98% and 46.02%, respectively, of the weighted average outstanding shares of Equity Inns Common Stock. The aggressive model indicated that (i) in fiscal year 1998, Equity Inns and RFS would contribute approximately 50.24% and 49.76%, respectively, of the FFO of the combined company, whereas the historical shareholders of the respective companies would hold 50.73% and 49.27%, respectively, of the weighted average outstanding shares of Equity Inns Common Stock; and (ii) in fiscal year 1999, Equity Inns and RFS would contribute approximately 51.06% and 48.94%, respectively, of the FFO of the combined company, whereas the historical shareholders of the respective companies would hold 53.98% and 46.02%, respectively, of the weighted average outstanding shares of Equity Inns Common Stock. Morgan Keegan concluded that in all events the RFS contribution to estimated FFO compared favorably with the percentage ownership retained by the historical Equity Inns shareholders following the Mergers.

     Other Factors and Comparative Analyses. In rendering its opinion, Morgan Keegan considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) the historical and projected financial results of Equity Inns and RFS, (ii) the history of trading prices and volume of shares of Equity Inns Common Stock and shares of RFS Common Stock and the relationship of movements of such common stock and movements of the common stock of various other lodging REIT companies, and (iii) the relationship of movements of Equity Inns Common Stock, movements of the common stock of various other hotel REIT companies and movements in a certain REIT index.

     Miscellaneous. The Equity Inns Board selected Morgan Keegan to render a fairness opinion because Morgan Keegan is a nationally recognized investment banking firm with substantial experience in transactions similar to the REIT Merger and because it is familiar with Equity Inns and its business. Morgan Keegan has from time to time rendered, and may in the future render, investment banking, financial advisory and other services to Equity Inns for which it has received, or will receive, customary compensation. Morgan Keegan is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     Pursuant to a letter agreement dated April 15, 1998, Equity Inns has agreed to pay Morgan Keegan a transaction fee equal to $750,000, $250,000 of which was paid on April 21, 1998 and the remainder of which will be payable upon consummation of the REIT Merger. The fees paid or payable to Morgan Keegan are not contingent upon the contents of the opinion delivered. In addition, Equity Inns has agreed to reimburse Morgan Keegan for its reasonable out-of-pocket expenses, subject to certain limitations, and to indemnify Morgan Keegan and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including certain liabilities under the federal securities laws.

     In the ordinary course of its business, Morgan Keegan may actively trade in the securities of Equity Inns and RFS for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Morgan Keegan has in the past provided other investment banking services to the Equity Inns and RFS unrelated to the Mergers, for which services it has received compensation. Such investment banking services include acting as managing underwriter of RFS' and Equity Inns' initial public offerings of shares of common stock, acting as managing underwriter for several subsequent follow-on offerings of shares of RFS Common Stock and Equity Inns Common Stock, and acting as financial advisor to Equity Inns with respect to the sale of its affiliated lessee.

OPINION OF FINANCIAL ADVISOR OF RFS

     Salomon Smith Barney was retained by RFS to act as its financial advisor in connection with the proposed Mergers. On April 20, 1998, at a meeting of the RFS Board held to evaluate the proposed Mergers, Salomon Smith Barney delivered an oral opinion (subsequently confirmed by delivery of a written opinion dated April 21, 1998) to the RFS Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of RFS Capital Stock and the holders of RFS OP Units. No limitations were imposed by the RFS Board upon Salomon Smith Barney with respect to investigations made or the procedures followed by Salomon Smith Barney.

     In arriving at its opinion, Salomon Smith Barney reviewed a draft of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of RFS and certain senior officers and other representatives and advisors of Equity Inns, including discussions concerning the businesses, operations and prospects of RFS and Equity Inns. Salomon Smith Barney examined certain publicly available business and financial information relating to RFS and Equity Inns as well as certain financial forecasts and other information and data for RFS and Equity Inns which were provided to Salomon Smith Barney and prepared by the respective management of RFS and Equity Inns, including information relating to certain strategic implications and operational benefits anticipated to result from the Mergers. Salomon Smith Barney reviewed the financial terms of the Mergers as set forth in the Merger Agreement in relation to, among other things: (i) current and historical market prices and trading volumes of shares of RFS Common Stock and Equity Inns Common Stock; (ii) the historical and projected earnings and other operating data of RFS and Equity Inns; and (iii) the capitalization and financial condition of RFS and Equity Inns. Salomon Smith Barney considered, to the extent publicly available, the financial terms of certain other similar mergers recently effected which Salomon Smith Barney considered relevant in evaluating the Mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of RFS and Equity Inns. Salomon Smith Barney also evaluated the potential pro forma financial impact of the Mergers on Equity Inns. In addition to the foregoing, Salomon Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion.

     In rendering its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney and did not assume any responsibility for verification of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, the managements of RFS and Equity Inns advised Salomon Smith Barney, and Salomon Smith Barney assumed with the permission of RFS, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of RFS and Equity Inns as to the future financial performance of RFS and Equity Inns and the strategic implications and operational benefits anticipated to result from the Mergers. Salomon Smith Barney assumed, with the permission of RFS, that the Mergers would be treated as a tax-free reorganization for federal income tax purposes, that the Mergers would not adversely affect the REIT status of the combined entity resulting from the Mergers and that each Equity Inns OP Unit would be convertible on a one-for-one basis into Equity Inns Common Stock. Salomon Smith Barney's opinion, as set forth therein, relates to the relative values of RFS and Equity Inns. Salomon Smith Barney did not express any opinion as to what the value of shares Equity Inns Common Stock or Equity Inns OP Units actually will be when issued pursuant to the Mergers or the price at which shares of Equity Inns Common Stock will trade subsequent to the Mergers. Salomon Smith Barney did not assume any responsibility for any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of RFS or Equity Inns nor did Salomon Smith Barney make any physical inspection of the properties or assets of RFS or Equity Inns. Salomon Smith Barney noted that its opinion was necessarily based upon information available to Salomon Smith Barney, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney as of the date of its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY DATED AS OF APRIL 21, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX II-B AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF RFS COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE RFS BOARD AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF RFS CAPITAL STOCK AND TO PARTNERS OF RFS OP, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDERS AS TO HOW SUCH SHAREHOLDERS SHOULD VOTE AT THE RFS SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SALOMON SMITH BARNEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In preparing its opinion to the RFS Board, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a financial opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Salomon Smith Barney believes that its analyses and factors must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Salomon Smith Barney made numerous assumptions with respect to RFS, Equity Inns, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of RFS and Equity Inns. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     Salomon Smith Barney's opinion and financial analyses were only one of many factors considered by the RFS Board in its evaluation of the Mergers and should not be viewed as determinative of the views of the RFS Board or management with respect to the Exchange Ratio or the Mergers.

     The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with its opinion dated as of April 21, 1998:

     Selected REIT Transactions Analysis. Using publicly available information, Salomon Smith Barney analyzed the purchase price and implied transactions multiples paid in 23 selected transactions involving REITs, consisting of:
Security Capital Pacific, Inc./Security Capital Atlantic, Inc., FelCor Suites Hotels, Inc./Bristol Hotel Co., CapStar Hotel Company/American General Hospitality, Kimco Realty Corp.,/Price

REIT Inc., AIMCO/Ambassador Apartments, Inc., Camden Property Trust/Oasis Residential Inc., Prime Retail Inc./Horizon Group Inc., BRE Properties Inc./Trammell Crow Residential (West), Simon DeBartolo Group Inc./ Retail Property Trust, Cali Realty Corp./Mack Co., Patriot American Office, The Meditrust Companies/Santa Anita Operating Co., Cornerstone Properties Inc./Dutch Institutional Hldg. Prop., Post Properties Inc./Columbus Realty Trust, Pennsylvania Real Estate Inv./Rubin Organization Inc., Walden Residential Properties/Drever Partners Inc., Vornado Realty Trust/Mendik Company Inc., Camden Property Trust/Paragon Group Inc., United Dominion Realty/South West Property Trust, Chateau Properties Inc./ ROC Communities, EastGroup Properties/Copley Properties, Inc., Whitehall Street Real Estate/Rockefeller Center Properties, Inc., BRE Properties/Real Estate Investment Trust of CA and EastGroup Properties/ LNH REIT Inc. (collectively, the "Selected Transactions"). Salomon Smith Barney compared the purchase prices in such transactions as multiples of, among other things, FFO for the last 12 months ("LTM FFO") and estimated FFO for the fiscal year following each of the Selected Transactions ("Forward FFO"), and compared the transaction value in such transactions as multiples of revenues and EBITDA, each for the last twelve months. All multiples for the Selected Transactions were based on information publicly available at the time of announcement of the transactions and Forward FFO was based on the estimates of selected investment banking firms. Applying a range of multiples for the Selected Transactions of Forward FFO of 7.8x to 12.0x to corresponding financial data for RFS resulted in an average equity reference range for RFS of approximately $20.62 to $31.73 per share on a fully diluted basis, as compared to the $23.06 per share implied value provided in the Mergers.

     Selected Company Analysis. Using publicly available information, Salomon Smith Barney analyzed, among other things, the market values and trading multiples of RFS, Equity Inns and seven selected publicly traded hotel REITs, consisting of: American General, Boykin Lodging, FelCor Suite Hotels, Hospitality Properties Trust, Innkeepers USA, Sunstone Hotel Investors and Winston Hotels, and two paired share REITs, consisting of Patriot American and Starwood Lodging (collectively, the "Selected SSB Companies"). Salomon Smith Barney compared, among other things, market values as a multiple of estimated calendar 1998 and 1999 FFO. All multiples were based on closing stock prices as of April 17, 1998. FFO estimates for the Selected SSB Companies were based on estimates of selected investment banking firms and FFO estimates for RFS and Equity Inns were based on internal estimates of each company's management. Applying a range of multiples for the Selected SSB Companies of estimated calendar 1998 FFO of 7.6x to 9.6x to the estimated calendar 1998 FFO of RFS resulted in an equity reference range of approximately $20.09 to $25.38, as compared to the $23.06 per share implied value provided in the Mergers. No transaction, company or business used as a comparison in the "Selected REIT Transactions Analysis" or "Selected Company Analysis" is identical to RFS, Equity Inns or the Mergers. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the Mergers, public trading or other values of the Selected Transactions, the Selected SSB Companies or the business segment, company or transactions to which they are being compared.

     Pro Forma Analysis. Salomon Smith Barney analyzed certain pro forma effects resulting from the Mergers, including, among other things, the impact of the Mergers on the estimated FFO per share of Equity Inns for the fiscal years ending 1998 and 1999, based on internal estimates of the management of RFS and Equity Inns. The results of the pro forma analysis suggested that the Mergers could be accretive to the FFO of Equity Inns after giving effect to certain cost savings and other potential synergies anticipated by the management of RFS and Equity Inns to result from the Mergers in each of the fiscal years analyzed. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Net Asset Valuation Analysis. Salomon Smith Barney performed separate net asset valuation analyses of each of the RFS Hotels and the Equity Inns Hotels, based on internal estimates of the managements of RFS and Equity Inns. Gross estimated value for the RFS Hotels and Equity Inns Hotels was estimated by capitalizing estimated calendar 1998 NOI after reserves for recurring capital expenditures. Capitalization rates were applied based on each hotel's market and ranged from 8.4% to 12.5% in the case of the RFS Hotels and

9.0% to 13.0% in the case of the Equity Inns Hotels. This analysis indicated an implied exchange ratio of 1.18 to 1.54, as compared to the estimated Exchange Ratio of 1.5.

     Other Factors and Comparative Analyses. In rendering its opinion, Salomon Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of: (i) the historical and projected financial results of RFS and Equity Inns; (ii) the history of trading prices and volume for shares of RFS Common Stock and shares of Equity Inns Common Stock and the relationship of movements of such common stock and movements of common stock of various other lodging REIT companies and movements in the REIT index; (iii) premiums paid in selected stock-for-stock transactions in the lodging REIT industry; and (iv) relative contribution analysis.

     Pursuant to the terms of Salomon Smith Barney's engagement, RFS has agreed to pay Salomon Smith Barney for its services in connection with the Mergers an aggregate financial advisory fee of approximately $4.5 million, a substantial portion of which is contingent upon the consummation of the Mergers. RFS has also agreed to reimburse Salomon Smith Barney for reasonable travel and other reasonable out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon Smith Barney's engagement.

     Salomon Smith Barney has advised RFS that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of RFS and Equity Inns for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney has in the past provided certain investment banking services to RFS unrelated to the Mergers, for which services Salomon Smith Barney has received compensation. In addition, Salomon Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with RFS and Equity Inns.

     Salomon Smith Barney is a nationally recognized investment banking firm and was selected by RFS based on Salomon Smith Barney's experience, expertise and familiarity with RFS and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF CERTAIN PERSONS IN THE REIT MERGER

     In considering the recommendation of the RFS Board with respect to the Merger Agreement and the transactions contemplated thereby, the RFS shareholders should be aware that certain members of the RFS Board and management of RFS have certain interests in the Mergers that are in addition to the interests of the RFS shareholders generally. Such interests include the following: (i) the receipt of change in control payments in the aggregate amount of $4.1 million by three executive officers of RFS, Robert M. Solmson, J. William Lovelace and Michael J. Pascal, pursuant to their employment agreements with RFS as a result of the Mergers; (ii) officers, directors and affiliates of RFS beneficially own an aggregate of 1,044,200 shares of RFS Capital Stock of the outstanding RFS Capital Stock, which will be exchangeable at the Exchange Ratio for shares of Equity Inns Common Stock; (iii) the accelerated vesting of all unvested options held by RFS employees and directors, and the right to elect either to exchange their options to purchase shares of RFS Common Stock for options to purchase a number of shares of Equity Inns Common Stock equal to such number of shares of RFS Common Stock multiplied by the Exchange Ratio (with an exercise price equal to the RFS option exercise price divided by the Exchange Ratio), or to "cash out" their RFS options for an amount equal to the difference between the exercise price for their RFS options and an amount equal to the Exchange Ratio multiplied by the Average Price; (iv) the appointment of Robert M. Solmson (RFS' Chairman, Chief Executive Office and President), and Bruce E. Campbell, Jr. (a member of the RFS Board) as members of the Equity Inns Board; and (v) the payment by Equity Inns to Mr. Solmson of $95,000 for the purchase of his voting common stock, which represent Mr. Solmson's cost for such voting stock, in RFS C Corp., a taxable subsidiary of RFS, which holds ownership interests in RFS' Sheraton hotel in Birmingham,

Alabama and the Hotel Rex in San Francisco. No special procedures were put into place to resolve any conflicts resulting from these interests. However, the RFS Board was aware of these interests and considered them, among other matters, in adopting the Merger Agreement and the transactions contemplated thereby.

ACCOUNTING TREATMENT

     The transaction will be accounted for by Equity Inns under the purchase method of accounting for business combinations. Purchase accounting for a business combination is similar to the accounting treatment used in the acquisition of any asset group. The fair market value of the consideration (in the case of the Mergers, the shares of Equity Inns Common Stock, the Equity Inns OP Units, and assumed indebtedness) given by the acquiring entity is used as a valuation basis for the transaction. The assets and liabilities of the acquired entity are revalued to their relative fair market values as of the date of the business combination. The financial statements of the acquiring entity reflect combined operations only from the date of the business combination, not retroactively.

REGULATORY APPROVALS

     Other than (i) the Commission declaring effective the Registration Statement containing this Joint Proxy Statement/Prospectus; (ii) approvals in connection with compliance with applicable Blue Sky or state securities laws;
(iii) the acceptance for filing of the Articles of Merger by the Secretary of State of the State of Tennessee; and (iv) the filing of such reports under
Section 13(a) of the Exchange Act as may be required in connection with the Merger Agreement and the other related transactions, neither the management of Equity Inns nor the management of RFS believes that any filing with or approval of any governmental authority is necessary in connection with the Mergers.

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of Equity Inns Common Stock to be issued to the RFS shareholders in the REIT Merger will be freely transferable under the federal securities laws, except that shares of Equity Inns Common Stock issued to persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of RFS prior to the consummation of the REIT Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Equity Inns) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Equity Inns or RFS generally include individuals or entities that control, are controlled by, or are under common control with, such parties.

COMMON SHAREHOLDERS' DISSENTERS' RIGHTS

     Because the RFS Common Stock was listed on the NYSE on the RFS Record Date, under Section 48-23-102(c) of the TBCA, holders of shares of RFS Common Stock will not have statutory rights to demand and receive payment of the fair value thereof in connection with the REIT Merger. Holders of shares of Equity Inns Common Stock will not have statutory rights to dissent from and obtain payment of the fair value of their shares of Equity Inns Common Stock in connection with, or as a result of, the matters to be acted upon at the Equity Inns Special Meeting.

PREFERRED SHAREHOLDERS' DISSENTERS' RIGHTS

     Any holder of RFS Preferred Stock has the right to receive payment of the fair value of his shares of RFS Preferred Stock upon compliance with Sections 48-23-202 and 48-23-204 of the TBCA. A shareholder may not dissent as to less than all of the shares of RFS Preferred Stock that he beneficially owns. A nominee or fiduciary may not dissent on behalf of a beneficial owner as to less than all of the shares of RFS Preferred Stock such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares of RFS Preferred Stock held on his behalf must notify RFS in writing of the name and address of the record holder of the shares, if known to him.

     Any holder of RFS Preferred Stock intending to enforce his dissenter's rights may not vote in favor of the Merger Agreement (either personally or by proxy) and must deliver to the corporate secretary of RFS before the time of the vote a written notice of intent to demand payment for his shares (the "Objection Notice"). The Objection Notice must state that such holder intends to demand payment for his shares of RFS Preferred Stock if the REIT Merger is effected. A vote against approval of the Merger Agreement will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 48-23-202 of the TBCA.

     If the Merger Agreement is approved by RFS' shareholders at the RFS Special Meeting, each holder of RFS Preferred Stock who has filed an Objection Notice will be notified by RFS of such approval no later than 10 days after the RFS Special Meeting (the "Dissenters' Notice"). The Dissenters' Notice will (i) state where the payment demand must be sent and where and when certificates for certificated shares of RFS Preferred Stock (the "Series A Certificates") must be deposited, (ii) inform holders of uncertificated shares (if any) to what extent transfer of the shares will be restricted after the payment demand is received,
(iii) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting the dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date, (iv) set a date by which RFS must receive the payment demand, which date may not be fewer than one nor more than two months after the date the Dissenters' Notice was delivered and (v) be accompanied by a copy of Chapter 23 of the TBCA. Within the time prescribed in the Dissenters' Notice, a holder of RFS Preferred Stock electing to dissent must make a demand for payment (the "Payment Demand"), certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenter's rights acquired beneficial ownership of the shares of RFS Preferred Stock before April 21, 1998 (the date of the first public announcement of the terms of the Merger Agreement), and deposit the Series A Certificates in accordance with the terms of the Dissenter's Notice. Upon delivering the Payment Demand and depositing the Series A Certificates in accordance with the Dissenter's Notice, the holder of RFS Preferred Stock will retain all other rights of a holder of RFS Preferred Stock until these rights are canceled or modified by consummation of the REIT Merger. FAILURE TO COMPLY SUBSTANTIALLY WITH THESE PROCEDURES WILL CAUSE THE HOLDER OF RFS PREFERRED STOCK TO LOSE HIS DISSENTER'S RIGHTS TO PAYMENT FOR THE SHARES. CONSEQUENTLY, ANY HOLDER OF RFS PREFERRED STOCK WHO DESIRES TO EXERCISE HIS RIGHTS TO PAYMENT FOR HIS SHARES OF RFS PREFERRED STOCK IS URGED TO CONSULT HIS LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

     As soon as the REIT Merger is consummated, or upon later receipt of a timely Payment Demand, RFS shall, pursuant to Section 48-23-206 of the TBCA, pay to each dissenting holder of RFS Preferred Stock who has complied with the requirements of Section 48-23-204 of the TBCA the amount that RFS estimates to be the fair value of the shares of RFS Preferred Stock, plus accrued interest. Such payment must be accompanied by (i) certain of RFS's financial statements,
(ii) a statement of RFS's estimate of the fair value of the shares of RFS Preferred Stock, (iii) an explanation of how the interest was calculated, (iv) a statement of the dissenter's right to demand payment under Section 48-23-209 of the TBCA, and (v) a copy of Chapter 23 of the TBCA if not previously furnished. As authorized by Section 48-23-208 of the TBCA, RFS intends to delay any payments with respect to any shares (the "after-acquired shares") of RFS Preferred Stock held by a dissenting holder of RFS Preferred Stock which were not held by such holder on April 21, 1998, the date of the first public announcement of the terms of the Merger Agreement. To the extent RFS elects to withhold payment, after effecting the REIT Merger, the surviving corporation in the REIT Merger must estimate the fair value of the shares of RFS Preferred Stock with respect to which dissenters' rights shall have been perfected, plus accrued interest, and pay such amount to each dissenter who agrees to accept it in full satisfaction of his demand. RFS shall send with such payment a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand additional payment under Section 48-23-209 of the TBCA.

     If (i) a dissenter believes that the amount paid in respect to his shares of RFS Preferred Stock or offered under Section 48-23-208 of the TBCA is less than the fair value of his shares of RFS Preferred Stock or that the interest due is incorrectly calculated, (ii) RFS fails to make payment under Section 48-23-206 of the TBCA within two months after the date set for demanding payment, or (iii) RFS, having failed to effect the REIT Merger, does not return the deposited Series A Certificates or release the transfer restrictions imposed on uncertificated shares within two months after the date set for demanding payment, the dissenter may notify RFS (or its successor in the REIT Merger) in writing (which notice is invalid if not delivered to RFS within one month after RFS made or offered payment for such shareholder's shares) of his own estimate of the fair value of the shares of RFS Preferred Stock and the amount of interest due and may demand payment of the difference between his estimate of the fair value and the amount of any payment in respect to such shares already received by the holder, or, in the alternative, if no payment has yet been made by RFS, reject RFS's offer under Section 48-23-208 of the TBCA and demand payment of the fair value of his shares of RFS Preferred Stock and interest due.

     If RFS (or the surviving corporation) cannot agree on a fair value within 2 months after RFS receives the Payment Demand, RFS will institute judicial proceedings in either the chancery or circuit court of Shelby County, Tennessee (the "Court"), naming all dissenters (whether or not Tennessee residents) whose demands remain unsettled as parties to the proceeding and serving such parties with a copy of the petition. The Court will then undertake to establish the fair value of the shares of RFS Preferred Stock immediately before the consummation of the REIT Merger, excluding any appreciation or depreciation in anticipation of the REIT Merger, and will determine the interest owing on the disputed amount. The fair value of a dissenter's shares of RFS Preferred Stock may be more than, less than or the same as the value inherent to the Exchange Ratio. The Court may, in its discretion, appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Each dissenter made a party to the proceeding is entitled to judgment for the amount (if any) by which the court finds the fair value of his shares of RFS Preferred Stock, plus accrued interest, exceeds the amount paid by RFS or the fair value, plus accrued interest, of his after-acquired shares of RFS Preferred Stock for which RFS elected to withhold payment under Section 48-23-208 of the TBCA.

     The Court shall assess costs and expenses of such proceeding (including reasonable compensation for and expenses of the appraiser but excluding fees and expenses of counsel and experts) against RFS (or its successor in the REIT Merger), except that the Court may assess such costs and expenses as it deems appropriate against any or all of the dissenting holders of RFS Preferred Stock if it finds that their demand for additional payment was arbitrary, vexatious or not in good faith. The Court may award fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against RFS if the Court finds that RFS did not comply substantially with the relevant requirements of the Act of
(ii) against RFS or any dissenting holder of RFS Preferred Stock, if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith.

     The foregoing summary of the applicable provisions of Chapter 23 of the TBCA is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such sections, which are included as Annex III hereof.

     For a discussion of certain tax consequences in connection with dissenting, see "Federal Income Tax Considerations -- Tax Considerations Relating to the REIT Merger."

                              THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex I to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement. ALL SHAREHOLDERS OF RFS AND EQUITY INNS ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY.

GENERAL

     On April 21, 1998, Equity Inns, Merger Sub, Equity Inns OP, RFS and RFS OP entered into the Merger Agreement. Each of the Equity Inns Board, the Board of Directors of Merger Sub, and the RFS Board has approved and adopted the Merger Agreement and the transactions contemplated thereby.

     The Merger Agreement provides that in the REIT Merger (i) RFS will merge into Merger Sub, which will be the Surviving Corporation, (ii) each issued and outstanding share of Equity Inns Common Stock will remain issued and outstanding and will represent one share of Equity Inns Common Stock, (iii) each issued and outstanding share of common stock of Merger Sub, $.01 par value per share, will remain issued and outstanding and will represent one share of common stock of the Surviving Corporation, $.01 par value per share, all of which shares will be owned by Equity Inns, and (iv) each issued and outstanding share of RFS Capital Stock will be converted into the right to receive from Equity Inns a number of shares of Equity Inns Common Stock equal to the Exchange Ratio. See "The REIT Merger -- Terms of the REIT Merger."

     The Merger Agreement also contemplates, among other things, that simultaneously with the Effective Time of the of the REIT Merger, RFS OP will sell, and Equity Inns OP will purchase, all of the real and personal property of RFS OP, subject to all liabilities of RFS OP, which Asset Sale will be consummated by means of the OP Merger, with Equity Inns OP being the Surviving OP, and RFS OP Units will be converted into the right to receive a number of Equity Inns OP Units equal to the Exchange Ratio. See "-- The OP Merger."

CHARTER AND BYLAWS

     The Charter and Bylaws of Merger Sub as in effect immediately prior to the Effective Time will be the Charter and Bylaws of the Surviving Corporation upon consummation of the REIT Merger. The Equity Inns Charter and Equity Inns Bylaws are not affected by the REIT Merger, but if the Charter Amendment Proposal is approved by the shareholders of Equity Inns, the Amended Equity Inns Charter will be the Charter of Equity Inns effective as of the Effective Time. See "The Special Meetings -- The Equity Inns Special Meeting."

BOARD OF DIRECTORS, COMMITTEES AND OFFICERS

     With respect to Merger Sub, the directors and officers of Merger Sub in office immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation upon consummation of the REIT Merger.

     With respect to Equity Inns, on or before the Closing Date, the Equity Inns Board will take all action necessary to expand the number of directors on the Equity Inns Board from the current four directors to six directors, and cause Robert M. Solmson, RFS' Chairman of the Board, President and Chief Executive Officer and Bruce E. Campbell, Jr., a current member of the RFS Board, to be appointed as Class II and Class I directors, respectively, for terms expiring at the 1999 annual meeting of shareholders of Equity Inns. In addition, the Equity Inns Board will recommend in Equity Inns' proxy statement with respect to the 1999 annual meeting of shareholders of Equity Inns that Messrs. Campbell and Solmson be nominated by the Equity Inns Board for election as Class I and Class II directors, respectively, with terms expiring at Equity Inns' annual meetings of shareholders in 2001 and 2002, respectively. If, prior to the Effective Time, either of such persons declines or becomes unable to serve as a director of Equity Inns, RFS will designate another person to serve in such person's stead, which person shall be reasonably acceptable to the Equity Inns Board.

     Furthermore, on or before the Closing Date, the Equity Inns Board will take all action necessary to form a three-member executive committee of the Equity Inns Board and will cause Robert M. Solmson, Phillip H. McNeill, Sr. and William
W. Deupree to be appointed to serve as members of such executive committee.

EXCHANGE OF RFS STOCK CERTIFICATES

     Prior to the Closing Date, Equity Inns will appoint, or will cause to be appointed, SunTrust Bank or another bank or trust company to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding shares of RFS Capital Stock.

     Equity Inns will provide, or will cause to be provided, to the Exchange Agent on or prior to the Closing Date, certificates representing the shares of Equity Inns Common Stock into which the shares of RFS Capital Stock will be converted pursuant to the terms of the Merger Agreement and the cash payable in respect of fractional shares resulting from the exchange pursuant to the terms of the Merger Agreement. See "The REIT Merger -- Terms of the REIT
Merger -- Fractional Shares."

     As soon as reasonably practicable after the Closing, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of RFS Capital Stock (the "RFS Certificates"), whose shares were converted into the right to receive the Merger Consideration pursuant to the terms of the Merger Agreement, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the RFS Certificates will pass, only upon delivery of the RFS Certificates to the Exchange Agent and will be in a form and have such other provisions as Equity Inns reasonably specifies) and
(ii) instructions for use in effecting the surrender of the RFS Certificates in exchange for the Merger Consideration. SHAREHOLDERS OF RFS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. Upon surrender of an RFS Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Equity Inns, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such RFS Certificate will be entitled to receive in exchange therefor the Merger Consideration and, if any, all dividends or other distributions to which such holder is entitled, and the RFS Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of RFS Capital Stock which is not registered in the transfer records of RFS, payment may be made to a person other than the person in whose name the RFS Certificate so surrendered is registered only if such certificate will be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such RFS Certificate or establish to the satisfaction of Equity Inns that such tax or taxes have been paid or are not applicable. Until such surrender, each RFS Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, and all dividends or other distributions to which such holder is entitled. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any RFS Certificate. In the event any RFS Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such RFS Certificate to be lost, stolen or destroyed and, if required by Equity Inns or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Equity Inns may direct as indemnity against any claim that may be made against it with respect to such RFS Certificate, the Exchange Agent or Equity Inns will issue with respect to such lost, stolen or destroyed RFS Certificate the shares of Equity Inns Common Stock and cash in lieu of fractional shares and unpaid dividends (including the Final RFS Distribution) pursuant to the terms of the Merger Agreement.

     All Merger Consideration paid upon the surrender of RFS Certificates in accordance with the terms of the Merger Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of RFS Capital Stock theretofore represented by such RFS Certificates, and at and after the Effective Time there will be no further registration of transfers on the stock transfer books of RFS of the shares of RFS Capital Stock which were outstanding immediately prior to the Effective Time.

     None of Equity Inns, Merger Sub, RFS or the Exchange Agent will be liable to any person in respect of any consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent that remains unclaimed for one year after the Closing will be redelivered by the Exchange Agent to Equity Inns, upon demand, and any holders of RFS Certificates who have not theretofore complied with the exchange procedures described above may thereafter look only to Equity Inns for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

     Equity Inns, RFS or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the terms of the Merger Agreement to any holder of shares of RFS Capital Stock such amounts as Equity Inns, RFS or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that such amounts are so withheld by Equity Inns, RFS or the Exchange Agent, any such withheld amount will be treated for all purpose of the Merger Agreement as having been paid to the shareholder of RFS in respect of which such deduction and withholding was made by Equity Inns, RFS or the Exchange Agent.

TREATMENT OF STOCK OPTIONS AND OTHER STOCK BASED COMPENSATION

     At or prior to the Effective Time, holders of the options to acquire shares of RFS Common Stock (the "RFS Options") which have not been exercised as of the Effective Time, including any unvested RFS Options with respect to which vesting accelerates as a result of the transactions contemplated by the Merger Agreement, may elect to either (i) exchange such RFS Options for fully vested options to acquire a number of shares of Equity Inns Common Stock equal to (x) the number of shares of RFS Common Stock subject to such RFS Options multiplied by (y) the Exchange Ratio with an option exercise price per share of Equity Inns Common Stock equal to (A) the exercise price for the RFS Options divided by (B) the Exchange Ratio (rounded to the nearest cent); or (ii) sell all of the RFS Options outstanding as of the Effective Time for a cash amount equal to (a) the number of shares of RFS Common Stock subject to such RFS Options multiplied by
(b) the difference between the exercise price of each RFS Option and an amount equal to the Exchange Ratio multiplied by the Average Price. Any options to acquire Equity Inn Common Stock issued pursuant to clause (i) above will expire on the expiration date of the RFS Options for which they are exchanged, disregarding any termination of employment resulting from, or related to, Equity Inns' acquisition of RFS and its subsidiaries pursuant to the Merger Agreement. In addition, notwithstanding clause (i) above, each RFS Option which is an "incentive stock option" will be adjusted as required by Section 424 of the Code, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code.

THE OP MERGER

     The Merger Agreement contemplates, among other things, that simultaneously with the Effective Time of the REIT Merger, RFS OP will sell, and Equity Inns OP will purchase, all of the real and personal property of RFS OP, subject to all liabilities of RFS OP, which Asset Sale will be consummated by means of the OP Merger of RFS OP with and into Equity Inns OP, with Equity Inns OP being the Surviving OP. In the OP Merger, RFS OP Units will be converted into the right to receive Equity Inns OP Units. The OP Merger will become effective at the Effective Time.

     As of the Effective Time, by virtue of the OP Merger and without any action on part of any holder of units of partnership interest of RFS OP, (i) each outstanding RFS OP Unit held by RFS will be converted into the right to receive from Equity Inns OP a number of Equity Inns General Units equal to the Exchange Ratio, and (ii) each outstanding RFS OP Unit held by limited partners of RFS OP will be converted into the right to receive from Equity Inns OP a number of Equity Inns Limited Units equal to the Exchange Ratio (the "OP Merger Consideration").

     The Certificate of Limited Partnership and the Agreement of Limited Partnership of Equity Inns OP as in effect immediately prior to the Effective Time will be the Certificate of Limited Partnership and the

Agreement of Limited Partnership of the Surviving OP. The sole general partner of the Surviving OP will be Equity Inns Trust, and the limited partners of the Surviving OP will be all persons who were at the date of the Merger Agreement or who thereafter are admitted to either RFS OP or Equity Inns OP as limited partners.

     RFS owns directly approximately 90.5% of the equity interests of RFS OP, RFS being the general partner of RFS OP. The remaining equity interests of RFS OP are owned by certain limited partners of RFS OP. Equity Inns owns indirectly approximately 94.9% of the equity interests of Equity Inns OP through Equity Inns Trust, a wholly-owned subsidiary of Equity Inns and the sole general partner of Equity Inns OP. The remaining equity interests of Equity Inns OP are owned by certain limited partners of Equity Inns OP. The OP Merger will have, to the extent applicable, the same economic and tax consequences for the limited partners of RFS OP as the REIT Merger has for the holders of RFS Capital Stock.

THE CMBS OP MERGER

     The Merger Agreement also contemplates, among other things, that RFS and Equity Inns will cause RFS Financing Partnership, L.P., a Tennessee limited partnership and a subsidiary partnership of RFS ("RFS CMBS OP") and a Tennessee limited partnership to be created and organized by Equity Inns ("Equity Inns CMBS OP") to enter into an agreement of merger between RFS CMBS OP and Equity Inns CMBS OP prior to the Closing Date (the "CMBS Agreement of Merger"), regarding the merger (the "CMBS OP Merger") of RFS CMBS OP with and into Equity Inns CMBS OP, with Equity Inns CMBS OP being the surviving limited partnership which will contain terms and conditions consistent with Article VI of the Merger Agreement. Article VI of the Merger Agreement provides that simultaneously with the Effective Time of the REIT Merger, RFS CMBS OP will sell, and Equity Inns CMBS OP will purchase, all of the real and personal property of RFS CMBS OP, subject to all liabilities of RFS CMBS OP, which (together with the sale of assets from RFS OP to Equity Inns OP, the "Asset Sale") will be consummated by means of, and units of partnership interest of RFS CMBS OP would be converted into the right to receive units of partnership interest in Equity Inns CMBS OP as set forth in the CMBS Agreement of Merger (the "CMBS OP Merger Consideration").

     RFS Financing Corporation, a Tennessee corporation and a wholly-owned subsidiary of RFS, is the sole general partner of RFS CMBS OP, and RFS OP is the sole limited partner of RFS CMBS OP. RFS CMBS OP is the issuer of the Series 1996-1 Commercial Mortgage Bonds, Class A and Class B, in the aggregate original principal amount of $75,000,000 (collectively, the "CMBS Bonds"). RFS CMBS OP was organized solely for the purpose of being the issuer of the CMBS Bonds and owns the 15 RFS Hotels which serve as collateral for the CMBS Bonds. Equity Inns has agreed to use its best efforts promptly after the date of the Merger Agreement to create and establish Equity Inns CMBS OP with characteristics and ownership structure substantially similar to the characteristics and ownership structure of RFS CMBS OP, for the purpose of causing the CMBS Bonds to remain outstanding after the CMBS OP Merger, with Equity Inns CMBS OP as the issuer thereof rather than RFS CMBS OP. See "-- Certain Other Covenants -- CMBS Bonds."

DELIVERIES TO EVIDENCE THE ASSET SALE

     At the Closing, but prior to the Effective Time, if requested by Equity Inns to further evidence the Asset Sale being consummated by means of the OP Merger and the CMBS OP Merger, RFS OP will, and RFS and RFS OP will cause RFS CMBS OP to, deliver, or cause to be delivered, to Equity Inns OP or Equity Inns CMBS OP, as applicable, certain conveyance instruments and documents, including deeds conveying title to all real property owned by RFS OP and RFS CMBS OP, including RFS Hotels and undeveloped parcels of real property, bills of sale conveying title to the inventories owned by the RFS Lessees used in the operation of RFS Hotels, and bills of sale conveying title to the tangible personal property, the intangible personal property and partnership interests owned by RFS OP and RFS CMBS OP.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties made by RFS and RFS OP to Equity Inns, Merger Sub and Equity Inns OP relating to, among other things: (i) the due organization, corporate or partnership powers, and standing of RFS and its subsidiaries and similar corporate matters;

(ii) the authorization, execution, delivery and enforceability of the Merger Agreement and the other documents required thereby; (iii) the capital structure of RFS; (iv) the lack of conflicts with or violations under laws, judgments, orders, organizational documents of RFS and its subsidiaries, or material contracts to which RFS or any of its subsidiaries is a party; (v) litigation affecting RFS and its subsidiaries; (vi) the absence of certain changes affecting RFS or its subsidiaries that are not in the ordinary course of their business; (vii) the ownership of RFS' subsidiaries and other investment interests; (viii) the identity of material contracts, leases, debt instruments and commitments that RFS or any of its subsidiaries is a party, and the enforceability and status thereof; (ix) consents, approvals or authorizations required to be obtained by RFS or any of its subsidiaries; (x) employee benefit plan matters; (xi) certain documents filed by RFS with the Commission, the accuracy and completeness of the information contained therein (including financial information), the compliance by RFS with applicable laws as to the filing thereof, and undisclosed liabilities; (xii) special taxes or assessments;
(xiii) compliance with law and receipt of required permits; (xiv) insurance;
(xv) condemnation or eminent domain proceedings; (xvi) encumbrances on personal property and condition thereof; (xvii) lack of acts of bankruptcy affecting RFS or any of its subsidiaries; (xviii) encumbrances on real property, status of title thereof, and existence of title insurance with respect thereto; (xix) zoning affecting the RFS Hotels; (xx) hazardous substances affecting the RFS Hotels; (xxi) furnishings of the RFS Hotels; (xxii) franchisors and franchise agreements under which RFS Hotels are operated; (xxiii) mortgage documents encumbering the RFS Hotels and other real property of RFS and its subsidiaries, and absence of default hereunder; (xxiv) RFS' receipt of a fairness opinion;
(xxv) financial advisory, broker or finder fees with respect to the REIT Merger or the transactions contemplated in the Merger Agreement; (xxvi) the ownership of interests in Equity Inns by RFS or any of its subsidiaries; (xxvii) related party transactions; (xxviii) the applicability of certain takeover statutes;
(xxix) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"); (xxx) identity of material agreements relating to development, rehabilitation, capital improvement or construction of or additions to hotel properties and other real estate, and the status thereof; (xxxi) tax matters; (xxxii) securities issued by RFS convertible into shares of RFS Common Stock; (xxxiii) identity of intellectual property owned or licensed by RFS or any of its subsidiaries, and the lack of infringement on rights of other persons; (xxxiv) labor and employment matters; and (xxxv) the letter agreement among RFS, RFS OP, RFS CMBS OP and the Promus Lessees dated October 17, 1997 (the "Lease Termination Agreement"), that provides for the determination of certain amounts payable to the Promus Lessees in connection with the termination by RFS of the Promus Leases, and amounts determined thereunder to terminate the Promus Leases.

     The Merger Agreement contains various representations and warranties made by Equity Inns, Merger Sub and Equity Inns OP to RFS and RFS OP relating to, among other things: (i) the due organization, corporate or partnership powers, and standing of Equity Inns and its subsidiaries and similar corporate matters;
(ii) the authorization, execution, delivery and enforceability of the Merger Agreement and the other documents required thereby; (iii) the capital structures of Equity Inns and Merger Sub; (iv) the lack of conflicts with or violations under laws, judgments, orders, organizational documents of Equity Inns and its subsidiaries, or material contracts to which Equity Inns or any of its subsidiaries is a party; (v) litigation affecting Equity Inns and its subsidiaries; (vi) the absence of certain changes affecting Equity Inns or its subsidiaries that are not in the ordinary course of their business; (vii) the ownership of Equity Inns' subsidiaries and other investment interests; (viii) the identity of material contracts, leases, debt instruments and commitments that Equity Inns or any of its subsidiaries is a party, and the enforceability and status thereof; (ix) consents, approvals or authorizations required to be obtained by Equity Inns or any of its subsidiaries; (x) employee benefit plan matters; (xi) certain documents filed by Equity Inns with the Commission, the accuracy and completeness of the information contained therein (including financial information), the compliance by Equity Inns with applicable laws as to the filing thereof, and undisclosed liabilities; (xii) encumbrances on the Equity Inns Hotels and other assets of Equity Inns, status of title thereof, and existence of title insurance with respect the Equity Inns Hotels; (xiii) insurance; (xiv) encumbrances on personal property and condition thereof; (xv) lack of acts of bankruptcy affecting Equity Inns or any of its subsidiaries;
(xvi) zoning affecting the Equity Inns Hotels; (xvii) hazardous substances affecting the Equity Inns Hotels; (xviii) the enforceability of Equity Inns' leases encumbering the Equity Inns Hotels, and lack of default thereunder; (xix) Equity Inns' receipt of a fairness opinion; (xx) financial advisory, broker or finder fees with respect to the REIT Merger or the transactions contemplated in the Merger Agreement; (xxi) the ownership by Equity Inns or any of its subsidiaries of interests in RFS; (xxii) related party transactions; (xxiii) the applicability of certain takeover statutes; (xxiv) the HSR Act;
(xxv) identity of material agreements relating to development, rehabilitation, capital improvement or construction of or additions to hotel properties and other real estate, and the status thereof; (xxvi) tax matters; (xxvii) securities issued by Equity Inns convertible into shares of Equity Inns Common Stock; (xxviii) reservation of sufficient number of shares of Equity Inns Common Stock to perform Equity Inns' obligations under the Merger Agreement, and authorization of the delivery and issuance of such shares; (xxvix) business activities of Merger Sub; (xxx) identity of intellectual property owned or licensed by Equity Inns or any of its subsidiaries, and the lack of infringement on rights of other persons; (xxxi) labor and employment matters; (xxxii) special taxes or assessments; (xxxiii) compliance with law and receipt of required permits; (xxxiv) condemnation or eminent domain proceedings; (xxxv) furnishings of the Equity Inns Hotels; (xxxvi) franchisors and franchise agreements under which Equity Inns Hotels are operated; (xxxvii) mortgage documents encumbering the Equity Inns Hotels, and absence of default hereunder; and (xxxviii) Equity Inns' and Equity Inns OP's commitments to use their good faith best efforts to enter into new leases with respect to those Promus Leases that Equity Inns elects to be terminated pursuant to the Merger Agreement.

CONDITIONS TO THE MERGERS

     The respective obligations of each party to the Merger Agreement to consummate the Mergers, the Asset Sale and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of certain conditions, including that: (i) the Merger Agreement shall have been approved by the shareholders of RFS and Equity Inns, respectively, in the manner required by their respective organizational documents, applicable law and applicable regulations of the NYSE; (ii) each party to the Merger Agreement shall have obtained reasonable evidence of the requisite approval of the partners of RFS OP and Equity Inns OP, respectively, to the OP Merger to the extent required by each such partnership's Agreement of Limited Partnership or the Tennessee Revised Uniform Limited Partnership Act (the "TRULPA"); (iii) no injunction shall have been entered or enforced by any court of competent jurisdiction or any governmental authority which prohibits the consummation of the Mergers, the Asset Sale and the other transactions contemplated by the Merger Agreement; (iv) all applicable requirements under state securities or anti-takeover statutes, if any, relating to the issuance and trading of the shares of Equity Inns Common Stock issuable under the Merger Agreement, shall have been satisfied; (v) any waiting period applicable to the Mergers under the HSR Act shall have terminated or expired; (vi) the Registration Statement (of which this Joint Proxy Statement/Prospectus is a part) shall have become effective under the Securities Act and no stop order with respect thereto shall be in effect; (vii) Equity Inns shall have obtained the approval for the listing of the shares of Equity Inns Common Stock issuable under the Merger Agreement on the NYSE, subject to official notice of issuance;
(viii) the Average Price shall be equal to or greater than $14.00; (ix) Equity Inns OP and its subsidiaries shall have entered into new leases with respect to those Promus Leases that Equity Inns elects to terminate pursuant to the Merger Agreement effective as of the Closing Date on terms reasonably acceptable to Equity Inns; (x) each party to the Merger Agreement shall have obtained any and all consents, approvals, authorizations, clearances, exemptions or waivers by any person pursuant to any contract, law, order or permit required for consummation of the Mergers, the Asset Sale or any of the other transactions contemplated in the Merger Agreement, or for the prevention of a default under any contract or permit of such party which, if not obtained or made, is reasonably likely to have a material adverse effect on such party; and (xi) the Closing shall have occurred on or before October 15, 1998.

     The respective obligations of Equity Inns, Merger Sub and Equity Inns OP to consummate the Mergers, the Asset Sale and the other transactions contemplated by the Merger Agreement are further subject to the satisfaction or waiver at or prior to the Closing Date of certain other conditions, including that: (i) RFS and RFS OP shall have performed and complied in all material respects with all of their obligations under the Merger Agreement that are to be performed or complied with by them prior to or on the Closing Date; (ii) all proceedings, corporate, partnership or other, to be taken by or at the direction of RFS and RFS OP in connection with the transactions contemplated by the Merger Agreement, and all documents incident thereto, shall be reasonably satisfactory to Equity Inns; (iii) no investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with the Merger Agreement or the consummation of the transactions contemplated thereby; (iv) the representations and warranties made by RFS and RFS OP in the Merger Agreement shall be true and correct in all material respects as of the Effective Time (with such exceptions, if any, necessary to give effect to events or transactions contemplated by the Merger Agreement and except for representation and warranties which are confined to a specific date), except where the failure to be true and correct does not have a material adverse effect on RFS; (v) Equity Inns shall have received the opinion of Baker Donelson, counsel to Equity Inns, dated the Closing Date, to the effect that (a) the REIT Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (b) Equity Inns and RFS will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (c) no gain or loss will be recognized for federal income tax purposes by Equity Inns, Merger Sub, or RFS, on consummation of the REIT Merger; (vi) Equity Inns shall have received (a) an opinion of Hunton & Williams, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1993, RFS was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (b) an opinion of Baker Donelson, dated as of the Closing Date, to the effect that, commencing with its taxable year ending December 31, 1994, Equity Inns was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the REIT Merger, Equity Inns' proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; (vii) from the date of the Merger Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of RFS and its subsidiaries (taken as a whole) that would have or would be reasonably likely to have a material adverse effect on RFS, other than any such change that affects both RFS and Equity Inns in a substantially similar manner; (viii) Equity Inns shall have received the opinion of Hunton & Williams, counsel to RFS, dated the Closing Date, as to such other matters concerning RFS as are customary in connection with the consummation of transactions such as the Mergers; (ix) RFS OP shall have delivered to Equity Inns OP, on or before the Effective Time, all of the documents and other information required of RFS OP and RFS CMBS OP relating to the Asset Sale that are described above under "-- Deliveries to Evidence the Asset Sale;" (x) good and marketable fee simple title to the real property owned by RFS OP and RFS CMBS OP (including the RFS Hotels and undeveloped parcels of real property) shall be insurable as such by the title company selected by Equity Inns in connection with the Mergers, subject only to certain permitted title exceptions; (xi) Equity Inns shall have received from RFS the executed Articles of Merger; (xii) Equity Inns shall have received copies of resignations by each director and officer of RFS and its subsidiaries; (xiii) all of the shares of capital stock of RFS C Corp. owned by Mr. Solmson shall have been sold to Equity Inns at Mr. Solmson's cost of such stock in accordance with a stock purchase agreement to be executed between Mr. Solmson and Equity Inns pursuant to the Merger Agreement; and (xiv) Equity Inns shall have received from RFS CMBS OP the executed CMBS Agreement of Merger.

     The respective obligations of RFS and RFS OP to consummate the Mergers, the Asset Sale and the other transactions contemplated by the Merger Agreement are further subject to the satisfaction or waiver at or prior to the Closing Date of certain other conditions, including that: (i) Equity Inns, Merger Sub and Equity Inns OP shall have performed and complied in all material respects with all of their obligations under the Merger Agreement that are to be performed or complied with by them prior to or on the Closing Date; (ii) all proceedings, corporate, partnership or other, to be taken by or at the direction of Equity Inns, Merger Sub and Equity Inns OP in connection with the transactions contemplated by the Merger Agreement, and all documents incident thereto, shall be reasonably satisfactory to RFS; (iii) no investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with the Merger Agreement or the consummation of the transactions contemplated thereby; (iv) the representations and warranties made by Equity Inns, Merger Sub and Equity Inns OP in the Merger Agreement shall be true and correct in all material respects as of the Effective Time (with such exceptions, if any, necessary to give effect to events or transactions contemplated by the Merger Agreement and except for representations and warranties which are confined to a specific date), except where the failure to be true and correct does not have a material adverse effect on Equity Inns; (v) RFS shall have received the opinion of Hunton & Williams, counsel to RFS, dated the Closing Date, to the effect that (a) the REIT Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code,
(b) Equity Inns and RFS will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (c) the exchange in the REIT Merger of shares of Equity Inns Common Stock for shares of RFS Capital Stock will not give rise to gain or loss to the shareholders of RFS with respect to such exchange (except with respect to the receipt of cash in lieu of fractional shares), (d) the transfer by RFS OP of all of its assets to Equity Inns OP in exchange for partnership interests in Equity Inns OP will not cause RFS OP to recognize gain or loss for federal income tax purposes (except to the extent that RFS OP receives cash in the exchange), and (e) the distribution by RFS OP of partnership interests in Equity Inns OP will not cause the partners of RFS OP to recognize gain or loss for federal income tax purposes (except to the extent that the partners of RFS OP receive cash in the distribution); (vi) RFS shall have received an opinion of Baker Donelson, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1994, Equity Inns was organized and has operated in conformity with the requirements for qualification as a REIT under the Code; (vii) from the date of the Merger Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Equity Inns and its subsidiaries (taken as a whole) that would have or would be reasonably likely to have a material adverse effect on Equity Inns, other than any such change that affects both Equity Inns and RFS in a substantially similar manner; (viii) RFS shall have received the opinion of Baker Donelson, counsel to Equity Inns, dated the Closing Date, as to such other matters concerning Equity Inns as are customary in connection with the consummation of transactions such as the Mergers; (ix) RFS shall have received from Merger Sub the executed Articles of Merger and from Equity Inns OP and Equity Inns CMBS OP the certificates of merger with respect to the OP Merger and the CMBS OP Merger, respectively; and (x) RFS shall have received from Equity Inns CMBS OP the executed CMBS Agreement of Merger.

TERMINATION OF PROMUS LEASES; SUBSTITUTE RFS HOTEL LEASES

     RFS has agreed that, effective as of the Closing Date, but immediately prior to the Effective Time, upon written notice from Equity Inns to RFS not less than 30 days prior to the Closing Date, it will cause its subsidiaries to terminate one or more of the 57 Promus Leases effective upon payment to the Promus Lessees at the Closing of certain amounts determined pursuant to the Lease Termination Agreement. Equity Inns and Equity Inns OP have agreed to use their good faith best efforts to enter into effective as of the Closing Date Substitute RFS Hotel Leases with respect to such terminated Promus Leases, on terms reasonably acceptable to Equity Inns. Equity Inns has also agreed to keep RFS advised as to the status of negotiations as to such Substitute RFS Hotel Leases. It is a condition to the consummation of the Mergers that Equity Inns shall have entered into, effective as of the Closing Date, Substitute RFS Hotel Leases with respect to all terminated Promus Leases. See "-- Conditions to the Mergers." The pro forma lease revenue for these 57 hotels included in the pro forma information herein is based on certain assumptions made by management of Equity Inns with respect to such Substitute RFS Hotel Leases. See "Risk
Factors -- Risks Associated with the Mergers-Termination/Replacement of Promus Leases" and "Selected Financial Information."

CERTAIN OTHER COVENANTS

     Acquisition Proposals. Each of Equity Inns and RFS has agreed that prior to the Effective Time (i) that neither of them nor any of their subsidiaries' will, and each of them will direct and use its reasonable best efforts to cause its or any of its subsidiaries' respective officers, directors, trustees, partners, employees, agents, affiliates and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) by any person with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase by any person of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such proposed transaction being hereinafter referred to as a "Competing Transaction"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition

Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) that it or any of its subsidiaries will immediately cease and cause to be terminated any activities existing at the date of the Merger Agreement, discussions or negotiations with any persons conducted prior to such date with respect to any of the foregoing and each will take, or cause its subsidiaries to take, the necessary steps to inform the individuals or entities referred to above of the obligations undertaken by it in the Merger Agreement with respect to any Acquisition Proposal or Competing Transaction; and
(iii) that it will notify the other party, in writing, immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of its subsidiaries. Notwithstanding the foregoing obligations, the Board of Directors of such party is not prohibited from (a) furnishing information to or entering into discussions or negotiations with, any person that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (1) the Board of Directors of such party determines in good faith based on the written advice of counsel that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders, (2) prior to furnishing such information to, or entering into discussions or negotiations with, such person, such party provides written notice to the other parties to the Merger Agreement to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, and (3) subject to any confidentiality agreement with such person, such party keeps the other parties to the Merger Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (b) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Conduct of Business Pending the Effective Time. Equity Inns and RFS have agreed that prior to the Effective Time, except as otherwise contemplated by the Merger Agreement, unless the other party has consented in writing thereto, they:
(i) will use their reasonable efforts, and will cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees; (ii) will confer on a regular basis with one or more representatives of the other party to report operational matters of materiality and any proposals to engage in material transactions (except the dispositions of certain RFS Hotels and Equity Inns Hotels discussed below); (iii) will promptly notify the other party of any material emergency or other material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings, or the breach in any material respect of any representation, warranty, covenant or agreement contained in the Merger Agreement; (iv) will set the record date for the quarterly dividend payable with respect to Equity Inns Common Stock and RFS Capital Stock, respectively, for the second calendar quarter of 1998 to a date no later than June 30, 1998, and will mutually agree upon the payment date for each dividend (and neither Equity Inns nor RFS shall make the election permitted by Section 858(a) of the Code with respect to such dividend), provided, however, that such record date for either party will be modified to prevent the elimination of a dividend for the shareholders of either party or to prevent the receipt by the shareholders of either party of dividends from both Equity Inns and RFS; and (v) will promptly deliver to the other complete, true and correct copies of any registration statements, reports, proxy statements and information statements filed with the Commission ("SEC Documents") subsequent to the date of the Merger Agreement.

     RFS and RFS OP have agreed that prior to the Effective Time, except as otherwise set forth in the Merger Agreement, unless Equity Inns has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, they: (i) will, and will cause each of RFS' subsidiaries to, conduct their operations according to their usual, regular and ordinary course in substantially the same manner as prior to the date of the Merger Agreement; (ii) will not, and will not permit any of RFS' subsidiaries to, amend their organizational documents; (iii) will not (a) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the Merger Agreement and disclosed pursuant to the Merger Agreement, issue any shares of RFS' capital stock or any units of partnership interests of RFS OP other than with respect to redemption of RFS OP Units, or effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (b) grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire any shares of RFS' capital stock or any units of partnership interests of RFS OP, (c) increase materially any compensation or enter into or amend any employment agreement with any of their present or future officers, directors, partners or employees, or (d) adopt any new employee benefit plan or amend any existing employee benefit plan of RFS in any material respect; (iv) will not (a) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of RFS' capital stock, except a dividend not to exceed $.375 per share of RFS Common Stock and $.3625 per share of RFS Preferred Stock for the second calendar quarter of 1998 and any Final RFS Distribution, or (b) except in connection with the use of shares of RFS' capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of RFS, directly or indirectly redeem, purchase or otherwise acquire any shares of RFS' capital stock or capital stock of any of its subsidiaries, or make any commitment for any such action, provided, however, that RFS may issue shares of RFS Common Stock in redemption of RFS OP Units as contemplated by the Agreement of Limited Partnership of RFS OP; (v) will not, and will not permit any of RFS' subsidiaries to, sell or otherwise dispose of (a) any RFS Hotels or any of their capital stock of or other interests in RFS' subsidiaries or (b) except in the ordinary course of business consistent with past practice for reasonable and adequate consideration, any of their other assets which are material, individually or in the aggregate, provided, however, that RFS and its subsidiaries may sell certain RFS Hotels identified on a schedule to the Merger Agreement for prices which equal or exceed the prices set forth on such schedule; (vi) will not, and will not permit any of RFS' subsidiaries to, make any loans, advances or capital contributions to, investments in, or guarantees on behalf of, any person other than RFS' subsidiaries, or impose, or suffer the imposition, on any RFS Hotel or on any other assets of RFS or any of its subsidiaries of any lien or encumbrance or permit such lien or encumbrance to exist, other than liens and encumbrances
(a) in effect on the date of the Merger Agreement that were disclosed on the consolidated financial statements of RFS included in RFS' SEC Documents or (b) arising after the date of the Merger Agreement in the ordinary course of business consistent with past practice; (vii) will not, and will not permit any of RFS' subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice (including, without limitation, payments of outstanding principal amounts under credit lines) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of RFS included in RFS' SEC Documents or incurred in the ordinary course of business consistent with past practice; (viii) will not, and will not permit any of RFS' subsidiaries to, enter into any contract which individually may result in total payments or liability by or to them in excess of $100,000 in the case of any one contract or in excess of $500,000 for all such contracts, or modify, amend or terminate any contract or waive, release, compromise or assign any material rights or claims thereunder, other than in the ordinary course of business consistent with past practice, provided, however, that RFS may complete the acquisitions of certain hotel properties identified on a schedule to the Merger Agreement, the purchase of which will be funded through borrowings under RFS OP's line of credit; (ix) will not, and will not permit any of RFS' subsidiaries to, enter into any contract with any officer, director, partner, employee or affiliate of RFS or any of RFS' subsidiaries, except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a material adverse effect on RFS; (x) will not, and will not permit any of RFS' subsidiaries to, take any action that would adversely effect the status of title to the real property (xi) will not, and will not permit any of RFS' subsidiaries to, release or modify any warranties or guarantees, if any, of contractors, builders, architects, manufacturers, suppliers and installers relating to the improvements and the personal property of RFS or its subsidiaries; (xii) will, and will cause each of RFS' subsidiaries to, pay all premiums then-due on, and will not cancel or voluntarily allow to expire, any of the insurance policies relating to the assets of RFS or its subsidiaries unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced; and (xiii) will not, and will not permit any of RFS' subsidiaries to, amend or supplement any mortgage documents relating to mortgages encumbering the assets of RFS or its subsidiaries in whole or in part, and will, and will cause each of RFS' subsidiaries to, pay or make, as and when due and payable, all payments of principal, interest and other amounts required to be paid or made under such mortgage documents.

     Equity Inns, Merger Sub and Equity Inns OP have agreed that prior to the Effective Time, except as otherwise set forth in the Merger Agreement, unless RFS has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, they: (i) will, and will cause each of Equity Inns' subsidiaries to, conduct their operations according to their usual, regular and ordinary course in substantially the same manner as prior to the date of the Merger Agreement;
(ii) will not, and will not permit any Equity Inns' subsidiaries to, amend their organizational documents, except as provided in the proxy statement with respect to Equity Inns' 1998 annual meeting of shareholders; (iii) will not (a) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the Merger Agreement and disclosed pursuant to the Merger Agreement or pursuant to the Merger Agreement with respect to the Merger Consideration, the OP Merger Consideration and the CMBS OP Merger Consideration, issue any shares of Equity Inns' or Merger Sub's capital stock or any units of partnership interest of Equity Inns OP other than with respect to redemption of Equity Inns OP Units, or effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (b) grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire any shares of Equity Inns' or Merger Sub's capital stock or any units of partnership interest of Equity Inns OP, (c) increase materially any compensation or enter into or amend any employment agreement with any of their present or future officers, directors, partners or employees, or (d) adopt any new employee benefit plan or amend any existing employee benefit plan of Equity Inns in any material respect; provided, however, that Equity Inns may sell, from time to time, shares of Equity Inns Common Stock or shares of Equity Inns Preferred Stock at fair market values then prevailing in the market place for such securities; (iv) will not (a) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of Equity Inns' or Merger Sub's capital stock, except a dividend not to exceed $.31 per share of Equity Inns Common Stock for the second calendar quarter of 1998 and any other dividend by Equity Inns in connection with any Final RFS Distribution or other distribution necessary for Equity Inns to maintain its ability to qualify to be taxed as a REIT under the Code, or (b) except in connection with the use of shares of Equity Inns capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Equity Inns, directly or indirectly redeem, purchase or otherwise acquire any shares of Equity Inns' or Merger Sub's capital stock or capital stock of any Equity Inns' subsidiaries, or make any commitment for any such action, provided, however, that Equity Inns may issue shares of Equity Inns Common Stock in redemption of Equity Inns OP Units as contemplated by the Agreement of Limited Partnership of Equity Inns OP;
(v) will not, and will not permit any Equity Inns' subsidiaries to, sell or otherwise dispose of (a) any Equity Inns Hotels or any of their capital stock of or other interests in Equity Inns' subsidiaries other than Equity Inns OP Units issued in connection with the acquisition of certain hotel properties identified on a schedule to the Merger Agreement or (b) except in the ordinary course of business consistent with past practices for reasonable and adequate consideration, any of their other assets which are material, individually or in the aggregate, provided however, that Equity Inns and its subsidiaries may sell certain Equity Inns Hotels identified on a schedule to the Merger Agreement for prices which equal or exceed the prices set forth on such schedule; (vi) will not, and will not permit any of Equity Inns' subsidiaries to, make any loans, advances or capital contributions to, investments in, or guarantees on behalf of, any person other than Equity Inns' subsidiaries, or impose, or suffer the imposition, on any Equity Inns Hotel or any other assets of Equity Inns or any of its subsidiaries of any lien or encumbrance or permit such lien or encumbrance to exist, other than liens and encumbrances (a) in effect on the date of the Merger Agreement that are disclosed on the consolidated financial statements of Equity Inns included in Equity Inns' SEC Documents or (b) arising after the date of the Merger Agreement in the ordinary course of business consistent with past practice; (vii) will not, and will not permit any of Equity Inns' subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice (including, without limitation, payment of outstanding principal amounts under credit lines) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Equity Inns included in Equity Inns' SEC Documents or incurred in the ordinary course of business consistent with past practice; (viii) will not, and will not permit any of Equity Inns' subsidiaries to, enter into any contract which individually may result in total payments or liability by or to them in excess of $100,000 in the case of any one such contract or in excess of $500,000 for all such contracts, or modify, amend or terminate any contract, or waive, release, compromise or assign any material rights in claims thereunder, other than in the ordinary course of business consistent with past practice, provided, however, that Equity Inns and its subsidiaries may complete the acquisitions of certain hotel properties identified on a schedule to the Merger Agreement; (ix) will not, and will not permit any of Equity Inns' subsidiaries to, enter into any contract with any officer, director, partner, employee or affiliate of Equity Inns or any of its subsidiaries, except as provided in the Merger Agreement and except in the ordinary course of business consistent with past practice and would not have a material adverse effect on Equity Inns; and (x) will, and will cause each of Equity Inns' subsidiaries to, pay all premiums then-due on, and will not cancel or voluntarily allow to expire, any of the insurance policies with respect to the Equity Inns Hotels unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.

     Meeting of Shareholders. Each of Equity Inns and RFS has agreed to take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its shareholders as promptly as practicable after the date of the Merger Agreement, but in any event, subject to effectiveness of the Registration Statement (of which this Joint Proxy Statement/Prospectus is a part) and related requirements as to the timing of distribution of proxy materials to shareholders, no later than October 15, 1998, to consider and vote upon or otherwise to obtain the consent of its shareholders to (i) in the case of Equity Inns, the Equity Inns Proposals, and (ii) in the case of RFS, the RFS Proposal. Equity Inns and RFS have further agreed that the Equity Inns Board and the RFS Board will each recommend such approval, and that they will each take all lawful action to solicit such approval, including, without limitation, timely mailing of this Joint Proxy Statement/Prospectus to its respective shareholders; provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Equity Inns Board or the RFS Board, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law as advised by counsel in writing. Equity Inns and RFS have agreed to coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     Filings; Other Actions. Subject to the terms and conditions provided in the Merger Agreement, the parties to the Merger Agreement have agreed to: (i) use all reasonable efforts to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, third party secured and unsecured lenders, franchisors and rating agencies in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (ii) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to RFS and Equity Inns necessary to effectuate the Mergers, the Asset Sale and the other transactions contemplated in the Merger Agreement; and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by the Merger Agreement. The parties to the Merger Agreement have also agreed that if, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of the Merger Agreement, the proper officers and directors of Equity Inns and RFS will take, or cause their subsidiaries to take, any necessary action.

     Inspection of Records. Each of RFS and Equity Inns, from the date of the Merger Agreement to the Effective Time, has agreed to allow all designated officers, attorneys, accountants, investment bankers, financial advisers and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of RFS and Equity Inns and their respective subsidiaries.

     Listing Application. Equity Inns has agreed to promptly (after the date of the Merger Agreement) prepare and submit to the NYSE a listing application covering the shares of Equity Inns Common Stock issuable in the REIT Merger, and to use its best efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Equity Inns Common Stock, subject to official notice of issuance.

     Employees; Severance Benefits. At or before the Closing, RFS and its subsidiaries will terminate the employment of all their employees, and will satisfy all compensation, vacation pay, sick pay and other obligations under the Worker Adjustment, Retraining and Notification Act, and will pay or make provision for the Severance Benefits discussed below. The parties to the Merger Agreement have agreed that neither Equity Inns nor any of its subsidiaries will have any obligation to employ former RFS' or RFS subsidiaries' employees but may, in their sole discretion, offer employment to such employees on terms and conditions established by them. Neither RFS nor RFS OP makes any representation or warranty as to whether such employees will accept employment with Equity Inns or any of its subsidiaries. Equity Inns has agreed that RFS may pay to employees of RFS or its subsidiaries, at or prior to the Effective Time, certain severance benefits disclosed on a schedule to the Merger Agreement in an aggregate amount of approximately $735,000 (collectively, the "Severance Benefits"), which amount does not include change in control payments to Messrs. Solmson, Lovelace and Pascal aggregating approximately $4.1 million pursuant to their employment agreements with RFS. Notwithstanding the foregoing, the parties to the Merger Agreement have agreed that if RFS does not pay the Severance Benefits prior to or at the Effective Time, Equity Inns will pay the unpaid Severance Benefits to such employees within 3 business days of the Closing.

     Reorganization; Tax Treatment; and Transfer and Gain Taxes. The parties to the Merger Agreement have agreed that from and after the date of the Merger Agreement and until the Effective Time, neither Equity Inns nor RFS nor any of their respective subsidiaries or other affiliates will (i) knowingly take any action that, or knowingly fail to take any action the failure of which, would jeopardize qualification of the REIT Merger as a reorganization within the meaning of Section 368(a) of the Code; or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. Each of Equity Inns, Merger Sub and RFS has further agreed that following the Effective Time, each of them will use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the REIT Merger as a reorganization within the meaning of Section 368(a) of the Code. Equity Inns and RFS have agreed that if, based upon the advice of counsel in writing, they determine that the transactions between Equity Inns OP and RFS OP under the Merger Agreement could reasonably be expected to create a risk that the REIT Merger would not qualify as a reorganization under the provisions of Section 368(a) of the Code, they will undertake to use reasonable best efforts to negotiate and structure an alternative means to effect the REIT Merger, for Equity Inns to acquire the interest in RFS OP owned by RFS, and for the holders of RFS OP Units to receive Equity Inns OP Units (or the economic and tax equivalent thereof) in exchange for their RFS OP Units. The parties to the Merger Agreement have agreed that Equity Inns OP will use the "traditional method" under Treasury Regulations Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to the properties of or interests in RFS OP as of the Effective Time (with no curative allocations of gross income with respect to depreciation to offset the effects of the "ceiling rule" but with a curative allocation of gain upon disposition of such properties to offset the effect of the "ceiling rule"). Equity Inns OP and RFS OP have agreed to negotiate in good faith to agree upon the "Section 704(c) values" of the properties of RFS, effective as of the Closing Date. For purposes of allocating "excess nonrecourse liabilities" of Equity Inns OP pursuant to Treasury Regulations Section 1.752-3(a)(3) following the Closing Date, Equity Inns OP has agreed to use a methodology to be agreed upon between Equity Inns OP and RFS OP. Each party to the Merger Agreement has agreed to cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by the Merger Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). Equity Inns has agreed that from and after the Effective Time, it will pay or cause Equity Inns OP, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of shares of Equity Inns Common Stock, or Equity Inns OP Units, as applicable, all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any tax imposed under the Code).

     Third-Party Consents. Each of the parties to the Merger Agreement has agreed to take, and to cause their respective subsidiaries to take, all necessary corporate and other action and to use its commercially reasonable efforts to obtain, or cause its subsidiaries to obtain, the consents and applicable approvals from third parties that may be required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to enable it to carry out the transactions contemplated by the Merger Agreement. Each such party has also agreed to cooperate with the other parties to the Merger Agreement in supplying such information as may be reasonably requested by the others in connection with obtaining consents or approvals to the transactions contemplated by the Merger Agreement.

     Representations, Warranties and Conditions. Each of the parties to the Merger Agreement has agreed to use commercially reasonable efforts to ensure that all conditions precedent to its obligations under the Merger Agreement are fulfilled at or prior to the Closing. Each party to the Merger Agreement has also agreed to use its best efforts to cause its representations and warranties contained in the Merger Agreement to be true and correct on and as of the Effective Time in all material respects. Equity Inns, Merger Sub and Equity Inns OP, on the one hand, and RFS and RFS OP, on the other hand, each has agreed to promptly notify the other in writing prior to the Effective Time (i) if any representation or warranty contained in the Merger Agreement is discovered to be or becomes untrue or (ii) if any party thereto fails to perform or comply with any of its covenants or agreements contained in the Merger Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained therein.

     RFS Acquisition Opportunities. The parties to the Merger Agreement have agreed that from the date of the Merger Agreement to the Effective Time, RFS or its subsidiaries may propose potential acquisitions of one or more hotel properties to Equity Inns or its subsidiaries, of which acquisition opportunity Equity Inns is not otherwise aware (each, an "Acquisition Opportunity"). Such parties have agreed that Equity Inns and its subsidiaries will have no obligation to pursue, or otherwise take advantage of, any of Acquisition Opportunity. Such parties have agreed further that in the event of a termination of the Merger Agreement, Equity Inns will not permit its subsidiaries to take any action to pursue, or otherwise take advantage of, any Acquisition Opportunity which RFS or its subsidiaries presented to Equity Inns, and that Equity Inns will cause its subsidiaries to, promptly upon such termination and reimbursement by RFS for all out-of-pocket costs and expenses incurred by Equity Inns or its subsidiaries related thereto, assign and transfer any and all of their rights, title or interests in any Acquisition Opportunity to RFS (or its designee), including, without limitation, any contracts and permits related to such Acquisition Opportunity. In connection with any such assignment and transfer, RFS has agreed to assume all of the obligations under such contracts and to indemnify and hold harmless Equity Inns and its subsidiaries against any claims by third parties thereunder.

     CMBS Bonds. Equity Inns has agreed to use its best efforts to promptly after the date of the Merger Agreement (i) create and establish Equity Inns CMBS OP, as a Tennessee limited partnership, with characteristics and ownership structure substantially similar to the characteristics and ownership structure of RFS CMBS OP; (ii) cause the creation and establishment of a legal entity ("Equity Inns CMBS Lessee") with characteristics and ownership structure substantially similar to the characteristics and ownership structure of RFS CMBS Lessee; (iii) prepare and cause Equity Inns CMBS OP and Equity Inns CMBS Lessee to enter into leases for each of the RFS Hotels owned by RFS CMBS OP that are substantially similar to the Promus Leases currently in effect with respect to such hotels, provided such new leases will provide for rent terms no less favorable to Equity Inns CMBS OP than the rent terms contained in the corresponding Promus Leases and will be effective upon the Effective Time; and
(iv) take such further action as may be reasonably required by rating agencies, trustees or other third parties in connection with the transactions described in this paragraph. RFS and Equity Inns have further agreed to use their best efforts to obtain all necessary consents required to cause the CMBS Bonds to remain outstanding after the Merger, with Equity Inns CMBS OP as the issuer thereof rather than RFS CMBS OP, including, without limitation, consents of the rating agency and trustee for the CMBS Bonds.

     Transfer of RFS C Corp. Shares. RFS has agreed at the Closing to cause Mr. Solmson to sell to Equity Inns (or such person as Equity Inns shall designate by written notice delivered to him prior to the Closing) all of the shares of capital stock of RFS C Corp. owned by Mr. Solmson for an aggregate consideration of $95,000 paid to him in cash, representing Mr. Solmson's cost for such stock. Mr. Solmson owns approximately 5% of the issued and outstanding shares of capital stock of RFS C Corp. The only other shareholder of RFS C Corp. is RFS OP.

INDEMNIFICATION

     Equity Inns has agreed, for a period of six years from the Effective Time, to indemnify the directors, officers, employees and agents of RFS and its subsidiaries who at any time prior to the Effective Time were entitled to indemnification under the organizational documents of RFS, the organizational documents of RFS' subsidiaries or employment or other agreements between RFS and such persons, or between any RFS' subsidiary and such persons, existing on the date of the Merger Agreement to the same extent as such directors, officers, employees and agents are entitled to indemnification under such organizational documents or employment or other agreements in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement). Equity Inns has also agreed that if Equity Inns, the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision will be made so that the successors and assigns of Equity Inns or the Surviving Corporation, as the case may be, will assume the obligations described in this paragraph.

TERMINATION

     Termination by Mutual Consent; Delivery of Schedules and Exhibits. The Merger Agreement may be terminated and the transactions contemplated therein may be abandoned at any time prior to the Effective Time, before or after the approval of the Merger Agreement by the shareholders of RFS or Equity Inns, by the mutual written consent of Equity Inns and RFS. The Merger Agreement may also be terminated and the transactions contemplated therein may be abandoned at any time on or after the date of the Merger Agreement but within 15 business days of such date: (a) by action of the RFS Board (i) in the event that Equity Inns shall have failed to deliver to RFS within 10 business days of the date of the Merger Agreement the Schedules and Exhibits to the Merger Agreement for which Equity Inns is responsible, but which were not attached thereto at the date of the Merger Agreement, in form and substance reasonably satisfactory to RFS, or
(ii) if such Schedules and Exhibits are delivered within such 10 day period, RFS reasonably determines that information contained in such Schedules discloses matters which could reasonably be expected to have a material adverse effect on Equity Inns; or (b) by action of the Equity Inns Board (i) in the event that RFS shall have failed to deliver to Equity Inns within 10 business days of the date of the Merger Agreement the Schedules and Exhibits to the Merger Agreement for which RFS is responsible, but which were not attached thereto at the date of the Merger Agreement, in form and substance reasonably satisfactory to Equity Inns, or (ii) if such Schedules and Exhibits are delivered within such 10 day period, Equity Inns reasonably determines that information contained in such Schedules discloses matters which could reasonably be expected to have a material adverse effect on RFS.

     Termination by Either Equity Inns or RFS. The Merger Agreement may be terminated and the transactions contemplated therein may be abandoned at any time prior to the Effective Time, before or after the approval of the Merger Agreement by the shareholders of RFS or Equity Inns, by action of the RFS Board or the Equity Inns Board if: (a) the Mergers shall not have been consummated by October 15, 1998, or (b) a meeting of RFS' shareholders or a meeting of Equity Inns' shareholders shall have been duly convened and held and the approval of RFS' shareholders or the approval of Equity Inns' shareholders of the Merger Agreement will not have been obtained at such meeting or at any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission will have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided, that the party seeking to terminate the Merger Agreement pursuant to clause (c) above shall have used its reasonable best efforts to remove such order, decree, ruling or injunction, or (d) any of the conditions to close in the Merger Agreement shall not have been satisfied or waived by the Effective Time, or (e) the Average Price is less then $14.00; and provided, in the case of a termination pursuant to clause (a) or (d) above, that the terminating party shall not have proximately contributed to the occurrence of the failure referred to in said clauses.

     Termination by RFS. The Merger Agreement may be terminated and the transactions contemplated therein may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the shareholders of RFS of the Merger Agreement, by action of the RFS Board if: (a) the Equity Inns Board withdraws, materially modifies or changes in a manner adverse to RFS its recommendation to Equity Inns' shareholders of the Merger Agreement or the REIT Merger, other than as a result of the occurrence of an event that, in the good faith judgment of the Equity Inns Board, has or is reasonably likely to have a material adverse effect on RFS; (b) the Equity Inns Board postpones the date scheduled for the meeting of shareholders of Equity Inns to approve the Merger Agreement and the transactions contemplated hereby beyond October 15, 1998, or fails to set a date for such meeting by such date, except with the written consent of RFS; (c) there has been a breach by Equity Inns, Merger Sub or Equity Inns OP of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect on Equity Inns, which breach is not curable or, if curable, either (i) is not cured by the earlier of October 15, 1998, or the Closing Date, or (ii) is waived by RFS; (d) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of Equity Inns, Equity Inns OP or Merger Sub, which breach is not curable or, if curable, either (i) is not cured by the earlier of 30 days after written notice of such breach is given by RFS to Equity Inns, or the Closing Date, or (ii) is waived by RFS; or (e) the RFS Board determines that, in the exercise of its good faith judgment, termination of this Agreement is required in the exercise of its fiduciary duties to the RFS' shareholders by reason of an Acquisition Proposal being made.

     Termination by Equity Inns. The Merger Agreement may be terminated and the transactions contemplated therein may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of Equity Inns, by action of the Equity Inns Board if: (a) the RFS Board withdraws, materially modifies or changes in a manner adverse to Equity Inns its recommendation to RFS' shareholders of the Merger Agreement or the REIT Merger, other than as a result of the occurrence of an event that, in the good faith judgment of the RFS Board, has or is reasonably likely to have a material adverse effect on Equity Inns, (b) the RFS Board postpones the date scheduled for the meeting of shareholders of RFS to approve the Merger Agreement and the transactions contemplated thereby beyond October 15, 1998, or fails to set a date for such meeting by such date, except with the written consent of Equity Inns; (c) there has been a breach by RFS or RFS OP of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect on RFS, which breach is not curable or, if curable, either (i) is not cured by the earlier of October 15, 1998 or the Closing Date, or (ii) is waived by Equity Inns; (d) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of RFS or RFS OP, which breach is not curable or, if curable, either (i) is not cured the earlier of 30 days after written notice of such breach is given by Equity Inns to RFS, or the Closing Date, or (ii) is waived by Equity Inns; or (e) the Equity Inns Board determines that, in the exercise of its good faith judgment, termination of the Merger Agreement is required in the exercise of its fiduciary duties to Equity Inns' shareholders by reason of an Acquisition Proposal being made.

FEES AND EXPENSES

     Generally. The parties to the Merger Agreement have agreed that except as otherwise specifically set forth in the following two paragraphs, all out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby ("Expenses") will be paid by the party thereto incurring such Expenses, except that each of Equity Inns and RFS will bear and pay one-half of (i) the Commission and Blue Sky filing fees incurred in connection with the Registration Statement and this Joint Proxy Statement/Prospectus, and (ii) the printing and distribution costs incurred in connection with the printing and distribution to Equity Inns' and RFS' shareholders of the Registration Statement and this Joint Proxy Statement/Prospectus. Notwithstanding any other terms or conditions of the Merger Agreement, Equity Inns has acknowledged in the Merger Agreement that all unpaid Expenses incurred by RFS and its subsidiaries in connection with the execution of the Merger Agreement and the performance of the transactions contemplated thereby will be obligations of the Surviving Corporation upon consummation of the REIT Merger and the Surviving Corporation has agreed to pay, and Equity Inns has agreed to cause the Surviving Corporation to timely perform and pay, such obligations in full.

     Termination Fee. If (i) RFS elects to terminate the Merger Agreement pursuant to the provisions outlined above in clauses (a) or (b) under the section " -- Termination -- Termination by Either Equity Inns or RFS" (provided, in the case of termination pursuant to either of these clauses, that neither RFS nor RFS OP will be the party who proximately contributed to a failure to consummate the transactions under the Merger Agreement or be the breaching party), or the provisions outlined above in clause (e) under the section
"-- Termination -- Termination by RFS", or (ii) Equity Inns elects to terminate the Merger Agreement pursuant to the provisions outlined above in clauses (a) or
(b) under the section "Termination -- Termination by Either Equity Inns or RFS" (provided, in the case of termination pursuant to either of these clauses, that none of Equity Inns, Equity Inns OP or Merger Sub will be the party proximately contributing to a failure to consummate the transactions under the Merger Agreement or be the breaching party), or the provisions outlined above in clause
(e) under the section "-- Termination -- Termination by Equity Inns", and, in any event, an Acquisition Proposal relating to RFS in the case of a termination pursuant to clause (i) above or relating to Equity Inns in the case of a termination pursuant to clause (ii) above (such party being sometimes hereinafter referred to as the "Payor Party"), will have been made and notice of same shall have been required pursuant to the Merger Agreement prior to such termination (an "Acquisition Proposal Notice"), provided that the other party (the "Entitled Party") was not in material breach of its obligations under the Merger Agreement at the time of such termination, the Payor Party will at the time of such termination deposit by wire transfer of same-day funds into an interest bearing escrow account with an escrow agent selected by the Entitled Party (the "Escrow Agent") and on such terms as the Entitled Party and the Escrow Agent will agree, consistent with the terms of the termination provisions in the Merger Agreement, for the benefit of the Entitled Party as reasonable compensation to the Entitled Party for enhanced competitive risks resulting from the Payor Party consummating a Competing Transaction, market risks in announcing the REIT Merger, management time expended in pursuit of the Mergers and related transactions, lost opportunities to consummate other mergers or acquisition transactions, transaction costs and expenses, and other incidental costs and losses, and not as a penalty or forfeiture, an amount equal to $20,000,000 (the "Termination Fee"). If a Competing Transaction will be consummated within 1 year following the date of such termination or a definitive agreement for a Competing Transaction (a "Definitive Competing Acquisition Agreement") will be executed and delivered by the Payor Party within 1 year following the date of such termination with the party named in the Acquisition Proposal Notice and a Competing Transaction with such party is consummated within 9 months following the date of execution of the Definitive Competing Acquisition Agreement, the Escrow Agent will, at the time any such Competing Transaction is consummated, distribute to the Entitled Party out of the escrowed funds an amount equal to the lesser of (A) $20,000,000, plus any accrued interest thereon or on any part thereof through the date of payment (the "Maximum Termination Fee") and (B) the sum of (1) the maximum amount that can be paid to the Entitled Party without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the Entitled Party's certified public accountants, plus (2) in the event an Entitled Party receives a letter from such Entitled Party's counsel indicating that the Entitled Party has received a ruling from the IRS holding that the receipt by the Entitled Party of the Maximum Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, an amount equal to the Maximum Termination Fee less the amount payable under clause (1) above. In the event no Competing Transaction is consummated or no Definitive Competing Acquisition Agreement is executed, delivered and consummated by Payor Party within the time periods described above in this paragraph following the termination of the Merger Agreement, with the party named in the Acquisition Proposal Notice, the Escrow Agent will return the Termination Fee to the Payor Party, together with interest thereon from the date of deposit through the date of return.

     Moreover, if an Acquisition Proposal shall have been received by a Payor Party so as to require an Acquisition Proposal Notice prior to that party's shareholders voting on approval of the Merger Agreement, and the Merger Agreement is not terminated pursuant to any of the provisions described above under the section "- Termination," and the shareholders of the Payor Party vote against approval of the Merger Agreement, and if a Competing Transaction with the party named in such Acquisition Proposal Notice will be consummated within 1 year following the date of such shareholder vote or a Definitive Competing Acquisition Agreement will be executed and delivered by the Payor Party within 1 year following the date of such shareholder vote with a party named in such Acquisition Proposal Notice and a Competing Transaction with such party is consummated within 9 months following the date of execution of such Definitive Competing Acquisition Agreement, then, immediately upon consummating such Competing Transaction or executing such Definitive Competing Acquisition Agreement, the Payor Party will deliver to the Escrow Agent in same-day funds for the benefit of the Entitled Party an amount equal to the Termination Fee. Upon consummation of any such Competing Transaction, the Escrow Agent will immediately disburse to the Entitled Party an amount equal to the lesser of (A) the Maximum Termination Fee and (B) the sum of (1) the maximum amount that can be paid to the Entitled Party without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualified Income, as determined by the Entitled Party's certified public accountants, plus (2) in the event an Entitled Party receives a letter from such Entitled Party's counsel indicating that the Entitled Party has received a ruling from the IRS holding that the receipt by the Entitled Party of the Maximum Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, an amount equal to the Maximum Termination Fee less the amount payable under clause (1) above. In the event no Competing Transaction is consummated or no Definitive Competing Acquisition Agreement is executed, delivered and consummated by Payor Party within the time periods described above in this paragraph with the party named in the Acquisition Proposal Notice, the Escrow Agent will return the Termination Fee to the Payor Party, together with interest thereon from the date of deposit through the date of return.

     In the event that the Entitled Party is not able to receive the Maximum Termination Fee, the Escrow Agent will hold the unpaid amount in escrow and will not release any portion thereof to the Entitled Party unless and until the Payor Party receives, at any time or from time to time, any one or combination of the following: (i) a letter from the Entitled Party's certified public accountants indicating the maximum amount that can be paid at that time to the Entitled Party without causing the Entitled Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute Qualifying Income or a subsequent such letter revising or (in the case of later tax years) adding to that amount, in which case and at each such time the Escrow Agent will release such revised or additional amount to the Entitled Party, or (ii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the Maximum Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the Escrow Agent will release the remainder of the Maximum Termination Fee, plus any interest accrued thereon, to the Entitled Party, or (iii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the remaining balance of the Maximum Termination Fee following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, in which case the Escrow Agent will release the remainder of the Maximum Termination Fee to the Entitled Party. If the Maximum Termination Fee has not been distributed to the Entitled Party pursuant to the provisions described in this paragraph by the fifth anniversary of the date of termination, in the case of an escrow established pursuant to the provisions described above in the first paragraph under the section "-- Fees and Expenses -- Termination Fee," or the date of the shareholder vote, in the case of an escrow established pursuant to pursuant to the provisions described above in the second paragraph under the section
"-- Fees and Expenses -- Termination Fee," any remaining funds then in escrow, including any interest accrued thereon, will be delivered by the Escrow Agent to the Payor Party or its successor in interest.

     In the event an Entitled Party has received the Maximum Termination Fee, the Entitled Party shall not (i) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under the Merger Agreement against any person submitting an Acquisition Proposal, or (ii) assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Payor Party or any of its officers or directors based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the Payor Party's exercise of its right of termination under the provisions outlined above in clause (e) under the section "-- Termination --

Termination by RFS" or the provisions outlined above in clause (e) under the section "-- Termination -- Termination by Equity Inns," as applicable.

     Expense Reimbursement. If (i) RFS elects to terminate the Merger Agreement pursuant to the provisions outlined above in clauses (a), (b), (c) or (d) under the section "-- Termination -- Termination by RFS" or (ii) Equity Inns elects to terminate the Merger Agreement pursuant to the provisions outlined above in clauses (a), (b), (c) or (d) under the section "-- Termination -- Termination by Equity Inns,", and, in any event, no Acquisition Proposal will have been made prior to such termination, Equity Inns, in the case of termination in the events set forth in clause (i) above, or RFS, in the case of termination in the events set forth in clause (ii) above, provided that the Entitled Party was not in material breach of its obligations under the Merger Agreement at the time of such termination, as liquidated damages and not as a penalty or forfeiture, will pay to the Entitled Party by wire transfer of same day funds on the business day after receipt of notice of termination of the Merger Agreement an amount equal to the lesser of (A) all documented Expenses incurred by the Entitled Party in connection with its pursuit of the transactions contemplated in the Merger Agreement, (B) $5,000,000 (the "Maximum Expense Reimbursement") and (C) the sum of (1) the maximum amount that can be paid to the Entitled Party without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualified Income, as determined by the Entitled Party's certified public accountants, plus (2) in the event an Entitled Party receives a letter from such Entitled Party's counsel indicating that the Entitled Party has received a ruling from the IRS holding that the receipt by the Entitled Party of the Maximum Expense Reimbursement would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, an amount equal to the Maximum Expense Reimbursement less the amount payable under clause (1) above.

     In the event that the Entitled Party is not able to receive the Maximum Expense Reimbursement in any tax year without causing it to fail to meet the requirements of Section 856(c)(2) and (3) of the Code, determined as if the payment of the Maximum Expense Reimbursement did not constitute Qualifying Income, the Payor Party shall pay the unpaid amount of the Maximum Expense Reimbursement at such time as the Payor Party receives, at any time or from time to time, any one or combination of the following: (i) a letter from the Entitled Party's certified public accountants indicating the maximum amount that can be paid at that time to the Entitled Party without causing the Entitled Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute Qualifying Income or a subsequent such letter revising or (in the case of later tax years) adding to that amount, in which case and at each such time the Payor Party shall pay such revised or additional amount to the Entitled Party subject to a total maximum payment under described in this section "-- Expense Reimbursement" of an amount equal to the Maximum Expense Reimbursement, or (ii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the Maximum Expense Reimbursement would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the Payor Party shall pay the remainder of the Maximum Expense Reimbursement to the Entitled Party, or (iii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the remaining balance of the Maximum Expense Reimbursement following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, in which case the Payor Party shall release the remainder of the Maximum Expense Reimbursement to the Entitled Party. The Payor Party's obligations described in this paragraph will terminate 5 years from the date of the Merger Agreement.

     If the Merger Agreement is terminated for any reason or under any circumstances not addressed in two preceding paragraphs ("-- Termination Fee" and "-- Expense Reimbursement"), no party to the Merger Agreement will be liable to the other parties thereto for Expenses, except pursuant to the provisions outlined above under the section "-- Fees and Expenses -- Generally." Except for payments of the Maximum Termination Fee described above, in no event will any party to the Merger Agreement be liable thereunder for any amount in excess of the Maximum Expense Reimbursement.

AMENDMENTS

     The Merger Agreement may be amended by the parties thereto at any time before or after approval of the Merger Agreement or any other matter presented in connection with the REIT Merger by the shareholders of Equity Inns or RFS, but after any such shareholder approval, no amendment will be made which by law requires the further approval of shareholders without obtaining such further approval. Furthermore, the Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

                          THE PLAN AMENDMENT PROPOSAL

     The Equity Inns Board adopted the Equity Inns Plan to provide incentives to attract and retain executive officers and key employees, and associate the interests of those individuals with the interests of shareholders. On
               , 1998, the Equity Inns Board adopted an amendment to the Equity Inns Plan that would increase the aggregate limit on the number of shares issuable under the Equity Inns Plan and the number of shares that may be issued pursuant to awards of performance shares and restricted stock. The amendment is subject to shareholder approval and, in addition, is conditioned on the approval of the Merger Proposal. The amendment is designed to ensure that Equity Inns can continue to grant awards to officers and key employees at levels determined appropriate by the Equity Inns Board and its Compensation Committee following the Mergers.

     Currently, the Equity Inns Plan provides that an aggregate of 2,300,000 shares of Equity Inns Common Stock may be issued under the Equity Inns Plan, no more than 350,000 of which may be issued as restricted stock or in settlement of an award of performance shares. If the Plan Amendment Proposal and the Merger Proposal are approved by the Equity Inns shareholders at the Equity Inns Special Meeting, the Equity Inns Plan would allow for the issuance of 6,400,000 shares of Equity Inns Common Stock, of which 960,000 shares would be issuable as restricted stock awards and in settlement of performance shares.

     The proposed amendment to the Equity Inns Plan will be approved by the shareholders of Equity Inns, if a quorum is present at the Equity Inns Special Meeting, if the votes cast in favor of the Plan Amendment Proposal exceed the votes cast in opposition to the Plan Amendment Proposal.

     The following paragraphs summarize the more significant features of the Equity Inns Plan. The summary is subject, in all respects, to the terms of the Equity Inns Plan. Equity Inns will provide promptly, upon request and without charge, a copy of the full text of the Equity Inns Plan to each Equity Inns shareholder to whom a copy of this proxy statement is delivered. Requests should be directed to Equity Inns, Inc., Attention: Corporate Secretary, 4735 Spottswood, Suite 102, Memphis, Tennessee 38117.

SUMMARY OF THE EQUITY INNS PLAN

     Purpose and Administration. The Equity Inns Plan is administered by the Compensation Committee of the Equity Inns Board (the "Equity Inns Compensation Committee"). The Compensation Committee may delegate its authority to administer the Equity Inns Plan to one or more officers of Equity Inns. The Equity Inns Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Equity Inns Compensation Committee and any delegate, as appropriate.

     The Administrator generally has the authority, within limitations described in the Equity Inns Plan, (i) to establish rules and policies concerning the Equity Inns Plan, (ii) to determine the persons to whom stock options, stock appreciation rights ("SARs") and awards of restricted stock and performance shares may be granted, (iii) to fix the number of shares of Equity Inns Common Stock to be covered by each award, and (iv) to set the terms and provisions of each award.

     Eligibility. Each employee of the Company or an affiliate, including an employee who is a member of the Equity Inns Board, is eligible to participate in the Equity Inns Plan. The Administrator will select the individuals who will participate in the Equity Inns Plan ("Equity Inns Participants") but no person may participate in the Equity Inns Plan while he is a member of the Equity Inns Compensation Committee. The Administrator may, from time to time, grant options, SARs, restricted stock awards, or performance shares to Equity Inns Participants. No Equity Inns Participant may be granted, in any calendar year, options that cover more than 390,000 shares of Equity Inns Common Stock or SARs that cover more than 390,000 shares of Equity Inns Common Stock. Options that are granted with related SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. No Participant may be issued, in any calendar year, more than 100,000 shares of Equity Inns Common Stock pursuant to an award of restricted Stock or Performance Shares with respect to more than 100,000 shares of Equity Inns Common Stock.

     Stock Options. A stock option entitles a Equity Inns Participant to purchase shares of Equity Inns Common Stock from Equity Inns at the option price. The option price may be paid in cash, with shares of Equity Inns Common Stock, or with a combination of cash and Equity Inns Common Stock. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares' fair market value on the date of grant. Options granted under the Equity Inns Plan can be incentive stock options ("ISOs") or nonqualified stock options. Differences between these two types of options are discussed below under "-- Federal Income Taxes."

     SARs. SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Equity Inns Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates and vice versa. SARs entitle the Equity Inns Participant to receive a payment based on a formula determined by the Administrator and set forth in an agreement. In the absence of such a determination, the Equity Inns Participant will be entitled to receive the excess of the fair market value of a share of Equity Inns Common Stock on the date of exercise over the initial value of the SAR. The initial value of an SAR that is granted independently of an option is the fair market value of a share of Equity Inns Common Stock on the date of grant. The initial value of a Corresponding SAR is the option price per share of the related option. The amount payable upon the exercise of an SAR may be paid in cash, Equity Inns Common Stock, or a combination of the two.

     Restricted Stock Awards. Equity Inns Participants also may be awarded shares of Equity Inns Common Stock pursuant to a restricted stock award. An Equity Inns Participant's rights in a restricted stock award shall be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator, in its discretion, are satisfied. These conditions may include, for example, a requirement that the Equity Inns Participant continue employment with Equity Inns for a specified period or that Equity Inns or the Equity Inns Participant achieve stated performance-related objectives including, without limitation, earnings per share of Equity Inns Common Stock, Equity Inns' return on assets, the fair market value of a share of Equity Inns Common Stock, or FFO per share.

     Performance Share Awards. The Equity Inns Plan also provides for the award of performance shares. A performance share award entitles the Equity Inns Participant to receive a payment equal to the fair market value of a specified number of shares of Equity Inns Common Stock if certain standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. By way of example and not limitation, those standards may be based on the fair market value of a share of Equity Inns Common Stock, Equity Inns' return on assets, earnings per share of Equity Inns Common Stock, or FFO per share. To the extent that performance shares are earned, the obligation may be settled in cash, in Equity Inns Common Stock, or by a combination of the two. The period in which performance is measured shall be at least one year.

     Share Authorization. All awards made under the Equity Inns Plan will be evidenced by written agreements between Equity Inns and the Equity Inns Participant. A maximum of 2,300,000 shares of Equity Inns Common Stock may be issued under the Equity Inns Plan. The maximum aggregate number of shares of Equity Inns Common Stock that may be issued under the Equity Inns Plan pursuant to an award of restricted stock and in full or partial settlement of an award of performance shares is 350,000. If the Plan Amendment Proposal and the Merger Proposal are approved by the Equity Inns shareholders, the maximum aggregate number of shares of Equity Inns Common Stock issuable under the Equity Inns Plan would be 6,400,000, of which 960,000 would be issuable pursuant to awards of restricted stock and in settlement of performance shares.

     Awards. To date, a total of 600,000 options and 25,000 shares of restricted stock have been granted. In addition, a total of 66,279 shares of Equity Inns Common Stock were issued on February 11, 1998 in settlement of performance share awards under the 1994 Plan.

     Of the total options granted under the Equity Inns Plan, Phillip H. McNeill, Sr. has received options for 390,000 shares, David A. Levine has received options for 150,000 shares, Howard A. Silver has received options for 45,000 shares, and Connie O. Parker has received an option for 15,000 shares. Each of the awards was granted on July 6, 1994. All options are exercisable in 20% installments beginning on the first anniversary of the date of grant, expire eight years from the date of grant, and have an exercise price equal to the fair market value of a share of Equity Inns Common Stock on the date of grant. A portion of these awards are ISOs (options for 37,500 shares in the case of Messrs. McNeill, Levine and Silver, and an option for 15,000 shares in Ms. Parker's case) with the balance of the awards taking the form of nonqualified options.

     Of the restricted stock granted to date, Mr. McNeill has received 10,000 shares and Messrs. Levine and Silver have each received 7,500 shares. These awards were made in December 1996, and become vested in installments beginning on the third anniversary of the date of grant. If certain performance objectives are attained by Equity Inns, vesting of a portion of the awards may occur as of the first or second anniversary of the date of grant.

     The shares of Equity Inns Common Stock issued in settlement of performance shares were received by Messrs. McNeill, Sr. (30,325 shares), Levine (18,292 shares), Silver (7,500 shares), Phillip H. McNeill, Jr. (6,097 shares), and J. Ronald Cooper (4,065 shares). The Equity Inns Common Stock was fully vested on issuance because the right to receive the shares was earned due to the Company's achievement of performance objectives specified in the terms of the performance share awards.

     ADDITIONAL OPTIONS MAY ALSO BE GRANTED IN ACCORDANCE WITH SECTION 4.3 OF THE MERGER AGREEMENT.

     Except for the foregoing awards, neither the number of individuals who will be selected to participate in the Equity Inns Plan nor the type or size of awards that will be approved by the Equity Inns Compensation Committee can be determined. Equity Inns is also unable to determine the number of individuals who would have participated in the Equity Inns Plan or the type or size of awards that would have been made under the Equity Inns Plan if the proposed amendment to the Equity Inns Plan had been in effect in 1997.

     Termination and Amendment. No option, SAR, award of restricted stock, or performance shares may be granted under the Equity Inns Plan after July 5, 2004. The Equity Inns Board may amend or terminate the Equity Inns Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially increases the aggregate number of shares that may be issued under the Equity Inns Plan, changes the eligibility requirements, or increases the benefits that may be provided under the Equity Inns Plan.

     Federal Income Taxes. No income is recognized by a Equity Inns Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Equity Inns Participant's exercise of the option. Income is recognized by an Equity Inns Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Equity Inns Participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

     No income is recognized upon the grant of an SAR. The exercise of an SAR generally is a taxable event. An Equity Inns Participant generally must recognize income equal to any cash that is paid and the fair market value of Equity Inns Common Stock that is received in settlement of an SAR.

     An Equity Inns Participant will recognize income on account of a restricted stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the Participant is equal to the fair market value of the Equity Inns Common Stock received on that date.

     An Equity Inns Participant will recognize income on account of the settlement of a performance share award. An Equity Inns Participant will recognize income equal to any cash that is paid and the fair market value of Equity Inns Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award.

     The employer (either Equity Inns or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or SAR, the vesting of a stock award and the settlement of a performance share award. The amount of the deduction is equal to the ordinary income recognized by the Equity Inns Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Equity Inns Common Stock acquired upon the exercise of an ISO.

     THE EQUITY INNS BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN AMENDMENT PROPOSAL

                   OWNERSHIP OF RFS PRIOR TO THE REIT MERGER

     The following table sets forth the beneficial ownership of RFS Common Stock as of May 19, 1998 by (i) each director, (ii) each executive officer and (iii) all directors and executive officers of RFS as a group. Unless otherwise indicated, such shares are owned directly, and the indicated person has sole voting and investment power.

                                                              AMOUNT AND NATURE OF   PERCENT OF
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP     CLASS
------------------------                                      --------------------   ----------
Robert M. Solmson(1)(2).....................................         649,695            2.4
J. William Lovelace(2)(3)...................................         136,100              *
Michael J. Pascal(2)(4).....................................         108,500              *
Bruce E. Campbell, Jr.(5)(6)................................          35,000              *
H. Lance Forsdick(5)(6)(7)..................................         448,573            1.6
Harry J. Phillips, Sr.(5)(6)................................          46,000              *
Michael S. Starnes(5)(6)....................................          46,600              *
John W. Stokes, Jr.(5)(6)(8)................................          32,000              *
R. Lee Jenkins(9)...........................................          20,000              *
All RFS directors and executive officers as a group (9
  persons)(1)(2)(3)(4)(5)(6)(7)(8)(9).......................       1,522,468            5.6
                                                                   =========            ===

---------------

  * Represents less than 1% of the outstanding shares of RFS Common Stock
(1) Includes 7,086 shares issuable to a trust of which Mr. Solmson's children are beneficiaries and over which Mr. Solmson has sole investment and voting power, upon the trust's exercise of rights to redeem units of partnership interest in RFS Partnership, L.P. for shares of RFS Common Stock (the "Redemption Rights"), 15,500 shares owned by Mr. Solmson's children, 10,000 shares owned by Mr. Solmson's wife and 15,000 shares of restricted RFS Common Stock which vest at the Effective Date. Prior to vesting, Mr. Solmson is entitled to vote and receive distributions with respect to unvested shares of restricted RFS Common Stock. Any unvested shares at the time Mr. Solmson ceases to be an officer will be forfeited, unless the termination of Mr. Solmson's employment is the result of the REIT Merger, in which case the shares will vest upon the Effective Time. Also includes 5,609 shares issuable to Mr. Solmson upon exercise of his right to redeem units of limited partnership interest in RFS OP, 175,000 shares issuable to Mr. Solmson upon exercise of vested options granted under RFS' Amended and Restated 1993 Restricted Stock and Stock Option Plan (the "RFS Plan").
(2) Does not include 20,000, 10,000 and 5,000 shares issuable upon exercise of options granted under the RFS Plan in October 1998, or 20,000, 10,000 and 10,000 shares issuable upon exercise of options granted under the RFS Plan in April 1994 to Messrs. Solmson, Lovelace and Pascal, respectively, which options vest on the earlier of April 1999 or the Effective Time or 60,000, 40,000 and 60,000 shares issuable upon exercise of options granted under the RFS Plan in February 1997 to Messrs. Solmson, Lovelace and Pascal, respectively, which options vest on the earlier of 15,000, 10,000 and 15,000 shares per year in each of February 1999, 2000, 2001 and 2002 or the Effective Time.
(3) Includes 3,000 shares of restricted RFS Common Stock which vest on the earlier of October 1998 or the Effective Time and 6,000 shares of restricted RFS Common Stock which vest on the earlier of 3,000 shares in each of April 1998 and 1999 or the Effective Time. Prior to vesting, Mr. Lovelace is entitled to vote and receive distributions with respect to unvested shares of restricted RFS Common Stock. Any unvested shares at the time Mr. Lovelace ceases to be an officer will be forfeited, unless the termination of Mr. Lovelace's employment is the result of the REIT Merger, in which case the shares will vest upon the Effective Time. Also includes 90,000 shares issuable to Mr. Lovelace upon exercise of vested options granted under the RFS Plan.
(4) Includes 2,000 shares of restricted RFS Common Stock which will vest on the earlier of October 1998 or the Effective Time and 2,000 shares of restricted RFS Common Stock which vest on the earlier of April 1999 or the Effective Time. Prior to vesting, Mr. Pascal is entitled to vote and receive distributions with respect to unvested shares of restricted RFS Common Stock. Any unvested shares at the time Mr. Pascal ceases to be an officer will be forfeited, unless the termination of Mr. Pascal's employment is the result of the REIT Merger, in which case the shares will vest upon the Effective Time. Also includes 75,000 shares issuable to Mr. Pascal upon exercise of vested options granted under the RFS Plan.
(5) Includes 1,000 shares of restricted RFS Common Stock which will vest on the earlier of August 1998 or the Effective Time for Messrs. Campbell, Starnes and Stokes and on the earlier of January 1999 or the Effective Time for Mr. Phillips. Also includes 1,000 shares of restricted RFS Common Stock issued under the RFS Plan which shares vest on the earlier of April 1999 or the Effective Time for Messrs. Campbell, Forsdick, Starnes, Stokes and Phillips. Prior to vesting, the director is entitled to vote and receive distributions with respect to unvested shares. Any unvested shares at the time a director ceases to be a director will be forfeited, unless the director ceases to be a director as a result of the REIT Merger, in which case the shares vest upon the Effective Time.
(6) Includes 20,000 shares issuable upon exercise of vested options granted under the RFS Plan which options vest on the earlier of April 1998 or the Effective Time. Does not include 5,000 shares issuable upon exercise of options granted under the RFS Plan to each non-employee director which options vest on the earlier of April 1999 or the Effective Time.
(7) Includes 20,573 shares issuable to Mr. Forsdick upon exercise of his right to redeem units of limited partnership interest in RFS OP. Also includes 1,000 shares owned by Mr. Forsdick's wife.
(8) Includes 8,000 shares owned by Mr. Stokes' wife.
(9) Includes 8,000 shares of restricted RFS Common Stock which vest on the earlier of 2,000 shares in each of September 1998, 1999, 2000 and 2001 or the Effective Time. Prior to vesting, Mr. Jenkins is entitled to vote and receive distributions with respect to unvested shares. Any unvested shares at the time a director ceases to be a director will be forfeited. Also includes 5,000 shares issuable upon exercise of vested options granted under the RFS Plan. Does not include 20,000 shares issuable upon exercise of options granted under the RFS Plan, which options vest on the earlier of 5,000 shares in each of September 1998, 1999, 2000 and 2001 or the Effective Time.

                           MANAGEMENT OF EQUITY INNS

BIOGRAPHICAL INFORMATION ABOUT EQUITY INNS' CURRENT DIRECTORS AND EXECUTIVE OFFICERS

     Each of Equity Inns' current directors, listed below, serve as Class I, II or III directors for a three-year term. The Equity Inns Board has set at four the number of directors currently constituting the Equity Inns Board.

     The executive officers of Equity Inns, listed below, serve in their respective capacities for approximate one-year terms and are subject to re-election annually by the Equity Inns Board normally in May of each year.

NAME                                            POSITION                    CLASS (IF DIRECTOR)
----                                            --------                    -------------------
Phillip H. McNeill, Sr. .....  Chairman of the Board, President, Chief           I
                                 Executive Officer and Director
James A. Thomas, III.........  Independent Director                             II
William W. Deupree, Jr. .....  Independent Director                             II
Joseph W. McLeary............  Independent Director                             III
Howard A. Silver.............  Executive Vice President of Finance,             --
                                 Secretary, Treasurer and Chief Financial
                                 Officer
Phillip H. McNeill, Jr. .....  Executive Vice President of Development          --
J. Ronald Cooper.............  Vice President, Assistant Secretary,             --
                                 Assistant Treasurer and Controller
Richard Mitchell.............  Vice President -- Asset Management               --
Bradley W. Barber............  Vice President                                   --
Gregory Blair................  Assistant Vice President -- Development          --

     Phillip H. McNeill, Sr. (age 59) is Chairman of the Board, President and Chief Executive Officer of Equity Inns and has been Chairman of McNeill Hospitality Corporation since 1984. From 1963 to 1977, he served in various capacities, including President and Chief Executive Officer, with Schumacher Mortgage Company, Inc., a mortgage banking firm and subsidiary of Time, Inc. Mr. McNeill has served as President and Director of the Memphis Mortgage Bankers Association and the Tennessee State Mortgage Bankers Association. He has served as a member of the Board of Trustees of the University of Memphis Foundation and as a Director of First Commercial Bank of Memphis. He is currently serving as a member of the Board of Directors of National Commerce Bancorporation. Mr. McNeill holds both a B.S. and a J.D. degree from the University of Memphis and is a graduate of the Northwestern School of Mortgage Banking.

     James A. Thomas, III (age 57) is Chairman of the Board of NewSouth Capital Management, Inc., a registered investment advisory firm in Memphis, Tennessee, which manages approximately $1.6 billion in investment assets, a position he has held since January 1985. He is a director of First Commercial Bank of Memphis and a member of the Board of Trustees of Rhodes College. Mr. Thomas has been a director of Equity Inns since February 1994. He serves on the Audit and Compensation Committees of the Equity Inns Board.

     William W. Deupree, Jr. (age 56) is a Managing Director of Morgan Keegan and its parent company Morgan Keegan, Inc., a NYSE listed company, positions he has held since 1985. Mr. Deupree joined Morgan Keegan in 1972 and served as its President from 1985 to 1996. He is also a director of NSA International, Inc., a provider of water filtration devices. He is a member of the Regional Firms Advisory Committee of the NYSE, as well as a member of the Board of Directors for the Securities Industry Association. Mr. Deupree has been a director of Equity Inns since February 1994. He serves on the Audit and Compensation Committees of the Equity Inns Board.

     Joseph W. McLeary (age 58) is Chairman of Executive Financial Services, Inc., a private consulting and benefits administration firm, a position he has had since 1997. From 1987 to 1997, he was Chairman and Chief Executive Officer of Midland Financial Group, Inc., a publicly owned automobile insurance company. From 1984 to 1987, he was president of McLeary & Co., a company organized to manage a privately-held investment fund engaged in the acquisition of small businesses in the Memphis, Tennessee area. From 1969 to

1983, he was President and Chief Financial Officer and a Director of Cook International, Inc., a publicly owned agricultural commodities firm. Prior to 1969, he was employed by the Federal Reserve Bank of Atlanta. He has been a director of SCB Computer Technology, Inc., a computer consulting corporation whose shares are traded on The Nasdaq Stock Market, since January 1996. Mr. McLeary has been a director of Equity Inns since February 1994. He serves on the Audit and Compensation Committees of the Equity Inns Board.

     Howard A. Silver (age 43) is Executive Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of Equity Inns and has been a certified public accountant since 1980. Mr. Silver joined Equity Inns in May 1994. From 1992 until joining Equity Inns, Mr. Silver served as Chief Financial Officer of Alabaster Originals, L.P., Memphis, Tennessee, a fashion jewelry wholesaler. From 1978 to 1985, Mr. Silver was a certified public accountant with the national accounting firm of Coopers & Lybrand L.L.P., and from 1987 to 1992 Mr. Silver was employed as a certified public accountant with the national accounting firm of Ernst & Young. Mr. Silver holds a B.S. in Accounting from the University of Memphis.

     Phillip H. McNeill, Jr. (age 36) is Executive Vice President of Development of Equity Inns. From 1994 to 1996, he served as President of Trust Leasing, Inc., formerly McNeill Hotel Co., Inc., the lessee of Equity Inns' hotels until November 1996 (the "Equity Inns Former Lessee"), and from 1984 to 1996 served as Vice President of Trust Management, Inc., formerly McNeill Hospitality Corporation. Mr. McNeill is the son of Phillip H. McNeill, Sr., holds a B.B.A. from the University of Memphis and is a graduate of the Northwestern School of Mortgage Banking.

     J. Ronald Cooper (age 49) is Vice President, Assistant Secretary, Assistant Treasurer and Controller of Equity Inn. From 1994 to 1996, he was Controller and Director of Financial Reporting for the Equity Inns Former Lessee and joined the Equity Inns Former Lessee in October 1994. Mr. Cooper has been a certified public accountant since 1972. From 1978 until joining the Equity Inns Former Lessee, Mr. Cooper was employed as Secretary, Treasurer and Controller of Wall Street Deli, Inc., a publicly-owned delicatessen company. Prior to that, Mr. Cooper was a certified public accountant with the national accounting firm of Coopers & Lybrand L.L.P. from 1970 to 1976. Mr. Cooper holds a B.S. degree in accounting from Murray State University.

     Richard F. Mitchell (age 53) is Vice President of Asset Management of Equity Inns. From 1995 to 1996, he was Vice President of Operations for the Equity Inns Former Lessee and joined the Equity Inns Former Lessee in 1994 as an Area Manager. Prior to joining the Equity Inns Former Lessee, Mr. Mitchell held various positions with North American Hospitality, Inc., including Director of Training and Development. Mr. Mitchell has held management positions in a number of hotels including Sheraton, Hampton Inn, Residence Inn and Best Western. He holds a B.S. degree in Business Administration from the University of Kansas.

     Bradley W. Barber (age 34) is a Vice President of Equity Inns. From January 1991 to October 1997, Mr. Barber was employed by Morgan Keegan & Company, Inc. where he served as an analyst, associate and Associate Vice President in the Corporate Finance division and from November 1995 to October 1997 as Vice President and Assistant to the Director of the Equity Research division. From 1988 to January 1991, Mr. Barber was a research consultant with the University of Memphis. Mr. Barber holds a B.B.A. from Freed-Hardeman University and a M.B.A. from the University of Memphis.

     Gregory Blair (age 35) is Assistant Vice President -- Development of Equity Inns. From 1995 to December 1997, Mr. Blair served as Assistant Vice
President -- Development for the Equity Inns Former Lessee, and from 1985 to 1995 he served as Chief Engineer for the Hampton Inns hotel in Jackson, Tennessee.

MANAGEMENT AND OPERATIONS OF EQUITY INNS AFTER THE REIT MERGER

     From and after the Effective Time, the Equity Inns Board will consist of six persons, four of whom are currently members of the Equity Inns Board and two of whom will be former members of the RFS Board. As of the Effective Time, the Equity Inns Board will adopt a resolution increasing the size of the Equity Inns

Board from four to six members and the Equity Inns Board will elect the following two current members of the RFS Board to serve on the Equity Inns
Board:

     Bruce E. Campbell, Jr. (age 66) is Chairman of the Executive Committee of the Board of Directors of National Commerce Bancorporation, a national bank holding company. Mr. Campbell has held that position since 1993. Prior to 1993, Mr. Campbell was Chairman and Chief Executive Officer of National Commerce Bancorporation, positions he held since 1977. During such period, Mr. Campbell was also Chairman and Chief Executive Officer of National Bank of Commerce, Memphis, Tennessee, a wholly-owned national banking subsidiary of National Commerce Bancorporation. He has been a director of RFS since 1993. Following the REIT Merger, Mr. Campbell will serve as a Class I director of Equity Inns.

     Robert M. Solmson (age 50) is Chairman, Chief Executive Officer and President of RFS. Mr. Solmson has been Chairman and Chief Executive Officer since RFS' formation in 1993 and President from 1993 to February 1996 and since February 1998. Following the REIT Merger, Mr. Solmson will serve as a Class II director of Equity Inns.

     In addition, at the Effective Time, the Equity Inns Board will appoint Messrs. McNeill, Solmson and Deupree to an executive committee of the Equity Inns Board. The executive committee will be responsible for more routine corporate decisions and will have only such powers and authority as the Equity Inns Board may grant.

     From and after the Effective Time, the current executive officers of Equity Inns will continue to serve as the executive officers of Equity Inns.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Deupree, an Independent Director and a member of the Compensation Committee of Equity Inns, is a Managing Director of Morgan Keegan and was President of Morgan Keegan from 1985 to 1996. Morgan Keegan has acted as financial advisor to Equity Inns in connection with the REIT Merger and has rendered to the Equity Inns Board its opinion to the effect that, as of the date of such opinion, based on Morgan Keegan's review and subject to the considerations and limitations set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to Equity Inns. Pursuant to a letter agreement dated April 15, 1998, Equity Inns has agreed to pay Morgan Keegan a transaction fee equal to $750,000, $250,000 of which was paid on April 21, 1998 and the remainder of which will be payable upon consummation of the Mergers. The fees paid or payable to Morgan Keegan are not contingent upon the contents of the opinion delivered. In addition, Equity Inns has agreed to reimburse Morgan Keegan for its reasonable out-of-pocket expenses, subject to certain limitations, and to indemnify Morgan Keegan and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including certain liabilities under the federal securities laws. In addition, Morgan Keegan was a managing underwriter of Equity Inns' initial public offering and certain follow-on public equity offerings and received investment banking fees and other compensation in connection with those public offerings. Morgan Keegan has also received fees in connection with providing financial advisory services to Equity Inns.

     Mr. Campbell, who is currently a director of RFS and who is scheduled to become a director of Equity Inns following the REIT Merger, is Chairman of the Executive Committee of the Board of Directors of National Commerce Bancorporation, a national bank holding company and the parent of NBC. NBC has provided the $5 million NBC Credit Line to Equity Inns.

                                  EQUITY INNS

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

     The following unaudited pro forma consolidated balance sheet as of March 31, 1998 gives effect to the Mergers as if such transactions had been consummated on such date. The transaction will be accounted for by Equity Inns under the purchase method of accounting for business combinations. The following unaudited pro forma consolidated statements of operations of Equity Inns for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to the Mergers as if such transactions had been consummated on January 1, 1997 and as if all the hotels acquired in the Mergers had been leased to one of Equity Inns' lessees, pursuant to Percentage Leases. Additionally, the pro forma effects of the following items specific to Equity Inns and RFS are given effect as if such transactions had been consummated on January 1, 1997:

          Equity Inns, As Adjusted:

             (i) the acquisition of 41 hotels acquired by Equity Inns in 1997 ("the 1997 Hotel Acquisitions") and as if all such hotels had been leased pursuant to Percentage Leases; and

             (ii) the consummation of Equity Inns' May and November 1997 common stock offerings ("the 1997 Offerings") and Equity Inns' February and March 1998 common stock offerings ("the 1998 Offerings") and the application of the net proceeds therefrom.

        RFS, As Adjusted:

             (i) the acquisition of 9 hotels acquired by RFS in 1997 and as if all such hotels had been leased pursuant to Percentage Leases. Additionally, 3 of the 9 properties acquired by RFS in 1997 were properties which began operations in 1997, and two of the RFS development properties opened in the first quarter of 1998. Accordingly, the pro forma financial information reflects an estimate for base rent only, depreciation and real estate and personal property taxes for the period prior to their opening; and

             (ii) the consummation of the RFS March 1998 common stock offering and the application of the net proceeds therefrom.

     The pro forma financial information excludes the pro forma effects of the Equity Inns Acquisition Hotels. Such pro forma information is based in part upon the historical consolidated financial statements of Equity Inns and RFS and should be read in conjunction with such financial statements which are contained herein or incorporated by reference. Certain historical RFS amounts have been reclassified to conform with Equity Inns' presentation. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had such transactions been consummated on the date as of which, or at the beginning of the periods for which, the transactions are being given effect, nor is it necessarily indicative of future financial position or operating results.

                                  EQUITY INNS

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998

                                                    EQUITY
                                                     INNS         RFS         MERGER
                                                  HISTORICAL   HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                  ----------   ----------   -----------     ----------
                                                ASSETS
Investment in hotel properties, net.............   $619,606     $581,278     $381,485(A)    $1,582,369
Hotels under development........................                  13,831                        13,831
Cash and cash equivalents.......................      6,324       17,370       (1,500)(B)       22,194
Due from Lessees................................      7,893       12,166                        20,059
Note receivable.................................      3,884                                      3,884
Deferred expenses, net..........................      7,147        3,775       (3,775)(A)       10,647
                                                                                2,000(C)
                                                                                1,500(B)
Deposits and other assets.......................      2,730        8,782                        11,512
                                                   --------     --------     --------       ----------
          Total Assets..........................   $647,584     $637,202     $379,710       $1,664,496
                                                   ========     ========     ========       ==========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Debt............................................   $230,871     $222,621     $125,777(D)    $  579,269
Accounts payable and accrued expenses...........     10,879        7,786                        18,665
Distributions payable...........................     11,603                                     11,603
Minority interest in Partnership................     19,084       36,170      (36,170)(F)       77,035
                                                                               59,743(G)
                                                                               (1,792)(E)
                                                   --------     --------     --------       ----------
          Total Liabilities.....................    272,437      266,577      147,558          686,572
                                                   --------     --------     --------       ----------
Shareholders' Equity:
  Preferred stock...............................                      10          (10)(F)
  Common stock..................................        362          250         (250)(F)          750
                                                                                  388(G)
  Treasury stock................................                  (2,012)       2,012(F)
  Additional paid-in capital....................    407,099      373,307     (373,307)(F)    1,009,488
                                                                              600,597(G)
                                                                                1,792(E)
Unearned officers' and directors'
  compensation..................................       (250)        (598)         598(F)          (250)
Predecessor basis assumed.......................     (1,264)                                    (1,264)
Distributions in excess of net earnings.........    (30,800)        (332)         332(F)       (30,800)
                                                   --------     --------     --------       ----------
          Total Shareholders' Equity............    375,147      370,625      232,152          977,924
                                                   --------     --------     --------       ----------
          Total Liabilities and Shareholders'
            Equity..............................   $647,584     $637,202     $379,710       $1,664,496
                                                   ========     ========     ========       ==========

---------------

(A) Represents adjustments attributable to the application of purchase accounting to RFS based upon the estimated value of Equity Inns Common Stock and Equity Inns OP Units to be issued upon consummation of the Mergers, and the estimated additional borrowings incurred to pay direct costs of the Mergers.
(B) Represents an adjustment for additional financing fees incurred to restructure credit facilities upon consummation of the Mergers.
(C) Represents an adjustment for new anticipated franchise fees incurred as a result of the Mergers.
(D) Represents an adjustment for the estimated additional borrowings incurred to pay direct costs of the Mergers, including lease termination fees incurred by RFS in connection with the Mergers ($95,500), franchise agreements ($2,000), professional and advisory fees ($11,200), employee severance related costs ($9,507), real estate property transfer taxes ($7,220) and other miscellaneous costs ($350).
(E) Represents an adjustment to the minority interest in Equity Inns OP to reflect the pro forma minority ownership percentage of 7.06% at March 31, 1998, following the Mergers.
(F) Represents an adjustment for the elimination of the historical shareholder equity of RFS and minority interest ownership in RFS OP.
(G) Represents an adjustment for the estimated value of Equity Inns Common Stock and Equity Inns OP Units to be issued upon consummation of the Mergers. The adjustment assumes each share of RFS Capital Stock and each RFS OP Unit or 25,848,819 shares and 2,569,609 Units, respectively, will be exchanged for 1.5 shares of Equity Inns Common Stock or 1.5 Equity Inns OP Units, as applicable. The adjustment assumes the shares and Units are valued at $15.50 per share or Unit as of the date of the Mergers.

                                  EQUITY INNS

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                 EQUITY INNS    PRO FORMA      EQUITY INNS      RFS        PRO FORMA          RFS       MERGER
                                 HISTORICAL    ADJUSTMENTS     AS ADJUSTED   HISTORICAL   ADJUSTMENTS     AS ADJUSTED ADJUSTMENTS
                                 -----------   -----------     -----------   ----------   -----------     ----------- -----------
Revenue:
  Percentage lease revenues....    $21,407        $              $21,407      $22,023        $ 240(A)       $22,263     $ 2,642(B)
  Gain on sale of hotel
    properties.................                                                   523                           523
  Other income.................        170                           170           86                            86
                                   -------        ----           -------      -------        -----          -------     -------
        Total Revenue..........     21,577                        21,577       22,632          240           22,872       2,642
Expenses:
  Real estate and personal
    property taxes.............      2,433                         2,433        2,302           37(C)         2,339         587(H)
  Property and casualty
    insurance..................                                                   186                           186        (186)(I)
  Depreciation and
    amortization...............      6,682                         6,682        4,951           50(D)         5,001       3,609(J)
  Interest.....................      4,291        (278)(E)         4,013        3,548         (180)(E)        3,368       2,390(K)
  Amortization of loan costs...        213                           213          243                           243        (117)(L)
  General and administrative...      1,410                         1,410        1,409                         1,409      (1,153)(M)
  Amortization of unearned
    directors' and officers'
    compensation...............         23                            23          196                           196        (196)(N)
  Rental expense...............        207                           207           36                            36
                                   -------        ----           -------      -------        -----          -------     -------
        Total Expenses.........     15,259        (278)           14,981       12,871          (93)          12,778       4,934
  Income before minority
    interest...................      6,318                         6,596        9,761                        10,094
  Minority interest............        314                           319          936                           962
                                   -------                       -------      -------                       -------
  Net income...................    $ 6,004                       $ 6,277      $ 8,825                       $ 9,132
                                   =======                       =======      =======                       =======
  Net income per share:
    Basic......................        .17                           .17
    Diluted....................        .17                           .17
  Weighted average number of
    common shares outstanding:
    Basic......................     35,221                        36,231
                                   =======                       =======
    Diluted....................     37,160                        38,170
                                   =======                       =======


                                 PRO FORMA
                                 ---------
Revenue:
  Percentage lease revenues....   $46,312
  Gain on sale of hotel
    properties.................       523
  Other income.................       256
                                  -------
        Total Revenue..........    47,091
Expenses:
  Real estate and personal
    property taxes.............     5,359
  Property and casualty
    insurance..................
  Depreciation and
    amortization...............    15,292
  Interest.....................     9,771
  Amortization of loan costs...       339
  General and administrative...     1,666
  Amortization of unearned
    directors' and officers'
    compensation...............        23
  Rental expense...............       243
                                  -------
        Total Expenses.........    32,693
  Income before minority
    interest...................    14,398
  Minority interest............     1,017
                                  -------
  Net income...................   $13,381
                                  =======
  Net income per share:
    Basic......................       .18
    Diluted....................       .18
  Weighted average number of
    common shares outstanding:
    Basic......................    75,004
                                  =======
    Diluted....................    80,847
                                  =======

          See Notes to Pro Forma Consolidated Statement of Operations

                                  EQUITY INNS

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                        EQUITY INNS    PRO FORMA     EQUITY INNS      RFS        PRO FORMA         RFS         MERGER
                        HISTORICAL    ADJUSTMENTS    AS ADJUSTED   HISTORICAL   ADJUSTMENTS    AS ADJUSTED   ADJUSTMENTS
                        -----------   -----------    -----------   ----------   -----------    -----------   -----------
Revenue:
  Percentage lease
    revenues..........    $70,590       $25,476(A)     $96,066      $82,949       $5,641(A)      $88,590       $ 8,949(B)
  Gain on sale of
    hotel
    properties........        666                          666
  Other income........        505                          505          120                          120
                          -------       -------        -------      -------       ------         -------       -------
        Total
          Revenue.....     71,761        25,476         97,237       83,069        5,641          88,710         8,949
Expenses:
  Real estate and
    personal property
    taxes.............      6,688         2,361(C)       9,049        7,613        1,016(C)        8,629         2,349(H)
  Property and
    casualty
    insurance.........                                                  744                          744          (744)(I)
  Depreciation and
    amortization......     20,214         6,620(D)      26,834       17,809          422(D)       18,231        14,404(J)
  Interest............     12,601         4,929(E)      17,530       11,562        1,142(E)       12,704         9,471(K)
  Amortization of loan
    costs.............      1,013            27(F)       1,040          913                          913          (413)(L)
  General and
    administrative....      4,142                        4,142        4,499                        4,499        (3,474)(M)
  Amortization of
    unearned
    directors' and
    officers'
    compensation......         92                           92          738                          738          (738)(N)
  Rental expense......        566           248(C)         814          180                          180
  Loss on sale of
    hotel
    properties........                                                1,164                        1,164
                          -------       -------        -------      -------       ------         -------       -------
        Total
          Expenses....     45,316        14,185         59,501       45,222        2,580          47,802        20,855
Income before
  extraordinary item
  and minority
  interest............     26,445                       37,736       37,847                       40,908
Extraordinary charge
  from write-off of
  deferred financing
  fees................      1,984        (1,984)(G)
                          -------       -------        -------      -------                      -------
Income before minority
  interest............     24,461                       37,736       37,847                       40,908
Minority interest.....        918                        1,830        3,615                        3,821
                          -------                      -------      -------                      -------
Net income............     23,543                       35,906       34,232                       37,087
Net income per share:
  Basic...............        .82                          .99
  Diluted.............        .82                          .99
Weighted average
  number of common
  shares outstanding:
  Basic...............     28,773                       36,152
                          =======                      =======
  Diluted.............     29,963                       38,056
                          =======                      =======


                        PRO FORMA
                        ---------
Revenue:
  Percentage lease
    revenues..........  $193,605
  Gain on sale of
    hotel
    properties........       666
  Other income........       625
                        --------
        Total
          Revenue.....   194,896
Expenses:
  Real estate and
    personal property
    taxes.............    20,027
  Property and
    casualty
    insurance.........
  Depreciation and
    amortization......    59,469
  Interest............    39,705
  Amortization of loan
    costs.............     1,540
  General and
    administrative....     5,167
  Amortization of
    unearned
    directors' and
    officers'
    compensation......        92
  Rental expense......       994
  Loss on sale of
    hotel
    properties........     1,164
                        --------
        Total
          Expenses....   128,158
Income before
  extraordinary item
  and minority
  interest............    66,738
Extraordinary charge
  from write-off of
  deferred financing
  fees................
                        --------
Income before minority
  interest............    66,738
Minority interest.....     4,716
                        --------
Net income............    62,022
Net income per share:
  Basic...............       .83
  Diluted.............       .83
Weighted average
  number of common
  shares outstanding:
  Basic...............    74,926
                        ========
  Diluted.............    80,769
                        ========

---------------

(A) As it relates to Equity Inns, amount represents pro forma lease revenue calculated by applying the rent provisions of the percentage leases to the historical results of operations of the 1997 Hotel Acquisitions for the period prior to their acquisition. As it relates to RFS, the pro forma adjustment for the three months ended March 31, 1998 represents an estimate for base rent for the period prior to the opening of two hotels in 1998. The pro forma adjustment for the year ended December 31, 1997 represents pro forma lease revenue calculated by applying the rent provisions of the percentage leases to the historical results of operations of 6 hotels acquired by RFS in 1997 for the period prior to their acquisition, and an estimate for base rent of $1,560 for the period prior to the opening of 3 hotels in 1997. Additionally assumes annual base rent of $960 for each of two hotels opened in the first quarter of 1998.

(B) Represents an adjustment to reflect the pro forma results of increased rent from new leases which Equity Inns expects to enter into with respect to 57 of the RFS Hotels currently subject to Promus Leases, and based upon Equity Inns' management's estimate of the new rent terms for such new leases. The actual rent provisions of such new leases may vary from such estimate.
(C) As it relates to Equity Inns, amount represents a pro forma adjustment for historical real estate and personal property taxes and rental expense of the 1997 Hotel Acquisitions incurred during the period prior to their respective dates of acquisition by Equity Inns. As it relates to RFS, the pro forma adjustment for the three months ended March 31, 1998 represents an estimate for real estate taxes for two hotels for the period prior to their opening in 1998. The pro forma adjustment for the year ended December 31, 1997 represents an adjustment for historical real estate taxes of 6 hotels acquired by RFS in 1997 for the period prior to their acquisition, and an estimate for real estate taxes of $195 for the period prior to the opening of 3 hotels in 1997. Additionally, includes an estimate for annual real estate taxes of $320 for two hotels that were opened in the first quarter of 1998.
(D) As it relates to Equity Inns, amount represents an adjustment for depreciation of buildings and improvements, and furniture, fixtures, and equipment of the 1997 Hotel Acquisitions during the period prior to their respective dates of acquisition by Equity Inns, based on their respective acquisition costs. As it relates to RFS, amount represents an adjustment for depreciation of buildings and improvements, and furniture, fixtures, and equipment for two hotels opened in 1998, based on their respective development costs. Depreciation and amortization is computed on a straight-line basis over 31 years for building and improvements, 7 years for furniture, fixtures and equipment, and 10-15 years for franchise agreements.
(E) As it relates to Equity Inns, the pro forma adjustment for interest expense for the three months ended March 31, 1998 represents a reduction in interest expense caused by the decrease in the borrowing levels resulting from the assumption that the 1998 Offerings had occurred prior to January 1, 1998, based on Equity Inns' borrowing rates. The pro forma adjustment for the year ended December 31, 1997 represents interest expense related to the acquisition costs of the 1997 Hotel Acquisitions as if they had been acquired on January 1, 1997, based on Equity Inns' weighted average interest rate incurred during the period on historical outstanding borrowings. This increase in interest expense has been reduced by the decrease in the borrowing levels caused by the assumption that the 1997 Offerings and the 1998 Offerings had occurred on January 1, 1997. As it relates to RFS, the pro forma adjustment for interest expense for the three months ended March 31, 1998 represents a reduction in interest expense caused by the decrease in the borrowing levels resulting from the assumption that the RFS March 1998 common stock offering had occurred prior to January 1, 1998, based on RFS' borrowing rates. The pro forma adjustment for the year ended December 31, 1997 represents interest expense related to the acquisition costs of 9 hotels acquired by RFS during 1997 as if they had been acquired on January 1, 1997, based on RFS' borrowing rates. This increase in interest expense has been reduced by the decrease in the borrowing levels caused by the assumption that the RFS March 1998 common stock offering had occurred on January 1, 1997.
(F) Represents an adjustment for amortization expense on deferred loan costs related to Equity Inns' issuance of the Bonds for the period in 1997 prior to their issuance.
(G) Represents the elimination of the historical extraordinary charge incurred by Equity Inns in 1997.
(H) Represents an adjustment for estimated incremental annual real estate taxes of $2,000 based upon Equity Inns' estimates of property value reassessments of the RFS Hotels which will result from consummation of the Mergers, and an annual amount of $349 for personal property taxes previously paid by RFS Lessees.
(I) Represents the elimination of RFS' historical property and casualty insurance expense which will be paid by Equity Inns Lessees following consummation of the Mergers.
(J) Represents an adjustment necessary to reflect incremental depreciation on the RFS Hotels due to the step-up in cost basis attributable to the application of purchase accounting. The adjustment reflects an assumed allocation of the step-up in cost basis of approximately $46 to land, $335 to buildings and improvements, $2 to franchise agreements, and an amount necessary to reflect an estimated useful life of 31 years for buildings and improvements, 7 years for furniture, fixtures and equipment and 10 to 15 years for franchise agreements. RFS historical depreciation reflects a useful life of 40 years for buildings and improvements. The estimated useful lives utilized by management are based upon their knowledge of hotel properties and the hotel industry in general.
(K) Represents an adjustment for interest expense related to the estimated additional borrowings of $125,777 incurred to pay direct costs of the Mergers, based on Equity Inns' weighted average interest rate incurred during the respective periods on historical outstanding borrowings.
(L) Represents (i) the elimination of the historical amortization of deferred financing costs of RFS and (ii) the amortization of the estimated incremental financing costs of $1,500 that will be incurred upon consummation of the Mergers.
(M) Represents (i) the elimination of the historical amounts of general and administrative expenses of RFS and (ii) the estimated incremental general and administrative expenses to be incurred by Equity Inns.
(N) Represents elimination of the 1997 historical amortization expense of unearned directors' and officers' compensation of RFS as a result of the Mergers.

                  DESCRIPTION OF CAPITAL STOCK OF EQUITY INNS

     Under the Equity Inns Charter, the total number of shares of all classes of stock that Equity Inns has authority to issue is 110,000,000, consisting of 100,000,000 shares of Equity Inns Common Stock and 10,000,000 shares of preferred stock, $.01 per share par value (the "Equity Inns Preferred Stock"). If the Charter Amendment Proposal is approved by Equity Inns shareholders, the authorized number of shares of Equity Inns Common Stock will increase to 200,000,000 shares. At May 19, 1998, 36,228,273 shares of Equity Inns Common Stock were outstanding, and no shares of the Equity Inns Preferred Stock were outstanding.

     The following information with respect to the capital stock of Equity Inns is subject to the detailed provisions of the Equity Inns Charter and Equity Inns Bylaws as currently in effect. These statements do not purport to be complete or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Equity Inns Charter and Equity Inns Bylaws, which are exhibits to the Registration Statement.

COMMON STOCK

     Subject to the provisions of the Charter described under "-- Charter and Bylaw Provisions -- Restrictions on Transfer," the holders of Equity Inns Common Stock are entitled to one vote per share on all matters voted on by the shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the Equity Inns Board with respect to any series of Preferred Stock, the holders of such shares of Equity Inns Common Stock exclusively possess all voting power of Equity Inns. The Equity Inns Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Equity Inns Preferred Stock, the holders of Common Stock are entitled to such dividends as may be declared from time to time by the Equity Inns Board from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of Equity Inns available for distribution to such holders. All outstanding shares of Equity Inns Common Stock are fully paid and nonassessable and the holders thereof have no conversion, sinking fund, redemption rights or any other preemptive rights to subscribe for any securities of Equity Inns.

PREFERRED STOCK

     The Equity Inns Board is authorized to provide for the issuance of shares of Equity Inns Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Because the Equity Inns Board has the power to establish the preferences and rights of each class or series of Equity Inns Preferred Stock, the Equity Inns Board may afford the holders of any series or class of Equity Inns Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Equity Inns Common Stock. The issuance of Equity Inns Preferred Stock could have the effect of delaying or preventing a change in control of Equity Inns.

CHARTER AND BYLAW PROVISIONS

  Restrictions on Transfer

     For Equity Inns to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding stock. Specifically, not more than 50% in value of Equity Inns' outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and Equity Inns must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations -- Requirements for Qualification." Because the Equity Inns Board believes it is essential for Equity Inns to continue to qualify as a REIT, the Equity Inns Charter contains the Equity Inns Ownership Limitation (the "Equity Inns Ownership Limitation Provision"). The Equity Inns Ownership Limitation Provision provides that, subject to certain exceptions specified in the Equity Inns Charter, no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of any class of stock of Equity Inns. The Equity Inns

Board may, but in no event is required to, waive the Equity Inns Ownership Limitation if evidence satisfactory to the Equity Inns Board is presented that such ownership will not jeopardize Equity Inns' status as a REIT. As a condition of such waiver, the Equity Inns Board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Equity Inns.

     Any transfer of shares of Equity Inns Common Stock or Equity Inns Preferred Stock that would (i) result in any person owning, directly or indirectly, Equity Inns Common Stock or Equity Inns Preferred Stock in excess of the Equity Inns Ownership Limitation, (ii) result in the shares of Equity Inns Common Stock and Equity Inns Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in Equity Inns being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause Equity Inns to own, directly or constructively, 10% or more of the ownership interests in a tenant of Equity Inns' or its subsidiaries' real property, within the meaning of Section 856 (d) (2) (B) of the Code, shall be void ab initio, and the intended transferee will acquire no rights in such shares of Equity Inns Common Stock or Equity Inns Preferred Stock.

     Subject to certain exceptions described below, if any purported transfer of shares of Equity Inns Common Stock or Equity Inns Preferred Stock would (i) result in any person owning, directly or indirectly, shares of Equity Inns Common Stock or Equity Inns Preferred Stock in excess of the Equity Inns Ownership Limitation, (ii) result in the shares of Equity Inns Common Stock and Equity Inns Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in Equity Inns being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause Equity Inns to own, directly or constructively, 10% or more of the ownership interests in a tenant of Equity Inns' or its subsidiaries' real property, within the meaning of Section 856(d)(2)(B) of the Code, the shares of Equity Inns Common Stock or Equity Inns Preferred Stock will be designated as "Shares in Trust" and transferred automatically to a trust (the "Share Trust") effective on the day before the purported transfer of such shares of Equity Inns Common Stock or Equity Inns Preferred Stock. The record holder of the shares of Equity Inns Common Stock or Equity Inns Preferred Stock that are designated as Shares in Trust (the "Prohibited Owner") will be required to submit such number of shares of Equity Inns Common Stock or Equity Inns Preferred Stock to the Company for registration in the name of the Share Trust. The Share Trustee will be designated by Equity Inns but will not be affiliated with Equity Inns. The beneficiary of the Share Trust (the "Beneficiary") will be one or more charitable organizations that are named by Equity Inns.

     Shares in Trust will remain issued and outstanding shares of Equity Inns Common Stock or Equity Inns Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distributions on the Shares in Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Shares in Trust. The Share Trustee will designate a Permitted Transferee of the Shares in Trust, provided that the Permitted Transferee (i) purchases such Shares in Trust for valuable consideration and (ii) acquires such Shares in Trust without such acquisition resulting in a transfer to another Share Trust and resulting in the redesignation of such Equity Inns Common Stock or Equity Inns Preferred Stock as Shares in Trust.

     The Prohibited Owner with respect to Shares in Trust will be required to repay to the Share Trust the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares in Trust and
(ii) the record date of which was on or after the date that such shares became Shares in Trust. The Prohibited Owner generally will receive from the Share Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Equity Inns Common Stock or Equity Inns Preferred Stock that were designated as Shares in Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale of such Shares in Trust. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

     The Shares in Trust will be deemed to have been offered for sale to Equity Inns, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares in Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or
(ii) the Market Price per share on the date that Equity Inns, or its designee, accepts such offer. Equity Inns will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares in Trust and (ii) the date Equity Inns determines in good faith that a transfer resulting in such Shares in Trust occurred.

     Any person who acquires or attempts to acquire shares of Equity Inns Common Stock or Equity Inns Preferred Stock in violation, of the foregoing restrictions, or any person who owned shares of Equity Inns Common Stock or Equity Inns Preferred Stock that were transferred to a Share Trust, will be required (i) to give immediately written notice to Equity Inns of such event and
(ii) to provide to Equity Inns such other information as Equity Inns may request in order to determine the effect, if any, of such transfer on Equity Inns' status as a REIT.

     The Equity Inns Charter requires all persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Equity Inns Common Stock and Equity Inns Preferred Stock, within 30 days after January 1 of each year, to provide to Equity Inns a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Equity Inns Common Stock and Equity Inns Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to Equity Inns such additional information as Equity Inns may request in order to determine the effect, if any, of such ownership on Equity Inns' status as a REIT and to ensure compliance with the Equity Inns Ownership Limitation.

     The Equity Inns Ownership Limitation generally will not apply to the acquisition of shares of Equity Inns Common Stock or Equity Inns Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Equity Inns Board, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Equity Inns Board may direct, may exempt a person from the Equity Inns Ownership Limitation under certain circumstances. The foregoing restrictions will continue to apply until
(i) the Equity Inns Board determines that it is no longer in the best interests of Equity Inns to attempt to qualify, or to continue to qualify, as a REIT and
(ii) there is an affirmative vote of two-thirds of the number of shares of Equity Inns Common Stock entitled to vote on such matter at a special meeting of the shareholders of Equity Inns.

     The Equity Inns Ownership Limitation could delay, defer or prevent a transaction or a change in control of Equity Inns that might involve a premium price for the Equity Inns Common Stock or otherwise be in the best interest of the shareholders of Equity Inns. See "Risk Factors -- Equity Inns Ownership Limitation."

     All certificates representing shares of Equity Inns Common Stock or Equity Inns Preferred Stock will bear a legend referring to the restrictions described above.

  Staggered Board of Directors

     The Equity Inns Charter provides that the Equity Inns Board is divided into three classes of directors, each class constituting approximately one-third of the total number of directors and with the classes serving staggered three-year terms. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Equity Inns Board. Equity Inns believes, however, that the longer time required to elect a majority of a classified Equity Inns Board will help to ensure continuity and stability of Equity Inns' management and policies.

     The classification provisions also could have the effect of discouraging a third party from accumulating large blocks of Equity Inns' stock or attempting to obtain control of Equity Inns, even though such an attempt might be beneficial to Equity Inns and its shareholders. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of Equity Inns Common Stock at a higher market price than might otherwise be the case.

  Number of Directors; Removal; Filling Vacancies

     The Equity Inns Charter and the Equity Inns Bylaws provide that, subject to any rights of holders of Equity Inns Preferred Stock to elect additional directors under specified circumstances, the number of directors will consist of not less than three nor more than nine persons, subject to increase or decrease by the affirmative vote of 80% of the members of the entire Equity Inns Board. At all times a majority of the directors shall be directors who are not officers or employees of Equity Inns, any Affiliates (as defined below) of an officer or employee or any Affiliates of (i) any advisor to Equity Inns under an advisory agreement, (ii) any lessee of any property of Equity Inns, (iii) any subsidiary of Equity Inns, or (iv) any partnership which is an Affiliate of Equity Inns ("Independent Directors"), except that upon the death, removal or resignation of an Independent Director, such requirement shall not be applicable for 60 days. "Affiliate" is defined as being (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). There are four directors currently, three of whom are Independent Directors. The holders of Equity Inns Common Stock shall be entitled to vote on the election or removal of directors, with each share entitled to one vote. The Equity Inns Bylaws provide that, subject to any rights of holders of Equity Inns Preferred Stock, and unless the Equity Inns Board otherwise determines, any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, provided that Independent Directors shall nominate and approve directors to fill vacancies created by Independent Directors. Accordingly, the Equity Inns Board could temporarily prevent any shareholder entitled to vote from enlarging the Equity Inns Board and filling the new directorships with such shareholder's own nominees. Any director so elected shall hold office until the next annual meeting of shareholders.

     A director may be removed with or without cause by the affirmative vote of the holders of 75% of the outstanding shares entitled to vote in the election of directors at a special meeting of the shareholders called for the purpose of removing him.

  Limitation of Liability; Indemnification

     The Equity Inns Charter obligations Equity Inns to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Tennessee law. The TBCA permits a corporation to indemnify its present and former directors and officers, among others, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if (i) such persons conducted themselves in good faith, (ii) they reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in its best interests and, in all other cases, that their conduct was at least not opposed to its best interests and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

     Any indemnification by Equity Inns pursuant to the provisions of the Equity Inns Charter described above shall be paid out of the assets of Equity Inns and shall not be recoverable from the shareholders. Equity Inns currently purchases director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission such indemnification is contrary to public policy and is, therefore, unenforceable.

     The TBCA permits the charter of a Tennessee corporation to include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or (iii) for unlawful distributions that exceed what could have been distributed without violating the TBCA or the corporation's charter. The Equity Inns Charter contains a provisions eliminating the personal liability of its directors or officers of Equity Inns or its shareholders for money damages to the maximum extent permitted by Tennessee law from time to time.

  Amendment

     The Equity Inns Charter may be amended by the affirmative vote of the holders of a majority of the shares of the Common Stock present at a meeting at which a quorum is present, with the shareholders voting as a class with one vote per share; provided, however, that (i) the Equity Inns Charter provision providing for the classification of the Equity Inns Board into three classes may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Equity Inns Board or the affirmative vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting separately as a class; (ii) the provisions relating to the limitation on indebtedness may not be amended without an affirmative vote of the holders of a majority of the outstanding shares of Equity Inns Common Stock; and (iii) Equity Inns cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Equity Inns Common Stock. The Equity Inns Bylaws may be amended by the Equity Inns Board or by vote of the holders of a majority of the outstanding shares of Equity Inns Common Stock, provided that provisions with respect to the staggered terms of the Equity Inns Board cannot be amended without the affirmative vote of 80% of the members of the entire Equity Inns Board or the holders of 75% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting separately as a class.

TENNESSEE ANTI-TAKEOVER STATUTES

     In addition to certain of the provisions of the Equity Inns Charter discussed above, Tennessee has adopted a series of statutes which may deter takeover attempts or tender offers, including offers or attempts that might result in the payment of a premium over the market price for the Equity Inns Common Stock or that a shareholder might otherwise consider in its best interest.

     Under the Tennessee Investor Protection Act, unless a company's Equity Inns Board has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer, may offer to acquire any class of equity securities of an offeree company pursuant to a tender offer if, after the acquisition thereof, the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the offeree company (a "Takeover Offer"). However, this prohibition does not apply if the offeror, before making such purchase, has made a public announcement of his intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom he intends to acquire such securities, and has filed with the Tennessee Commissioner of Commerce and Insurance (the "Commissioner") and with the offeree company a statement signifying such intentions and containing such additional information as the Commissioner by rule prescribes. Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a Takeover Offer may be withdrawn by or on behalf of an offeree at any time within seven days from the date the Takeover Offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the Takeover Offer has become effective. If an offeror makes a Takeover Offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and pay for, the securities shall be accepted pro rata. If an offeror varies the terms of a Takeover Offer before its expiration date by increasing the consideration offered to shareholders of the offeree company, the offeror shall pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the Takeover Offer.

     Under the Tennessee Business Combination Act, subject to certain exceptions, no Tennessee corporation may engage in any "business combination" with an "interested shareholder" for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the Equity Inns Board of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder. Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction
(a)(i) complies with all applicable charter and bylaw requirements and (ii) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder, and (b) meets certain fair price criteria. "Business combination" is defined by the statute as being any (i) Mergers or consolidation; (ii) share exchange; (iii) sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of (A) the aggregate market value of the corporation's consolidated assets, (B) the aggregate market value of the corporation's shares, or (C) the corporation's consolidated net income; (iv) issuance or transfer of shares from the corporation to the interested shareholder; (v) plan of liquidation or dissolution proposed by the interested shareholder; (vi) transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or (vii) financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder. "Interested shareholder" is defined as being
(i) any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation or (ii) an Affiliate or associate of the corporation who at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding stock of the corporation.

     The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

OTHER MATTERS

     The Equity Inns Common Stock is traded on the NYSE under the symbol "ENN."

     The transfer agent and registrar for the Equity Inns Common Stock is SunTrust Bank, Atlanta, Georgia.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

     General. Both Equity Inns and RFS are incorporated under the laws of the State of Tennessee. RFS shareholders, whose rights as shareholders are governed by Tennessee law, the Amended and Restated Charter of RFS, as amended to date (the "RFS Charter"), and the bylaws of RFS as currently in effect (the "RFS Bylaws"), will become, upon consummation of the REIT Merger, shareholders of Equity Inns, and their rights as shareholders will continue to be governed by Tennessee law, including certain Tennessee laws which may deter takeover attempts or tender offers, including offers or attempts that might result in the payment of a premium over the market price for the Equity Inns Common Stock or that a shareholder might otherwise consider in its best interest. Other rights of shareholders will be governed and controlled by the provisions of the Equity Inns Charter and the Equity Inns Bylaws.

     The following summary, which does not purport to be a complete statement of the differences between the rights of Equity Inns shareholders and the rights of RFS shareholders, sets forth certain differences between the Equity Inns Charter and the RFS Charter and between the Equity Inns Bylaws and the RFS Bylaws, including differences which are material to RFS shareholders. The following summary is qualified in its entirely by reference to the Equity Inns Charter and Equity Inns Bylaws and the RFS Charter and the RFS Bylaws.

     Authorized Capital. The authorized stock of Equity Inns consists of 100,000,000 shares of Equity Inns Common Stock and 10,000,000 shares of Equity Inns Preferred Stock. If the required vote is obtained to approve the Charter Amendment Proposal, the authorized Equity Inns Common Stock will increase to 200,000,000 shares. The authorized capital stock of RFS consists of 100,000,000 shares of RFS Common Stock and 5,000,000 shares of RFS Preferred Stock.

     For a description of the restrictions on transfer of shares of Equity Inns Common Stock, see "Description of Capital Stock of Equity Inns -- Charter and Bylaw Provisions -- Restrictions on Transfer."

     RFS Restrictions on Transfer. For RFS to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding stock. Specifically, no more than 50% in value of RFS' outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and RFS must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations Requirements for Qualification." Because the RFS Board believes it is essential for RFS to continue as a REIT, the RFS Charter contains a provision limiting the ownership of shares of RFS' stock (the "RFS Ownership Limitation Provision").

     The RFS Ownership Limitation Provision provides that, subject to certain exceptions specified in the RFS Charter, no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of any class of RFS' Capital Stock (the "RFS Ownership Limitation"). The RFS Board may, but in no event is required to, waive the RFS Ownership Limitation if evidence satisfactory to the RFS Board is presented that such ownership will not jeopardize RFS' status as a REIT. As a condition of such waiver, the RFS Board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of RFS. If shares of stock in excess of the RFS Ownership Limitation are issued or transferred to any person, or if a transfer or proposed transfer causes or would cause RFS to be beneficially owned by fewer than 100 persons, such issuance or transfer shall be null and void, and the intended transferee will acquire no rights to the stock.

     The RFS Ownership Limitation Provision will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the RFS Ownership Limitation Provision would require an amendment to the RFS Charter. Amendments to the RFS Charter require the affirmative vote of holders owning a majority of the outstanding RFS Common Stock. In addition to preserving RFS' status as a REIT, the RFS Ownership Limitation may have the effect of precluding an acquisition of control of RFS without the approval of the RFS Board. All certificates representing shares of RFS Common Stock and RFS Preferred Stock will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of any class of RFS stock and any shareholder requested by RFS must file an affidavit with RFS containing the information specified in the RFS Charter with respect to their ownership of RFS Common Stock upon demand of the RFS Board. In addition, each shareholder shall upon demand be required to disclose the RFS in writing such information with respect to the direct, indirect and constructive ownership of shares as the RFS Board deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     Any transfer of shares which would prevent RFS from continuing to qualify as a REIT under the Code will be void ab initio to the fullest extent permitted under applicable law, and the intended transferee of such shares will be deemed never to have had an interest in such shares. Further, if, in the opinion of the RFS Board, (i) a transfer of shares would result in any shareholder or group of shareholders acting together owning in excess of the RFS Ownership Limitation or
(ii) a proposed transfer of shares may jeopardize the qualification of RFS as a REIT under the Code, the RFS Board may, in its sole discretion, refuse to allow the shares to be transferred to the proposed transferee. Finally, RFS may, in the discretion of the RFS Board, redeem any stock held of record by any shareholder in excess of the RFS Ownership Limitation, for a price equal to the lesser of (i) the market price on the date of notice of redemption; (ii) the market price on the date of purchase; or (iii) the maximum price allowed under the applicable provisions of Tennessee law.

     Staggered Board. The provisions of the Equity Inns Charter and Equity Inns Bylaws concerning its staggered board of directors are identical to the provisions of the RFS Charter and RFS Bylaws concerning the RFS Board.

     Number of Directors, Removal, Filling Vacancies. The provisions of the Equity Inns Charter and Equity Inns Bylaws concerning the number of directors, removal and filling vacancies are identical to the provisions of the RFS Charter and RFS Bylaws concerning the RFS Board. There are currently four directors on the Equity Inns Board, three of whom are Independent Directors. There are currently eight directors on the RFS Board, six of whom are Independent Directors. Upon consummation of the REIT Merger, the number of directors on the Equity Inns Board will be increased from four to six, five of whom will be Independent Directors.

     Limitation of Liability; Indemnification. The provisions of the Equity Inns Charter and Equity Inns Bylaws concerning the limitation of liability and indemnification of directors and officers of the Company are identical to the provisions of the RFS Charter and RFS Bylaws concerning the limitation of liability and indemnification of RFS directors and officers. Equity Inns currently maintains director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described in the Equity Inns Charter. RFS currently does not maintain such insurance.

     Charter and Bylaw Amendment. The provisions of the Equity Inns Charter and Equity Inns Bylaws concerning amendment of the Equity Inns Charter and Equity Inns Bylaws are identical to the provisions of the RFS Charter and RFS Bylaws concerning amendment of the RFS Charter and RFS Bylaws, provided that Equity Inns cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Equity Inns Common Stock.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax considerations of the REIT Merger to Equity Inns, RFS, and their respective shareholders, as well as a summary of the material United States federal income tax considerations that may be relevant to a holder of Equity Inns Common Stock or RFS Common Stock. The summary is based on current law, is for general information only, and is not tax advice. The discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations (except as discussed below), financial institutions or broker-dealers, and, except as discussed below, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

     The statements in this discussion are based on current provisions of the Code, existing, temporary, and currently proposed Treasury regulations promulgated under the Code ("Treasury Regulations"), the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statement in this Joint Proxy Statement/Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

     EACH EQUITY INNS SHAREHOLDER AND RFS SHAREHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE REIT MERGER AND THE OWNERSHIP AND SALE OF EQUITY INNS COMMON STOCK AND RFS COMMON STOCK AND OF THE ELECTION BY EACH OF EQUITY INNS AND RFS TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REIT MERGER AND SUCH OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAX CONSIDERATIONS RELATING TO THE REIT MERGER

     The REIT Merger is intended to be a reorganization under Section 368(a) of the Code. Baker Donelson will deliver an opinion to Equity Inns and Hunton & Williams will deliver an opinion to RFS, both dated the Closing Date, to the effect that, based upon customary representations, assumptions and conditions, the REIT Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Assuming, consistent with the above-described opinions, that the REIT Merger is treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the

Code, an RFS shareholder who receives solely Equity Inns Common Stock in exchange for his shares of RFS Common Stock will not recognize any gain or loss on the exchange. If an RFS shareholder receives Equity Inns Common Stock and cash in lieu of a fractional share of Equity Inns Common Stock, the shareholder will recognize taxable gain or loss solely with respect to such cash equal to the difference between such cash amount and the tax basis allocated to such shareholder's fractional share interest. Such gain or loss generally will constitute capital gain or loss if the shareholder's RFS Common Stock was held as a capital asset. A shareholder will have an aggregate tax basis in his shares of Equity Inns Common Stock (including any fractional share interest treated as received) received in the REIT Merger equal to his aggregate tax basis in the shares of RFS Common Stock exchanged therefor. A shareholder's holding period for shares of Equity Inns Common Stock (including any fractional share interest treated as received) received in the REIT Merger will include his holding period for the shares of RFS Common Stock exchanged therefor if such shares are held as a capital asset at the effective date of the REIT Merger. No gain or loss should be recognized by Equity Inns, RFS or Merger Sub as a result of the REIT Merger.

TAXATION OF EQUITY INNS AND RFS

     Each of Equity Inns and RFS elected to be taxed as a REIT under Sections 856 through 860 of the Code beginning with its taxable year ended December 31, 1994 and December 31, 1993, respectively. Each of Equity Inns and RFS believes that it has since its inception been organized and operated in such a manner as to qualify for taxation as a REIT under the Code. Equity Inns' qualification as a REIT after the REIT Merger will depend in part on RFS' qualification as a REIT immediately prior to the REIT Merger. Equity Inns intends to continue to operate in a manner so as to qualify as a REIT following the REIT Merger, but no assurance can be given that Equity Inns will remain qualified as a REIT.

     Baker Donelson has acted as counsel to Equity Inns in connection with the REIT Merger. In the opinion of Baker Donelson, beginning with its taxable year ended December 31, 1994, Equity Inns was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and, after giving effect to the REIT Merger, Equity Inns' proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Hunton & Williams has acted as counsel to RFS in connection with the REIT Merger. In the opinion of Hunton & Williams, beginning with its taxable year ended December 31, 1993, RFS was organized and has operated in conformity with the requirements for qualification as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It is a condition to Equity Inns' and RFS' obligations under the Merger Agreement that Hunton & Williams and Baker Donelson deliver opinions to the effect described above as of the Closing Date. It must be emphasized that the tax opinions described in this paragraph are based on various assumptions and are conditioned upon certain representations made by Equity Inns and RFS as to factual matters, including representations regarding the nature of Equity Inns' and RFS' properties and the conduct of their business. Moreover, Equity Inns' continued qualification and taxation as a REIT depend upon its ability to meet on a continuing basis, through actual annual operating results, distributions, and stock ownership, the qualification tests imposed under the Code discussed below. While Baker Donelson reviewed and will review those matters to its satisfaction in connection with the foregoing opinions, Baker Donelson will not review Equity Inns' compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of Equity Inns' operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "-- Failure to Qualify."

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retrospectively.

     If Equity Inns and RFS qualify for taxation as REITs, they generally will not be subject to federal corporate income taxes on their net income that is distributed currently to their shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, Equity Inns and RFS will be subject to federal income tax in the following circumstances. First, Equity Inns and RFS will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, each of Equity Inns and RFS may be subject to the "alternative minimum tax" on its undistributed items of tax preference. Third, if Equity Inns or RFS has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if Equity Inns or RFS has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if Equity Inns or RFS should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which Equity Inns or RFS, as applicable, fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect Equity Inns' or RFS' profitability. Sixth, if Equity Inns or RFS should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Equity Inns or RFS would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that Equity Inns or RFS elects to retain and pay income tax on its net capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax. Seventh, if Equity Inns or RFS acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in Equity Inns' or RFS' hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and Equity Inns or RFS recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by Equity Inns or RFS, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by Equity Inns or RFS over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that Equity Inns or RFS, as applicable, would make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more directors or trustees; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and to maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Each of Equity Inns and RFS believes that it has issued sufficient shares of Equity Inns Common Stock or RFS Capital Stock with sufficient diversity of ownership to allow it to satisfy requirements (v) and (vi). In addition, each of Equity Inns' Charter and RFS' Charter provides for restrictions regarding ownership and transfer of its outstanding stock that are intended to assist Equity Inns and RFS in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock of Equity Inns -- Charter and Bylaw
Provisions -- Restrictions on Transfer" and "Comparative Rights of
Shareholders -- RFS Restrictions on Transfer."

     For purposes of determining share ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes is considered an individual, although a trust that is a qualified trust under the Code Section 401(a) is not considered an individual and the beneficiaries of such trust are treated as holding stock of a REIT in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

     Equity Inns currently has two corporate subsidiaries, both of which have been wholly owned by Equity Inns since the commencement of their existence, and may have additional corporate subsidiaries in the future. RFS currently has one corporate subsidiary which has been wholly owned by RFS since the commencement of its existence and may have additional corporate subsidiaries in the future. Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, Equity Inns' and RFS' "qualified REIT subsidiaries" will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of Equity Inns or RFS, as applicable. All of Equity Inns' and RFS' corporate subsidiaries are qualified REIT subsidiaries and will continue to be qualified REIT subsidiaries after the REIT Merger. Therefore, no such qualified REIT subsidiary will be subject to federal corporate income taxation, although it may be subject to state and local taxation.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests, described below. Thus, Equity Inns' proportionate share of the assets, liabilities, and items of income of the Equity Inns OP (and its subsidiary partnerships) and RFS' proportionate share of the assets, liabilities, and items of income of the RFS OP (and its subsidiary partnerships) will be treated as assets and gross income of Equity Inns and RFS for purposes of applying the requirements described herein.

     Income Tests. In order for each of Equity Inns and RFS to maintain its qualification as a REIT, two requirements relating to gross income must be satisfied annually. First, at least 75% of each of Equity Inns' and RFS' gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of each of Equity Inns' and RFS' gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to Equity Inns and RFS is discussed below.

     Rents received by Equity Inns and RFS will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if Equity Inns, or an owner of 10% or more of Equity Inns, or RFS, or an owner of 10% or more of RFS, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," Equity Inns and RFS generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom Equity Inns or RFS, as applicable, derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by Equity Inns or RFS are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, Equity Inns and RFS may furnish or render a de minimis amount of "noncustomary services" to the tenants of a hotel other than through an independent contractor as long as the amount that Equity Inns or RFS receives that is attributable to such services does not exceed 1% of its total receipts from the hotel. For that purpose, the amount attributable to Equity Inns' or RFS' noncustomary services will be at least equal to 150% of Equity Inns' or RFS' cost of providing the services. The income that Equity Inns receives with respect to the three Equity Inns Current Hotels that are operated pursuant to management agreements most likely does not qualify as "rents from real property." However, Equity Inns' receipt of such income will not cause it to fail to satisfy the 75% or 95% gross income test.

     Pursuant to the Percentage Leases by which the Equity Inns Current Hotels are leased to the Equity Inns Lessees (the "the Equity Inns Percentage Leases"), the Equity Inns Lessees lease from the Equity Inns OP the land, buildings, improvements, furnishings and equipment comprising the Equity Inns Hotels for a 10-year period. The Equity Inns Percentage Leases provide that the Equity Inns Lessees are obligated to pay to the Equity Inns OP (i) the greater of the Base Rent or the Percentage Rent (collectively, the "Rents") and (ii) certain other Additional Charges. The Percentage Rent is calculated by multiplying fixed percentages by the room revenues for each of the Equity Inns Hotels in excess of certain levels. Both the Base Rent and the threshold room revenue amount in each Percentage Rent formula are adjusted for inflation. The adjustment is calculated at the beginning of each calendar year based on the change in the U.S. Consumer Price Index during the prior calendar year. The Base Rent accrues and is required to be paid monthly and the Percentage Rent (if any) accrues and is required to be paid quarterly.

     Pursuant to the Percentage Leases by which the RFS Hotels are leased to the RFS Lessees (the "RFS Percentage Leases" and, together with the Equity Inns Percentage Leases, the "Leases"), the RFS Lessees (together with the Equity Inns Lessees, the "Lessee") lease from the RFS OP or the RFS CMBS OP, as applicable, the land, buildings, improvements, furnishings, and equipment comprising the RFS Hotels, for terms of 15 years. The RFS Percentage Leases provide that the RFS Lessees are obligated to pay to the RFS OP (i) the greater of Base Rent or Percentage Rent and (ii) Additional Charges or other expenses, as defined in the RFS Percentage Leases. Percentage Rent is calculated by multiplying fixed percentages by room revenues (and food and beverage revenues, if applicable) for each of the RFS Hotels. Both Base Rent and the thresholds in the Percentage Rent formulas will be adjusted for inflation. Base Rent accrues and is required to be paid monthly and Percentage Rent is payable quarterly.

     In order for the Base Rent, the Percentage Rent, and the Additional Charges to constitute "rents from real property," the Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

     In addition, Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

     Equity Inns believes that its Percentage Leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts: (i) the Equity Inns OP and the Equity Inns Lessees intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements, (ii) the Equity Inns Lessees have the right to exclusive possession and use and quiet enjoyment of the Equity Inns Hotels during the term of the Equity Inns Percentage Leases, (iii) the Equity Inns Lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the Equity Inns Hotels, other than the cost of maintaining underground utilities and structural elements, and dictate how the Equity Inns Hotels are operated, maintained, and improved, (iv) the Equity Inns Lessees bear all of the costs and expenses of operating the Equity Inns Hotels (including the cost of any inventory and supplies used in their operation) during the term of the Equity Inns Percentage Leases (other than real and personal property taxes, and the cost of replacement or refurbishment of furniture, fixtures and equipment, to the extent such costs do not exceed the allowances for such costs provided by the Equity Inns OP under each Equity Inns Percentage Lease), (v) the Equity Inns Lessees benefit from any savings in the costs of operating the Equity Inns Hotels during the term of the Equity Inns Percentage Leases, (vi) in the event of damage or destruction to an Equity Inns Hotel, the Equity Inns Lessees will be at economic risk because they will be obligated either (A) to restore the property to its prior condition, in which event they will bear all costs of such restoration or (B) purchase the Equity Inns Hotel for an amount generally equal to the Equity Inns OP's investment in the Equity Inns Hotel, (vii) the Equity Inns Lessees will indemnify the Equity Inns OP against all liabilities imposed on the Equity Inns OP during the term of the Equity Inns Percentage Leases by reason of (A) injury to persons or damage to property occurring at the Equity Inns Hotels or (B) the Equity Inns Lessees' use, management, maintenance or repair of the Equity Inns Hotels, (viii) the Equity Inns Lessees are obligated to pay substantial fixed rent for the period of use of the Equity Inns Hotels, and (ix) the Equity Inns Lessees stand to incur substantial losses (or reap substantial gains) depending on how successfully they operate the Equity Inns Hotels.

     RFS believes that the RFS Percentage Leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts: (i) the RFS OP and the RFS Lessees intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements, (ii) the RFS Lessees have the right to the exclusive possession, use, and quiet enjoyment of the RFS Hotels during the term of the RFS Percentage Leases, (iii) the RFS Lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the RFS Hotels, other than the cost of maintaining underground utilities and structural elements, and dictate how the RFS Hotels are operated, maintained, and improved, (iv) the RFS Lessees bear all of the costs and expenses of operating the RFS Hotels (including the cost of any inventory used in their operation) during the term of the RFS Percentage Leases (other than real estate taxes and property and casualty insurance premiums), (v) the RFS Lessees benefit from any savings in the costs of operating the RFS Hotels during the term of the RFS Percentage Leases, (vi) the RFS Lessees have indemnified the RFS OP against all liabilities imposed on the RFS OP during the term of the RFS Percentage Leases by reason of (A) injury to persons or damage to property occurring at the RFS Hotels, (B) the RFS Lessees' use, management, maintenance or repair of the RFS Hotels, (C) any environmental liability caused by acts or grossly negligent failures to act of the RFS Lessees, (D) taxes and assessments in respect of the RFS Hotels that are the obligations of the RFS Lessees, or (E) any breach of the RFS Percentage Leases or of any sublease of an RFS Hotel by the RFS Lessees, (vii) the RFS Lessees are obligated to pay substantial fixed rent for the period of use of the RFS Hotels, (viii) the RFS Lessees stand to incur substantial losses (or reap substantial gains) depending on how successfully they operates the RFS Hotels, (ix) the RFS OP cannot use the RFS Hotels concurrently to provide significant services to entities unrelated to the RFS Lessees, and (x) the total contract price under the RFS Percentage Leases does not substantially exceed the rental value of the RFS Hotels for the term of the RFS Percentage Leases.

     Investors should be aware that there are no controlling Treasury Regulations, published rulings or judicial decisions involving leases with terms substantially the same as the Leases that discuss whether such leases constitute true leases for federal income tax purposes. If the Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Equity Inns or RFS OP, as applicable, receives from the Lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, Equity Inns or RFS likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

     In order for the Rents to constitute "rents from real property," several other requirements also must be satisfied. One requirement is that the Rents attributable to personal property leased in connection with the lease of the real property comprising a Hotel must not be greater than 15% of the Rents received under the Lease. The Rents attributable to the personal property in a Hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the Hotel at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). With respect to each Hotel (or interest therein) that the Equity Inns or RFS OP has acquired or will acquire in exchange for Units in, the initial adjusted basis of both the real and personal property contained in such Hotel generally was or will be the same as the adjusted bases of such property in the hands of the previous owner. With respect to each Hotel (or interest therein) that the Equity Inns or RFS OP has acquired or will acquire for cash, the initial adjusted basis of the real and personal property contained in such Hotel generally equaled or will equal the purchase price paid for the Hotel by the Equity Inns or RFS OP. Such basis generally was or will be allocated among real and personal property based on relative fair market values. With respect to each of its Hotels, each of Equity Inns and RFS believes either that the Adjusted Basis Ratio for the Hotel is less than 15% or that any income attributable to excess personal property will not jeopardize Equity Inns' or RFS' ability to qualify as a REIT. There can be no assurance, however, that the Service would not challenge Equity Inns' or RFS' calculation of an Adjusted Basis Ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, Equity Inns or RFS could fail to satisfy the 95% or 75% gross income test and thus lose its REIT status.

     Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Leases are entered into, (ii) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and (iii) conform with normal business practice. More generally, the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues from the Hotels and the percentages (i) were established at the inception of the Leases, (ii) according to the representations of Equity Inns and RFS, will not be renegotiated during the terms of the Leases in a manner that has the effect of basing the Percentage Rent on income or profits, and (iii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person.

     A third requirement for qualification of the Rents as "rents from real property" is that neither Equity Inns nor RFS may own, directly or constructively, 10% or more of the Equity Inns Lessees or the RFS Lessees, as applicable. The constructive ownership rules generally provide that, if 10% or more in value of the stock of Equity Inns or RFS is owned, directly or indirectly, by or for any person, Equity Inns or RFS, as applicable, is considered as owning the stock owned, directly or indirectly, by or for such person. Neither Equity Inns nor RFS owns, directly or constructively, any ownership interests in its Lessee. In addition, each of Equity Inns' Charter and RFS' Charter provides that no person may acquire stock of Equity Inns or RFS if such person's acquisition of such stock would cause Equity Inns or RFS, as applicable, to constructively own 10% or more of the ownership interests in any lessee. Thus, Equity Inns and RFS never should own, actually or constructively, 10% of more of their Lessees.

     A fourth requirement for qualification of the Rents as "rents from real property" is that, within the 1% de minimis exception described above, Equity Inns and RFS cannot furnish or render non-customary services to the tenants of their hotels, or manage or operate their hotels, other than through an independent contractor who is adequately compensated and from whom Equity Inns or RFS does not derive or receive any income. Provided that the Leases are respected as true leases, Equity Inns and RFS should satisfy that requirement because the Equity Inns and RFS OPs are not performing any services other than customary ones for their Lessees. As described above, however, if the Leases are recharacterized as service contracts or partnership agreements, the Rents likely would be disqualified as "rents from real property" because Equity Inns or RFS, as applicable, would be considered to furnish or render services to the occupants of its hotels and to manage or operate such hotels other than through an independent contractor who is adequately compensated and from whom Equity Inns or RFS derives or receives no income.

     If the Rents do not qualify as "rents from real property" because the rents attributable to personal property exceed 15% of the total Rents for a taxable year, the portion of the Rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income tests. Thus, if the Rents attributable to personal property, plus any other non-qualifying income, during a taxable year exceed 5% of Equity Inns' or RFS' gross income during the year, Equity Inns or RFS, as applicable, would lose its REIT status. If, however, the Rents do not qualify as "rents from real property" because either (i) the Percentage Rent is considered based on income or profits of the Lessee, (ii) Equity Inns or RFS owns, directly or constructively, 10% or more of its Lessee, or (iii) Equity Inns or RFS furnishes non-customary services to the tenants of its hotels, or manages or operates its hotels, other than through a qualifying independent contractor, none of the Rents would qualify as "rents from real property." In that case, Equity Inns or RFS, as applicable, likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income tests.

     In addition to the Rents, the Lessee is required to pay to the Equity Inns and RFS OPs the Additional Charges. To the extent that the Additional Charges represent either (i) reimbursements of amounts that the Lessee is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent, however, that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges, the Additional Charges should not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

     The term "interest," as defined for purposes of the 75% gross income test, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property.

     The net income derived from any prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. All inventory required in the operation of the Equity Inns and RFS Hotels is purchased by the Lessee or its designee as required by the terms of the Leases. Accordingly, Equity Inns and RFS believe that no asset owned by Equity Inns, the Equity Inns OP, RFS, or the RFS OP is held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of Equity Inns, the Equity Inns OP, RFS, or the RFS OP. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property.

Nevertheless, Equity Inns and RFS will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that Equity Inns or RFS can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

     Each of Equity Inns and RFS is subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that is qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. However, gross income from such foreclosure property will be qualifying income for purposes of the 75% and 95% gross income tests. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness that such property secured and (ii) for which such REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where such REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT at the close of the third taxable year following the taxable year in which such REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent), or (iii) that is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income). As a result of the rules with respect to foreclosure property, if the Lessee defaults on its obligations under a Lease for a hotel, Equity Inns or RFS terminates the Lessee's leasehold interest, and Equity Inns or RFS, as applicable, is unable to find a replacement Lessee for such hotel within 90 days of such foreclosure, gross income from hotel operations conducted by Equity Inns or RFS, as applicable, from such hotel would cease to qualify for the 75% and 95% gross income tests. In such event, Equity Inns or RFS, as applicable, likely would be unable to satisfy the 75% and 95% gross income tests and, thus, would fail to qualify as a REIT.

     It is possible that, from time to time, Equity Inns or RFS will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that Equity Inns or RFS enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or similar financial instrument to reduce the interest rate risks with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test. To the extent that Equity Inns or RFS hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. Each of Equity Inns and RFS intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

     If Equity Inns or RFS fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions will be generally available if Equity Inns' or RFS', as applicable, failure to meet such tests is due to reasonable cause and not due to willful neglect, Equity Inns or RFS attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Equity Inns and RFS would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax
Considerations -- Taxation of Equity Inns," even if those relief provisions apply, a tax would be imposed with respect to the gross income attributable to the greater of the amount by which Equity Inns or RFS, as applicable, failed the 75% or 95% gross income test, multiplied by a fraction intended to reflect its profitability.

     Asset Tests. Each of Equity Inns and RFS, at the close of each quarter of its taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where Equity Inns or RFS raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in shares or debt instruments during the one-year period following Equity Inns' or RFS' receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the mortgage balance does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold in real property, and an option to acquire real property (or a leasehold in real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by each of Equity Inns and RFS may not exceed 5% of the value of its total assets, and each of Equity Inns and RFS may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interest in any partnership or qualified REIT subsidiary). See "- Proposed Tax Legislation."

     For purposes of the asset tests, Equity Inns and RFS are deemed to own their proportionate share of the assets of the Equity Inns OP (and its subsidiary partnerships) and the RFS OP (and its subsidiary partnerships), respectively, instead of their partnership interests in those partnerships. Equity Inns believes that immediately after the REIT Merger, at least 75% of the value of its total assets will be represented by real estate assets, cash and cash items (including receivables), and government securities. RFS owns, and after the REIT Merger Equity Inns will own, 100% of the nonvoting stock of RFS C Corp., which represents 95% of the value of the outstanding stock of the RFS C Corp. RFS does not own, and after the REIT Merger Equity Inns will not own, any of the voting stock of the RFS C Corp. In addition, RFS believes, and Equity Inns believes that after the REIT Merger, the value of its stock in the RFS C Corp. will not exceed 5% of the value of its total assets. See "-- Proposed Tax Legislation." Equity Inns has represented that after the REIT Merger, it will not acquire or dispose, or cause the Equity Inns OP (or its subsidiary partnerships) to acquire or dispose, of assets in a manner that would cause it to violate the asset tests.

     If Equity Inns or RFS should fail inadvertently to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of Equity Inns' or RFS' assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, Equity Inns still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     Distribution Requirements. Each of Equity Inns and RFS, in order to qualify as a REIT under the Code, is required to distribute dividends (other than capital gain dividends and retained capital gains) to its shareholders in an amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Equity Inns or RFS timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Equity Inns or RFS does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if Equity Inns or RFS should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, Equity Inns or RFS would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. Each of Equity Inns and RFS may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. Any such retained amounts would be treated as having been distributed by Equity Inns or RFS for purposes of the 4% excise tax. Each of Equity Inns and RFS intends to make timely distributions sufficient to satisfy all annual distribution requirements.

     It is possible that, from time to time, Equity Inns or RFS may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, under the Leases, the Lessee may defer payment of the excess of the Percentage Rent over the Base Rent for a period of up to 90 days after the end of the calendar year in which such payment was due. In that case, the Equity Inns or RFS OP still would be required to recognize as income the excess of the Percentage Rent over the Base Rent in the calendar quarter to which it relates. Further, it is possible that, from time to time, Equity Inns or RFS may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds its allocable share of cash attributable to that sale. Therefore, Equity Inns or RFS may have less cash available for distribution than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, Equity Inns or RFS, as applicable, may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional common or preferred stock.

     Under certain circumstances, Equity Inns or RFS may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in Equity Inns' or RFS', as applicable, deduction for dividends paid for the earlier year. Although Equity Inns or RFS may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

     Recordkeeping Requirements. Pursuant to applicable Treasury Regulations, each of Equity Inns and RFS must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. Each of Equity Inns and RFS has complied and, after the REIT Merger, Equity Inns intends to continue to comply with such requirements.

PARTNERSHIP ANTI-ABUSE RULE

     The U.S. Department of the Treasury has issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions"), that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or availed of in connection with a transaction (or series of related transactions), a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring an entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

     The Anti-Abuse Rule contains a example in which a corporation that elects to be treated as a REIT is formed to be a general partner in a partnership. The REIT contributes substantially all of the proceeds from a public offering to the partnership. The limited partners of the partnership contribute all of their real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in the real property contributed. In addition, the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent the intent of the Partnership Provisions and, thus, cannot be recast by the Service. However, because the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to Equity Inns. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding a partnership for federal tax purposes or treating one or more of its partners as non-partners. It is conceivable that the application of the Anti-Abuse Rule could result in the loss of REIT status by Equity Inns or RFS.

FAILURE TO QUALIFY

     If Equity Inns or RFS fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Equity Inns or RFS, as applicable, will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the shareholders in any year in which Equity Inns or RFS fails to qualify will not be deductible by Equity Inns or RFS, as applicable, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Equity Inns or RFS, as applicable, also will be disqualified from taxation as a REIT for the four taxable years following the year during which Equity Inns or RFS, as applicable, ceased to qualify as a REIT. It is not possible to state whether in all circumstances Equity Inns or RFS would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As used herein, the term "U.S. Shareholder" means a holder of shares of Equity Inns Common Stock or RFS Capital Stock who for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income is subject to taxation in the United States regardless of its connection with the conduct of a U.S. trade or business or (iv) a trust with respect to which (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

     As long as each of Equity Inns and RFS qualifies as a REIT, distributions made by Equity Inns or RFS out of its current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will constitute dividends taxable to its U.S. Shareholders as ordinary income. For purposes of determining whether a distribution is made out of current or accumulated earnings and profits, earnings and profits will be allocated first to preferred stock and then to common stock. Such distributions out of current or accumulated earnings and profits will not be eligible for the dividends-received deduction in the case of U.S. Shareholders that are corporations. Dividends paid to U.S. Shareholders will be treated as portfolio income. Such income, therefore, will not be subject to reduction by losses from passive activities (i.e., any interest in a rental activity or in a trade or business in which the holder does not materially participate, such as certain interests held as a limited partner) of any holder who is subject to the passive activity loss rules. Such distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

     Distributions made by Equity Inns or RFS that are properly designated as capital gain dividends will be taxable to U.S. Shareholders as long-term capital gains (to the extent that they do not exceed Equity Inns' or RFS', as applicable, actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his shares of Equity Inns Common Stock or RFS Capital Stock. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Each of Equity Inns and RFS may elect to retain and pay income tax on its net long-term capital gain. In that case, each shareholder will be taxed on his proportionate share of the total long-term capital gains retained by Equity Inns or RFS and will receive a credit or refund for his proportionate share of the tax paid by Equity Inns or RFS. Each shareholder will increase the adjusted basis in his shares by the difference between his allocable amount of Equity Inns' or RFS', as applicable, long-term capital gain and the tax deemed paid by the shareholder.

     Distributions in excess of Equity Inns' or RFS' current and accumulated earnings and profits will be treated first as a tax-free return of capital to each U.S. Shareholder to the extent of the shareholder's adjusted basis in his shares of Equity Inns Common Stock or RFS Capital Stock. Distributions in excess of Equity Inns' or RFS' current and accumulated earnings and profits that exceed a U.S. Shareholder's adjusted basis in his shares will be taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by Equity Inns or RFS in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by Equity Inns or RFS, as applicable, and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Equity Inns or RFS, as applicable, on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Equity Inns or RFS.

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE EQUITY INNS COMMON STOCK OR RFS CAPITAL STOCK

     In general, any gain or loss realized upon a taxable disposition of the Equity Inns Common Stock or RFS Capital Stock by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares of Equity Inns Common Stock or RFS Capital Stock have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Equity Inns Common Stock or RFS Capital Stock by a shareholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from Equity Inns or RFS required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Equity Inns Common Stock or RFS Capital Stock may be disallowed if other shares of Equity Inns Common Stock or RFS Capital Stock are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

     A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 28% for sales and exchanges of assets held for more than one year but not more than 18 months, and 20% for sales and exchanges of assets held for more than 18 months. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property" (i.e., depreciable real property) held for more than 18 months is 25% to the extent that such gain would have been treated as ordinary income if the property were "Section 1245 property." With respect to distributions designated by Equity Inns or RFS as capital gain dividends and any retained capital gains that Equity Inns or RFS is deemed to distribute, each of Equity Inns and RFS may designate (subject to certain limits) whether such a distribution is taxable to its noncorporate shareholders at a 20%, 25%, or 28% rate. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual deduction of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     Each of Equity Inns and RFS reports to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide Equity Inns or RFS with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, Equity Inns or RFS may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Equity Inns or RFS, as applicable. The Service has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Shareholders (defined below). Those regulations alter the current system of backup withholding compliance and will be effective for distributions made after December 31, 1999. See "-- Taxation of Non-U.S. Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of Equity Inns or RFS are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by Equity Inns or RFS to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Equity Inns Common Stock or RFS Capital Stock with debt, a portion of its income from Equity Inns or RFS, as applicable, will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from Equity Inns or RFS as UBTI.

     Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of the stock of a "pension held REIT" at any time during a taxable year. Such a pension fund must treat a certain percentage of all dividends received from the "pension-held REIT" during the year as UBTI. The percentage is equal to the ratio of Equity Inns' or RFS' gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses, determined as if Equity Inns or RFS, as applicable, were a tax-exempt pension fund, to Equity Inns' or RFS' gross income (less direct expenses related thereto) from all sources. The special rules will not apply to require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%. Each of Equity Inns and RFS will be treated as a "pension held REIT" if (i) Equity Inns or RFS would fail to satisfy the 5/50 Rule if the stock of Equity Inns or RFS held by such tax-exempt pension funds were not treated as held directly by their respective beneficiaries, and (ii) either (A) at least one tax-exempt pension fund holds more than 25% (measured by value) of Equity Inns' stock or RFS' stock, as applicable, or (B) one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of Equity Inns' stock or RFS' stock, as applicable) own in the aggregate more than 50% (measured by value) of Equity Inns' stock or RFS' stock, as applicable.

TAXATION OF NON-U.S. SHAREHOLDERS

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and estates and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex, and the following discussion is intended only as a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN EQUITY INNS COMMON STOCK OR RFS CAPITAL STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

     In general, Non-U.S. Shareholders are subject to regular United States income tax with respect to their investment in shares of Equity Inns Common Stock or RFS Capital Stock in the same manner as a U.S. Shareholder if such investment is "effectively connected" with the Non-U.S. Shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income with respect to its investment in Equity Inns Common Stock or RFS Capital Stock that is (or is treated as) effectively connected with the conduct of a trade or business in the United States also may be subject to the 30% branch profits tax imposed by the Code, which is payable in addition to regular United States corporate income tax.

     Distributions made by Equity Inns or RFS that are not attributable to gain from the sale or exchange by Equity Inns or RFS of United States real property interests and that are not designated by Equity Inns or RFS as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent made out of current or accumulated earnings and profits of Equity Inns or RFS, as applicable. Generally, such distributions will be subject to United States withholding tax at the rate of 30% on the gross amount of the distributions unless the withholding tax is reduced or eliminated by an applicable United States income tax treaty. Each of Equity Inns and RFS expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Shareholder unless a lower treaty rate applies and the Non-U.S. Shareholder has filed IRS Form 1001 with Equity Inns or RFS certifying the Non-U.S. Shareholder's entitlement to treaty benefits or (ii) the Non-U.S. Shareholder files IRS Form 4224 with Equity Inns or RFS claiming that the distribution is effectively connected income. The U.S. Treasury Department has issued final regulations that modify the manner in which payors comply with the withholding requirements. Those regulations are effective for distributions made after December 31, 1999.

     Distributions made by Equity Inns or RFS in excess of its current and accumulated earnings and profits will be treated first as a tax-free return of capital to each Non-U.S. Shareholder, reducing the adjusted basis which such Non-U.S. Shareholder has in his shares of Equity Inns Common Stock or RFS Capital Stock for U.S. tax purposes by the amount of such distribution (but not below zero). Distributions in excess of Equity Inns' or RFS' current and accumulated earnings and profits that exceed a Non-U.S. Shareholder's adjusted basis in his shares will be treated as gain from the sale or exchange of such shares, which will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of its Equity Inns Common Stock or RFS Capital Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not a distribution will be in excess of Equity Inns' or RFS' current and accumulated earnings and profits, the entire amount of a distribution normally will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Shareholder may seek a refund from the Service of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of Equity Inns' or RFS' then current and accumulated earnings and profits.

     Each of Equity Inns and RFS is required to withhold 10% of any distribution in excess of Equity Inns' current and accumulated earnings and profits. Consequently, although Equity Inns and RFS intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that Equity Inns or RFS does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

     As long as each of Equity Inns and RFS qualifies as a REIT, distributions made by Equity Inns or RFS that are attributable to gain from the sale or exchange by Equity Inns or RFS, as applicable, of U.S. real property interests (i.e., interests in U.S. property and corporations more than 50% of whose assets are U.S. real property interests) will be taxed to a Non-U.S. Shareholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Shareholder as if such distributions were gains "effectively connected" with the conduct of a trade or business in the United States. Accordingly, a Non-U.S. Shareholder will be taxed on such distributions at the same capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Shareholder that is not entitled to treaty relief or exemption. Each of Equity Inns and RFS will be required to withhold tax from any distribution to a Non-U.S. Shareholder that could be designated by Equity Inns or RFS, as applicable, as a capital gain dividend in an amount equal to 35% of the gross distribution. The amount of tax withheld is fully creditable against the Non-U.S. Shareholder's FIRPTA tax liability, and if such amount exceeds the Non-U.S. Shareholder's federal income tax liability for the applicable taxable year, the Non-U.S. Shareholder may seek a refund of the excess from the Service.

     Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of shares of Equity Inns Common Stock or RFS Capital Stock generally will not be subject to United States taxation if Equity Inns or RFS, as applicable, is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Shareholders. Because the shares of Equity Inns Common Stock and RFS Common Stock are publicly traded, no assurance can be given that Equity Inns or RFS is or will continue to be a "domestically-controlled REIT." Nevertheless, a Non-U.S. Shareholder that owned, actually or constructively, 5% or less of the outstanding Equity Inns Common Stock or RFS Common Stock at all times during a specified testing period will not be subject to tax under FIRPTA if the Equity Inns Common Stock or RFS Common Stock, as applicable, is regularly traded on an established securities market. Notwithstanding the foregoing, gain from the sale or exchange of shares of Equity Inns Common Stock or RFS Capital Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain. If gain on the sale or exchange of shares of the Equity Inns Common Stock or RFS Capital Stock were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

OTHER TAX CONSIDERATIONS

     Equity Inns, the Equity Inns OP, RFS, the RFS OP, or Equity Inns' or RFS' shareholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Equity Inns Common Stock or RFS Capital Stock.

PROPOSED TAX LEGISLATION

     On February 2, 1998, President Clinton released his budget proposal for fiscal year 1999 (the "Proposal"). One provision contained in the Proposal potentially could affect Equity Inns and RFS if enacted in final form. The Proposal would prohibit a REIT from owning, directly or indirectly, more than 10% of the voting power or value of all classes of a C corporation's stock (other than the stock of a qualified REIT subsidiary). Currently, a REIT may own no more than 10% of the voting stock of a C corporation, but its ownership of the nonvoting stock of a C corporation is not limited (other than by the rule that the value of a REIT's combined equity and debt interests in a C corporation may not exceed 5% of the value of a REIT's total assets). That provision is proposed to be effective with respect to stock in a C corporation acquired by a REIT on or after the date of "first committee action". A REIT that owns stock in a C corporation in excess of the new ownership limit prior to "first committee action" would be "grandfathered," but only to the extent that the corporation does not engage in a new trade or business or acquire substantial new assets on or after the date of first committee action. RFS owns and, after the REIT Merger, Equity Inns will own, 100% of the nonvoting stock of RFS C Corp., which represents 95% of the value of the outstanding stock of RFS C Corp. If the provision described in this paragraph is enacted as presently written, RFS and, after the REIT Merger, Equity Inns would be grandfathered with respect to their ownership of RFS C Corp., but only to the extent that RFS C Corp. does not engage in a new trade or business or acquire substantial new assets on or after the date of first committee action. In addition, the provision would severely limit the use by Equity Inns and RFS of other taxable subsidiaries to conduct businesses the income from which would be nonqualifying income if received directly by Equity Inns or RFS.

     The provision described in this section was not included in Representative Archer's or Senator Roth's proposed tax legislation, introduced on March 26, 1998, involving REITs. However, it is possible that legislation containing the provision described in this section will be introduced in Congress and, although it is not likely, that the effective date of any such legislation could be March 26, 1998. In addition, other legislation, as well as administrative interpretations or court decisions, could change the tax laws with respect to Equity Inns' or RFS' qualification as a REIT and the federal income tax consequences of such qualification.

TAX ASPECTS OF THE EQUITY INNS OP, THE RFS OP AND THEIR SUBSIDIARY PARTNERSHIPS

     The following discussion summarizes certain federal income tax considerations applicable to Equity Inns' and RFS' investment in the Equity Inns OP and the RFS OP and their subsidiary partnerships (each, a "Hotel Partnership"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

CLASSIFICATION AS A PARTNERSHIP

     Each of Equity Inns and RFS will be entitled to include in its income its distributive share of the Equity Inns OP's and the RFS OP's income and to deduct its distributive share of such partnerships' losses only if each Hotel Partnership is classified for federal income tax purposes as a partnership rather than as an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and (ii) is not a "publicly traded" partnership.

     In general, under the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997, such as the Hotel Partnerships, will be respected for all periods prior to January 1, 1997 if (i) the entity had a reasonable basis for its claimed classification, (ii) the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (iii) neither the entity nor any of its members was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. Each Hotel Partnership in existence on January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. In addition, no Hotel Partnership was notified by a taxing authority on or before May 8, 1996 that its classification was under examination. The Hotel Partnerships intend to continue to be classified as partnerships and Equity Inns has represented that no Hotel Partnership will elect to be treated as an association taxable as a corporation for federal income tax purposes under the Check-the-Box Regulations.

     A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See " Requirements for Qualification -- Income Tests." The U.S. Treasury Department has issued regulations (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. Each Hotel Partnership qualifies for the Private Placement Exclusion. If a Hotel Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Hotel Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

     Equity Inns and RFS believe that each Hotel Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation. Neither Equity Inns nor RFS has requested, or intends to request, a ruling from the Service that the Hotel Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Hotel Partnership was taxable as a corporation, rather than as a partnership, for federal income tax purposes, Equity Inns or RFS, as the case may be, would not be able to satisfy the income and asset requirements for REIT status. See "-- Requirements for Qualification -- Income Tests" and
"-- Requirements for Qualification -- Asset Tests." In addition, any change in a Hotel Partnership's status for tax purposes might be treated as a taxable event, in which case Equity Inns or RFS, as the case may be, might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements." Further, items of income and deduction of the Hotel Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Hotel Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Hotel Partnership's taxable income.

INCOME TAXATION OF THE HOTEL PARTNERSHIPS AND THEIR PARTNERS

     Partners, Not the Hotel Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, each of Equity Inns and RFS is required to take into account its allocable share of the Hotel Partnerships' income, gains, losses, deductions, and credits for any taxable year of the Hotel Partnerships ending within or with the taxable year of Equity Inns or RFS, without regard to whether Equity Inns or RFS, as the case may be, has received or will receive any distribution from the Hotel Partnerships.

     Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Hotel Partnerships' allocations of taxable income and loss comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations With Respect to Contributed Properties.  Pursuant to
Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by Section 704(c) of the Code and outlining three reasonable allocation methods.

     Under the partnership agreements of the Hotel Partnerships, depreciation or amortization deductions of the Hotel Partnerships generally are allocated among the partners in accordance with their respective interests in the Hotel Partnerships, except to the extent that a Hotel Partnership is required under Code Section 704(c) to use a method for allocating tax depreciation deductions attributable to its hotels that results in Equity Inns or RFS, as the case may be, receiving a disproportionately large share of such deductions. In addition, gain on sale of a hotel contributed by a Limited Partner or Limited Partners of a Hotel Partnership will be specially allocated to such Limited Partners to the extent of any "built-in" gain with respect to such hotel for federal income tax purposes. The application of Section 704(c) to the Partnership is not entirely clear, however, and may be affected by Treasury Regulations promulgated in the future.

     Basis in Partnership Interest. Each of Equity Inns' and RFS' adjusted tax basis in its partnership interest in the Equity Inns OP or RFS OP, as the case may be, generally will be equal to (i) the amount of cash and the basis of any other property contributed to the partnership by Equity Inns or RFS, as the case may be, (ii) increased by (A) its allocable share of the partnership's income and (B) its allocable share of indebtedness of the partnership, and (iii) reduced, but not below zero, by (I) Equity Inns' or RFS', as the case may be, allocable share of the partnership's loss and (II) the amount of cash distributed to Equity Inns or RFS, as the case may be, and by constructive distributions resulting from a reduction in Equity Inns' or RFS', as the case may be, share of indebtedness of the partnership.

     If the allocation of Equity Inns' or RFS' distributive share of a Hotel Partnership's loss would reduce the adjusted tax basis of Equity Inns' or RFS', as the case may be, partnership interest in such Hotel Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce Equity Inns' or RFS, as the case may be, adjusted tax basis below zero. To the extent that a Hotel Partnership's distributions, or any decrease in Equity Inns' or RFS', as the case may be, share of the indebtedness of the Hotel Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce Equity Inns' or RFS', as the case may be, adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to Equity Inns or RFS, as the case may be. Such distributions and constructive distributions normally will be characterized as capital gain, and, if Equity Inns' or RFS' partnership interest in the Hotel Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

     Depreciation Deductions Available to the Hotel Partnerships. To the extent the Equity Inns or RFS OP has acquired properties for cash, such Hotel Partnership's initial basis in such properties for federal income tax purposes generally was equal to the purchase price paid by the partnership. The Hotel Partnerships generally depreciate such depreciable property for federal income tax purposes under either the modified accelerated cost recovery system of depreciation ("MACRS") or the alternative depreciation system of depreciation ("ADS"). The Hotel Partnerships generally use MACRS for furnishings and equipment. Under MACRS, the Hotel Partnerships generally depreciate such furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, a Hotel Partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. The Hotel Partnerships generally use ADS for buildings and improvements. Under ADS, the Hotel Partnerships generally depreciate such buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention. However, to the extent that a Hotel Partnership has acquired properties in exchange for Units, the Hotel Partnership's initial basis in each hotel for federal income tax purposes should be the same as the transferor's basis in that hotel on the date of acquisition. Although the law is not entirely clear, the Hotel Partnerships generally depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The Hotel Partnerships' tax depreciation deductions are allocated among the partners in accordance with their respective interests in the Hotel Partnership (except to the extent that the Hotel Partnership is required under Code Section 704(c) to use a method for allocating depreciation deductions attributable to contributed properties that results in Equity Inns or RFS receiving a disproportionately large share of such deductions).

SALE OF A HOTEL PARTNERSHIP'S PROPERTY

     Generally, any gain realized by a Hotel Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by a Hotel Partnership on the disposition of its hotels will be allocated first to the Limited Partners who contributed those hotels under
Section 704(c) of the Code to the extent of their "built-in gain" on those hotels for federal income tax purposes. The Limited Partners' "built-in gain" on the Current Hotels sold will equal the excess of the Limited Partners' proportionate share of the book value of those hotels over the Limited Partners' tax basis allocable to those hotels at the time of the sale. Any remaining gain recognized by the Hotel Partnership on the disposition of the hotels will be allocated among the partners in accordance with their respective percentage interests in the Hotel Partnership.

     Equity Inns' or RFS' share of any gain realized by the Equity Inns or RFS OP, as applicable, on the sale of any property held by such Hotel Partnership as inventory or other property held primarily for sale to customers in the ordinary course of such Hotel Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests." Such prohibited transaction income also may have an adverse effect upon Equity Inns' or RFS' ability to satisfy the income tests for REIT status. See "-- Requirements For Qualification -- Income Tests" above. Neither Equity Inns nor RFS, however, presently intends to acquire or hold, directly or indirectly, any property that represents inventory or other property held primarily for sale to customers in the ordinary course of Equity Inns' or RFS' trade or business.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of Equity Inns, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, are incorporated in this Joint Proxy Statement/Prospectus by reference to Equity Inns' Annual Report on Form 10-K. The above said financial statements have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and financial statement schedule of RFS Hotel Investors, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 are incorporated in this Joint Proxy Statement/Prospectus by reference to RFS' Annual Report on Form 10-K. The above said financial statements have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of RFS, Inc. as December 31, 1997 and 1996 and for the years then ended have been incorporated in this Joint Proxy Statement/Prospectus by reference to RFS' Annual Report on Form 10-K, in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the Equity Inns Common Stock to be issued in the REIT Merger will be passed on for Equity Inns by Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee.

     Baker Donelson and Hunton & Williams, Richmond, Virginia, will deliver opinions to Equity Inns and RFS, respectively, concerning certain federal income tax consequences of the REIT Merger. See "Federal Income Tax
Considerations -- Tax Considerations Relating to the REIT Merger." Hunton & Williams has served as counsel to Equity Inns since its initial public offering.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     If the REIT Merger is not consummated for any reason, Equity Inns and RFS each expects to hold its 1999 Annual Meeting of Shareholders in May 1999. In such event, any proposal of a shareholder that is intended to be presented at the 1999 Annual Meeting of Shareholders of either Equity Inns or RFS must be received, in the case of Equity Inns, at its main office in Memphis, Tennessee no later than February 14, 1999, and, in the case of RFS, at its main office in Memphis, Tennessee no later than January 30, 1999, in order that any such proposal be timely received for inclusion in the proxy materials relating to the respective meetings.

     If the REIT Merger is consummated, Equity Inns expects to hold its 1999 Annual Meeting of Shareholders in May 1999. Any proposal by Equity Inns shareholders to be presented at Equity Inns' 1999 Annual Meeting of Shareholders must be received by Equity Inns no later than February 14, 1999 in order to be included in Equity Inns' proxy materials relating to the meeting.

                                 OTHER MATTERS

     The Equity Inns Board does not intend to bring any matter before the Equity Inns Special Meeting other than as specifically set forth in the Notice of Special Meeting of Shareholders, nor does it know of any matter to be brought before the Equity Inns Special Meeting by others. If, however, any other matters properly come before the Special Meeting, it is the intention of the proxyholders to vote such proxy in accordance with the decision of a majority of the Equity Inns Board.

     The RFS Board does not intend to bring any matter before the RFS Special Meeting other than as specifically set forth in the Notice of Special Meeting of Shareholders, nor does it know of any matter to be brought before the RFS Special Meeting by others. If, however, any other matters properly come before the RFS Special Meeting, it is the intention of the proxyholders to vote such proxy in accordance with the decision of a majority of the RFS Board.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION, IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           GLOSSARY OF DEFINED TERMS

     Unless otherwise defined herein, the following capitalized terms shall have the meanings set forth below for the purposes of this Joint Proxy
Statement/Prospectus:

     "ACMs" means asbestos-containing materials.

     "Acquisition Opportunity" means any potential acquisitions of one or more hotel properties that RFS or its subsidiaries may propose to Equity Inns or its subsidiaries, of which acquisition opportunity Equity Inns is not otherwise aware, from the date of the Merger Agreement to the Effective Time.

     "Acquisition Proposal" has the meaning set forth in "The Merger Agreement -- Certain Other Covenants -- Acquisition Proposal."

     "Acquisition Proposal Notice" has the meaning set forth in "The Merger Agreement -- Fees and Expenses -- Termination Fee."

     "ADA" means the Americans with Disabilities Act of 1990.

     "Adjusted Basis Ratio" has the meaning set forth in "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests".

     "Adjusted NOI" means NOI adjusted by 3% and 4% of the total revenues for management fees and capital expenditure reserves, respectively.

     "Administrator" means the Equity Inns Compensation Committee and any delegate of the Equity Inns Compensation Committee.

     "ADS" means the alternative depreciation system of depreciation.

     "Affiliate" has the meaning set forth in "Description of Capital Stock of Equity Inns -- Charter and Bylaw Provisions -- Number of Directors; Removal; Filing Vacancies."

     "Alternative Bidder" means a lodging industry REIT that made a bid for RFS and met with representative of Salomon Smith Barney.

     "Amended Equity Inns Charter" means the Equity Inns Charter, as amended by the Charter Amendment following the Equity Inns Special Meeting and as to become effective upon the Effective Time.

     "Anti-Abuse Rule" has the meaning set forth in "Federal Income Tax Considerations -- Partnership Anti-Abuse Rule."

     "Articles of Merger" means the articles of merger between RFS and Merger Sub relating to the REIT Merger to be filed with the Secretary of State of the State of Tennessee.

     "Asset Sale" means, collectively, the sale and purchase of assets consummated by means of the OP Merger and the CMBS OP Merger.

     "Average Price" means an amount equal to the quotient of (i) the sum of the products of (A) the daily volume of shares of the Equity Inns Common Stock traded on the NYSE on each trading day during the Pricing Period and (B) the closing price for the Equity Inns Common Stock on the NYSE on each such trading day, and (ii) the total volume of shares of Equity Inns Common Stock traded on the NYSE during the Pricing Period (volumes and closing prices as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Equity Inns).

     "Baker Donelson" means Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee.

     "Base Rent" means a fixed annual base rent for the applicable hotel pursuant to a Percentage Lease.

     "Bonds" means the $88 million of fixed-rate, collateralized bonds issued by a wholly-owned subsidiary of Equity Inns.

     "Bylaws" means, collectively, the Equity Inns Bylaws and the RFS Bylaws, each as amended to date.

     "Charters" means, collectively, the Equity Inns Charter and the RFS Charter, each as amended to date.

     "Charter Amendment" means the proposed amendment to the Equity Inns Charter to increase the number of authorized shares of Equity Inns Common Stock from 100,000,000 shares to 200,000,000 shares.

     "Charter Amendment Proposal" means the proposal to be submitted to Equity Inns' shareholders at the Equity Inns Special Meeting to approve the Charter Amendment.

     "Closing" means the closing of the Mergers.

     "Closing Date" means the closing date of the Mergers.

     "CMBS Agreement of Merger" means an agreement of merger between RFS CMBS OP and Equity Inns CMBS OP that will be entered into prior to the Closing Date, and which will contain terms and conditions consistent with Article VI of the Merger Agreement and provide for the CMBS OP Merger.

     "CMBS Bonds" means the Series 1996-1 Commercial Mortgage Bonds, Class A and Class B, in the aggregate original principal amount of $75,000,000 issued by RFS CMBS OP.

     "CMBS OP Merger" means the merger of RFS CMBS OP with and into Equity Inns CMBS OP, pursuant to the CMBS Agreement of Merger, with Equity Inns CMBS OP being the surviving limited partnership.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission.

     "Commissioner" means the Tennessee Commissioner of Commerce and Insurance.

     "Competing Transaction" has the meaning set forth in "The Merger Agreement -- Certain Other Covenants -- Acquisition Proposal."

     "Coopers" means Coopers & Lybrand L.L.P., independent accountants.

     "Corresponding SARs" means SARs granted in relation to option grants under the Equity Inns Plan.

     "CWA" means the Clean Water Act.

     "Definitive Competing Acquisition Agreement" has the meaning set forth in "The Merger Agreement -- Fees and Expenses Termination Fee."

     "Effective Time" means the time at which the REIT Merger becomes effective.

     "Entitled Party" has the meaning set forth in "The Merger Agreement -- Fees and Expenses -- Termination Fee."

     "EPA" means the Environmental Protection Agency.

     "Escrow Agent" has the meaning set forth in "The Merger Agreement -- Fees and Expenses -- Termination Fee."

     "Equity Inns" means Equity Inns, Inc., a Tennessee corporation.

     "Equity Inns Acquisition Hotels" means the 10 AmeriSuite(R) hotels with an aggregate of 1,276 rooms which Equity Inns OP has entered into agreements to acquire.

     "Equity Inns Board" means the Board of Directors of Equity Inns.

     "Equity Inns Bylaws" means the bylaws of Equity Inns as currently in effect.

     "Equity Inns CMBS Lessee" means a legal entity that Equity Inns has agreed to cause to be created in connection with the CMBS Bonds.

     "Equity Inns CMBS OP" means a Tennessee limited partnership to be created and established by Equity Inns pursuant to the Merger Agreement.

     "Equity Inns Charter" means the Second Amended and Restated Charter of Equity Inns, as amended to date.

     "Equity Inns Common Stock" means the shares of common stock, $.01 par value per share, of Equity Inns.

     "Equity Inns Compensation Committee" means the Compensation Committee of the Equity Inns Board.

     "Equity Inns Current Hotels" means the 95 hotels with an aggregate of 11,574 rooms currently owned by subsidiaries of Equity Inns.

     "Equity Inns Debt Policy" means the policy adopted by the Equity Inns Board limiting consolidated indebtedness to approximately 45% of Equity Inns' investment in hotel properties, at its cost.

     "Equity Inns General Unit" means an outstanding Equity Inns OP Unit that represents an interest as a general partner in Equity Inns OP.

     "Equity Inns Former Lessee" means Trust Leasing, Inc. (f/k/a/ McNeill Hotel Co., Inc.), a Tennessee corporation and the lessee of Equity Inns' hotels until November 1996.

     "Equity Inns Hotels" means the Equity Inns Current Hotels and the Equity Inns Acquisition Hotels.

     "Equity Inns Lessees" means, collectively, the Interstate Lessee and the Prime Lessee.

     "Equity Inns Limited Unit" means an outstanding Equity Inns OP Unit that represents an interest as a limited partner in Equity Inns OP.

     "Equity Inns OP" means Equity Inns Partnership, L.P., a Tennessee limited partnership.

     "Equity Inns OP Units" means units of partnership interest in Equity Inns
OP.

     "Equity Inns Ownership Limitation" has the meaning set forth in "Risk Factors -- Ownership Limitation."

     "Equity Inns Ownership Limitation Provision" has the meanings set forth in "Description of Capital Stock of Equity Inns -- Charter and Bylaw
Provisions -- Restrictions on Transfer."

     "Equity Inns Participants" means individuals who participate in the Equity Inns Plan.

     "Equity Inns Percentage Leases" means the Percentage Leases pursuant to which Equity Inns leases the Equity Inns Current Hotels.

     "Equity Inns Plan" means the Equity Inns, Inc. 1994 Stock Incentive Plan, as amended to date.

     "Equity Inns Proposals" means the Merger Proposal, the Charter Amendment Proposal and the Plan Amendment Proposal.

     "Equity Inns Preferred Stock" means the shares of preferred stock, $.01 par value per share, of Equity Inns.

     "Equity Inns Record Date" means             , 1998.

     "Equity Inns Special Meeting" means the special meeting of shareholders of
Equity Inns scheduled for 2:00 p.m., local time, on July   , 1998.

     "Equity Inns Trust" means Equity Inns Trust, a Maryland REIT, a wholly-owned subsidiary of Equity Inns and the sole general partner of Equity Inns OP.

     "ESA" means environmental site assessment.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means SunTrust Bank or another bank or trust company appointed by Equity Inns to act as the exchange agent for the exchange of the Merger Consideration upon surrender of the RFS Certificates after the Closing.

     "Exchange Ratio" means the ratio determined as follows: (A) if the Average Price is equal to or greater than $14.00 but less than or equal to $17.00, 1.5, or (B) if the Average Price is greater than $17.00, the number determined by dividing $25.50 by the Average Price.

     "Exempt Organizations" means tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, which generally are exempt from federal income taxation.

     "Expenses" mean all out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

     "FF&E" means furniture, fixtures and equipment.

     "FFO" or "Funds From Operations" means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructurings and sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures.

     "Fiduciaries" means brokerage firms and other custodians, nominees and fiduciaries.

     "Final RFS Distribution" means the final dividend to be declared by RFS to each holder of RFS Common Stock and, if necessary, RFS Preferred Stock, in amount at least sufficient to satisfy the 95% distribution requirement of
Section 857(a)(1) of the Code for the taxable year of RFS ending at the Closing Date.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

     "First Call" means First Call Corporation.

     "5/50 Rule" has the meaning set forth in "Federal Income Tax
Considerations -- Requirements for Qualification."

     "Forward FFO" means the estimated FFO for the fiscal year following each of the Selected Transactions, determined by Salomon Smith Barney for purposes of rendering its fairness opinion.

     "GAAP" means generally accepted accounting principles in the United States.

     "Hotels" mean, collectively, the Equity Inns Hotels and the RFS Hotels.

     "Hotel Partnerships" has the meaning set forth in "Federal Income Tax Considerations -- Taxation of the Equity Inns OP, the RFS OP, and their Subsidiary Partnerships."

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Interstate" means Interstate Hotels Company, a Pennsylvania corporation.

     "Interstate Lessee" means, collectively, the subsidiaries of Interstate that lease 82 of the Equity Inns Current Hotels from Equity Inns.

     "ISOs" means incentive stock options.

     "Joint Proxy Statement/Prospectus" means this Joint Proxy
Statement/Prospectus, including Annex I, II-A and Annex II-B attached hereto.

     "Lease Termination Agreement" means the letter agreement among RFS, RFS OP, RFS CMBS OP and the Promus Lessees dated October 17, 1997, that provides for the determination of certain amounts payable to the Promus Lessees in connection with the termination by RFS of the Promus Leases.

     "Lease" means, collectively, the Equity Inns Percentage Leases and the RFS Percentage Leases.

     "Lessee" means, collectively, the Equity Inns Lessees and the RFS Lessees.

     "Limited Partner" means a limited partner of Equity Inns OP or RFS OP, as applicable.

     "LTM FFO" means the comparison of purchase prices in the Selected Transactions as multiples of, among other things, FFO for the last 12 months by Salomon Smith Barney for purposes of rendering its fairness opinion.

     "MACRS" means the modified accelerated cost recovery system of depreciation.

     "Market Price" means, on any date, the average of the Closing Price for the five consecutive Trading Days ending on such date.

     "Maximum Expense Reimbursement" has the meaning set forth in "The Merger Agreement -- Fees and Expenses -- Expense Reimbursement."

     "Maximum Termination Fee" has the meaning set forth in "The Merger Agreement -- Fees and Expenses -- Termination Fee."

     "Mergers" means, collectively, the REIT Merger, the OP Merger and the CMBS OP Merger.

     "Merger Agreement" means the Asset Sale Agreement and Plans of Mergers, dated as of April 21, 1998, among RFS, RFS OP, Merger Sub, Equity Inns and Equity Inns OP.

     "Merger Consideration" means the certificates representing Equity Inns Common Stock and any cash in lieu of fractional shares of Equity Inns Common Stock required to be delivered to each shareholder of RFS as a result of the REIT Merger.

     "Merger Proposal" means the proposal to be submitted to Equity Inns' shareholders at the Equity Inns Special Meeting to approve the Merger Agreement, the issuance of shares of Equity Inns Common Stock in connection with the REIT Merger and the issuance of Equity Inns Common Stock upon redemption of Equity Inns OP Units issued in connection with the OP Merger.

     "Merger Sub" means RHI Acquisition, Inc., a Tennessee corporation and a wholly-owned subsidiary of Equity Inns.

     "Morgan Keegan" means Morgan Keegan & Company, Inc., financial adviser to Equity Inns.

     "NAREIT" means the National Association of Real Estate Investment Trusts, Inc.

     "NBC" means National Bank of Commerce.

     "NBC Credit Line" means Equity Inns' $5 million revolving credit facility with NBC.

     "NOI" means net operating income.

     "Non-U.S. Shareholder" has the meaning set forth in "Federal Income Tax Considerations -- Taxation of Non-U.S. Shareholders."

     "NYSE" means the New York Stock Exchange.

     "OP Merger" means the merger of RFS OP with and into Equity Inns OP, pursuant to the Merger Agreement, with Equity Inns OP being the Surviving OP.

     "OP Merger Consideration" means the right to receive from Equity Inns OP a number of Equity Inns OP Units equal to the Exchange Ratio and any cash in lieu of fractional Equity Inns OP Units required to be delivered to each holder of RFS OP Units as a result of the OP Merger.

     "Other RFS Lessees" means Pinnacle Management, Inc., which leases one RFS Hotel from RFS OP, and Landcom Hospitality Management, Inc., which leases two RFS Hotels from RFS OP.

     "Payor Party" has the meaning set forth in "The Merger Agreement -- Fees and Expenses -- Termination Fee."

     "Percentage Lease" means a lease providing for annual rent equal to the greater of Base Rent or Percentage Rent.

     "Percentage Rent" means percentage rent based upon the gross revenues of the applicable hotel pursuant to a Percentage Lease.

     "Permitted Transferee" means a permitted transferee under the Charters.

     "Plan Amendment" means the proposed amendment to the Equity Inns Plan to increase the number of shares of Equity Inns Common Stock reserved for insurance thereunder from 2,300,000 shares to 6,400,000 shares.

     "Plan Amendment Proposal" means the proposal to be submitted to Equity Inns' shareholders at the Equity Inns Special Meeting to approve the Plan Amendment.

     "Pricing Period" means as the twenty (20) consecutive trading days immediately preceding the fifth business day prior to the Closing Date, except that any trading day on which trading of any newly-issued shares of Equity Inns Common Stock (or securities convertible into Equity Inns Common Stock) shall commence on a when-issued basis, shall be excluded from the Pricing Period and the next earliest trading day shall be substituted therefor.

     "Prime" means Prime Hospitality Corp., a Delaware corporation.

     "Prime Lessee" means a subsidiary of Prime, which leases 10 of the Equity Inns Current Hotels.

     "Promus" means Promus Hotels Corporation, a Delaware corporation.

     "Promus Leases" means the leases between RFS OP and RFS OP Lessee with respect to 42 of the RFS Hotels and the leases between RFS CMBS OP and RFS CMBS Lessee with respect to 15 of the RFS Hotels.

     "Promus Lessees" means, collectively, the RFS OP Lessees and the RFS CMBS Lessee.

     "Proposal" means President Clinton's budget proposal for fiscal year 1999, released on February 2, 1998.

     "Qualifying Income" has the meaning set forth in "The Merger
Agreement -- Fees and Expenses -- Termination Fee."

     "Registration Statement" means the Registration Statement on Form S-4 of which this Joint Proxy Statement/Prospectus is a part.

     "REIT" means a "real estate investment trust" under Sections 856 through 859 of the Code.

     "REIT Merger" means the merger of RFS with and into Merger Sub, pursuant to the Merger Agreement, with Merger Sub being the Surviving Corporation.

     "Related Party Tenant" means a tenant of Equity Inns or RFS in which Equity Inns or RFS, as applicable, owns, directly or indirectly, 10% or more of the ownership interests.

     "RFS" means RFS Hotel Investors, Inc., a Tennessee corporation.

     "RFS Board" means the Board of Directors of RFS.

     "RFS Bylaws" means the bylaws of RFS as currently in effect.

     "RFS C Corp." means Ridge Lake General Partner, Inc., a Tennessee corporation and a taxable subsidiary of RFS.

     "RFS Capital Stock" means, collectively, the RFS Common Stock and the RFS Preferred Stock.

     "RFS Certificates" means the certificates that immediately prior to the Effective Time represented outstanding shares of RFS Capital Stock.

     "RFS Charter" means the Amended and Restated Charter of RFS, as amended to date.

     "RFS CMBS Lessee" means RFS Leasing, Inc., a Tennessee corporation and a subsidiary of Promus, which leases 15 of the RFS Hotels from RFS CMBS OP.

     "RFS CMBS OP" means RFS Financing Partnership, L.P., a Tennessee limited partnership wholly-owned by RFS and a special purpose entity formed to undertake a commercial mortgage bond financing through issuance of the CMBS Bonds.

     "RFS Common Stock" means the shares of common stock, $.01 par value per share, of RFS.

     "RFS Hotels" means the 62 hotels with an aggregate of 8,932 rooms currently owned by subsidiaries of RFS.

     "RFS Lessees" means, collectively, the Promus Lessees and the Non-Promus Lessees.

     "RFS OP" means RFS Partnership, L.P., a Tennessee limited partnership.

     "RFS OP Lessees" means RFS, Inc. and DTR RFS Lessee, Inc., Tennessee corporations and subsidiaries of Promus, which lease 42 of the RFS Hotels from RFS OP.

     "RFS OP Units" means units of partnership interest in RFS OP.

     "RFS Options" means the option grants by RFS to acquire shares of RFS Common Stock.

     "RFS Ownership Limitation" and "RFS Ownership Limitation Provision" have the meanings set forth in "Comparative Rights of Shareholders -- RFS Restrictions on Transfer."

     "RFS Percentage Leases" means the Percentage Leases pursuant to which RFS leases the RFS Hotels.

     "RFS Plan" means RFS' Amended and Restated 1993 Restricted Stock and Stock Option Plan.

     "RFS Preferred Stock" means the shares of Series A preferred stock, $.01 par value per share, of RFS.

     "RFS Proposal" means the proposal to approve the Merger Agreement to be submitted to RFS' shareholders at the RFS Special Meeting.

     "RFS Record Date" means             , 1998.

     "RFS Special Meeting" means the special meeting of shareholders of RFS
scheduled for 2:00 p.m., local time, on July   , 1998.

     "Salomon Smith Barney" means Salomon Smith Barney Inc., financial advisor to RFS.

     "SARs" means stock appreciation rights.

     "SEC Documents" means any registration statements, reports, proxy statements and information statements filed with the Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selected Acquisition Transactions" means the 17 proposed, pending or completed merger and acquisition transactions since July 1995 involving companies in the lodging industry selected by Morgan Keegan for purposes of rendering its fairness opinion.

     "Selected Companies" means the following publicly-traded REITs in the lodging industry selected by Morgan Keegan for purposes of rendering its fairness opinion: American General Hospitality Corporation; Boykin Lodging Trust, Inc.; Equity Inns, Inc.; FelCor Suite Hotels, Inc.; Hospitality Properties Trust; Humphrey Hospitality Trust; Innkeepers USA Trust; Jameson Inns, Inc.; Sunstone Hotel Investors, Inc.; and Winston Hotels, Inc.

     "Selected REIT Transactions" means the 18 proposed, pending or completed merger and acquisition transactions since December 1994 involving REITs not affiliated with the lodging industry selected by Morgan Keegan for purposes of rendering its fairness opinion.

     "Selected SSB Companies" means the following seven publicly traded hotel REITs selected by Salomon Smith Barney for purposes of rendering its fairness opinion: American General, Boykin Lodging, FelCor Suite Hotels, Hospitality Properties Trust, Innkeepers USA, Sunstone Hotel Investors and Winston Hotels, and two paired share REITs, consisting of Patriot American and Starwood Lodging.

     "Selected Transactions" means the 23 merger and acquisition transactions involving REITs selected by Salomon Smith Barney for purposes of rendering its fairness opinion.

     "Service" or "IRS" means the U.S. Internal Revenue Service.

     "Severance Benefits" means certain severance benefits disclosed on a schedule to the Merger Agreement in an aggregate amount of approximately $735,000 that Equity Inns has agreed that RFS may pay to employees of RFS or its subsidiaries at or prior to the Effective Time (which does not include substantial change in control payments to Messrs. Solmson, Lovelace and Pascal pursuant to their employment agreements with RFS).

     "Share Trusts", "Share Trustee" and "Shares in Trust" have the meanings set forth in "Description of Capital Stock of Equity Inns -- Charter and Bylaw Provisions -- Restrictions on Transfer."

     "Special Meetings" means the Equity Inns Special Meeting and the RFS Special Meeting.

     "Substitute RFS Hotel Leases" means the new Percentage Leases Equity Inns enters into with one or more third party lessees, effective as of the Closing Date, with respect to the Promus Lessees that Equity Inns requests RFS to terminate at the Closing.

     "Surviving Corporation" means Merger Sub following the completion of the REIT Merger.

     "Surviving OP" means Equity Inns OP following the completion of the OP Merger.

     "Takeover Offer" has the meaning set forth in "Description of Capital Stock of Equity Inns -- Tennessee Anti-Takeover Statutes."

     "TBCA" means the Tennessee Business Corporation Act, as amended.

     "Termination Fee" has the meaning set forth in "The Merger
Agreement -- Fees and Expenses -- Termination Fee."

     "Trading Day" means a day on which the principal national securities exchange on which the shares of Equity Inns Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Inns Common Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Treasury Regulations" means the existing, temporary and currently promulgated Treasury Department regulations promulgated under the Code.

     "TRULPA" means the Tennessee Revised Uniform Limited Partnership Act.

     "UBTI" means "unrelated business taxable income" as defined in Section 512(a)(1) of the Code.

     "Unsecured Line of Credit" means Equity Inns' $250 million unsecured line of credit with The First National Bank of Chicago.

     "U.S. Shareholder" means a holder of shares of Equity Inns Common Stock or RFS Common Stock that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States taxation regardless of its connection with the conduct of a U.S. trade or business or a trust with respect to which (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

                                    ANNEX I
                              ASSET SALE AGREEMENT

                                      AND

                                PLANS OF MERGERS

                                     AMONG

               RFS HOTEL INVESTORS, INC., A TENNESSEE CORPORATION

                                ("TARGET REIT"),

                 RHI ACQUISITION, INC., A TENNESSEE CORPORATION

                                ("MERGER SUB"),

                   EQUITY INNS, INC., A TENNESSEE CORPORATION

                               ("ACQUIROR REIT"),

             RFS PARTNERSHIP, L.P., A TENNESSEE LIMITED PARTNERSHIP

                               ("CONTRIBUTOR OP")

                                      AND

         EQUITY INNS PARTNERSHIP, L.P., A TENNESSEE LIMITED PARTNERSHIP

                                ("ACQUIROR OP")

                                 APRIL 21, 1998

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS...................................................    2
    1.1.    [INTENTIONALLY OMITTED].....................................    2
    1.2.    Acquiror CMBS OP............................................    2
    1.3.    Acquiror CMBS OP Partner Approvals..........................    2
    1.4.    Acquiror CMBS OP Partnership Agreement......................    2
    1.5.    Acquiror OP.................................................    2
    1.6.    Acquiror OP General Units...................................    2
    1.7.    Acquiror OP Limited Units...................................    2
    1.8.    Acquiror OP Partner Approvals...............................    2
    1.9.    Acquiror OP Partnership Agreement...........................    2
   1.10.    Acquiror OP Units...........................................    2
   1.11.    Acquiror REIT...............................................    2
   1.12.    Acquiror REIT Charter.......................................    2
   1.13.    Acquiror REIT CMBS Lessee...................................    3
   1.14.    Acquiror REIT Common Stock..................................    3
   1.15.    Acquiror REIT Employee Benefit Plans........................    3
   1.16.    Acquiror REIT Employment Agreements.........................    3
   1.17.    Acquiror REIT Hotels........................................    3
   1.18.    Acquiror REIT Leases........................................    3
   1.19.    Acquiror REIT Lessee........................................    3
   1.20.    Acquiror REIT Material Adverse Effect.......................    3
   1.21.    Acquiror REIT Options.......................................    3
   1.22.    Acquiror REIT Preferred Stock...............................    3
   1.23.    Acquiror REIT Restricted Stock Grants.......................    3
   1.24.    Acquiror REIT SEC Documents.................................    3
   1.25.    Acquiror REIT Subsidiaries..................................    4
   1.26.    Acquisition Opportunity.....................................    4
   1.27.    Acquisition Proposal........................................    4
   1.27(a)  Acquisition Proposal Notice.................................    4
   1.28.    Act of Bankruptcy...........................................    4
   1.29.    Affiliate...................................................    4
   1.30.    Agreement...................................................    4
   1.31.    Amended and Restated Acquiror OP Partnership Agreement......    4
   1.32.    Articles of Merger..........................................    4
   1.33.    Asset Sale..................................................    5
   1.34.    Assumed Liabilities.........................................    5
   1.35.    Average Price...............................................    5
   1.36.    Bill of Sale (Inventory)....................................    5
   1.37.    Bill of Sale (Personal Property)............................    5
   1.38.    Board.......................................................    5
   1.39.    Certificates................................................    5
   1.40.    Certificates of Merger......................................    5
   1.41.    Closing.....................................................    5
   1.42.    Closing Date................................................    5
   1.43.    CMBS Agreement of Merger....................................    5
   1.44.    CMBS Bonds..................................................    6
   1.45.    CMBS OP Merger..............................................    6
   1.46.    CMBS OP Merger Consideration................................    6
   1.47.    OP Merger Consideration.....................................    6
   1.48.    CMBS OP Partner Approvals...................................    6
   1.49.    Code........................................................    6

   1.49(a)  Competing Transaction.......................................    6
   1.50.    Confidential Material.......................................    6
   1.51.    Contracts...................................................    6
   1.52.    Contributor CMBS OP.........................................    6
   1.53.    Contributor CMBS OP Partner Approvals.......................    6
   1.54.    Contributor CMBS OP Partnership Agreement...................    6
   1.55.    Contributor OP..............................................    6
   1.56.    Contributor OP General Units................................    7
   1.57.    Contributor OP Limited Units................................    7
   1.58.    Contributor OP Partner Approvals............................    7
   1.59.    Contributor OP Partnership Agreement........................    7
   1.60.    Contributor OP Units........................................    7
   1.61.    Deeds.......................................................    7
   1.61(a)  Definitive Competing Acquisition Agreement..................    7
   1.62.    Effective Time..............................................    7
   1.63.    Employee Benefit Plans......................................    7
   1.63(a)  Entitled Party..............................................    7
   1.64.    ERISA.......................................................    7
   1.64(a)  Escrow Agent................................................    7
   1.65.    Exchange Act................................................    8
   1.66.    Exchange Agent..............................................    8
   1.67.    Exchange Ratio..............................................    8
   1.68.    Expenses....................................................    8
   1.69.    Final Target REIT Dividend..................................    8
   1.70.    FIRPTA Certificate..........................................    8
   1.71.    Form S-4....................................................    8
   1.72.    Franchise Agreements........................................    8
   1.73.    Franchisors.................................................    8
   1.74.    GAAP........................................................    8
   1.75.    Hazardous Substance.........................................    8
   1.76.    HSR Act.....................................................    9
   1.77.    Improvements................................................    9
   1.78.    Insurance Policies..........................................    9
   1.79.    Intangible Personal Property................................    9
   1.80.    Interests...................................................    9
   1.81.    Inventory...................................................    9
   1.82.    IRS.........................................................    9
   1.83.    Knowledge of Acquiror REIT..................................    9
   1.84.    Knowledge of Target REIT....................................    9
   1.85.    Land........................................................   10
   1.86.    Lease Termination Agreement.................................   10
   1.87.    Termination Fee.............................................   10
   1.88.    Material....................................................   10
   1.89.    Material Adverse Effect.....................................   10
   1.89(a)  Maximum Expense Reimbursement...............................   10
   1.89(b)  Maximum Termination Fee.....................................   10
   1.90.    Mergers.....................................................   10
   1.91.    Merger Consideration........................................   10
   1.92.    Merger Sub..................................................   10
   1.93.    Mortgage Documents..........................................   10
   1.94.    Mortgage Notes..............................................   10
   1.95.    Mortgages...................................................   11
   1.96.    NYSE........................................................   11

   1.97.    OP Merger...................................................   11
   1.98.    OP Partner Approvals........................................   11
   1.99.    Organizational Documents....................................   11
   1.90(a)  Payor Party.................................................   11
  1.100.    Permit......................................................   11
  1.101.    Permitted Title Exceptions..................................   11
  1.102.    Person......................................................   11
  1.103.    Personal Property...........................................   11
  1.104.    Plan of Merger..............................................   11
  1.105.    Pricing Period..............................................   12
  1.106.    Proxy Statement/Prospectus..................................   12
  1.107.    Qualifying Income...........................................   12
  1.108.    Real Property...............................................   12
  1.109.    REIT........................................................   12
  1.110.    REIT Merger.................................................   12
  1.111.    SEC.........................................................   12
  1.112.    SEC Documents...............................................   12
  1.113.    Securities Act..............................................   12
  1.114.    Severance Benefits..........................................   12
  1.115.    Shareholders and Shareholder................................   12
  1.116.    Stock Purchase Agreement....................................   12
  1.117.    Subsidiary..................................................   13
  1.118.    Surviving Corporation.......................................   13
  1.119.    Surviving CMBS OP...........................................   13
  1.120.    Surviving OP................................................   13
  1.121.    Takeover Statutes...........................................   13
  1.122.    Tangible Personal Property..................................   13
  1.123.    Target C Corp...............................................   13
  1.124.    Target REIT.................................................   13
  1.125.    Target REIT Capital Stock...................................   13
  1.126.    Target REIT Charter.........................................   13
  1.127.    Target REIT CMBS Lessee.....................................   13
  1.128.    Target REIT Common Stock....................................   13
  1.129.    Target REIT Employee Benefit Plans..........................   14
  1.130.    Target REIT Employment Agreements...........................   14
  1.131.    Target REIT Hotels..........................................   14
  1.132.    Target REIT Leases..........................................   14
  1.133.    Target REIT Lessee..........................................   14
  1.134.    Target REIT Material Adverse Effect.........................   14
  1.135.    Target REIT Options.........................................   14
  1.136.    Target REIT Preferred Stock.................................   14
  1.137.    Target REIT Restricted Stock Grants.........................   14
  1.138.    Target REIT SEC Documents...................................   14
  1.139.    Target REIT Subsidiaries....................................   14
  1.140.    Tax Return..................................................   15
  1.141.    Taxes.......................................................   15
  1.142.    Tennessee Act...............................................   15
  1.143.    Title Company...............................................   15
  1.144.    Transferred Assets..........................................   15
  1.145.    TRULPA......................................................   15
  1.146.    Undeveloped Land............................................   15
  1.147.    Unit Certificates...........................................   15

  1.148.    Utilities...................................................   15
  1.149.    Welfare Plans...............................................   15

ARTICLE II ASSET SALE AGREEMENT.........................................   16
    2.1.    Sale and Purchase...........................................   16
    2.2.    Effectuation of the Asset Sale..............................   16
    2.3.    OP Partner Approvals........................................   16
    2.4.    CMBS OP Partner Approvals...................................   16
    2.5.    Acquiror OP Partnership Agreement...........................   16
    2.6.    Contributor OP's and Contributor CMBS OP's Deliveries.......   16
    2.7.    Target REIT Lease Termination...............................   17
    2.8.    Schedules and Exhibits......................................   17

ARTICLE III THE REIT MERGER.............................................   17
    3.1.    The REIT Merger.............................................   17
    3.2.    Closing.....................................................   18
    3.3.    Effective Time..............................................   18
    3.4.    Effect of the REIT Merger...................................   18
    3.5.    Charter and Bylaws..........................................   18
    3.6.    Officers and Directors......................................   18
    3.7.    Employees...................................................   18

ARTICLE IV EFFECT OF REIT MERGER ON CAPITALIZATION; EXCHANGE OF
  CERTIFICATES..........................................................   19
    4.1.    Effect on Capitalization....................................   19
    4.2.    Exchange of Certificates....................................   20
    4.3.    Target REIT Options.........................................   21

ARTICLE V THE OP MERGER.................................................   22
    5.1.    The OP Merger...............................................   22
    5.2.    Effect of the OP Merger.....................................   23
    5.3.    Certificate of Limited Partnership and Partnership
              Agreement.................................................   23
    5.4.    Effect on Partnership Interests.............................   23
    5.5.    Exchange of Certificates....................................   23
ARTICLE VI THE CMBS OP MERGER...........................................   25
    6.1.    The CMBS OP Merger; CMBS Agreement of Merger................   25
    6.2.    Effect of the CMBS OP Merger................................   25
    6.3.    Certificate of Limited Partnership and Partnership
              Agreement.................................................   25
    6.4.    Effect on Partnership Interests.............................   25

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR OP AND TARGET
  REIT..................................................................   25
    7.1.    Organization................................................   25
    7.2.    Authorization; Enforceability...............................   26
    7.3.    Capitalization..............................................   26
    7.4.    No Violation or Conflict by Contributor OP or Target REIT...   27
    7.5.    No Litigation...............................................   27
    7.6.    Absence of Certain Changes..................................   27
    7.7.    Subsidiaries................................................   27
    7.8.    Contracts and Commitments...................................   27
    7.9.    Approvals and Consents......................................   28
   7.10.    Target REIT Employee Benefit Plans..........................   28
   7.11.    SEC Documents; Financial Statements; Undisclosed
              Liabilities...............................................   29

   7.12.    No Special Taxes............................................   29
   7.13.    Compliance with Existing Laws...............................   29
   7.14.    Insurance...................................................   30
   7.15.    Condemnation Proceedings....................................   30
   7.16.    Personal Property...........................................   30
   7.17.    Bankruptcy..................................................   30
   7.18.    Title to Real Property......................................   30
   7.19.    Zoning......................................................   30
   7.20.    Hazardous Substances........................................   30
   7.21.    Room Furnishings............................................   31
   7.22.    Franchisors; Franchise Agreements...........................   31
   7.23.    Mortgage Documents..........................................   31
   7.24.    Opinion of Financial Advisor................................   31
   7.25.    Financial Advisor...........................................   31
   7.26.    Acquiror REIT Share Ownership...............................   31
   7.27.    Related Party Transactions..................................   31
   7.28.    Takeover Statutes...........................................   32
   7.29.    Hart-Scott-Rodino Antitrust Improvements Act of 1976........   32
   7.30.    Development.................................................   32
   7.31.    Tax Matters.................................................   32
   7.32.    Convertible Securities......................................   33
   7.33.    Updating of Representations and Warranties..................   33
   7.34.    Reorganization..............................................   33
   7.35.    Intellectual Property.......................................   33
   7.36.    Employees...................................................   33
   7.37.    Labor Relations.............................................   34
   7.38.    Termination of Certain Target REIT Leases...................   34

ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF ACQUIROR REIT, ACQUIROR
  OP AND MERGER SUB.....................................................   34
    8.1.    Organization................................................   34
    8.2.    Authorization; Enforceability...............................   35
    8.3.    Capitalization..............................................   35
    8.4.    No Violation or Conflict by Acquiror OP, Acquiror REIT or
              Merger Sub................................................   36
    8.5.    No Litigation...............................................   36
    8.6.    Absence of Certain Changes..................................   36
    8.7.    Subsidiaries................................................   36
    8.8.    Contracts and Commitments...................................   36
    8.9.    Approvals and Consents......................................   37
   8.10.    Acquiror REIT Employee Benefit Plans........................   37
   8.11.    SEC Documents; Financial Statement; Undisclosed
              Liabilities...............................................   38
   8.12.    Title to Properties and Assets..............................   38
   8.13.    Insurance...................................................   38
   8.14.    Personal Property...........................................   38
   8.15.    Bankruptcy..................................................   39
   8.16.    Zoning......................................................   39
   8.17.    Hazardous Substances........................................   39
   8.18.    Leases......................................................   39
   8.19.    Opinion of Financial Advisor................................   39
   8.20.    Financial Advisor...........................................   39
   8.21.    Target REIT Share Ownership.................................   39
   8.22.    Related Party Transactions..................................   40
   8.23.    Takeover Statutes...........................................   40

   8.24.    Hart-Scott-Rodino Antitrust Improvements Act of 1976........   40
   8.25.    Development.................................................   40
   8.26.    Tax Matters.................................................   40
   8.27.    Convertible Securities......................................   41
   8.28.    Acquiror REIT Common Stock..................................   41
   8.29.    Interim Operations of Merger Sub............................   41
   8.30.    Updating of Representations and Warranties..................   41
   8.31.    Reorganization..............................................   42
   8.32.    Intellectual Property.......................................   42
   8.33.    Employees...................................................   42
   8.34.    Labor Relations.............................................   42
   8.35.    No Special Taxes............................................   42
   8.36.    Compliance with Existing Laws...............................   42
   8.37.    Condemnation Proceedings....................................   43
   8.38.    Room Furnishings............................................   43
   8.39.    Franchisors; Franchise Agreements...........................   43
   8.40.    Mortgage Documents..........................................   43
   8.41.    New Leases..................................................   43

ARTICLE IX CONDITIONS PRECEDENT TO CLOSING..............................   44
    9.1.    Conditions Precedent to Obligations of Parties..............   44
    9.2.    Conditions Precedent to the Obligations of Acquiror OP,
              Acquiror REIT and Merger Sub..............................   44
    9.3.    Conditions Precedent to the Obligations of Contributor OP
              and Target REIT...........................................   46

ARTICLE X COVENANTS.....................................................   47
   10.1.    Acquisition Proposals.......................................   47
   10.2.    Conduct of Businesses.......................................   48
   10.3.    Meetings of Shareholders....................................   52
   10.4.    Filings; Other Action.......................................   52
   10.5.    Inspection of Records.......................................   53
   10.6.    Publicity...................................................   53
   10.7.    Registration Statement......................................   53
   10.8.    Listing Application.........................................   54
   10.9.    Further Action..............................................   54
  10.10.    Expenses....................................................   54
  10.11.    Indemnification.............................................   54
  10.12.    Governance..................................................   54
  10.13.    Severance Benefits..........................................   55
  10.14.    Reorganization..............................................   55
  10.15.    Survival of Target REIT, Contributor OP and Contributor CMBS
              OP Obligations............................................   55
  10.16.    Third-Party Consents........................................   55
  10.17.    Efforts to Fulfill Conditions...............................   55
  10.18.    Representations, Warranties and Conditions Prior to
              Closing...................................................   56
  10.19.    Cooperation of the Parties..................................   56
  10.20.    Amendment to Acquiror REIT Charter..........................   56
  10.21.    Records.....................................................   56
  10.22.    Confidentiality.............................................   56
  10.23.    Acknowledgments.............................................   56
  10.24.    Target REIT Acquisition Opportunities.......................   57
  10.25.    CMBS Bonds..................................................   57
  10.26.    Tax Treatment...............................................   57
  10.27.    Transfer and Gains Taxes....................................   58

  10.28.    Transfer of Target C Corp. Shares...........................   58
  10.29.    Existing Restrictions.......................................   58
  10.30.    Lease Termination/New Leases................................   58

ARTICLE XI TERMINATION..................................................   58
   11.1.    Termination by Mutual Consent...............................   58
   11.2.    Termination by Either Acquiror REIT or Target REIT..........   59
   11.3.    Termination by Target REIT..................................   59
   11.4.    Termination by Acquiror REIT................................   59
   11.5.    Effect of Termination and Abandonment.......................   60
   11.6.    Expenses....................................................   62
   11.7.    Extension; Waiver; Miscellaneous............................   63

ARTICLE XII MISCELLANEOUS...............................................   63
   12.1.    Nonsurvival of Representations, Warranties and Agreements...   63
   12.2.    Notices.....................................................   63
   12.3.    Assignment; Binding Effect; Benefit.........................   64
   12.4.    Entire Agreement............................................   64
   12.5.    Confidentiality.............................................   64
   12.6.    Amendment...................................................   66
   12.7.    Governing Law...............................................   66
   12.8.    Counterparts................................................   66
   12.9.    Headings....................................................   66
  12.10.    Interpretation..............................................   67
  12.11.    Waivers.....................................................   67
  12.12.    Incorporation...............................................   67
  12.13.    Severability................................................   67
  12.14.    Enforcement of Agreement....................................   67
  12.15.    Non-Recourse................................................   67
  12.16.    Arbitration.................................................   68
List of Schedules.......................................................   70
List of Exhibits........................................................   72

                            ASSET SALE AGREEMENT AND

                                PLANS OF MERGERS

     ASSET SALE AGREEMENT AND PLANS OF MERGERS, made as of this 21st day of April, 1998, by and among RFS HOTEL INVESTORS, INC., a Tennessee corporation ("Target REIT"), EQUITY INNS, INC., a Tennessee corporation ("Acquiror REIT"), RHI ACQUISITION, INC., a Tennessee corporation and wholly-owned subsidiary of Acquiror REIT ("Merger Sub"), EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership ("Acquiror OP"), and RFS PARTNERSHIP, L.P., a Tennessee limited partnership ("Contributor OP").

                                    RECITALS

     A. The Board of Directors of Acquiror REIT and the Board of Directors of Target REIT have determined that a business combination on the terms described herein between Acquiror REIT and Target REIT is in the best interests of their respective Shareholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect a merger on the terms and conditions set forth herein.

     B. For federal income tax purposes, it is intended that the REIT Merger (as defined) shall qualify as tax-free reorganizations within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, (the "Code"), and that this Agreement (as defined herein) shall constitute a plan of reorganization under Section 368 of the Code.

     C. Acquiror REIT, as the sole shareholder of the general partners of Acquiror OP and Acquiror CMBS OP, and Target REIT, as the general partner of Contributor OP and as the sole shareholder of the general partner of Contributor CMBS OP, deem it advisable and in the best interests of their respective limited partners, subject to the conditions and other provisions contained herein, that Contributor OP shall merge into Acquiror OP with the holders of partnership interests in Contributor OP receiving units of limited partnership interest in Acquiror OP and that Contributor CMBS OP shall merge into Acquiror CMBS OP with the holders of partnership interests in Contributor CMBS OP receiving limited partnership interests in Acquiror CMBS OP.

     D. For federal income tax purposes, it is intended that the OP Merger (as defined herein), regardless of form, be treated as a contribution by Contributor OP of all of its assets to Acquiror OP in exchange for partnership interests in Acquiror OP under Section 721 of the Code, and a distribution of such partnership interests by Contributor OP to its partners under Section 731 of the Code. For federal income tax purposes, it is intended that the CMBS OP Merger (as defined herein), regardless of form, be treated as a contribution by Contributor CMBS OP of all of its assets to Acquiror CMBS OP in exchange for partnership interests in Acquiror CMBS OP under Section 721 of the Code, and a distribution of such partnership interests by Contributor CMBS OP to its partners under Section 731 of the Code.

     E. Acquiror REIT acknowledges and agrees that it will benefit directly from the merger of Target REIT into Merger Sub, Contributor OP into Acquiror OP and Contributor CMBS OP into Acquiror CMBS OP as provided for herein.

     F. The parties hereto desire to make certain representations, warranties and agreements in connection with the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                   ARTICLE I

                                  DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     1.1. [INTENTIONALLY OMITTED].

     1.2. Acquiror CMBS OP.

     "Acquiror CMBS OP" shall have the meaning provided in Section 10.25.

     1.3. Acquiror CMBS OP Partner Approvals.

     "Acquiror CMBS OP Partner Approvals" shall have the meaning provided in
Section 2.4.

     1.4. Acquiror CMBS OP Partnership Agreement.

     "Acquiror CMBS OP Partnership Agreement" shall mean the Agreement of Limited Partnership of Acquiror CMBS OP to be entered into after the date hereof upon organization of Acquiror CMBS OP as contemplated in Section 10.25.

     1.5. Acquiror OP.

     "Acquiror OP" shall mean Equity Inns Partnership, L.P., a Tennessee limited partnership.

     1.6. Acquiror OP General Units.

     "Acquiror OP General Units" shall mean Acquiror OP Units representing an interest as a general partner in Acquiror OP.

     1.7. Acquiror OP Limited Units.

     "Acquiror OP Limited Units" shall mean Acquiror OP Units that represent an interest as a limited partner in Acquiror OP.

     1.8. Acquiror OP Partner Approvals.

     "Acquiror OP Partner Approvals" shall have the meaning provided in Section 2.3.

     1.9. Acquiror OP Partnership Agreement.

     "Acquiror OP Partnership Agreement" shall mean the Agreement of Limited Partnership of Acquiror OP, as amended as of the date hereof.

     1.10. Acquiror OP Units.

     "Acquiror OP Units" shall mean units of partnership interest of Acquiror OP, including Acquiror OP General Units and Acquiror OP Limited Units.

     1.11. Acquiror REIT.

     "Acquiror REIT" shall mean Equity Inns, Inc., a Tennessee corporation.

     1.12. Acquiror REIT Charter.

     "Acquiror REIT Charter" shall mean the Charter of Acquiror REIT, as amended and restated as of the date hereof.

     1.13. Acquiror REIT CMBS Lessee.

     "Acquiror REIT CMBS Lessee" shall have the meaning provided in Section
10.25.

     1.14. Acquiror REIT Common Stock.

     "Acquiror REIT Common Stock" shall mean the common stock of Acquiror REIT, par value $.01 per share.

     1.15. Acquiror REIT Employee Benefit Plans.

     "Acquiror REIT Employee Benefit Plans" shall mean the employee benefit plans of Acquiror REIT described on Schedule 8.10.

     1.16. Acquiror REIT Employment Agreements.

     "Acquiror REIT Employment Agreements" shall mean the employment agreements described on Schedule 1.16.

     1.17. Acquiror REIT Hotels.

     "Acquiror REIT Hotels" shall mean all of the hotel properties owned by the Acquiror REIT Subsidiaries as of the date hereof, as set forth on Schedule 1.17.

     1.18. Acquiror REIT Leases.

     "Acquiror REIT Leases" shall mean the lease agreements with respect to the operation of the Acquiror REIT Hotels leased to third parties, as described in
Schedule 1.18.

     1.19. Acquiror REIT Lessee.

     "Acquiror REIT Lessee" shall mean, with respect to the Acquiror REIT Hotels, affiliates of Interstate Hotels Company.

     1.20. Acquiror REIT Material Adverse Effect.

     "Acquiror REIT Material Adverse Effect" shall mean a Material Adverse Effect with respect to Acquiror REIT and the Acquiror REIT Subsidiaries taken as a whole.

     1.21. Acquiror REIT Options.

     "Acquiror REIT Options" shall mean the outstanding option grants to acquire shares of Acquiror REIT Common Stock described in Schedule 1.21.

     1.22. Acquiror REIT Preferred Stock.

     "Acquiror REIT Preferred Stock" shall mean the preferred stock of Acquiror REIT, $.01 par value per share.

     1.23. Acquiror REIT Restricted Stock Grants.

     "Acquiror REIT Restricted Stock Grants" shall mean the grants of shares of Acquiror REIT Common Stock which are subject to vesting as described on Schedule
1.23 .

     1.24. Acquiror REIT SEC Documents.

     "Acquiror REIT SEC Documents" shall mean all registration statements, reports, proxy statements and information statements filed by Acquiror REIT with the SEC since the effective date of Acquiror REIT's initial registration statement on Form S-11.

     1.25. Acquiror REIT Subsidiaries.

     "Acquiror REIT Subsidiaries" shall mean the Subsidiaries of Acquiror REIT described on Schedule 8.7, including, without limitation, Merger Sub, Acquiror OP and Acquiror CMBS OP.

     1.26. Acquisition Opportunity.

     "Acquisition Opportunity" shall have the meaning provided in Section 10.24.

     1.27. Acquisition Proposal.

     "Acquisition Proposal" shall have the meaning provided in Section 10.1.

     1.27(a) Acquisition Proposal Notice.

     "Acquisition Proposal Notice" shall have the meaning provided in Section 11.5(a).

     1.28. Act of Bankruptcy.

     "Act of Bankruptcy" shall mean if a party hereto (or any of its Subsidiaries) or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto (or any of its Subsidiaries) or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator of such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

     1.29. Affiliate.

     "Affiliate" shall mean, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

     1.30. Agreement.

     "Agreement" shall mean this Asset Sale Agreement and Plans of Mergers, together with the Exhibits and Schedules attached hereto.

     1.31. Amended and Restated Acquiror OP Partnership Agreement.

     "Amended and Restated Acquiror OP Partnership Agreement" shall have the meaning provided in Section 2.5.

     1.32. Articles of Merger.

     "Articles of Merger" shall have the meaning provided in Section 3.3.

     1.33. Asset Sale.

     "Asset Sale" shall have the meaning provided in Section 2.1.

     1.34. Assumed Liabilities.

     "Assumed Liabilities" shall mean the liabilities of Contributor OP and Contributor CMBS OP described on Schedule 1.34.

     1.35. Average Price.

     "Average Price" shall mean an amount equal to the quotient of (i) the sum of the products of (A) the daily volume of shares of the Acquiror REIT Common Stock traded on the NYSE on each trading day during the Pricing Period and (B) the closing price for the Acquiror REIT Common Stock on the NYSE on each such trading day, and (ii) the total volume of shares of Acquiror REIT Common Stock traded on the NYSE during the Pricing Period (volumes and closing prices as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Acquiror REIT).

     1.36. Bill of Sale (Inventory).

     "Bill of Sale (Inventory)" shall mean one or more bills of sale conveying title to the Inventory owed by Target REIT Lessee or Target REIT CMBS Lessee from Target REIT Lessee to Acquiror REIT Lessee or another designee of Acquiror REIT, and from Target REIT CMBS Lessee to Acquiror REIT CMBS Lessee, in each case without any additional consideration to such lessees.

     1.37. Bill of Sale (Personal Property).

     "Bill of Sale (Personal Property)" shall mean one or more bills of sale conveying title to the Tangible Personal Property, Intangible Personal Property and the Interests from Contributor OP (or its designee) to Acquiror OP (or its designee), and from Contributor CMBS OP (or its designee) to Acquiror CMBS OP (or its designee).

     1.38. Board.

     "Board" means, with respect to either Acquiror REIT or Target REIT, its Board of Directors.

     1.39. Certificates.

     "Certificates" shall have the meaning provided in Section 4.2(c).

     1.40. Certificates of Merger.

     "Certificates of Merger" shall mean the certificates of merger referenced in Sections 5.1(b) and 6.1(b).

     1.41. Closing.

     "Closing" shall mean the conference held on the Closing Date at which the closing of the Mergers and the other transactions contemplated hereby (except as otherwise provided herein) shall occur.

     1.42. Closing Date.

     "Closing Date" shall mean October 15, 1998, or such earlier date on which the conditions set forth in Article IX shall have been satisfied or waived, or such other date as may be mutually agreed by the parties hereto.

     1.43. CMBS Agreement of Merger.

     "CMBS Agreement of Merger" shall have the meaning provided in Section 6.1.

     1.44. CMBS Bonds.

     "CMBS Bonds" shall have the meaning provided in Section 10.25.

     1.45. CMBS OP Merger.

     "CMBS OP Merger" shall mean the merger of Contributor CMBS OP with and into Acquiror CMBS OP.

     1.46. CMBS OP Merger Consideration.

     "CMBS OP Merger Consideration" shall have the meaning provided in Section 6.4.

     1.47. OP Merger Consideration.

     "OP Merger Consideration" shall have the meaning provided in Section
5.4(b).

     1.48. CMBS OP Partner Approvals.

     "CMBS OP Partner Approvals" shall have the meaning provided in Section 2.4.

     1.49. Code.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     1.49(a) Competing Transaction.

     "Competing Transaction" shall have the meaning provided in Section 10.1.

     1.50. Confidential Material.

     "Confidential Material" shall have the meaning provided in Section 12.5(a).

     1.51. Contracts.

     "Contracts" shall mean contracts, agreements, leases (including ground leases), licenses, arrangements, understandings, relationships and commitments, whether written or oral, but shall not include any Employee Benefit Plan.

     1.52. Contributor CMBS OP.

     "Contributor CMBS OP" shall mean RFS Financing Partnership, L.P., a Tennessee limited partnership.

     1.53. Contributor CMBS OP Partner Approvals.

     "Contributor CMBS OP Partner Approvals" shall have the meaning provided in
Section 2.4.

     1.54. Contributor CMBS OP Partnership Agreement.

     "Contributor CMBS OP Partnership Agreement" shall mean the Agreement of Limited Partnership of Contributor CMBS OP, as amended as of the date hereof.

     1.55. Contributor OP.

     "Contributor OP" shall mean RFS Partnership, L.P., a Tennessee limited partnership.

     1.56. Contributor OP General Units.

     "Contributor OP General Units" shall mean Contributor OP Units representing an interest as a general partner in Contributor OP.

     1.57. Contributor OP Limited Units.

     "Contributor OP Limited Units" shall mean Contributor OP Units representing an interest as a limited partner in Contributor OP.

     1.58. Contributor OP Partner Approvals.

     "Contributor OP Partner Approvals" shall have the meaning provided in
Section 2.3.

     1.59. Contributor OP Partnership Agreement.

     "Contributor OP Partnership Agreement" shall mean the Agreement of Limited Partnership of Contributor OP, as amended as of the date hereof.

     1.60. Contributor OP Units.

     "Contributor OP Units" shall mean units of partnership interest of Contributor OP.

     1.61. Deeds.

     "Deeds" shall mean deeds as may reasonably be required to be delivered in the sole discretion of Acquiror REIT conveying title to the Real Property from Contributor OP or the Target REIT Subsidiaries to Acquiror OP (or its designee), and from Contributor CMBS OP to Acquiror CMBS OP (or its designee), subject only to Permitted Title Exceptions.

     1.61(a) Definitive Competing Acquisition Agreement.

     "Definitive Competing Acquisition Agreement" shall have the meaning provided in Section 11.5.

     1.62. Effective Time.

     "Effective Time" shall mean the time at which the Mergers are consummated by the filing of the Articles of Merger and the Certificates of Merger with the Secretary of State of the State of Tennessee, or such later date as is specified in such filings.

     1.63. Employee Benefit Plans.

     "Employee Benefit Plans" shall mean the Acquiror REIT Employee Benefit Plans and the Target REIT Employee Benefit Plans, which are described on Schedules 8.10 and 7.10, respectively.

     1.63(a) Entitled Party.

     "Entitled Party" shall have the meaning provided in Section 11.5(a).

     1.64. ERISA.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.64(a) Escrow Agent.

     "Escrow Agent" shall have the meaning provided in Section 11.5(a).

     1.65. Exchange Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     1.66. Exchange Agent.

     "Exchange Agent" shall have the meaning provided in Section 4.2(a).

     1.67. Exchange Ratio.

     "Exchange Ratio" shall have the meaning provided in Section 4.1(b).

     1.68. Expenses.

     "Expenses" shall have the meaning provided in Section 10.10.

     1.69. Final Target REIT Dividend.

     "Final Target REIT Dividend" shall have the meaning provided in Section 4.2(d).

     1.70. FIRPTA Certificate.

     "FIRTPA Certificate" shall mean the affidavit of Contributor OP and Contributor CMBS OP under Section 1445 of the Code certifying that neither Contributor OP nor Contributor CMBS OP is a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code), in form and substance reasonably satisfactory to the Acquiror REIT.

     1.71. Form S-4.

     "Form S-4" shall have the meaning provided in Section 10.7.

     1.72. Franchise Agreements.

     "Franchise Agreements" shall mean those certain agreements and licenses to operate the Target REIT Hotels as listed on Schedule 7.22 hereto.

     1.73. Franchisors.

     "Franchisors" shall mean the franchisors listed on Schedule 7.22, the issuers of the franchise licenses under which the Target REIT Hotels are currently operated.

     1.74. GAAP.

     "GAAP" shall mean generally accepted accounting principles used in the United States, consistently applied during the periods involved.

     1.75. Hazardous Substance.

     "Hazardous Substance" shall mean any substance or material whose presence, nature, quantity or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is either: (1) potentially injurious to the public health, safety or welfare, the environment or the Transferred Assets, (2) regulated, monitored or defined as a hazardous or toxic substance or waste by any governmental agency, or (3) a basis for liability of the owner of the Transferred Assets to any governmental agency or third party, and Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or components thereof, and asbestos.

     1.76. HSR Act.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     1.77. Improvements.

     "Improvements" shall mean the Target REIT Hotels, together with all other buildings, improvements, fixtures and other items affixed to the Land.

     1.78. Insurance Policies.

     "Insurance Policies" shall mean all policies of insurance relating to the Transferred Assets, or any portion thereof.

     1.79. Intangible Personal Property.

     "Intangible Personal Property" shall mean all intangible personal property owned or possessed by Contributor OP or Contributor CMBS OP, as applicable, and used in connection with the ownership of the Transferred Assets, including, without limitation, Contracts, general intangibles, business records relating to the Transferred Assets, plans and specifications, surveys and title insurance policies pertaining to the Real Property and the Personal Property, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Transferred Assets, any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway.

     1.80. Interests.

     "Interests" shall mean the partnership interests Contributor OP holds in any Target REIT Subsidiary that is a partnership.

     1.81. Inventory.

     "Inventory" shall mean all "inventories" used in the operation of the Target REIT Hotels, including all inventories of merchandise and inventories of supplies (as such terms are used in the Uniform System of Accounts for Hotels (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc., as the same may be revised from time to time as of the date hereof) and similar consumable supplies and any property of the type described in
Section 1221(1) of the Code.

     1.82. IRS.

     "IRS" shall mean the Internal Revenue Service.

     1.83. Knowledge of Acquiror REIT.

     "Knowledge of Acquiror REIT" shall mean the actual knowledge of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, the Secretary and the Treasurer of Acquiror REIT.

     1.84. Knowledge of Target REIT.

     "Knowledge of Target REIT" shall mean the actual knowledge of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice-President, the Secretary and the Treasurer of Target REIT.

     1.85. Land.

     "Land" shall mean those certain parcels of real estate upon which the Target REIT Hotels are located, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Contributor OP, Contributor CMBS OP or any other Target REIT Subsidiary, as applicable, therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

     1.86. Lease Termination Agreement.

     "Lease Termination Agreement" shall have the meaning provided in Section 7.38.

     1.87. Termination Fee.

     "Termination Fee" shall have the meaning provided in Section 11.5(a).

     1.88. Material.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     1.89. Material Adverse Effect.

     "Material Adverse Effect" shall mean, with respect to any entity or group of entities, a material adverse effect on the business or assets (financial or otherwise) as manifested by a material decline or deterioration of the financial condition or results of operation of such entity or group of entities taken as a whole.

     1.89(a) Maximum Expense Reimbursement.

     "Maximum Expense Reimbursement" shall have the meaning provided in Section 11.6(a).

     1.89(b) Maximum Termination Fee.

     "Maximum Termination Fee" shall have the meaning provided in Section
11.5(a).

     1.90. Mergers.

     "Mergers" shall mean collectively the REIT Merger, the OP Merger and the CMBS OP Merger.

     1.91. Merger Consideration.

     "Merger Consideration" shall have the meaning provided in Section 4.1(d).

     1.92. Merger Sub.

     "Merger Sub" shall mean RHI Acquisition, Inc., a Tennessee corporation and wholly-owned subsidiary of Acquiror REIT.

     1.93. Mortgage Documents.

     "Mortgage Documents" shall mean collectively the Mortgage Notes, the Mortgages and all other documents executed or delivered in connection therewith, including all modifications thereto.

     1.94. Mortgage Notes.

     "Mortgage Notes" shall have the meaning provided in Section 7.23.

     1.95. Mortgages.

     "Mortgages" shall have the meaning provided in Section 7.23.

     1.96. NYSE.

     "NYSE" shall mean the New York Stock Exchange.

     1.97. OP Merger.

     "OP Merger" shall mean the merger of Contributor OP with and into Acquiror OP.

     1.98. OP Partner Approvals.

     "OP Partner Approvals" shall have the meaning provided in Section 2.3.

     1.99. Organizational Documents.

     "Organizational Documents" shall mean with respect to a corporation, its charter (or articles of incorporation) and bylaws, and all amendments thereto as of the date hereof; with respect to a limited partnership, its certificate of limited partnership and agreement of limited partnership and all amendments thereto as of the date hereof; and with respect to a limited liability company its articles of organization and operating agreement and all amendments thereto as of the date hereof.

     1.90(a) Payor Party.

     "Payor Party" shall have the meaning provided in Section 11.5(a).

     1.100. Permit.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

     1.101. Permitted Title Exceptions.

     "Permitted Title Exceptions" shall mean those exceptions to the title to the Real Property listed on the title insurance policies for the Target REIT Hotels and the Undeveloped Land that do not: (a) constitute a mortgage, deed of trust, lien, encumbrance or security interest on the Transferred Assets that after the Closing would not secure one of the Assumed Liabilities, or (b) materially and adversely affect the operations of the hotels on such Real Property, create a material financial liability on the owner of the Transferred Assets, or render title unmarketable.

     1.102. Person.

     "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust, non-incorporated organization or any other entity.

     1.103. Personal Property.

     "Personal Property" shall mean the Tangible Personal Property and the Intangible Personal Property.

     1.104. Plan of Merger.

     "Plan of Merger" shall mean the Plan of Merger in substantially the form attached hereto as Exhibit A.

     1.105. Pricing Period.

     "Pricing Period" shall mean the twenty (20) consecutive trading days immediately preceding the fifth business day prior to the Closing Date, except that any trading day on which trading of any newly-issued shares of Acquiror REIT Common Stock (or securities convertible into Acquiror REIT Common Stock) shall commence on a when-issued basis, shall be excluded from the Pricing Period and the next earliest trading day shall be substituted therefor.

     1.106. Proxy Statement/Prospectus.

     "Proxy Statement/Prospectus" shall have the meaning provided in Section
10.7.

     1.107. Qualifying Income.

     "Qualifying Income" shall have the meaning provided in Section 11.5(a).

     1.108. Real Property.

     "Real Property" shall mean the Land, the Improvements and the Undeveloped Land.

     1.109. REIT.

     "REIT" shall mean a real estate investment trust under Sections 856 through 859 of the Code.

     1.110. REIT Merger.

     "REIT Merger" shall mean the merger of Target REIT with and into Merger
Sub.

     1.111. SEC.

     "SEC" shall mean the Securities and Exchange Commission of the United
States.

     1.112. SEC Documents.

     "SEC Documents" shall mean Acquiror REIT SEC Documents or Target REIT SEC Documents, as the context indicates.

     1.113. Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     1.114. Severance Benefits.

     "Severance Benefits" shall mean the payments and benefits for employees of Target REIT and the Target REIT Subsidiaries as described in Section 10.13.

     1.115. Shareholders and Shareholder.

     "Shareholders" shall mean, with respect to Acquiror REIT, the holders of Acquiror REIT Common Stock and, with respect to Target REIT, shall mean holders of Target REIT Common Stock or Target REIT Preferred Stock, as the context indicates. A "Shareholder" shall mean one of the Shareholders.

     1.116. Stock Purchase Agreement.

     "Stock Purchase Agreement" shall have the meaning provided in Section
10.28.

     1.117. Subsidiary.

     "Subsidiary" of any Person shall mean any corporation, partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns 20% or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, limited liability partnership, joint venture or other legal entity.

     1.118. Surviving Corporation.

     "Surviving Corporation" shall mean Merger Sub following completion of the REIT Merger.

     1.119. Surviving CMBS OP.

     "Surviving CMBS OP" shall mean Acquiror CMBS OP following completion of the CMBS OP Merger.

     1.120. Surviving OP.

     "Surviving OP" shall mean Acquiror OP following completion of the OP
Merger.

     1.121. Takeover Statutes.

     "Takeover Statutes" shall have the meaning provided in Section 7.28.

     1.122. Tangible Personal Property.

     "Tangible Personal Property" shall mean the items of tangible personal property consisting of all furniture, fixtures, furnishings, machinery, equipment and other tangible personal property situated on, attached to, or used in the operation of Target REIT Hotels (including any capital leases of such personal property), excluding (i) all Franchisor signage used thereon, (ii) the Inventory owned by Target REIT Lessee or the Target REIT CMBS Lessee, and (iii) tangible personal property leased pursuant to operating, as opposed to, capital leases and set forth on Schedule 1.122.

     1.123. Target C Corp.

     "Target C Corp." shall mean Ridge Lake General Partner, Inc., a Tennessee corporation.

     1.124. Target REIT.

     "Target REIT" shall mean RFS Hotels Investors, Inc., a Tennessee corporation.

     1.125. Target REIT Capital Stock.

     "Target REIT Capital Stock" shall mean Target REIT Common Stock and Target REIT Preferred Stock.

     1.126. Target REIT Charter.

     "Target REIT Charter" shall mean the Charter of Target REIT, as amended and restated as of the date hereof.

     1.127. Target REIT CMBS Lessee.

     "Target REIT CMBS Lessee" shall mean, collectively, the parties described in Schedule 1.133 as the lessee of the Target REIT Hotels described on Schedule
7.38 and owned by Contributor CMBS OP.

     1.128. Target REIT Common Stock.

     "Target REIT Common Stock" shall mean the common stock of Target REIT, par value $.01 per share.

     1.129. Target REIT Employee Benefit Plans.

     "Target REIT Employee Benefit Plans" shall mean the employee benefit plans of Target REIT described on Schedule 7.10.

     1.130. Target REIT Employment Agreements.

     "Target REIT Employment Agreements" shall mean the employment agreements described on Schedule 1.130.

     1.131. Target REIT Hotels.

     "Target REIT Hotels" shall mean all of the hotel properties owned by Contributor OP, Contributor CMBS OP or the other Target REIT Subsidiaries as of the date hereof, as set forth on Schedule 1.131.

     1.132. Target REIT Leases.

     "Target REIT Leases" shall mean the lease agreements with respect to the operation of the Target REIT Hotels leased to third parties, as described in
Schedule 1.132.

     1.133. Target REIT Lessee.

     "Target REIT Lessee" shall mean, collectively, the parties described in
Schedule 1.133 as the lessee of the Target REIT Hotels described on Schedule
7.38 and owned by Contributor OP.

     1.134. Target REIT Material Adverse Effect.

     "Target REIT Material Adverse Effect" shall mean a Material Adverse Effect with respect to Target REIT and the Target REIT Subsidiaries taken as a whole.

     1.135. Target REIT Options.

     "Target REIT Options" shall mean the outstanding option grants to acquire shares of Target REIT Common Stock described in Schedule 4.3.

     1.136. Target REIT Preferred Stock.

     "Target REIT Preferred Stock" shall mean the Series A Preferred Stock of Target REIT, $.01 par value per share.

     1.137. Target REIT Restricted Stock Grants.

     "Target REIT Restricted Stock Grants" shall mean the grants of shares of Target REIT Common Stock which are subject to vesting as described on Schedule 1.137.

     1.138. Target REIT SEC Documents.

     "Target REIT SEC Documents" shall mean all registration statements, reports, proxy statements and information statements filed by Target REIT with the SEC since the effective date of Target REIT's initial registration statement on Form S-11.

     1.139. Target REIT Subsidiaries.

     "Target REIT Subsidiaries" shall mean the Subsidiaries of Target REIT set forth on Schedule 7.7, including, without limitation, Contributor OP and Contributor CMBS OP.

     1.140. Tax Return.

     "Tax Return" shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign governmental authority with respect to Taxes.

     1.141. Taxes.

     "Taxes" shall mean any and all taxes, levies, impositions, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign governmental authority or any political subdivision thereof, including without limitation income, gross receipts, ad valorem, value added, minimum, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

     1.142. Tennessee Act.

     "Tennessee Act" shall mean the Tennessee Business Corporation Act.

     1.143. Title Company.

     "Title Company" shall mean Lawyers Title Insurance Company.

     1.144. Transferred Assets.

     "Transferred Assets" shall mean collectively the Real Property, the Tangible Personal Property, the Intangible Personal Property and the Interests.

     1.145. TRULPA.

     "TRULPA" shall mean the Tennessee Revised Uniform Limited Partnership Act.

     1.146. Undeveloped Land.

     "Undeveloped Land" shall mean those certain unimproved parcels of real estate listed on Schedule 1.146 attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Contributor OP, Contributor CMBS OP or any other Target REIT Subsidiary, as applicable, therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

     1.147. Unit Certificates.

     "Unit Certificates" shall have the meaning provided in Section 5.5(a).

     1.148. Utilities.

     "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of a property as a hotel.

     1.149. Welfare Plans.

     "Welfare Plans" shall mean those Employee Benefit Plans that are employee welfare benefit plans under section 3(1) of ERISA.

                                   ARTICLE II

                              ASSET SALE AGREEMENT

     2.1. Sale and Purchase

     Subject to the terms and conditions set forth in this Agreement, effective as of the Closing Date, Contributor OP agrees to, and Target REIT agrees to cause Contributor CMBS OP to, sell, and Acquiror OP agrees to, and Acquiror REIT agrees to cause Acquiror CMBS OP to, purchase, the Transferred Assets, subject to the Assumed Liabilities, in the manner, on the terms and subject to the conditions and covenants set forth herein (collectively, the "Asset Sale").

     2.2. Effectuation of the Asset Sale.

     Subject to the terms and conditions set forth in this Agreement, the parties hereto agree that the Asset Sale shall be effectuated by the OP Merger provided for in Article V and the CMBS OP Merger provided for in Article VI.

     2.3. OP Partner Approvals.

     Target REIT shall obtain the requisite approval of the partners of Contributor OP to the OP Merger and any other transactions contemplated by this Agreement, to the extent required by the Contributor OP Partnership Agreement or the TRULPA (collectively, the "Contributor OP Partner Approvals"). Acquiror REIT shall obtain the requisite approval of the partners of Acquiror OP to the OP Merger and any other transactions contemplated by the Agreement, to the extent required by the Acquiror OP Partnership Agreement or the TRULPA (collectively, the "Acquiror OP Partner Approvals," and together with the Contributor OP Partner Approvals, the "OP Partner Approvals").

     2.4. CMBS OP Partner Approvals.

     Target REIT shall obtain the requisite approval of the partners of Contributor CMBS OP to the CMBS OP Merger and the other transactions contemplated by this Agreement, to the extent required by the Contributor CMBS OP Partnership Agreement or the TRULPA (collectively, the "Contributor CMBS OP Partner Approvals"). Acquiror REIT shall obtain the requisite approval of the partners of Acquiror CMBS OP to the CMBS OP Merger and the other transactions contemplated by this Agreement, to the extent required by the Acquiror CMBS OP Partnership Agreement or the TRULPA (collectively, the "Acquiror CMBS Partner Approvals," and together with the Contributor CMBS Partner Approvals, the "CMBS OP Partner Approvals").

     2.5. Acquiror OP Partnership Agreement.

     Effective as of the Effective Time, Acquiror OP and Acquiror REIT shall cause the Acquiror OP Partnership Agreement to be amended and restated in the form of Exhibit B hereto (the "Amended and Restated Acquiror OP Partnership Agreement"). The Acquiror OP Limited Units delivered to the limited partners of Contributor OP as a result of the OP Merger shall have the characteristics described in such Amended and Restated Acquiror OP Partnership Agreement.

     2.6. Contributor OP's and Contributor CMBS OP's Deliveries.

     At the Closing, but prior to the Effective Time, if requested by Acquiror REIT to further evidence the Asset Sale being consummated by the OP Merger and the CMBS OP Merger, Contributor OP shall, and Target REIT and Contributor OP shall cause Contributor CMBS OP to, deliver, or cause to be delivered, to Acquiror OP or Acquiror CMBS OP, as applicable, all of the following instruments and documents, each of which shall have been duly executed by Contributor OP, Contributor CMBS OP, or other appropriate party, and, where applicable, acknowledged on behalf of such parties, and shall be dated as of the Closing Date:

          (a) The Deeds.

          (b) The Bill of Sale (Inventory).

          (c) The Bill of Sale (Personal Property).

          (d) Such agreements, affidavits or other documents as may be reasonably required by the Title Company to issue new owner's title insurance policies for the Target REIT Hotels, or endorsements to all such existing owner's title policies, together with an assignment of the existing owner's title insurance policies consented to by the Title Company (all subject only to the Permitted Title Exceptions).

          (e) The FIRPTA Certificate.

          (f) True, correct and complete copies of all warranties, if any, or if locatable, of contractors, builders, roofers, architects, manufacturers, suppliers and installers possessed by Contributor OP or Contributor CMBS OP and relating to the Improvements and the Personal Property, or any part thereof.

          (g) All current real estate and personal property tax bills in Contributor OP's or Contributor CMBS OP's possession or under their control.

     2.7. Target REIT Lease Termination.

     Effective as of the Closing Date, but immediately prior to the Effective Time, upon written notice from Acquiror REIT to Target REIT not less than thirty
(30) days prior to the Closing Date, Target REIT shall cause the Target REIT Subsidiaries to terminate the Target REIT Leases described on Schedule 7.38 effective upon payment to the Target REIT Lessee or Target REIT CMBS Lessee, as applicable, of the amounts set forth on Schedule 7.38 at the Closing.

     2.8. Schedules and Exhibits.

     Each of Target REIT and Acquiror REIT shall deliver any Schedules or Exhibits described in this Agreement for which they are responsible but which are not attached hereto at the date hereof within ten (10) business days following the date of this Agreement. If such Schedules are not delivered by such date or if either Target REIT or Acquiror REIT reasonably determines that information contained in such Schedules discloses matters which could reasonably be expected to have an Acquiror REIT Material Adverse Effect or a Target REIT Material Adverse Effect, respectively, Target REIT or Acquiror REIT may elect to terminate this Agreement after such date or the receipt of such Schedules by written notice delivered to the other within fifteen (15) business days following the date of this Agreement in accordance with Section 11.1. Failure to so deliver such notice within such 15 day period shall constitute an irrevocable waiver of such termination rights.

                                  ARTICLE III

                                THE REIT MERGER
     3.1. The REIT Merger.

     Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, Target REIT shall be merged with and into Merger Sub in accordance with the provisions of, and with the effects provided in, Sections 48-21-102, 48-21-104, 48-21-107 and 48-21-108 of the Tennessee Act and
in accordance with the Plan of Merger. Merger Sub shall be the Surviving Corporation resulting from the REIT Merger and shall continue to be governed by the laws of the State of Tennessee. The Plan of Merger provides for the terms and conditions of the REIT Merger, which terms and conditions are incorporated herein and made a part of this Agreement by reference.

     3.2. Closing.

     Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Baker, Donelson, Bearman & Caldwell, 21st Floor, First Tennessee Building, 165 Madison, Memphis, TN 38103, or such other location as Acquiror REIT and Target REIT may agree, commencing at 9:00 a.m. local time on the Closing Date. Subject to the provisions of Article XI, failure to consummate the Closing on the date provided in this Section 3.2 will not result in a termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     3.3. Effective Time.

     If all of the conditions set forth in Article IX have been fulfilled or waived, the parties hereto shall cause, with respect to the REIT Merger, articles of merger or other appropriate documents (the "Articles of Merger") satisfying the requirements of the Tennessee Act, to be properly executed, verified and delivered for filing with the Secretary of State of the State of Tennessee in accordance with the Tennessee Act, on or before the Closing Date. The REIT Merger shall become effective at the Effective Time. The parties hereto shall cause the Effective Time to occur on the Closing Date.

     3.4. Effect of the REIT Merger.

     The REIT Merger shall have the effects specified in Section 48-21-108 of the Tennessee Act.

     3.5. Charter and Bylaws.

     The Charter of Merger Sub as in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation, until duly amended in accordance with applicable law. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

     3.6. Officers and Directors.

     The directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified as provided in the Bylaws of the Surviving Corporation, as the case may be. The officers of Merger Sub in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal.

     3.7. Employees.

     At or before the Closing, Target REIT and the Target REIT Subsidiaries will terminate the employment of all their employees, and shall satisfy all compensation, vacation pay, sick pay and other obligations under the Worker Adjustment, Retraining and Notification Act, and, subject to the provisions of
Section 10.13, shall pay or make provision for the Severance Benefits. Neither Acquiror REIT nor any Acquiror REIT Subsidiary shall have any obligation to employ former Target REIT or Target REIT Subsidiary employees but may, in their sole discretion, offer employment to such employees on terms and conditions established by them. Neither Target REIT nor Contributor OP makes any representation or warranty as to whether such employees shall accept employment with Acquiror REIT or any Acquiror REIT Subsidiary.

                                   ARTICLE IV

       EFFECT OF REIT MERGER ON CAPITALIZATION; EXCHANGE OF CERTIFICATES

     4.1. Effect on Capitalization.

     By virtue of the REIT Merger and except as otherwise provided herein or in the Plan of Merger, without any action on the part of the holder of any shares of Target REIT Capital Stock or the holder of any shares of Acquiror REIT Common
Stock:

          (a) Cancellation of Treasury Stock. As of the Effective Time, any shares of Target REIT Capital Stock that are owned by Target REIT or any Target REIT Subsidiary shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Conversion of Target REIT Common Stock and Target REIT Preferred Stock. As of the Effective Time, each issued and outstanding share of Target REIT Common Stock and each issued and outstanding share of Target REIT Preferred Stock (other than any shares canceled in accordance with Section 4.1(a)) shall be converted into the right to receive from Acquiror REIT a number of fully paid and nonassessable shares of Acquiror REIT Common Stock determined as follows (the "Exchange Ratio"):

                  (i) if the Average Price is equal to or greater than $14.00 but less than or equal to $17.00, 1.5 shares of Acquiror REIT Common Stock; or

                  (ii) if the Average Price is greater than $17.00, the number of shares of Acquiror REIT Common Stock determined by dividing $25.50 by the Average Price.

     The Exchange Ratio and the Average Price shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Acquiror REIT Common Stock or Target REIT Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror REIT Common Stock or Target REIT Capital Stock occurring after the date hereof and prior to the Effective Time.

          (c) Right of Termination. If the Average Price is less than $14.00, either of Target REIT or Acquiror REIT may terminate this Agreement in accordance with the provisions of Section 11.2.

          (d) Cancellation of Target REIT Capital Stock. As of the Effective Time, all shares of Target REIT Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such shares of Target REIT Common Stock or Target REIT Preferred Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with
     Section 4.2(c), certificates representing Acquiror REIT Common Stock required to be delivered by Acquiror REIT pursuant to this Section 4.1(d) and any cash in lieu of fractional shares of Acquiror REIT Common Stock to be issued or paid in consideration therefor upon surrender of such certificate (the "Merger Consideration") as set forth in Section 4.2(g), and any dividends or other distributions to which such holder is entitled pursuant to Section 4.2(d), in each case without interest and less any required withholding taxes.

          (e) Acquiror REIT Common Stock. As of the Effective Time, each share of Acquiror REIT Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one validly issued, fully paid and nonassessable share of Acquiror REIT Common Stock.

          (f) Shares of Merger Sub. As of the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of common stock, par value $.01 per share, of the Surviving Corporation.

     4.2. Exchange of Certificates.

     (a) Exchange Agent. Prior to the Closing, Acquiror REIT shall appoint, or shall cause to be appointed, SunTrust Bank or another bank or trust company to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding shares of Target REIT Common Stock and Target REIT Preferred Stock.

     (b) Acquiror REIT to Provide Merger Consideration. Acquiror REIT shall provide, or shall cause to be provided, to the Exchange Agent on or prior to the Closing certificates representing the shares of Acquiror REIT Common Stock into which the Target REIT Capital Stock shall be converted pursuant to Section 4.1(b) and the cash payable in respect of fractional shares pursuant to Section 4.2(g).

     (c) Exchange Procedure. As soon as reasonably practicable after the Closing, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target REIT Capital Stock (the "Certificates"), whose shares were converted into the right to receive the Merger Consideration pursuant to Section 4.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Acquiror REIT reasonably specifies) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror REIT, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Target REIT Capital Stock theretofore represented by such Certificate shall have been converted pursuant to Section 4.1(b) and all dividends or other distributions to which such holder is entitled pursuant to Section 4.2(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Target REIT Capital Stock which is not registered in the transfer records of Target REIT, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered only if such certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of Acquiror REIT that such tax or taxes have been paid or are not applicable. Until surrender as contemplated by this Section 4.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Target REIT Capital Stock theretofore represented by such Certificate shall have been converted pursuant to Section 4.1, and all dividends or other distributions to which such holder is entitled pursuant to Section 4.2(d). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 4.2(d) or Section 4.2(g).

     In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror REIT or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as Acquiror REIT may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or Acquiror REIT will issue with respect to such lost, stolen or destroyed Certificate the shares of Acquiror REIT Common Stock and cash in lieu of fractional shares and unpaid dividends and Final Target REIT Dividend as provided in Section 4.2(d) deliverable in respect thereof pursuant to this Agreement.

     (d) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares. To the extent necessary to satisfy the requirements of
Section 857(a)(1) of the Code for the taxable year of Target REIT ending at the Closing Date (and to avoid the payment of tax with respect to undistributed income), Target REIT shall declare a dividend (the "Final Target REIT Dividend") to each holder of shares of Target REIT Common Stock and, if necessary, Target REIT Preferred Stock, the record date for which shall be approximately 5 business days prior to the Closing Date, in an amount equal to the minimum dividend sufficient (taking into account expected revenue and expenses through the day prior to the Closing Date) to permit Target REIT to satisfy such requirements. If Target REIT determines it necessary to declare the Final Target REIT Dividend, it shall notify Acquiror REIT at least 10 days prior to the date for the Target REIT shareholders' meeting described in Section 10.3, and Acquiror REIT shall declare a dividend per share to holders of Acquiror REIT Common Stock, the record date for which shall be approximately 5 business days prior to the Closing Date, in an amount per share of Acquiror REIT Common Stock equal to the quotient obtained by dividing (x) the Final Target REIT Dividend per share of Target REIT Common Stock paid by Target REIT by (y) the Exchange Ratio. The dividends payable hereunder to holders of Target REIT Common Stock, Target REIT Preferred Stock (if necessary) and Acquiror REIT Common Stock shall be paid on the close of business on the last business day prior to the Closing Date.

     (e) No Further Ownership Rights in Shares of Target REIT Capital
Stock. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 4.2 (including any cash paid pursuant to Section 4.2(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Target REIT Capital Stock theretofore represented by such Certificates, and at and after the Effective Time there shall be no further registration of transfers on the stock transfer books of Target REIT of the shares of Target REIT Capital Stock which were outstanding immediately prior to the Effective Time.

     (f) No Liability. None of Acquiror REIT, Merger Sub, Target REIT or the Exchange Agent shall be liable to any Person in respect of any consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for one year after the Closing shall be redelivered by the Exchange Agent to Acquiror REIT, upon demand, and any holders of Certificates who have not theretofore complied with Section 4.2(c) shall thereafter look only to Acquiror REIT for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

     (g) No Fractional Shares. No certificates or scrip representing fractional shares of Acquiror REIT Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a Shareholder of Acquiror REIT. In lieu of the issuance of any fractional shares of Acquiror REIT Common Stock, cash payments will be made by Acquiror REIT to the Exchange Agent for payment to holders in respect of any fractional shares of Acquiror REIT Common Stock that otherwise would be issuable in an amount equal to such fractional part of a share of Acquiror REIT Common Stock multiplied by the Average Price.

     (h) Withholding Rights. Acquiror REIT, Target REIT or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Target REIT Capital Stock such amounts as Acquiror REIT, Target REIT or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that such amounts are so withheld by Acquiror REIT, Target REIT or the Exchange Agent, such withheld amount shall be treated for all purpose of this Agreement as having been paid to the Shareholder of Target REIT in respect of which such deduction and withholding was made by Acquiror REIT, Target REIT or the Exchange Agent.

     (i) No Appraisal Rights. The holders of Target REIT Capital Stock are not entitled under applicable law to appraisal rights as a result of the REIT Merger.

     4.3. Target REIT Options.

     At or prior to the Effective Time, holders of the currently exercisable Target REIT Options described on Schedule 4.3 which have not been exercised as of the Effective Time, including any unvested Target REIT Options with respect to which vesting accelerates as a result of the transactions contemplated by this Agreement as described in Schedule 4.3, may elect to either (i) exchange such Target REIT Options for fully vested options to acquire a number of shares of Acquiror REIT Common Stock equal to (x) the number of shares of Target REIT Common Stock subject to such Target REIT Options multiplied by (y) the Exchange Ratio with an option exercise price per share of Acquiror REIT Common Stock equal to (A) the exercise price for the Target REIT Options divided by (B) the Exchange Ratio (rounding to the nearest cent); or

(ii) sell all of the Target REIT Options outstanding as of the Effective Time, including any unvested Target REIT Options with respect to which vesting accelerates as a result of the transactions contemplated hereby, for a cash amount equal to (a) the number of shares of Target REIT Common Stock subject to such Target REIT Options multiplied by (b) the difference between the exercise price of each Target REIT Option and an amount equal to the Exchange Ratio multiplied by the Average Price. Any options issued pursuant to clause (i) above shall expire on the expiration date of the Target REIT Options for which they are exchanged, disregarding any termination of employment resulting from, or related to, Acquiror REIT's acquisition of Target REIT and its Subsidiaries pursuant to this Agreement. Notwithstanding the provisions of clause (i) above, Acquiror REIT shall not be obligated to issue any fraction of a share of Acquiror REIT Common Stock upon exercise of such new options to acquire Acquiror REIT Common Stock and any fraction of a share of Acquiror REIT Common Stock that otherwise would be subject to such new options shall represent the right to receive a cash payment upon exercise of such new option equal to the product of such fraction and the difference between the market value of one share of Acquiror REIT Common Stock at the time of exercise of such new option and the per share exercise price of such new option. The market value of one share of Acquiror REIT Common Stock at the time of exercise of such new option shall be the last sale price of Acquiror REIT Common Stock on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Acquiror REIT) on the last trading day preceding the date of exercise. In addition, notwithstanding clause (i) above, each Target REIT Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code. Acquiror REIT agrees to take all necessary steps to effectuate the foregoing provisions of this Section 4.3. As soon as practicable after the Effective Time, Acquiror REIT shall deliver to the holders of the Target REIT Options who elect to exchange their Target REIT Options as provided in clause (i) above an appropriate notice setting forth such holder's rights pursuant to this Section 4.3. At or prior to the Effective Time, Acquiror REIT shall take all corporate action necessary to reserve for issuance sufficient number of shares of Acquiror REIT Common Stock for delivery upon exercise of the new options provided for in this Section 4.3. Nothing herein shall preclude any holder of Target REIT Options from exercising any Target REIT Options which are currently vested or which vest by their terms prior to the Effective Time, including those which vest as a result of the transactions contemplated hereby. From and after the date of this Agreement, no additional options shall be granted by Target REIT.

                                   ARTICLE V

                                 THE OP MERGER
     5.1. The OP Merger.

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time, and for the purpose of effecting the Asset Sale with respect to the Transferred Assets owned by Contributor OP, Contributor OP shall be merged with and into Acquiror OP in accordance with the provisions of, and with the effects provided in, Section 61-2-211 of the TRULPA and in accordance with the provisions of this Article V. Acquiror OP shall be the Surviving OP resulting from the OP Merger and shall continue to be governed by the laws of the State of Tennessee.

     (b) If all of the conditions set forth in Article IX have been fulfilled or waived, the parties hereto shall cause, with respect to the OP Merger, a certificate of merger or other appropriate documents satisfying the requirements of the TRULPA, to be properly executed, verified and delivered for filing with the Secretary of State of the State of Tennessee in accordance with the TRULPA, on or before the Closing Date. The OP Merger shall become effective at the Effective Time.

     (c) The sole general partner of the Surviving OP shall be Equity Inns Trust, and the limited partners of the Surviving OP shall be all Persons who are now or who hereafter are admitted to either Contributor OP or Acquiror OP as limited partners.

     5.2. Effect of the OP Merger.

     The OP Merger shall have the effects specified in Section 61-2-211(f) of the TRULPA.

     5.3. Certificate of Limited Partnership and Partnership Agreement.

     The Certificate of Limited Partnership of Acquiror OP as in effect immediately prior to the Effective Time shall be the Certificate of Limited Partnership of the Surviving OP, until duly amended in accordance with applicable law. The Acquiror OP Partnership Agreement of Acquiror OP as in effect immediately prior to the Effective Time shall be the partnership agreement of the Surviving OP, until duly amended in accordance with applicable law.

     5.4. Effect on Partnership Interests.

     By virtue of the OP Merger and except as otherwise provided herein, without any action on the part of the holder of any units of partnership interest of Contributor OP or the holder of any units of partnership interest of Acquiror
OP:

          (a) Conversion of Contributor OP Units. As of the Effective Time, (i) each issued and outstanding Contributor OP Unit held by Target REIT, including preferred units of partnership interest, shall be converted into the right to receive from Acquiror OP a number of validly issued, fully paid and nonassessable Acquiror OP General Units equal to the Exchange Ratio, and (ii) each issued and outstanding Contributor OP Unit held by limited partners of Contributor OP shall be converted into the right to receive from Acquiror OP a number of fully paid and nonassessable Acquiror OP Limited Units equal to the Exchange Ratio. Neither Acquiror OP nor Contributor OP shall effect any reorganization, recapitalization or other like change with respect to Acquiror OP Units or Contributor OP Units after the date hereof and prior to the Effective Time.

          (b) Cancellation of Contributor OP Units. As of the Effective Time, all Contributor OP Units shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of any certificate representing any such units of Contributor OP shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 5.5(a) and delivery of such documents as may be reasonably required by Acquiror OP, certificates representing Acquiror OP Units required to be issued by Acquiror OP pursuant to Section 5.4(a) and any cash in lieu of fractional Acquiror OP Units paid by Acquiror OP pursuant to Section 5.5(f) (the "OP Merger Consideration"), without interest and less any required withholding taxes.

          (c) Acquiror OP Units. As of the Effective Time, each Acquiror OP Limited Unit and Acquiror OP General Unit, respectively, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one validly issued, fully paid and nonassessable Acquiror OP Limited Unit and Acquiror OP General Unit, respectively.

     5.5. Exchange of Certificates.

     (a) Exchange Procedure. As soon as reasonably practicable after the Closing, Acquiror OP shall mail to each limited partner of record of Contributor OP, whose Contributor OP Units were converted into the right to receive the OP Merger Consideration pursuant to Section 5.4, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any certificates representing Contributor OP Units ("Unit Certificates") shall pass, only upon delivery of the Unit Certificates to Acquiror OP and shall be in a form and have such other provisions as Acquiror OP reasonably specifies) and
(ii) instructions for use in effecting the surrender of any Unit Certificates in exchange for the OP Merger Consideration. Upon surrender of a Unit Certificate for cancellation to Acquiror OP or to such other agent or agents as may be appointed by Acquiror OP, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Acquiror OP, the holder of such Unit Certificate shall be entitled to receive in exchange therefor the OP Merger Consideration into which the Contributor OP Units theretofore represented by such Unit Certificate shall have been converted pursuant to Section 5.4 (a) and all distributions to which such holder is entitled and the Unit Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Contributor OP Units which is not registered in the transfer records of Contributor OP, payment may be made to a Person other than the Person in whose name the Unit Certificate so surrendered is registered only if such certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Unit Certificate or establish to the satisfaction of Acquiror OP that such tax or taxes have been paid or are not applicable. Until surrender as contemplated by this Section 5.5(a), each Unit Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the OP Merger Consideration, without interest, into which the Contributor OP Units theretofore represented by such Unit Certificate shall have been converted pursuant to Section 5.4, and all distributions to which such holder is entitled. No interest will be paid or will accrue on the OP Merger Consideration upon the surrender of any Unit Certificate. In the event any Unit Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Unit Certificate to be lost, stolen or destroyed and, if required by Acquiror OP, the posting by such Person of a bond in such reasonable amount as Acquiror OP may direct as indemnity against any claim that may be made against it with respect to such Unit Certificate, Acquiror OP will issue with respect to such lost, stolen or destroyed Unit Certificate the Acquiror OP Units and cash in lieu of fractional units deliverable in respect thereof pursuant to this Agreement. The certificates evidencing the Acquiror OP Units will bear appropriate legends indicating (A) that the Acquiror OP Units have not been registered under the Securities Act, and (B) that the Acquiror OP Partnership Agreement restricts the transfer of the Acquiror OP Units.

     (b) No Further Ownership Rights in Contributor OP Units. All OP Merger Consideration paid upon the surrender of Unit Certificates in accordance with the terms of this Section 5.5 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Contributor OP Units theretofore represented by such Unit Certificates, and at and after the Effective Time there shall be no further registration of transfers on the unit transfer books of Contributor OP of Contributor OP Units which were outstanding immediately prior to the Effective Time.

     (c) No Liability. Neither Contributor OP nor Acquiror OP shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (d) Withholding Rights. Acquiror OP or Contributor OP shall be entitled to deduct and withhold from the OP Merger Consideration otherwise payable pursuant to this Agreement to any holder of Contributor OP Units such amounts as Acquiror OP or Target OP is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that such amounts are so withheld by Acquiror OP or Target OP, such withheld amount shall be treated for all purpose of this Agreement as having been paid to the partner of Acquiror OP in respect of which such deduction and withholding was made by Acquiror OP or Target OP.

     (e) No Appraisal Rights. The holders of Contributor OP Units are not entitled under applicable law to appraisal rights as a result of the OP Merger.

     (f) No Fractional Units. No fractional Acquiror OP Units shall be issued in connection with the OP Merger, and such fractional unit interests will not entitle the owner thereof to vote, to receive distributions or any other rights of a partner of Acquiror OP. In lieu of the issuance of any fractional Acquiror OP Units, upon surrender for exchange of Unit Certificates, cash payments will be made by Acquiror OP to such owners in respect of any fractional Acquiror OP Units that otherwise would be issuable in an amount equal to such fractional part of an Acquiror OP Unit multiplied by the Average Price.

                                   ARTICLE VI

                               THE CMBS OP MERGER

     6.1. The CMBS OP Merger; CMBS Agreement of Merger.

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time, and for the purpose of effecting the Asset Sale with respect to the Transferred Assets owned by Contributor CMBS OP, Contributor CMBS OP shall be merged with and into Acquiror CMBS OP in accordance with the provisions of, and with the effects provided in, Section 61-2-211 of the TRULPA and in accordance with the provisions of this Article VI and an agreement of merger between Contributor CMBS OP and Acquisition CMBS OP that Target REIT and Acquiror REIT shall cause to be entered into prior to the Closing Date, and which will contain terms and conditions consistent with this Article VI (the "CMBS Agreement of Merger"). Acquiror CMBS OP shall be the Surviving CMBS OP resulting from the CMBS OP Merger and shall continue to be governed by the laws of the State of Tennessee.

     (b) If all of the conditions set forth in Article IX have been fulfilled or waived, the parties hereto shall cause, with respect to the CMBS OP Merger, a certificate of merger or other appropriate documents satisfying the requirements of the TRULPA, to be properly executed, verified and delivered for filing with the Secretary of State of the State of Tennessee in accordance with the TRULPA, on or before the Closing Date. The CMBS OP Merger shall become effective at the Effective Time.

     6.2. Effect of the CMBS OP Merger.

     The CMBS OP Merger shall have the effects specified in Section 61-2-211(f) of the TRULPA.

     6.3. Certificate of Limited Partnership and Partnership Agreement.

     The Certificate of Limited Partnership of Acquiror CMBS OP as in effect immediately prior to the Effective Time shall be the Certificate of Limited Partnership of the Surviving CMBS OP, until duly amended in accordance with applicable law. The Acquiror CMBS OP Partnership Agreement of Acquiror CMBS OP as in effect immediately prior to the Effective Time shall be the partnership agreement of the Surviving CMBS OP, until duly amended in accordance with applicable law.

     6.4. Effect on Partnership Interests.

     By virtue of the CMBS OP Merger and except as otherwise provided herein, without any action on the part of the holder of any units of partnership interest of Contributor CMBS OP or the holder of any units of partnership interest of Acquiror CMBS OP, as of the Effective Time, each issued and outstanding unit of partnership interest in Contributor CMBS OP shall be converted into the right to receive from Acquiror CMBS OP a number of validly issued, fully paid and nonassessable units of partnership interest in Acquiror CMBS OP, as set forth in the CMBS Agreement of Merger (the "CMBS OP Merger Consideration").

                                  ARTICLE VII

                       REPRESENTATIONS AND WARRANTIES OF
                         CONTRIBUTOR OP AND TARGET REIT

     Contributor OP and Target REIT hereby represent and warrant, jointly and severally, to Acquiror OP, Acquiror REIT and Merger Sub that:

     7.1. Organization.

     (a) Target REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and is duly qualified as a foreign corporation to do business in, and is in good standing under the laws of, each jurisdiction in which the failure to qualify would have a Target REIT Material

Adverse Effect. Target REIT has the power and authority to carry on its business as it is now being conducted and to own or lease its assets.

     (b) Each of the Target REIT Subsidiaries is a corporation or limited partnership, as indicated on Schedule 7.7, duly organized, validly existing and in good standing under the laws of the state of its formation and is duly qualified as a foreign entity to do business in, and is in good standing under the laws of, each jurisdiction in which the failure to qualify would have a Target REIT Material Adverse Effect. Each of the Target REIT Subsidiaries has the power and authority to carry on its business as it is now being conducted and to own or lease its assets.

     (c) The copies of the Organizational Documents of Contributor OP and Target REIT, which have heretofore been made available to Acquiror REIT, are true, complete and correct copies of the Organizational Documents of Contributor OP and Target REIT, as amended and in effect on the date hereof.

     (d) The copies of the Organizational Documents of the Target REIT Subsidiaries, which have heretofore been made available to Acquiror REIT, are true, complete and correct copies of such Organizational Documents of the Target REIT Subsidiaries, as amended and in effect on the date hereof.

     (e) The copies of the minute books and records of the material proceedings of Target REIT and the Target REIT Subsidiaries, which have heretofore been made available to Acquiror REIT, are copies of the original minute books and records of Target REIT and the Target REIT Subsidiaries, contain all proceedings of the Shareholders, partners, boards of directors and any committees thereof with respect to Target REIT and the Target REIT Subsidiaries prior to the date hereof, and are true, correct and complete in all material respects.

     7.2. Authorization; Enforceability.

     Target REIT has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to approval of this Agreement and the Plan of Merger by the Shareholders of Target REIT as required by the Tennessee Act. Contributor OP has the partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to approval of this Agreement and the OP Merger by the limited partners of Contributor OP as required by the TRULPA. Subject to such Shareholder and limited partner approvals, this Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Contributor OP and Target REIT and the other parties hereto and thereto, the valid and binding obligations of Contributor OP and Target REIT, enforceable against Contributor OP and Target REIT in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws or equitable principles affecting rights of creditors generally. All necessary action on the part of the board of directors of Target REIT and the general partner of Contributor OP has been taken to authorize the execution and delivery of this Agreement and each agreement or instrument executed in connection herewith, the performance of their obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Target REIT and Contributor OP.

     7.3. Capitalization.

     The authorized capital stock of Target REIT consists of 100,000,000 shares of Target REIT Common Stock and 5,000,000 shares of Target REIT Preferred Stock. As of the date hereof, (i) 24,876,946 shares of Target REIT Common Stock are issued and outstanding, (ii) Target REIT has issued 41,000 shares of Target REIT Common Stock pursuant to unvested Target REIT Restricted Stock Grants, the vesting of which accelerates as a result of the transactions contemplated by this Agreement, and (iii) 973,684 shares of Target REIT Preferred Stock are issued and outstanding. All such issued and outstanding shares of Target REIT Capital Stock are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights. An aggregate of 2,567,609 shares of Target REIT Common Stock are reserved for issuance upon redemption of 2,567,609 outstanding Contributor OP Units. Neither Target REIT nor any Target REIT Subsidiary has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote with the Shareholders of Target REIT on any matter. There are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Target REIT or any of the Target REIT Subsidiaries to issue, transfer or sell any shares of capital stock, partnership interests or other equity interests of Target REIT or any of the Target REIT Subsidiaries, other than with respect to the Target REIT Options, the Target REIT Restricted Stock Grants described on Schedule 1.137, and the Contributor OP Units described on Schedule 7.7 and except as set forth in the Target REIT Charter with respect to Target REIT Preferred Stock. There are no agreements or understandings to which Target REIT is a party with respect to the voting of any shares of Target REIT Capital Stock or which restrict the transfer of any such shares, except as set forth in Target REIT's Organizational Documents. Except as with respect to options issued pursuant to Section 4.3, after the Closing, Acquiror REIT will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of Acquiror REIT pursuant to any Target REIT Benefit Plan.

     7.4. No Violation or Conflict by Contributor OP or Target REIT.

     Except as set forth on Schedule 7.4, the execution, delivery and performance of this Agreement by Contributor OP and Target REIT do not and will not conflict with or violate or constitute a breach or default under, (i) any law, judgment, order or decree binding on Target REIT or any of the Target REIT Subsidiaries, (ii) the Organizational Documents of Target REIT, Contributor OP, or Contributor CMBS OP, or (iii) any Contract to which Target REIT or any of the Target REIT Subsidiaries is a party or by which it is bound, the breach or default of which would have a Target REIT Material Adverse Effect.

     7.5. No Litigation.

     Except as set forth on Schedule 7.5, there is no litigation or governmental investigation pending or, to the Knowledge of Target REIT, proposed or threatened against Target REIT or any of the Target REIT Subsidiaries, that (a) is expected to have a Target REIT Material Adverse Effect, or (b) seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.6. Absence of Certain Changes.

     Except as set forth on Schedule 7.6, in the Target REIT SEC Documents, or as contemplated by this Agreement, since December 31, 1997, there has not been any sale, transfer or other disposition of material assets of Target REIT or the Target REIT Subsidiaries, except in the ordinary course of business consistent with past practice.

     7.7. Subsidiaries.

     All of the Target REIT Subsidiaries are disclosed on Schedule 7.7 hereto.
Schedule 7.7 also sets forth Target REIT's and Contributor OP's ownership of equity interests in the Target REIT Subsidiaries, and to the Knowledge of Target REIT, other Persons' ownership of equity interests in the Target REIT Subsidiaries. Except as set forth on Schedule 7.7, Target REIT and Contributor OP (directly or indirectly) have good and marketable title to all of the equity interests in each of the Target REIT Subsidiaries as indicated on Schedule 7.7 free and clear of all liens, claims and encumbrances. Except for the Target REIT Subsidiaries, Target REIT owns no ownership interest in any other corporation, partnership, joint venture or other business organization or entity.

     7.8. Contracts and Commitments.

     Except as set forth on Schedule 7.8, Target REIT and the Target REIT Subsidiaries are not a party to any Contract (a) involving remaining payment or guarantee of obligations by Target REIT or any Target REIT Subsidiary in excess of $25,000, or (b) with a remaining term in excess of one year and which cannot be canceled by Target REIT or a Target REIT Subsidiary without penalty on prior notice of 90 days or less. Schedule 7.8 sets forth the indebtedness (other than trade payables arising in the ordinary course of business and obligations under the Employee Benefit Plans) of Target REIT and the Target REIT Subsidiaries including the unpaid principal balance at March 31, 1998. With respect to each Contract listed on Schedule 7.8 hereto: (i) the Contract is in full force and effect, valid and enforceable in accordance with its terms, as limited by applicable bankruptcy, reorganization, moratorium, or similar laws and equitable principles affecting creditors' rights generally; (ii) neither Target REIT nor any Target REIT Subsidiary is in material default thereunder;
(iii) neither Target REIT nor any Target REIT Subsidiary has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Target REIT, in default in any respect, or has repudiated or waived any material provision thereunder. Except as disclosed on Schedule 7.8 hereto, all of the indebtedness set forth on
Schedule 7.8 hereto may be prepaid at borrower's sole option at any time without penalty or premium. Except as set forth in Schedule 7.8, neither Target REIT nor any Target REIT Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, (i) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Contributor OP, Contributor CMBS OP or any other Target REIT Subsidiary that is treated as a partnership for federal income tax purposes, and
(ii) that (A) prohibits or restricts in any manner the disposition of any assets of Target REIT or any Target REIT Subsidiary, (B) requires that Target REIT or any Target REIT Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Target REIT Hotels, or (C) requires that Target REIT or any Target REIT Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Target REIT or any Target REIT Subsidiary.

     7.9. Approvals and Consents.

     Except as set forth on Schedule 7.9, no consent, approval or authorization of, notice to, or filing with any governmental authority or any Person or entity not a party to this Agreement is required to be obtained by Target REIT or any Target REIT Subsidiary as a condition to the execution, delivery or performance of this Agreement by Contributor OP or Target REIT, except where the failure to obtain such consent, approval or authorization does not have a Target REIT Material Adverse Effect.

     7.10. Target REIT Employee Benefit Plans.

     (a) Disclosure. Schedule 7.10 hereto sets forth a summary description of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently or previously adopted, maintained by, sponsored in whole or in part by, contributed to, or required to be contributed to, by Target REIT or any Target REIT Subsidiary or any entity which is considered a member of the same controlled group as Target REIT under Section 4001 of ERISA or Section 414 of the Code or Section 302 of ERISA (whether or not waived) for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

     (b) Compliance with Law. The provisions of each Target REIT Employee Benefit Plan and, to the Knowledge of Target REIT, the administration of each Target REIT Employee Benefit Plan are and have been in all material respects in compliance with all applicable laws, and neither Target REIT nor any Target REIT Subsidiary has received any claim or notice alleging to the contrary with respect to any Target REIT Employee Benefit Plan.

     (c) Tax or Civil Liability. With respect to the Target REIT Employee Benefit Plans, neither Target REIT nor any of the Target REIT Subsidiaries has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code), for which there is not an exception, that could subject Target REIT or any

Target REIT Subsidiary to an excise tax under Code Section 4975 or civil liability under Section 502(i) of ERISA, except for a tax or liability that would not have a Target REIT Material Adverse Effect.

     (d) Claims and Liability. There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought or, to the Knowledge of Target REIT, threatened, against any Target REIT Employee Benefit Plan or the assets thereof, or against any fiduciary of any such Target REIT Employee Benefit Plan.

     (e) Multiemployer Plans. Target REIT and the Target REIT Subsidiaries neither maintain, participate in nor contribute to, and, except as set forth on
Schedule 7.10 hereto, have never maintained, participated in or contributed to, any "multiemployer plans" as defined in Section 3(37) of ERISA. Target REIT and the Target REIT Subsidiaries have no present liability under any multiemployer plan.

     (f) Reporting and Disclosure. Target REIT and the Target REIT Subsidiaries have complied in all material respects with the reporting and disclosure requirements of ERISA.

     7.11. SEC Documents; Financial Statements; Undisclosed Liabilities.

     The Target REIT SEC Documents constitute all forms, reports and documents required to be filed by Target REIT with the SEC under applicable law. All of the Target REIT SEC Documents (other than preliminary material) have been timely filed, and, as of their respective filing dates or effective dates, as applicable, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the Target REIT SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Target REIT SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Target REIT and the Target REIT Subsidiaries included in Target REIT SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Target REIT and the Target REIT Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in the consolidated financial statements of Target REIT and the Target REIT Subsidiaries included in the Target REIT SEC Documents or on Schedule 7.11, neither Target REIT nor any Target REIT Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Target REIT or in the notes thereto and which, individually or in the aggregate, would have a Target REIT Material Adverse Effect.

     7.12. No Special Taxes.

     Except as set forth in Schedule 7.12, neither Target REIT, Contributor OP, nor Contributor CMBS OP has knowledge of, nor has received any notice of, any special taxes or assessments relating to any of the Transferred Assets or any part thereof or any planned public improvements that may result in a special tax or assessment against a Target REIT Hotel which would have a Target REIT Material Adverse Effect.

     7.13. Compliance with Existing Laws.

     Except as set forth on Schedule 7.13, neither Target REIT nor any Target REIT Subsidiary has received any notice within the past twelve (12) months (or since commencement of development or the date of acquisition of any Target REIT Hotel if such development commenced or acquisition occurred within the past twelve (12) months) of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of any Target REIT Hotel or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof, except such violations as have been cured to the satisfaction of the relevant authority or would have no Target REIT Material Adverse Effect. Target REIT and each Target REIT Subsidiary have in effect all Permits necessary for them to own, lease, or operate the Target REIT Hotels and to carry on their businesses as now conducted, except for those Permits the absence of which would have no Material Adverse Effect on any Target REIT Hotel, and there has occurred no default under any such Permit other than defaults which, singly or in the aggregate, would have no Material Adverse Effect on any Target REIT Hotel. Except as disclosed on Schedule 7.13 hereto, neither Target REIT nor any Target REIT Subsidiary is in violation of any laws, orders, or Permits applicable to its business or employees conducting its business, except for violations which would not have a Target REIT Material Adverse Effect.

     7.14. Insurance.

     All of the Insurance Policies are listed on Schedule 7.14, and all such policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) through the Closing Date shall be paid by Contributor OP, Contributor CMBS OP or their lessees on or before the due date therefor.

     7.15. Condemnation Proceedings.

     Except as set forth on Schedule 7.15, neither Target REIT nor Contributor OP has received any notice of any condemnation or eminent domain proceeding pending or, to the Knowledge of Target REIT, threatened against the Transferred Assets or any material part thereof.

     7.16. Personal Property.

     Subject only to the Permitted Title Exceptions and the Assumed Liabilities, all of the Personal Property will be free and clear of all liens, encumbrances and charges on the Closing Date and the Target REIT Subsidiaries have good and marketable title thereto and the right to convey same in accordance with the terms of this Agreement (except for capital leases of personal property entered into in the ordinary cause of business). All of the Tangible Personal Property is in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business of the Target REIT Hotels consistent with past practices.

     7.17. Bankruptcy.

     No Act of Bankruptcy has occurred with respect to Target REIT or any Target REIT Subsidiary.

     7.18. Title to Real Property.

     Except for Permitted Title Exceptions and as set forth on Schedule 7.18, the Target REIT Subsidiaries are the sole owners of good and marketable title to the Real Property, free and clear of all liens, mortgages, security interests, leases (except ground and other leases noticed on Schedule 7.18), encumbrances, restrictions, conditions, and agreements. The Target REIT Subsidiaries have title insurance polices insuring their fee simple titles or leasehold interests, as the case may be, to the Target REIT Hotels.

     7.19. Zoning.

     Except as set forth on Schedule 7.19, to the Knowledge of Target REIT, the current use and occupancy of the Target REIT Hotels for hotel purposes are permitted under all laws applicable thereto.

     7.20. Hazardous Substances.

     To the Knowledge of Target REIT: except as set forth on Schedule 7.20, there are no (a) Hazardous Substances on, under or in the Target REIT Hotels, or any portion thereof, in violation of applicable law,

(b) spills, releases, discharges, or disposal of Hazardous Substances in violation of applicable law that have occurred or are presently occurring on or onto the Target REIT Hotels, or any portion thereof, or (c) PCB (polychlorinated biphenyls) transformers serving, or stored on, the Target REIT Hotels, or any portion thereof. To the Knowledge of Target REIT, Target REIT and the Target REIT Subsidiaries have complied with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances, except for violations that would not have a Target REIT Material Adverse Effect.

     7.21. Room Furnishings.

     All public spaces, lobbies, meeting rooms, and each room in each of the Target REIT Hotels available for guest rental is generally furnished in accordance with the applicable Franchisor's standards for the hotel and room type.

     7.22. Franchisors; Franchise Agreements.

     The Target REIT Hotels are currently operated pursuant to Franchise Agreements with the Franchisors as listed next to their name on Schedule 7.22.

     7.23. Mortgage Documents.

     All promissory notes, bonds and other evidences on indebtedness given by Target REIT or any Target REIT Subsidiary that are secured by mortgages or negative pledges encumbering the Real Property are listed on Schedule 7.23 (the "Mortgage Notes"), together with a description of the corresponding mortgage documents (the "Mortgages"). The Mortgage Documents are complete, are in full force and effect and have not been modified or supplemented, except as otherwise disclosed on Schedule 7.23, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default under any of the Mortgage Documents. Neither Target REIT, Contributor OP, nor Contributor CMBS OP has been advised nor have any of them received any notice asserting that a default exists under any of the Mortgage Documents.

     7.24. Opinion of Financial Advisor.

     Target REIT has retained Salomon Smith Barney Inc. to review the transactions contemplated by this Agreement and to issue an opinion to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Target REIT Capital Stock and the partners of Contributor OP, and Target REIT has received the opinion of Salomon Smith Barney Inc. to such effect and such opinion has not been withdrawn or materially modified.

     7.25. Financial Advisor.

     Except for fees payable to Salomon Smith Barney Inc., neither Target REIT nor any Target REIT Subsidiary is committed to pay any financial advisory, broker or finder fees or any similar fees in connection with the Mergers, the Asset Sale or the transactions contemplated by this Agreement.

     7.26. Acquiror REIT Share Ownership.

     Neither Target REIT nor any of the Target REIT Subsidiaries owns any shares of capital stock of Acquiror REIT or other securities convertible into any capital stock of Acquiror REIT.

     7.27. Related Party Transactions.

     Except for the Target REIT Employment Agreements, the Target REIT Options, Contributor OP Units, and the Target REIT Restricted Stock Grants, there are no arrangements, agreements or contracts entered into by Target REIT or any of the Target REIT Subsidiaries with any person who is an officer, director, employee or affiliate of Target REIT or any of the Target REIT Subsidiaries, any relative of any of the foregoing persons or any entity of which any of the foregoing persons is an Affiliate.

     7.28. Takeover Statutes.

     Target REIT has taken all actions required of Target REIT to exempt the transactions contemplated hereby from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation ("Takeover Statutes").

     7.29. Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     For purposes of determining compliance with the HSR Act, Target REIT confirms that the conduct of its business, through the Target REIT Subsidiaries, consists solely of investing in, owning and operating, real estate assets and related personal property for the benefit of its Shareholders.

     7.30. Development.

     Set forth on Schedule 7.30 is a list of all material agreements entered into by Target REIT or any of the Target REIT Subsidiaries relating to the development, rehabilitation, capital improvement or construction of hotel properties or additions thereto or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Schedule 7.30 provides a description of each of Target REIT's or its Subsidiaries' material development, rehabilitation, capital improvement and construction projects, including budgeted amounts and costs incurred to date for each such project.

     7.31. Tax Matters.

     Except as set forth in Schedule 7.31: (i) Target REIT and each of the Target REIT Subsidiaries (a) has timely filed all material Tax Returns required to be filed by any of them for tax periods ended prior to the date of this Agreement, or requests for extensions have been timely filed and any such request has been granted and has not expired, and all such tax returns are accurate and complete in all material respects, (b) has paid or accrued all Taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment or deficiency notice received by any of them, and (c) has properly accrued in accordance with and to the extent required by GAAP all Taxes for such periods and periods subsequent to the periods covered by such Tax Returns; (ii) neither Target REIT nor any of the Target REIT Subsidiaries has received any notice that any federal, state and local income, excise and franchise Tax Return of Target REIT or any such Target REIT Subsidiary has been or will be examined by any taxing authority; (iii) neither Target REIT nor any of its the Target REIT Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes; (iv) Target REIT (a) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1993, 1994, 1995, 1996 and 1997, and (b) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ending on the date of the Effective Time; (v) each Target REIT Subsidiary that is a partnership, joint venture or limited liability company (A) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (B) has not since the later of its formation or the acquisition by Target REIT of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Target REIT to violate Section 856(c)(5) of the Code; and (vi) neither Target REIT nor any of the Target REIT Subsidiaries holds any asset (a) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19, or (b) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. No Target REIT Subsidiary (other than Target C. Corp.) is a corporation (or an entity that would, under applicable federal income tax principles, be classified as an association taxable as a corporation). Neither Contributor OP nor Contributor CMBS OP is a publicly traded partnership within the meaning of Section 7704 of the Code. True, correct and complete copies of all federal, state and local income or franchise Tax Returns filed by Target

REIT and each of the Target REIT Subsidiaries and all communications with taxing authorities relating thereto have been made available to Acquiror REIT or its representatives.

     7.32. Convertible Securities.

     Except as set forth herein or in Schedule 7.32 hereto, Target REIT has no outstanding options, warrants, or other securities exercisable for, or convertible into, Target REIT Capital Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transaction contemplated hereby.

     7.33. Updating of Representations and Warranties.

     Between the date hereof and the Closing Date, Contributor OP and Target REIT will promptly disclose to Acquiror REIT any information which, to the Knowledge of Target REIT, (a) would render any representation or warranty of either of them under this Article VII untrue, (b) renders any information set forth in this Agreement no longer correct in all material respects, or (c) arises after the date hereof and which would have been required to be included in this Agreement if such information had existed on the date hereof.

     Each of the representations, warranties and covenants contained in this
Article VII and its various subparagraphs are intended for the benefit of Acquiror REIT, Acquiror OP and Merger Sub and may be waived in whole or in part, by Acquiror REIT, but only by an instrument in writing signed by Acquiror REIT. No investigation, audit, inspection, review or the like conducted by or on behalf of Acquiror REIT, Merger Sub or Acquiror OP shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Acquiror REIT, Merger Sub and Acquiror OP have the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to Acquiror REIT, Merger Sub and Acquiror OP to execute this Agreement, agree to the Merger and to consummate the transactions contemplated by this Agreement.

     7.34. Reorganization.

     Neither Target REIT nor any Target REIT Subsidiary has taken any action, or agreed to take any action, or has any knowledge of any fact or circumstance that is reasonably likely to prevent the REIT Merger, from qualifying for treatment as a "reorganization" within the meaning of Section 368(a) of the Code.

     7.35. Intellectual Property.

     Schedule 7.35 contains a true, correct and complete listing of all trademarks, service marks, trade names, service names, patents, copyrights and computer software owned or licensed by or registered in the name of Target REIT or any Target REIT Subsidiary. Either Target REIT or any Target REIT Subsidiary, as shown therein, is the sole owner of all right, title and interest in all intellectual property described in Schedule 7.35 hereto, except and excluding proprietary rights that either Target REIT or any Target REIT Subsidiary are entitled to exercise and sublicense, by reason of license or otherwise, which are identified in Schedule 7.35 hereof. Except as provided on Schedule 7.35 hereof, neither Target REIT nor Contributing OP has any knowledge nor have they received any written notice to the effect that any service rendered by either Target REIT or any Target REIT Subsidiary with respect to their businesses infringes on any intellectual property right or other legally-protectable right of another Person.

     7.36. Employees.

     Except as set forth on Schedule 7.36 hereof, neither Target REIT nor any Target REIT Subsidiary has any written employment contract with any person currently engaged, or previously engaged, in the businesses of Target REIT nor any Target REIT Subsidiary. Schedule 7.36 lists all current employees of Target REIT and the Target REIT Subsidiaries, showing each such person's name and position.

     7.37. Labor Relations.

     Neither Target REIT nor any Target REIT Subsidiary is the subject of any litigation or governmental investigation asserting that Target REIT or any Target REIT Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel Target REIT or any Target REIT Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is Target REIT or any Target REIT Subsidiary a party to or bound by any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving Target REIT or any Target REIT Subsidiary, pending or, to the Knowledge of Target REIT, threatened, or, to the Knowledge of Target REIT, is there any activity involving Target REIT's or any Target REIT Subsidiary's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     7.38. Termination of Certain Target REIT Leases.

     Target REIT, Contributor OP and Contributor CMBS OP have entered into a letter agreement with the Target REIT Lessee dated October 17, 1997, a copy of which is attached as Exhibit G hereto (the "Lease Termination Agreement"), providing for the determination of certain amounts payable to the Target REIT Lessee or the Target REIT CMBS Lessee, as applicable, in connection with the termination by certain Target REIT Subsidiaries of the Target REIT Leases described on Schedule 7.38 on or before December 31, 1998. Schedule 7.38 sets forth the amounts determined pursuant to the Lease Termination Agreement for termination of each of such Target REIT Leases. Target REIT or the Target REIT Subsidiaries have the right to terminate such Target REIT Leases upon payment of the amounts set forth in Schedule 7.38 and in accordance with the notice and other provisions set forth in such Target REIT Leases.

                                  ARTICLE VIII

                REPRESENTATIONS AND WARRANTIES OF ACQUIROR REIT,
                           ACQUIROR OP AND MERGER SUB

     Acquiror REIT, Acquiror OP and Merger Sub hereby represent and warrant, jointly and severally, to Target REIT and Contributor OP that:

     8.1. Organization.

          (a) Acquiror REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and is duly qualified as a foreign corporation to do business in, and is in good standing under the laws of, each jurisdiction in which the failure to qualify would have an Acquiror REIT Material Adverse Effect. Acquiror REIT has the power and authority to carry on its business as it is now being conducted and to own and lease its assets.

          (b) Each of the Acquiror REIT Subsidiaries is a corporation, limited liability company or limited partnership, as indicated on Schedule 8.7, duly organized, validly existing and in good standing under the laws of the state of its formation and is duly qualified as a foreign entity to do business in, and is in good standing under the laws of, each jurisdiction in which the failure to qualify would have an Acquiror REIT Material Adverse Effect. Each of the Acquiror REIT Subsidiaries has the power and authority to carry on its business as it is now being conducted and to own or lease its assets.

          (c) The copies of the Organizational Documents of Acquiror OP, Acquiror REIT and Merger Sub, which have heretofore been made available to Target REIT, are true, complete and correct copies of the Organizational Documents of Acquiror OP, Acquiror REIT and Merger Sub, as amended and in effect on the date hereof.

          (d) The copies of the Organizational Documents of the Acquiror REIT Subsidiaries, which have heretofore been made available to Target REIT, are true, complete and correct copies of such

     Organizational Documents of the Acquiror REIT Subsidiaries, as amended and in effect on the date hereof.

          (e) The copies of the minute books and records of the material proceedings of Acquiror REIT and the Acquiror REIT Subsidiaries, which have heretofore been made available to Target REIT, are copies of the original minute books and records of Acquiror REIT and the Acquiror REIT Subsidiaries, contain all proceedings of the Shareholders, members, partners, boards of directors and any committees thereof with respect to Acquiror REIT and the Acquiror REIT Subsidiaries prior to the date hereof, and are true, correct and complete in all material respects.

     8.2. Authorization; Enforceability.

     Each of Acquiror REIT and Merger Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to the approval of the issuance of Acquiror REIT Common Stock contemplated herein by the Shareholders of Acquiror REIT pursuant to applicable law and the rules of the NYSE. Acquiror OP has the partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to approval of this Agreement and the OP Merger by the limited partners of Acquiror OP as required by the TRULPA. Subject to such Shareholder and limited partner approvals, this Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Acquiror OP, Acquiror REIT, Merger Sub and the other parties hereto and thereto, the valid and binding obligations of Acquiror OP, Acquiror REIT and Merger Sub, enforceable against Acquiror OP, Acquiror REIT and Merger Sub in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws or equitable principles affecting rights of creditors generally. All necessary action on the part of the board of directors of Acquiror REIT and the board of directors and Shareholders of Merger Sub and the general partner of Acquiror OP has been taken to authorize the execution and delivery of this Agreement and each agreement or instrument executed in connection herewith, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Acquiror REIT, Acquiror OP and Merger Sub.

     8.3. Capitalization.

     The authorized capital stock of Acquiror REIT consists of 50,000,000 shares of Acquiror REIT Common Stock and 10,000,000 shares of Acquiror REIT Preferred Stock. As of the date hereof, 36,234,030 shares of Acquiror REIT Common Stock are issued and outstanding and no shares of Acquiror REIT Preferred Stock are issued and outstanding. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock of Merger Sub, $.01 par value per share, 1,000 shares of which common stock are issued and outstanding. All such issued and outstanding shares of Acquiror REIT Common Stock and common stock of Merger Sub are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights. An aggregate of 1,953,581 shares of Acquiror REIT Common Stock are reserved for issuance upon redemption of 1,953,581 outstanding Acquiror OP Units. Neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote with the Shareholders of Acquiror REIT on any matter. There are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Acquiror REIT or any of the Acquiror REIT Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest of Acquiror REIT or any of the Acquiror Subsidiaries, other than with respect to the Acquiror REIT Options, the Acquiror REIT Restricted Stock Grants described on Schedule 1.23 and the Acquiror OP Units described on
Schedule 8.7. Except as set forth on Schedule 8.3, there are no agreements or understandings to which Acquiror REIT is a party with respect to the voting of any shares of Acquiror REIT Common Stock or which restrict the transfer of any such shares, except as set forth in Acquiror REIT's Organizational Documents.

     8.4. No Violation or Conflict by Acquiror OP, Acquiror REIT or Merger Sub.

     Except as set forth on Schedule 8.4, the execution, delivery and performance of this Agreement by Acquiror OP, Acquiror REIT and Merger Sub do not and will not conflict with or violate or constitute a breach or default under, (i) any law, judgment, order or decree binding on Acquiror REIT or any of the Acquiror REIT Subsidiaries, (ii) the Organizational Documents of Acquiror REIT, Acquiror OP or Merger Sub, or (iii) any Contract to which Acquiror REIT or any of the Acquiror REIT Subsidiaries is a party or by which it is bound, the breach or default of which would have an Acquiror REIT Material Adverse Effect.

     8.5. No Litigation.

     Except as set forth on Schedule 8.5, there is no litigation or governmental investigation pending or, to the Knowledge of Acquiror REIT, proposed or threatened against Acquiror REIT or any of the Acquiror REIT Subsidiaries, that
(a) is expected to have an Acquiror REIT Material Adverse Effect, or (b) seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     8.6. Absence of Certain Changes.

     Except as set forth on Schedule 8.6, in the Acquiror REIT SEC Documents, or as contemplated by this Agreement, since December 31, 1997, there has not been any sale, transfer or other disposition of material assets of Acquiror REIT or the Acquiror REIT Subsidiaries, except in the ordinary course of business consistent with past practice.

     8.7. Subsidiaries.

     All of the Acquiror REIT Subsidiaries are disclosed on Schedule 8.7.
Schedule 8.7 also sets forth Acquiror REIT's and Acquiror OP's ownership of equity interests in the Acquiror REIT Subsidiaries, and, to the Knowledge of Acquiror REIT, other Persons' ownership of equity interests in the Acquiror REIT Subsidiaries. Except as set forth on Schedule 8.7, Acquiror REIT and Acquiror OP (directly or indirectly) have good and marketable title to all of the equity interests in each of the Acquiror REIT Subsidiaries as indicated on Schedule 8.7 free and clear of all liens, claims and encumbrances. Except for the Acquiror REIT Subsidiaries, Acquiror REIT owns no ownership interest in any other corporation, partnership, joint venture or other business organization or entity.

     8.8. Contracts and Commitments.

     Except as set forth on Schedule 8.8, Acquiror REIT and the Acquiror REIT Subsidiaries are not a party to any Contract (a) involving remaining payment or guarantee of obligations by Acquiror REIT or any Acquiror REIT Subsidiary in excess of $25,000, or (b) with a remaining term in excess of one year and which cannot be canceled by Acquiror REIT or an Acquiror REIT Subsidiary without penalty on prior notice of 90 days or less. Schedule 8.8 sets forth the indebtedness (other than trade payables arising in the ordinary course of business and obligations under the Employee Benefit Plans) of Acquiror REIT and the Acquiror REIT Subsidiaries, including the unpaid principal balance at March 31, 1998. With respect to each Contract listed on Schedule 8.8 hereto: (i) the Contract is in full force and effect, valid and enforceable in accordance with its terms, as limited by applicable bankruptcy, reorganization, moratorium, or similar laws and equitable principles affecting creditors' rights generally;
(ii) neither Acquiror REIT nor any Acquiror REIT Subsidiary is in material default thereunder; (iii) neither Acquiror REIT nor any Acquiror REIT Subsidiary has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Acquiror REIT, in default in any respect, or has repudiated or waived any material provision thereunder. Except as set forth in Schedule 8.8, neither Acquiror REIT nor any Acquiror REIT Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, (i) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Acquiror OP or any other Acquiror REIT

Subsidiary that is treated as a partnership for federal income tax purposes, and
(ii) that (A) prohibits or restricts in any manner the disposition of any assets of Acquiror REIT or any Acquiror REIT Subsidiary, (B) requires that Acquiror REIT or any Acquiror REIT Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Acquiror REIT Hotels, or (C) requires that Acquiror REIT or any Acquiror REIT Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Acquiror REIT or any Acquiror REIT Subsidiary.

     8.9. Approvals and Consents.

     Except as set forth on Schedule 8.9, no consent, approval, or authorization of, notice to, filing with any governmental authority or any Person or entity not a party to this Agreement is required to be obtained by Acquiror REIT or any Acquiror REIT Subsidiary as a condition to the execution, delivery or performance of this Agreement by Acquiror OP, Acquiror REIT or Merger Sub, except where the failure to obtain such consent, approval or authorization does not have an Acquiror REIT Material Adverse Effect.

     8.10. Acquiror REIT Employee Benefit Plans.

     (a) Disclosure. Schedule 8.10 hereto sets forth a summary description of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently or previously maintained by, sponsored in whole or in part by, or contributed to, or required to be contributed to, by Acquiror REIT or any Acquiror REIT Subsidiary or any entity which is considered a member of the same controlled group as Acquiror REIT under Section 4001 of ERISA or Section 414 of the Code or Section 302 of ERISA (whether or not waived) for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

     (b) Compliance with Law. The provisions of each Acquiror REIT Employee Benefit Plan and, to the Knowledge of Acquiror REIT, the administration of each Acquiror REIT Employee Benefit Plan are and have been in all material respects in compliance with all applicable laws, and neither Acquiror REIT nor any Acquiror REIT Subsidiary has received any claim or notice alleging to the contrary with respect to any Acquiror REIT Employee Benefit Plan.

     (c) Tax or Civil Liability. With respect to the Acquiror REIT Employee Benefit Plans, neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code), for which there is not an exception, that could subject Acquiror REIT or any Acquiror REIT Subsidiary to an excise tax under Code Section 4975 or civil liability under Section 502(i) of ERISA, except for a tax or liability that would not have an Acquiror REIT Material Adverse Effect.

     (d) Claims and Liability. There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought or, to the Knowledge of Acquiror REIT, threatened, against any Acquiror REIT Employee Benefit Plan or the assets thereof, or against any fiduciary of any such Acquiror REIT Employee Benefit Plan.

     (e) Multiemployer Plans. Acquiror REIT and the Acquiror REIT Subsidiaries neither maintain nor participate in, and, except as set forth on Schedule 8.10 hereto, have never maintained or participated in, any "multiemployer plans" as defined in Section 3(37) of ERISA. Acquiror REIT and the Acquiror REIT Subsidiaries have no present liability under any multiemployer plan.

     (f) Reporting and Disclosure. Acquiror REIT and the Acquiror REIT Subsidiaries have complied in all material respects with the reporting and disclosure requirements of ERISA.

     8.11. SEC Documents; Financial Statement; Undisclosed Liabilities.

     The Acquiror REIT SEC Documents constitute all forms, reports and documents required to be filed by Acquiror REIT with the SEC under applicable law. All of the Acquiror REIT SEC Documents (other than preliminary material) have been timely filed, and, as of their respective filing dates or effective dates, as applicable, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the Acquiror REIT SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Acquiror REIT SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Acquiror REIT and the Acquiror REIT Subsidiaries included in Acquiror REIT SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Acquiror REIT and the Acquiror REIT Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in the consolidated financial statements of Acquiror REIT and the Acquiror REIT Subsidiaries included in the Acquiror REIT SEC Documents or on Schedule 8.11, neither Acquiror REIT nor any Acquiror REIT Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Acquiror REIT or in the notes thereto and which, individually or in the aggregate, would have an Acquiror REIT Material Adverse Effect.

     8.12. Title to Properties and Assets.

     Except as set forth on Schedule 8.12, the Acquiror REIT Subsidiaries are the sole owners of good and marketable title to the Acquiror REIT Hotels and other assets of Acquiror OP, free and clear of all liens, mortgages, security interests, leases (except ground and other leases noticed on Schedule 8.12), encumbrances, restrictions, conditions and agreements. Acquiror OP has title insurance policies insuring its fee simple titles or leasehold interests, as the case may be, to the Acquiror REIT Hotels.

     8.13. Insurance.

     All of the insurance policies with respect to the Acquiror REIT Hotels are listed on Schedule 8.13, and all such policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by Acquiror OP or its lessee on or before the due date therefor.

     8.14. Personal Property.

     Except as disclosed in the consolidated financial statements of Acquiror REIT and the Acquiror REIT Subsidiaries included in the Acquiror REIT SEC Documents or on Schedule 8.14, each of Acquiror OP and the Acquiror Subsidiaries has good and marketable title to all of the machinery, equipment, materials, supplies and other personal property of every kind, tangible or intangible, shown as assets in its records and books of account, free and clear of all liens, encumbrances and charges (except for capital leases of personal property entered into in the ordinary cause of business). All of such tangible personal property is in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business of the Acquiror REIT Hotels consistent with past practices.

     8.15. Bankruptcy.

     No Act of Bankruptcy has occurred with respect to Acquiror REIT or any Acquiror REIT Subsidiary.

     8.16. Zoning.

     Except as set forth on Schedule 8.16, to the Knowledge of Acquiror REIT, the current use and occupancy of the Acquiror REIT Hotels for hotel purposes are permitted under all laws applicable thereto.

     8.17. Hazardous Substances.

     To the Knowledge of Acquiror REIT: except as set forth on Schedule 8.17, there are no (a) Hazardous Substances on, under or in the Acquiror REIT Hotels, or any portion thereof, in violation of applicable law, (b) spills, releases, discharges, or disposal of Hazardous Substances in violation of applicable law that have occurred or are presently occurring on or onto any of the Acquiror REIT Hotels, or any portion thereof, or (c) PCB (polychlorinated biphenyls) transformers serving, or stored on, any Acquiror REIT Hotels, or any portion thereof. To the Knowledge of Acquiror REIT, Acquiror REIT and the Acquiror REIT Subsidiaries have complied with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances, except for violations which would not have an Acquiror REIT Material Adverse Effect.

     8.18. Leases.

     Each Acquiror REIT Lease is in full force and effect, valid and enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally and (b) as may be limited in the jurisdiction where the relevant Acquiror REIT Hotel is located if such limitation would not deprive the Acquiror REIT Subsidiaries, in total, of the principal benefits contemplated by the Acquiror REIT Leases; and no Acquiror REIT Subsidiary is in material default under any Acquiror REIT Lease, no Acquiror Subsidiary has repudiated or waived any material provision of any such Acquiror REIT Lease, and no other party to any such Acquiror REIT Lease is, to the Knowledge of Acquiror REIT, in default in any respect, or has repudiated or waived any material provision thereunder. No event or occurrence exists which with notice or the passage of time, or both, would constitute an event of default under any Acquiror REIT Lease. The Acquiror REIT Leases will not adversely affect the tax qualification of Acquiror REIT as a REIT for federal income tax purposes.

     8.19. Opinion of Financial Advisor.

     Acquiror REIT has retained Morgan Keegan & Company, Inc. to review the transactions contemplated by this Agreement and to issue an opinion to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Acquiror REIT Common Stock and the partners of Acquiror OP, and Acquiror REIT has received the opinion of Morgan Keegan & Company, Inc. to such effect and such opinion has not been withdrawn or materially modified.

     8.20. Financial Advisor.

     Except for fees payable to Bear, Stearns & Co., Inc. and Morgan Keegan & Company, Inc., Acquiror REIT is not committed to pay any financial advisory, broker or finder fees or any similar fees in connection with the Mergers, the Asset Sale or the transactions contemplated by this Agreement.

     8.21. Target REIT Share Ownership.

     Neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries owns any shares of capital stock of Target REIT or other securities convertible into capital stock of Target REIT.

     8.22. Related Party Transactions.

     Except for the Acquiror REIT Employment Agreements, the Acquiror REIT Options, Acquiror OP Units and the Acquiror REIT Restricted Stock Grants, there are no arrangements, agreements, or contracts entered into by Acquiror REIT or any of the Acquiror REIT Subsidiaries with any person who is an officer, director, employee or affiliate of Acquiror REIT or any of the Acquiror REIT Subsidiaries, any relative of any of the foregoing persons or any entity of which any of the foregoing persons is an Affiliate.

     8.23. Takeover Statutes.

     Acquiror REIT and Merger Sub have taken all actions required of Acquiror REIT and Merger Sub to exempt the transactions contemplated hereby from the operation of any Takeover Statutes.

     8.24. Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     For purposes of determining compliance with the HSR Act, Acquiror REIT and Merger Sub confirm that the conduct of their business, through the Acquiror REIT Subsidiaries, consists solely of investing in, owning and operating, real estate, assets and related personal property for the benefit of the Shareholders of Acquiror REIT.

     8.25. Development.

     Set forth on Schedule 8.25 is a list of all material agreements entered into by Acquiror REIT or any of the Acquiror REIT Subsidiaries relating to the development, rehabilitation, capital improvement or construction of hotel properties or additions thereto or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Schedule 8.25 provides a description of each of Acquiror REIT's or its Subsidiaries' material development, rehabilitation, capital improvement and construction projects, including budgeted amounts and costs incurred to date for each such project.

     8.26. Tax Matters.

     Except as set forth in Schedule 8.26, (i) Acquiror REIT and each of the Acquiror REIT Subsidiaries (a) has timely filed all material Tax Returns required to be filed by any of them for tax periods ended prior to the date of this Agreement, or requests for extensions have been timely filed and any such request has been granted and has not expired, and all such tax returns are accurate and complete in all material respects, (b) has paid or accrued all Taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment or deficiency notice received by any of them, and (c) has properly accrued in accordance with and to the extent required by GAAP all Taxes for such periods and periods subsequent to the periods covered by such Tax Returns; (ii) neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries has received any notice that any federal, state and local income, excise and franchise Tax Return of Acquiror REIT or any such Acquiror REIT Subsidiary has been or will be examined by any taxing authority; (iii) neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes; (iv) Acquiror REIT (a) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1994, 1995, 1996 and 1997, and (b) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ending after the Closing Date; (v) each Acquiror REIT Subsidiary that is a partnership, joint venture or limited liability company (A) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (B) has not since the later of its formation or the acquisition by Acquiror REIT of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Acquiror REIT to violate Section 856(c)(5) of the Code; (vi) Acquiror REIT represents that each of the Acquiror REIT Subsidiaries which is a corporation for federal income tax purposes and of which all the outstanding capital stock is owned solely by Acquiror REIT (or by Acquiror REIT and one or more of the Acquiror REIT Subsidiaries or by one or more of the Acquiror REIT

Subsidiaries) is a "Qualified REIT Subsidiary" as defined in Section 856 of the Code; and (vi) neither Acquiror REIT nor any of the Acquiror REIT Subsidiaries holds any asset, (a) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19, or (b) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. No Acquiror REIT Subsidiary (other than Acquiror C. Corp.) is a corporation (or an entity that would, under applicable federal income tax principles, be classified as an association taxable as a corporation). Acquiror OP is not a publicly traded partnership within the meaning of Section 7704 of the Code. True, correct and complete copies of all federal, state and local income or franchise Tax Returns filed by Acquiror REIT and each of the Acquiror REIT Subsidiaries and all communications with taxing authorities relating thereto have been made available to Target REIT or its representatives.

     8.27. Convertible Securities.

     Except as set forth herein or in Schedule 8.27 hereto, Acquiror REIT has no outstanding options, warrants or other securities exercisable for, or convertible into, Acquiror REIT Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     8.28. Acquiror REIT Common Stock.

     Acquiror REIT has reserved for issuance a sufficient number of shares of Acquiror REIT Common Stock to perform its obligations hereunder. The issuance and delivery by Acquiror REIT of shares of Acquiror REIT Common Stock in connection with the REIT Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Acquiror REIT, except for the approval of such issuance and delivery by Acquiror REIT's Shareholders as contemplated by this Agreement. The shares of Acquiror REIT Common Stock to be issued in connection with the REIT Merger, when issued in accordance with the terms of this Agreement and the Plan of Merger, will be validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights.

     8.29. Interim Operations of Merger Sub.

     Merger Sub was formed solely for the purpose of engaging in the REIT Merger and has not engaged in any business activities or conducted any operations other than as contemplated by this Agreement.

     8.30. Updating of Representations and Warranties.

     Between the date hereof and the Closing Date, Acquiror OP, Acquiror REIT and Merger Sub will promptly disclose to Target REIT any information which, to the Knowledge of Acquiror REIT, (a) would render any representation or warranty of any of them under this Article VIII untrue, (b) renders any information set forth in this Agreement no longer correct in all material respects, or (c) arises after the date hereof and which would have been required to be included in this Agreement if such information had existed on the date hereof.

     Each of the representations, warranties and covenants contained in this
Article VIII and its various subparagraphs are intended for the benefit of Target REIT and Contributor OP and may be waived in whole or in part, by Target REIT, but only by an instrument in writing signed by Target REIT. No investigation, audit, inspection, review or the like conducted by or on behalf of Target REIT or Contributor OP shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Target REIT and Contributor OP have the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to Target REIT and Contributor OP to execute this Agreement, agree to the Mergers and to consummate the transactions contemplated by this Agreement.

     8.31. Reorganization.

     Neither Acquiror REIT nor any Acquiror REIT Subsidiary has taken any action, or agreed to take any action, or has any knowledge of any fact or circumstance that is reasonably likely to prevent the REIT Merger, from qualifying for treatment as a "reorganization" within the meaning of Section 368(a) of the Code.

     8.32. Intellectual Property.

     Schedule 8.32 contains a true, correct and complete listing of all trademarks, service marks, trade names, service names, patents, copyrights and computer software owned or licensed by or registered in the name of Acquiror REIT or any Acquiror REIT Subsidiary. Either Acquiror REIT or any Acquiror REIT Subsidiary, as shown therein, is the sole owner of all right, title and interest in all intellectual property described in Schedule 8.32 hereto, except and excluding proprietary rights that either Acquiror REIT or any Acquiror REIT Subsidiary are entitled to exercise and sublicense, by reason of license or otherwise, which are identified in Schedule 8.32 hereof. Except as provided on
Schedule 8.32 hereof, neither Acquiror REIT nor Acquiror OP has any knowledge nor have they received any written notice to the effect that any service rendered by either Acquiror REIT or any Acquiror REIT Subsidiary with respect to their businesses infringes on any intellectual property right or other legally-protectable right of another Person.

     8.33. Employees.

     Except as set forth on Schedule 8.33 hereof, neither Acquiror REIT nor any Acquiror REIT Subsidiary has any written employment contract with any person currently engaged, or previously engaged, in the businesses of Acquiror REIT nor any Acquiror REIT Subsidiary.

     8.34. Labor Relations.

     Neither Acquiror REIT nor any Acquiror REIT Subsidiary is the subject of any litigation or governmental investigation asserting that Acquiror REIT or any Acquiror REIT Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel Acquiror REIT or any Acquiror REIT Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is Acquiror REIT or any Acquiror REIT Subsidiary a party to or bound by any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving Acquiror REIT or any Acquiror REIT Subsidiary, pending or, to the Knowledge of Acquiror REIT, threatened, or, to the Knowledge of Acquiror REIT, is there any activity involving Acquiror REIT's or any Acquiror REIT Subsidiary's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     8.35. No Special Taxes.

     Except as set forth in Schedule 8.35, neither Acquiror REIT nor Acquiror OP has knowledge of, nor has received any notice of, any special taxes or assessments relating to any of the Acquiror REIT Hotels or any part thereof or any planned public improvements that may result in a special tax or assessment against an Acquiror REIT Hotel which would have an Acquiror REIT Material Adverse Effect.

     8.36. Compliance with Existing Laws.

     Except as set forth on Schedule 8.36, neither Acquiror REIT nor any Acquiror REIT Subsidiary has received notice within the past twelve (12) months (or since commencement of development or the date of acquisition of any Acquiror REIT Hotel if such development commenced or acquisition occurred within the past twelve (12) months) of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of an Acquiror REIT Hotel or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof, except such violations as have been cured to the satisfaction of the relevant authority or would have no

Acquiror REIT Material Adverse Effect. Acquiror REIT and each Acquiror REIT Subsidiary have in effect all Permits necessary for them to own, lease, or operate the Acquiror REIT Hotels and to carry on their businesses as now conducted, except for those Permits the absence of which would have no Material Adverse Effect on any Acquiror REIT Hotel, and there has occurred no default under any such Permit other than defaults which, singly or in the aggregate, would have no Material Adverse Effect on any Acquiror REIT Hotel. Except as disclosed on Schedule 8.36 hereto, neither Acquiror REIT nor any Acquiror REIT Subsidiary is in violation of any laws, orders, or Permits applicable to its business or employees conducting its business, except for violations which would not have an Acquiror REIT Material Adverse Effect.

     8.37. Condemnation Proceedings.

     Except as set forth on Schedule 8.37, neither Acquiror REIT nor Acquiror OP has received notice of any condemnation or eminent domain proceeding pending or, to the Knowledge of Acquiror REIT, threatened against the Acquiror REIT Hotels or any material part thereof.

     8.38. Room Furnishings.

     All public spaces, lobbies, meeting rooms, and each room in each of the Acquiror REIT Hotels available for guest rental is generally furnished in accordance with the applicable franchisor's standards for the hotel and room type.

     8.39. Franchisors; Franchise Agreements.

     The Acquiror REIT Hotels are currently operated pursuant to franchise agreements with the franchisors as listed next to their name on Schedule 8.39.

     8.40. Mortgage Documents.

     All promissory notes, bonds and other evidences of indebtedness given by Acquiror REIT or any Acquiror REIT Subsidiary that are secured by mortgages or negative pledges encumbering the Acquiror REIT Hotels are listed on Schedule 8.40, together with a description of the corresponding mortgage documents. Such mortgage documents are complete, are in full force and effect and have not been modified or supplemented, except as otherwise disclosed on Schedule 8.40, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default under any of such mortgage documents. Neither Acquiror REIT nor Acquiror OP has been advised nor received any notice asserting that a default exists under any of such mortgage documents.

     8.41. New Leases.

     Acquiror REIT and Acquiror OP will use their good faith best efforts, and will cause Acquiror CMBS OP to use its good faith best efforts, to enter into new leases with respect to the Target REIT Hotels described on Schedule 7.38 (as soon as practical after the date hereof concerning those hotels owned by Contributor CMBS OP) on terms reasonably acceptable to Acquiror REIT effective as of the Closing Date and will keep Target REIT and Contributor OP advised as to the status of negotiations as to such new leases.

                                   ARTICLE IX

                        CONDITIONS PRECEDENT TO CLOSING

     9.1. Conditions Precedent to Obligations of Parties.

     The respective obligations of each party hereto to consummate the Mergers, the Asset Sale and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved by the Shareholders of Target REIT and the Shareholders of Acquiror REIT in the manner required by the Acquiror REIT Charter, the Target REIT Charter and by applicable law and applicable regulations of the NYSE.

          (b) Each party hereto shall have obtained reasonable evidence of the OP Partner Approvals.

          (c) No order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority which prohibits the consummation of the Mergers, the Asset Sale and the other transactions contemplated hereby; provided, however, that in case of the existence of such order, decree or injunction, the parties hereto shall use their reasonable best efforts to have any such order, decree or injunction vacated or reversed.

          (d) All applicable requirements under state securities or Takeover Statutes, if any, relating to the issuance and trading of the shares of Acquiror REIT Common Stock issuable hereunder, shall have been satisfied.

          (e) Any waiting period applicable to the Mergers under the HSR Act, as applicable, shall have terminated or expired.

          (f) The Form S-4 shall have become effective under the Securities Act and no stop order with respect thereto shall be in effect.

          (g) Acquiror REIT shall have obtained the approval for the listing of the shares Acquiror REIT Common Stock issuable hereunder on the NYSE, subject to official notice of issuance.

          (h) The Average Price shall be equal to or greater than $14.00.

          (i) Acquiror OP and Acquiror CMBS OP shall have entered into new leases with respect to the Target REIT Hotels described on Schedule 7.38 effective as of the Closing Date on terms reasonably acceptable to Acquiror REIT.

          (j) Each party hereto shall have obtained any and all consents, approvals, authorizations, clearances, exemptions or waivers by any Person pursuant to any Contract, law, order or Permit required for consummation of the Mergers, the Asset Sale or any of the other transactions contemplated herein, or for the prevention of a default under any Contract or Permit of such party which, if not obtained or made, is reasonably likely to have a Material Adverse Effect on such party.

          (k) The Closing shall have occurred on or before October 15, 1998.

     9.2. Conditions Precedent to the Obligations of Acquiror OP, Acquiror REIT and Merger Sub.

     Each and every obligation hereunder of Acquiror OP, Acquiror REIT and Merger Sub to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the express conditions precedent set forth below:

          (a) Target REIT and Contributor OP shall have performed and complied in all material respects with all of their obligations under this Agreement that are to be performed or complied with by them prior to or on the Closing Date.

          (b) All proceedings, corporate, partnership or other, to be taken by or at the direction of Target REIT and Contributor OP in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Acquiror REIT, Acquiror OP and Merger Sub, and Target REIT and Contributor OP shall have made available to Acquiror REIT, Merger Sub and Acquiror OP for examination the originals or complete, true and correct copies of all documents that Acquiror REIT, Acquiror OP and Merger Sub may reasonably request in connection with the transactions contemplated by this Agreement.

          (c) No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (d) The representations and warranties made by Contributor OP and Target REIT in this Agreement shall be true and correct in all material respects as of the Effective Time with the same force and effect as though such representations and warranties had been made on the and as of the Effective Time (with such exceptions, if any, necessary to give effect to events or transactions contemplated hereby and provided that representation and warranties which are confined to a specific date shall speak only as of such date), except where the failure to be true and correct does not have a Target REIT Material Adverse Effect.

          (e) Acquiror REIT shall have received the opinion of Baker, Donelson, Bearman & Caldwell, counsel to Acquiror REIT, Acquiror OP and Merger Sub, dated the Closing Date, to the effect that (i) the REIT Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Acquiror REIT and Target REIT will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized for federal income tax purposes by Acquiror REIT, Merger Sub, or Target REIT, on consummation of the REIT Merger. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers of Acquiror REIT and Target REIT and shall be entitled to assume that the covenants of Section 10.14 shall be fully complied with.

          (f) Acquiror REIT shall have received (i) an opinion of Hunton & Williams, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1993, Target REIT was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations) and (ii) an opinion of Baker, Donelson, Bearman & Caldwell, dated as of the Closing Date, to the effect that, commencing with its taxable year ending December 31, 1994, Acquiror REIT was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the REIT Merger, Acquiror REIT's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinion of counsel to Target REIT described in clause (i) above).

          (g) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Target REIT and the Target REIT Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Target REIT Material Adverse Effect, other than any such change that affects both Target REIT and Acquiror REIT in a substantially similar manner.

          (h) Acquiror REIT shall have received the opinion of Hunton & Williams, counsel to Target REIT and Contributor OP, dated the Closing Date, as to the matters set forth in Exhibit C.

          (i) Target REIT and Contributor OP shall have delivered to Acquiror REIT an officer's certificate, given as of the Effective Time, in substantially the form attached hereto as Exhibit D.

          (j) Contributor OP shall have delivered to Acquiror OP, on or before the Effective Time, all of the documents and other information required of Contributor OP and Contributor CMBS OP pursuant to Section 2.6.

          (k) Good and marketable fee simple title to the Real Property shall be insurable as such by the Title Company subject only to Permitted Title Exceptions.

          (l) Acquiror REIT shall have received from Target REIT the executed Articles of Merger.

          (m) Acquiror REIT shall have received copies of resignations by each director and officer of Target REIT and the Target REIT Subsidiaries.

          (n) All of the shares of capital stock of the Target C Corp. owned by Mr. Solmson shall have been transferred to Acquiror REIT, or its designees or assigns, in accordance with the Stock Purchase Agreement.

          (o) Acquiror REIT shall have received from Contributor CMBS OP the executed CMBS Agreement of Merger.

     9.3. Conditions Precedent to the Obligations of Contributor OP and Target REIT.

     Each and every obligation hereunder of Contributor OP and Target REIT to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the express conditions precedent set forth below:

          (a) Acquiror OP, Acquiror REIT and Merger Sub shall have performed and complied in all material respects with all of their obligations under this Agreement that are to be performed or complied with by them prior to or on the Closing Date.

          (b) All proceedings, corporate, partnership or other, to be taken by or at the direction of Acquiror OP, Acquiror REIT and Merger Sub in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Target REIT and Contributor OP, and Acquiror REIT, Acquiror OP and Merger Sub shall have made available to Target REIT and Contributor OP for examination the originals or complete, true and correct copies of all documents that Target REIT and Contributor OP may reasonably request in connection with the transactions contemplated by this Agreement.

          (c) No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (d) The representations and warranties made by Acquiror OP, Acquiror REIT and Merger Sub in this Agreement shall be true and correct in all material respects as of the Effective Time with the same force and effect as though such representations and warranties had been made on and as of the Effective Time (with such exceptions, if any, necessary to give effect to events or transactions contemplated hereby and provided that representations and warranties which are confined to a specific date shall speak only as of such date), except where the failure to be true and correct does not have an Acquiror REIT Material Adverse Effect.

          (e) Target REIT shall have received the opinion of Hunton & Williams, counsel to Target REIT and Contributor OP, dated the Closing Date, to the effect that (i) the REIT Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Acquiror REIT and Target REIT will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) the exchange in the REIT Merger of Acquiror REIT Common Stock for Target REIT Capital Stock will not give rise to gain or loss to the Shareholders of Target REIT with respect to such exchange (except with respect to the receipt of cash in lieu of fractional shares), (iv) the transfer by Contributor OP of all of its assets to Acquiror OP in exchange for limited partnership interests in Acquiror OP will not cause Contributor OP to recognize gain or loss for federal income tax purposes

     (except to the extent that Contributor OP receives cash in the exchange), and (v) the distribution by Contributor OP of limited partnership interests in Acquiror OP will not cause the partners of Contributor OP to recognize gain or loss for federal income tax purposes (except to the extent that the partners of Contributor OP receive cash in the distribution). In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers of Acquiror REIT and Target REIT and shall be entitled to assume that the covenants of Section
     10.14 shall be fully complied with.

          (f) Target REIT shall have received an opinion of Baker, Donelson, Bearman & Caldwell, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1994, Acquiror REIT was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

          (g) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Acquiror REIT and the Acquiror REIT Subsidiaries, taken as a whole, that would have or would be reasonably likely to have an Acquiror REIT Material Adverse Effect, other than any such change that affects both Acquiror REIT and Target REIT in a substantially similar manner.

          (h) Target REIT shall have received the opinion of Baker, Donelson, Bearman & Caldwell, counsel to Acquiror REIT, Merger Sub and Acquiror OP, dated the Closing Date, as to the matters set forth in Exhibit E.

          (i) Acquiror REIT, Acquiror OP and Merger Sub shall have delivered to Target REIT an officer's certificate, given as of the Effective Time, in substantially the form attached hereto as Exhibit F.

          (j) Target REIT shall have received from Merger Sub the executed Articles of Merger and from Acquiror OP and Acquiror CMBS OP the Certificates of Merger.

          (k) Target REIT shall have received from Acquiror CMBS OP the executed CMBS Agreement of Merger.

                                   ARTICLE X

                                   COVENANTS
     10.1. Acquisition Proposals.

     Prior to the Effective Time, Acquiror REIT and Target REIT each agree (a) that neither of them nor any of their Subsidiaries' shall, and each of them shall direct and use its reasonable best efforts to cause its or any of its Subsidiaries' respective officers, directors, trustees, partners, employees, agents, affiliates and representatives (including, without limitation, any investment banker, financial adviser, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its Shareholders) by any Person with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase by any Person of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such proposed transaction being hereinafter referred to as a "Competing Transaction"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;
(b) that it or any of its Subsidiaries will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing and each will take, or cause its Subsidiaries to take, the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 10.1; and (c) that it will notify the other party, in writing in accordance with
Section 12.2, immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of its Subsidiaries; provided, however, that nothing contained in this Section 10.1 shall prohibit the Board of Directors of such party from (i) furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of such party determines in good faith based on the written advice of counsel that such action is required for the Board of Directors to comply with its fiduciary duties to Shareholders, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, such party provides written notice to the other parties to this Agreement to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, and (C) subject to any confidentiality agreement with such Person (which such party determined in good faith was required to be executed in order for the Board of Directors to comply with its fiduciary duties to Shareholders imposed by law as advised by counsel in writing), such party keeps the other parties to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this Section 10.1 shall (x) permit any party hereto to terminate this Agreement (except as specifically provided in Article XI hereof), (y) permit any party hereto to enter into any agreement with respect to an Acquisition Proposal or with respect to any Competing Transaction during the term of this Agreement (it being agreed that during the term of this Agreement, no party hereto shall enter into any agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal or with respect to any Competing Transaction (other than a confidentiality agreement in customary form)), or (z) affect any other obligation under this Agreement of any party hereto.

     10.2. Conduct of Businesses.

          (a) Prior to the Effective Time, except as otherwise contemplated by this Agreement, unless the other party has consented in writing thereto, Acquiror REIT and Target REIT:

             (i) Shall use their reasonable efforts, and shall cause each of their respective Subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

             (ii) Shall confer on a regular basis with one or more representatives of the other party to report operational matters of materiality and, subject to Sections 10.2(b)(v) and 10.2(c)(v), any proposals to engage in material transactions;

             (iii) Shall promptly notify the other party of any material emergency or other material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

             (iv) Shall set the record date for the quarterly dividend payable with respect to Acquiror REIT Common Stock, Acquiror REIT Preferred Stock and Target REIT Capital Stock, respectively, for the second calendar quarter of 1998 to a date no later than June 30, 1998, and shall mutually agree upon the payment date for each dividend (and neither Acquiror REIT nor Target REIT shall make the election permitted by Section 858(a) of the Code with respect to such dividend); provided, however, that such record date for either party shall be modified to prevent the elimination of a dividend for the Shareholders of either party or to prevent the receipt by the Shareholders of either party of dividends from both Acquiror REIT and Target REIT; and

             (v) Shall promptly deliver to the other complete, true and correct copies of any SEC Documents filed with the SEC subsequent to the date of this Agreement.

          (b) Prior to the Effective Time, except as otherwise set forth herein, unless Acquiror REIT, Merger Sub and Acquiror OP have consented (such consent not to be unreasonably withheld or delayed) in writing thereto, Contributor OP and Target REIT:

             (i) Shall, and shall cause each of the Target REIT Subsidiaries to, conduct their operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

             (ii) Shall not, and shall not permit any of the Target REIT Subsidiaries to, amend their Organizational Documents;

             (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including any existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of Target REIT's capital stock or any units of partnership interests of Contributor OP other than with respect to redemption of Contributor OP Units, or effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of Target REIT's capital stock or any units of partnership interests of Contributor OP, (C) increase materially any compensation or enter into or amend any employment agreement with any of their present or future officers, directors, partners or employees, or
        (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing Target REIT Employee Benefit Plan in any material respect;

             (iv) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of Target REIT's capital stock, except (a) a dividend not to exceed $.375 per share of Target REIT's Common Stock and $.3625 per share of Target REIT Preferred Stock for the second calendar quarter of 1998 and (b) any Final Target REIT Dividend pursuant to Section 4.2(d), or (B) except in connection with the use of shares of Target REIT's capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Target REIT, directly or indirectly redeem, purchase or otherwise acquire any shares of Target REIT's capital stock or capital stock of any of the Target REIT Subsidiaries, or make any commitment for any such action, provided, however, that Target REIT may issue shares of Target REIT Common Stock in redemption of Contributor OP Units as contemplated by the Contributor OP Partnership Agreement;

             (v) Shall not, and shall not permit any of the Target REIT Subsidiaries to, sell or otherwise dispose of (A) any Target REIT Hotels or any of their capital stock of or other interests in the Target REIT Subsidiaries or (B) except in the ordinary course of business consistent with past practice for reasonable and adequate consideration, any of their other assets which are material, individually or in the aggregate; provided, however, that Target REIT and the Target REIT Subsidiaries may sell the Target REIT Hotels set forth on Schedule 10.2(b)(v) hereto for prices which equal or exceed the prices set forth opposite the name of such Target REIT Hotels on Schedule 10.2(b)(v) hereto or which, in the aggregate, equal or exceed the prices for all Target REIT Hotels set forth on Schedule 10.2(b)(v);

             (vi) Shall not, and shall not permit any of the Target REIT Subsidiaries to, make any loans, advances or capital contributions to, investments in, or guarantees on behalf of, any Person other than the Target REIT Subsidiaries, or impose, or suffer the imposition, on any Target REIT Hotel or on any other assets of Target REIT or any Target REIT Subsidiary of any lien or encumbrance or permit such lien or encumbrance to exist, other than liens and encumbrances (A) in effect on the date hereof that are disclosed on the consolidated financial statements of Target REIT and the Target REIT Subsidiaries included in the Target REIT SEC Documents or (B) arising hereafter in the ordinary course of business consistent with past practice;

             (vii) Shall not, and shall not permit any of the Target REIT Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice (including, without limitation, payments of outstanding principal amounts under credit lines) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Target REIT and the Target REIT Subsidiaries included in the Target REIT SEC Documents or incurred in the ordinary course of business consistent with past practice;

             (viii) Shall not, and shall not permit any of the Target REIT Subsidiaries to, enter into any Contract which individually may result in total payments or liability by or to them in excess of $100,000 in the case of any one Contract or in excess of $500,000 for all such Contracts, or modify, amend or terminate any Contract or waive, release, compromise or assign any material rights or claims thereunder, other than in the ordinary course of business consistent with past practice; provided, however, that Target REIT and the Target REIT Subsidiaries may complete the acquisitions of the hotel properties described in Schedule 10.2(b)(viii), the purchase of which will be funded through borrowings under Contributor OP's line of credit;

             (ix) Shall not, and shall not permit any of the Target REIT Subsidiaries to, enter into any Contract with any officer, director, partner, employee or affiliate of Target REIT or any of the Target REIT Subsidiaries, except to the extent the same occur in the ordinary course of business consistent with past practice and would not have an Target REIT Material Adverse Effect;

             (x) Shall not, and shall not permit any of the Target REIT Subsidiaries to, take any action that would adversely effect the status of title to the real property;

             (xi) Shall not, and shall not permit any of the Target REIT Subsidiaries to, release or modify any warranties or guarantees, if any, of contractors, builders, architects, manufacturers, suppliers and installers relating to the Improvements and the Personal Property or any part thereof;

             (xii) Shall, and shall cause each of the Target REIT Subsidiaries to, pay all premiums then-due on, and shall not cancel or voluntarily allow to expire, any of the Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced; and

             (xiii) Shall not, and shall not permit any of the Target REIT Subsidiaries to, amend or supplement the Mortgage Documents in whole or in part, and shall, and shall cause each of the Target REIT Subsidiaries to, pay or make, as and when due and payable, all payments of principal, interest and other amounts required to be paid or made under the Mortgage Documents.

          (c) Prior to the Effective Time, except as otherwise set forth herein, unless Target REIT and Contributor OP have consented (such consent not to be unreasonably withheld or delayed) in writing thereto, Acquiror OP, Acquiror REIT and Merger Sub:

             (i) Shall, and shall cause each of the Acquiror REIT Subsidiaries to, conduct their operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

             (ii) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, amend their Organizational Documents, except as provided in the proxy statement with respect to Acquiror REIT's 1998 annual meeting of shareholders;

             (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including any existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement or pursuant to this Agreement with respect to the Merger Consideration, the OP Merger Consideration and the CMBS OP Merger Consideration, issue any shares of Acquiror REIT's or Merger Sub's capital stock or any units of partnership interest of Acquiror OP other than with respect to redemption of Acquiror OP Units, or effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of Acquiror REIT's or Merger Sub's capital stock or any units of partnership interest of Acquiror OP, (C) increase materially any compensation or enter into or amend any employment agreement with any of their present or future officers, directors, partners or employees, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing Acquiror REIT Employee Benefit Plan in any material respect; provided, however, that Acquiror REIT may sell, from time to time, shares of Acquiror REIT Common Stock or shares of Acquiror REIT Preferred Stock at fair market values then prevailing in the market place for such securities;

             (iv) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of Acquiror REIT's or Merger Sub's capital stock, except (subject to Section 10.2(a)(iv) a dividend not to exceed $.31 per share of Acquiror REIT Common Share for the second calendar quarter of 1998 and any other dividend pursuant to Section 4.2(d) or other distribution necessary for Acquiror REIT to maintain its ability to qualify to be taxed as a REIT under the Code, or (B) except in connection with the use of shares of Acquiror REIT capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Acquiror REIT, directly or indirectly redeem, purchase or otherwise acquire any shares of Acquiror REIT's or Merger Sub's capital stock or capital stock of any of the Acquiror REIT Subsidiaries, or make any commitment for any such action, provided, however, that Acquiror REIT may issue shares of Acquiror REIT Common Stock in redemption of Acquiror OP Units as contemplated by the Acquiror OP Partnership Agreement;

             (v) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, sell or otherwise dispose of (A) any Acquiror REIT Hotels or any of their capital stock of or other interests in the Acquiror REIT Subsidiaries other than Acquiror OP Units issued in connection with the acquisition of hotel properties as described in
        Section 10.2(c)(viii) or (B) except in the ordinary course of business consistent with past practices for reasonable and adequate consideration, any of their other assets which are material, individually or in the aggregate; provided however, that Acquiror REIT and the Acquiror REIT Subsidiaries may sell the Acquiror REIT Hotels set forth on Schedule 10.2(c)(v) for prices which equal or exceed the prices set forth opposite the name of such Acquiror REIT Hotels set forth on
        Schedule 10.2(c)(v) hereto or which, in the aggregate, equal or exceed the prices for all Acquiror REIT Hotels set forth on Schedule 10.2(c)(v);

             (vi) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, make any loans, advances or capital contributions to, investments in, or guarantees on behalf of, any Person other than the Acquiror REIT Subsidiaries, or impose, or suffer the imposition, on any Acquiror REIT Hotel or any other assets of Acquiror REIT or any Acquiror REIT Subsidiary of any lien or encumbrance or permit such lien or encumbrance to exist, other than liens and encumbrances (A) in effect on the date hereof that are disclosed on the consolidated financial statements of Acquiror REIT and the Acquiror REIT Subsidiaries included in the Acquiror REIT SEC Document or (B) arising hereafter in the ordinary course of business consistent with past practice;

             (vii) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice (including, without limitation, payment of outstanding principal amounts under credit lines) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Acquiror REIT and the Acquiror REIT Subsidiaries included in the Acquiror REIT SEC Documents or incurred in the ordinary course of business consistent with past practice;

             (viii) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, enter into any Contract which individually may result in total payments or liability by or to them in excess of

        $100,000 in the case of any one such Contract or in excess of $500,000 for all such Contracts, or modify, amend or terminate any Contract, or waive, release, compromise or assign any material rights in claims thereunder, other than in the ordinary course of business consistent with past practice, provided, however, that Acquiror REIT and the Acquiror REIT Subsidiaries may complete the acquisitions of the hotel properties described in Schedule 10.2(c)(viii);

             (ix) Shall not, and shall not permit any of the Acquiror REIT Subsidiaries to, enter into any Contract with any officer, director, partner, employee or affiliate of Acquiror REIT or any of the Acquiror REIT Subsidiaries, except as herein provided and except in the ordinary course of business consistent with past practice and would not have an Acquiror REIT Material Adverse Effect; and

             (x) Shall, and shall cause each of the Acquiror REIT Subsidiaries to, pay all premiums then-due on, and shall not cancel or voluntarily allow to expire, any of the insurance policies with respect to the Acquiror REIT Hotels unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.

     10.3. Meetings of Shareholders.

     Each of Acquiror REIT and Target REIT will take all action necessary in accordance with applicable law and its Organizational Documents to convene a meeting of its Shareholders as promptly as practicable, but in any event, subject to effectiveness of the Form S-4 and related requirements as to the timing of distribution of proxy materials to Shareholders, no later than October 15, 1998, to consider and vote upon or otherwise to obtain the consent of its Shareholders to (i) in the case of Acquiror REIT, the approval of this Agreement, the issuance of the Acquiror REIT Common Stock pursuant to the REIT Merger and the amendment of its Charter as provided in Section 10.20 hereof, and
(ii) in the case of Target REIT, the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of Acquiror REIT and the Board of Directors of Target REIT shall each recommend such approval, and Acquiror REIT and Target REIT shall each take all lawful action to solicit such approval, including, without limitation, timely mailing of the Proxy Statement/Prospectus to its respective Shareholders; provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of Acquiror REIT or the Board of Directors of Target REIT, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its Shareholders imposed by law as advised by counsel in writing. Acquiror REIT and Target REIT shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     10.4. Filings; Other Action.

     Subject to the terms and conditions herein provided, the parties hereto shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, third party secured and unsecured lenders, franchisors and rating agencies in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to Target REIT and Acquiror REIT necessary to effectuate the Mergers, the Asset Sale and the other transactions contemplated herein; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Acquiror REIT and Target REIT shall take, or cause the Subsidiaries of Acquiror REIT and Target REIT to take, any necessary action.

     10.5. Inspection of Records.

     From the date hereof to the Effective Time, each of Target REIT and Acquiror REIT shall allow all designated officers, attorneys, accountants, investment bankers, financial advisers and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Target REIT and Acquiror REIT and their respective Subsidiaries.

     10.6. Publicity.

     The initial press release relating to this Agreement and the transactions contemplated hereby shall be a joint release and thereafter, prior to the Effective Time, Target REIT and Acquiror REIT shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), provide each other with copies of any proposed press release a sufficient amount of time prior to the proposed release to allow for review and discussion thereof, consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     10.7. Registration Statement.

     Acquiror REIT and Target REIT shall cooperate and promptly prepare and Acquiror REIT shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (together with any pre-effective or post-effective amendments, the "Form S-4") under the Securities Act, with respect to the Acquiror REIT Common Stock issuable in the REIT Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the Shareholders of Target REIT and of Acquiror REIT in connection with the REIT Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Acquiror REIT shall use all reasonable efforts and Target REIT will cooperate with Acquiror REIT to have the Form S-4 declared effective by the SEC as promptly as practicable. Acquiror REIT shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Acquiror REIT agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of Shareholders of Acquiror REIT and Target REIT, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Acquiror REIT in reliance upon and in conformity with written information concerning Target REIT or the Target REIT Subsidiaries furnished to Acquiror REIT by Target REIT specifically for use in the Proxy Statement/Prospectus or the Form S-4. Target REIT agrees that the written information provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of Shareholders of Acquiror REIT and Target REIT, or, in the case of written information provided by Target REIT specifically for inclusion in the Form S-4 or any amendments or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Acquiror REIT will advise Target REIT, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Acquiror REIT Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     10.8. Listing Application.

     Acquiror REIT shall promptly prepare and submit to the NYSE a listing application covering the shares of Acquiror REIT Common Stock issuable in the REIT Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Acquiror REIT Common Stock, subject to official notice of issuance.

     10.9. Further Action.

     Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Mergers and the Asset Sale.

     10.10. Expenses.

     Except as otherwise specifically set forth herein, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby ("Expenses") shall be paid by the party hereto incurring such Expenses, except that each of Acquiror REIT and Target REIT shall bear and pay one-half of (i) the SEC and Blue Sky filing fees incurred in connection with the Form S-4 and the Proxy Statement/Prospectus, and (ii) the printing and distribution costs incurred in connection with the printing and distribution to the Shareholders of the Form S-4 and the Proxy Statement/Prospectus. However, notwithstanding any other terms or conditions of this Agreement, Acquiror REIT acknowledges that all unpaid Expenses incurred by Target REIT and the Target REIT Subsidiaries in connection with the execution of this Agreement and the performance of the transactions contemplated hereby will be obligations of Merger Sub upon consummation of the REIT Merger and Merger Sub agrees to pay, and Acquiror REIT agrees to cause Merger Sub to timely perform and pay, such obligations in full.

     10.11. Indemnification.

     For a period of six years from and after the Effective Time, Acquiror REIT shall indemnify the directors, officers, employees and agents of Target REIT and the Target REIT Subsidiaries who at any time prior to the Effective Time were entitled to indemnification under the Organizational Documents of Target REIT, Organizational Documents of the Target REIT Subsidiaries or employment or other agreements between Target REIT and such persons, or between any Target REIT Subsidiary and such persons, existing on the date hereof to the same extent as such directors, officers, employees and agents are entitled to indemnification under such Organizational Documents or employment or other agreements in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement). If Acquiror REIT, the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consideration or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Acquiror REIT or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 10.11.

     10.12. Governance.

     On or before the Closing Date, Acquiror REIT's Board shall take all action necessary to expand the number of directorships on Acquiror REIT's Board from the current four directorships to six directorships, and cause Robert M. Solmson and Bruce E. Campbell, Jr. to be appointed as directors of Acquiror REIT to fill such two new directorships effective as of the Effective Time for terms expiring at the 1999 annual meeting of Shareholders of Acquiror REIT; provided that, notwithstanding the foregoing, Acquiror REIT's Board shall recommend in Acquiror REIT's proxy statement with respect to the 1999 annual meeting of Shareholders of Acquiror REIT that Messr. Campbell and Solmson shall be nominated by the Board of Acquiror REIT for election as Class I and Class II directors, respectively, with terms expiring at Acquiror REIT's annual meetings of shareholders in 2001 and 2002, respectively. If, prior to the Effective Time, either of such persons shall decline or be unable to serve as a director of Acquiror REIT, Target REIT shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to Acquiror REIT's Board.

     On or before the Closing Date, Acquiror REIT's Board shall take all action necessary to form a three (3) member executive committee of such Board, and cause Robert M. Solmson, Phillip H. McNeill, Sr. and William W. Deupree to be appointed to serve as members of such executive committee.

     10.13. Severance Benefits.

     Acquiror REIT agrees that Target REIT may pay to employees of Target REIT or the Target REIT Subsidiaries, at or prior to the Effective Time, the severance benefits described in Schedule 10.13 (the "Severance Benefits"), provided that, if Target REIT does not pay the Severance Benefits prior to or at the Effective Time, Acquiror OP, Merger Sub or Acquiror REIT will pay the Severance Benefits to such employees within three (3) business days at the Closing.

     10.14. Reorganization.

     From and after the date hereof and until the Effective Time, neither Acquiror REIT nor Target REIT nor any of their respective Subsidiaries or other affiliates shall (i) knowingly take any action that, or knowingly fail to take any action the failure of which, would jeopardize qualification of the REIT Merger as a reorganization within the meaning of Section 368(a) of the Code; or
(ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. Each of Acquiror REIT and Target REIT shall use its reasonable best efforts before the Effective Time to obtain the opinions of counsel referred to in Sections 9.2(e) and 9.3(e). Following the Effective Time, each of Acquiror REIT, Acquiror OP and Merger Sub shall use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the REIT Merger as a reorganization within the meaning of Section 368(a) of the Code.

     10.15. Survival of Target REIT, Contributor OP and Contributor CMBS OP Obligations.

     All of the obligations of Target REIT, Contributor OP and Contributor CMBS OP that are outstanding at the Closing shall survive the Closing and shall not be merged therein. Upon the consummation of the Mergers, such obligations shall be assumed, automatically, by the Surviving Corporation, the Surviving OP and the Surviving CMBS OP, respectively; provided, however, that such assumption shall not impose upon or expose the Surviving Corporation, the Surviving OP and the Surviving CMBS OP, respectively, to any liability for which Target REIT, Contributor OP and Contributor CMBS OP was not liable, and provided, further, that the Surviving Corporation, the Surviving OP and the Surviving CMBS OP, respectively, shall be entitled to the same defenses, offsets and counterclaims to which Target REIT, Contributor OP and Contributor CMBS OP would have been entitled but for the Mergers.

     10.16. Third-Party Consents.

     Acquiror REIT, Acquiror OP, Merger Sub, Contributor OP and Target REIT each shall take, and shall cause their respective Subsidiaries to take, all necessary corporate and other action and will use its commercially reasonable efforts to obtain, or cause its Subsidiaries to obtain, the consents and applicable approvals from third parties that may be required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to enable it to carry out the transactions contemplated by this Agreement.

     10.17. Efforts to Fulfill Conditions.

     Acquiror REIT, Acquiror OP, Merger Sub, Contributor OP and Target REIT each shall use commercially reasonable efforts to ensure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

     10.18. Representations, Warranties and Conditions Prior to Closing.

     Each party hereto shall use its best efforts to cause its representations and warranties contained in this Agreement to be true and correct on and as of the Effective Time in all material respects. Prior to Closing, Acquiror OP, Acquiror REIT and Merger Sub, on the one hand, and Contributor OP and Target REIT, on the other hand, each shall promptly notify the other in writing (i) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (ii) if any party hereto fails to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

     10.19. Cooperation of the Parties.

     Each party hereto will cooperate with the other parties hereto in supplying such information as may be reasonably requested by the others in connection with obtaining consents or approvals to the transactions contemplated by this Agreement. The parties hereto will execute and deliver to counsel for Acquiror REIT and Target REIT certificates of executive officers with respect to matters reasonably requested by such counsel in connection with the opinions of such counsel pursuant to Sections 9.2(e) and (f) and 9.3(e) and (f) hereof.

     10.20. Amendment to Acquiror REIT Charter.

     If required to consummate the transactions contemplated herein, Acquiror REIT's Board shall recommend to its Shareholders in the Proxy Statement/Prospectus an amendment to the Acquiror REIT Charter and, if all the conditions to the Mergers set forth in Article IX shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Article XI below), Acquiror REIT shall promptly after the Effective Time cause articles of amendment effectuating such amendment and satisfying the requirements of the Tennessee Act to be filed in accordance with the Tennessee Act.

     10.21. Records.

     Acquiror REIT, Acquiror OP and Merger Sub shall preserve and keep, free of charge, all books, papers and records of Target REIT and the Target REIT Subsidiaries relating to periods prior to the Closing Date for a period of no less than seven years following the Closing Date. Acquiror REIT, Acquiror OP and Merger Sub agree to permit any officer of Target REIT and the attorneys, accountants and advisors of Target REIT, access to the records of Target REIT from and after the Closing Date for all reasonable purposes. Any such examination shall be performed at the place where the records of Acquiror REIT are regularly maintained and shall not unreasonably interfere with Acquiror REIT's normal business activities.

     10.22. Confidentiality.

     The parties hereto shall, and shall cause their respective representatives and agents to, keep the existence and terms of this Agreement strictly confidential, except (a) to the extent disclosure must be made to enable such parties to perform acts necessary to consummate Closing or take actions permitted under this Agreement, (b) disclosure to attorneys, accountants and other professionals who are similarly bound to confidentiality, and (c) such confidentiality no longer shall apply from and after consummation of Closing.

     10.23. Acknowledgments.

     Acquiror OP, Acquiror REIT and Merger Sub have conducted an independent investigation of the financial condition, results of operations, assets, liabilities, properties and operations of Target REIT and the Target REIT Subsidiaries. Contributor OP and Target REIT have conducted an independent investigation of the financial condition, results of operations, assets, liabilities, properties and operations of Acquiror REIT and the Acquiror REIT Subsidiaries. The representations and warranties made by the parties hereto in this Agreement and in any certificate delivered hereunder constitute the sole and exclusive representations and warranties of such parties in connection with the transactions contemplated under this Agreement, and the parties hereto understand, acknowledge and agree that all other representations and warranties of any kind or nature (including, but not limited to, any relating to the future or historical financial condition, results or operations, assets or liabilities of any entity) are specifically disclaimed by such parties.

     10.24. Target REIT Acquisition Opportunities.

     From the date hereof to the Effective Time, Target REIT or its Subsidiaries may propose potential acquisitions of one or more hotel properties to Acquiror REIT or its Subsidiaries, of which acquisition opportunity Acquiror REIT is not otherwise aware (each, "Acquisition Opportunity"). Acquiror REIT and its Subsidiaries shall have no obligation to pursue, or otherwise take advantage of, any of Acquisition Opportunity. The parties hereto agree that in the event of a termination of this Agreement pursuant to Article XI hereof, Acquiror REIT shall not permit its Subsidiaries to take any action to pursue, or otherwise take advantage of, any Acquisition Opportunity which Target REIT or its subsidiaries presented to Acquiror REIT, and shall cause its Subsidiaries to, promptly upon such termination and reimbursement by Target REIT for all out-of-pocket costs and expenses incurred by Acquiror REIT or its Subsidiaries related thereto, assign and transfer any and all of their rights, title or interests in any Acquisition Opportunity to Target REIT (or its designee), including, without limitation, any and all Contracts and Permits (as permitted by law) related to such Acquisition Opportunity. In connection with any such assignment and transfer, Target REIT shall assume all of the obligations under such Contracts and shall indemnify and hold harmless Acquiror REIT and its Subsidiaries against any claims by third parties thereunder.

     10.25. CMBS Bonds.

     The parties hereto shall to cooperate to use their best efforts to cause Contributor CMBS OP's Series 1996-1 Commercial Mortgage Bonds, Class A and Class B, in the aggregate original principal amount of $75,000,000 (collectively, the "CMBS Bonds"), to remain outstanding after the Mergers, with Acquiror CMBS OP as the issuer thereof rather than Contributor CMBS OP. Accordingly, Acquiror REIT agrees to use its best efforts to promptly (a) create and establish a Tennessee limited partnership ("Acquiror CMBS OP") with characteristics and ownership structure substantially similar to the characteristics and ownership structure of Contributor CMBS OP; (b) cause the creation and establishment of a legal entity ("Acquiror REIT CMBS Lessee") with characteristics and ownership structure substantially similar to the characteristics and ownership structure of Target REIT CMBS Lessee; (c) prepare and cause Acquiror CMBS OP and Acquiror REIT CMBS Lessee to enter into leases for each of the Target REIT Hotels owned by Contributor CMBS OP that are substantially similar to the Target REIT Leases currently in effect with respect to such hotels, provided such new leases shall provide for rent terms no less favorable to Acquiror CMBS OP than the rent terms contained in the corresponding Target REIT Leases and shall be effective upon the Effective Time; and (d) take such further action as may be reasonably required by rating agencies, trustees or other third parties in connection with the transactions contemplated by this Section 10.25. Target REIT and Acquiror REIT agree to use their best efforts to obtain all necessary consents required to cause the CMBS Bonds to remain outstanding after the Mergers, with Acquiror CMBS OP as the issuer thereof rather than Contributor CMBS OP, including, without limitation, consents of the rating agency and trustee for the CMBS Bonds.

     10.26. Tax Treatment.

     If, based upon the advice of counsel in writing, Acquiror REIT and Target REIT determine that the transactions between the Acquiror OP and the Contributor OP hereunder could reasonably be expected to create a risk that the REIT Merger would not qualify as a reorganization under the provisions of Section 368(a) of the Code, Acquiror REIT and Target REIT undertake to use reasonable best efforts to negotiate and structure an alternative means to effect the REIT Merger, for Acquiror REIT to acquire the interest in Contributor OP owned by Target REIT, and for the holders of Contributor OP Units to receive Acquiror OP Units (or the economic and tax equivalent thereof) in exchange for their Contributor OP Units. Acquiror OP will use the "traditional method" under Treasury Regulations Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to the properties of or interests in the Contributor OP as of the Effective Time (with no curative allocations of gross income with respect to depreciation to offset the effects of the "ceiling rule" but with a curative allocation of gain upon disposition of such properties to offset the effect of the "ceiling rule"). Acquiror OP and Contributor OP shall negotiate in good faith to agree upon the "Section 704(c) values" of the properties of Contributor OP, effective as of the Closing Date. For purposes of allocating "excess nonrecourse liabilities" of the Acquiror OP pursuant to Treasury Regulations Section 1.752-3(a)(3) following the Closing Date, Acquiror OP shall use a methodology to be agreed upon between Acquiror OP and Contributor OP.

     10.27. Transfer and Gains Taxes.

     Each party hereto shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, Acquiror REIT shall pay or cause Acquiror OP, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Acquiror REIT Common Stock, or Acquiror OP Units, as applicable, all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any tax imposed under the Code).

     10.28. Transfer of Target C Corp. Shares.

     At the Closing and pursuant to the Stock Purchase Agreement, Target REIT shall cause Robert M. Solmson to transfer to Acquiror REIT or such Person as Acquiror REIT shall designate by written notice delivered to him prior to the Closing, all of the shares of capital stock of the Target C Corp. owned by him for an aggregate consideration of $95,000 paid to him in cash and in accordance with a Stock Purchase Agreement (the "Stock Purchase Agreement") to be executed between Mr. Solmson and Acquiror REIT.

     10.29. Existing Restrictions.

     Acquiror REIT, Acquiror OP and Acquiror CMBS OP shall assume the obligations of Target REIT, Contributor OP, Contributor CMBS OP or the applicable Target REIT Subsidiary, as the case may be, under the Tax Protection Agreements described in Schedule 7.8.

     10.30. Lease Termination/New Leases.

     Acquiror REIT and Acquiror OP shall use their good faith best efforts, and will cause Acquiror CMBS OP to use its good faith best efforts, to enter into new leases with respect to the Target REIT Hotels described on Schedule 7.38 (as soon as practical after the date hereof concerning those hotels owned by Contributor CMBS OP) on terms reasonably acceptable to Acquiror REIT effective as of the Closing Date and will keep Target REIT and Contributor OP advised as to the status of negotiations as to such new Leases.

                                   ARTICLE XI

                                  TERMINATION

     11.1. Termination by Mutual Consent.

     This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the Shareholders of Target REIT or Acquiror REIT, by the mutual written consent of Acquiror REIT and Target REIT. This Agreement may also be terminated and the transactions contemplated herein may be abandoned at any time on or after the date hereof (a) by action of the Board of Target REIT in the event that Acquiror REIT shall have failed to deliver to Target REIT the Schedules and Exhibits for which it is responsible as described in Section
2.8 in form and substance reasonably satisfactory to Target REIT, or (b) by action of the Board of Acquiror REIT in the event that Target REIT shall have failed to deliver to Acquiror REIT the Schedules and Exhibits for which it is responsible as described in Section 2.8 in form and substance reasonably satisfactory to Acquiror REIT.

     11.2. Termination by Either Acquiror REIT or Target REIT.

     This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the Shareholders of Target REIT or Acquiror REIT, by action of the Board of Target REIT or the Board of Acquiror REIT if (a) the Mergers shall not have been consummated by October 15, 1998, or (b) a meeting of Target REIT's Shareholders or a meeting of Acquiror REIT's Shareholders shall have been duly convened and held and the approval of Target REIT's Shareholders or the approval of Acquiror REIT's Shareholders required by Section 9.1(a) shall not have been obtained at such meeting or at any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction, or
(d) any of the conditions set forth in Article IX shall not have been satisfied or waived by the Effective Time, or (e) the Average Price is less then $14.00; and provided, in the case of a termination pursuant to clause (a) or (d) above, that the terminating party shall not have proximately contributed (including, without limitation, failure to use all reasonable efforts to satisfy the conditions set forth in Article IX) to the occurrence of the failure referred to in said clauses.

     11.3. Termination by Target REIT.

     This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the Shareholders of Target REIT referred to in Section 9.1(a), by action of the Board of Target REIT if (a) the Board of Acquiror REIT withdraws, materially modifies or changes in a manner adverse to Target REIT its recommendation to Acquiror REIT's Shareholders of this Agreement or the REIT Merger, other than as a result of the occurrence of an event that, in the good faith judgment of the Board of Acquiror REIT, has or is reasonably likely to have a Target REIT Material Adverse Effect, (b) the Board of Acquiror REIT postpones the date scheduled for the meeting of Shareholders of Acquiror REIT to approve this Agreement and the transactions contemplated hereby beyond the date set forth in Section 11.2(a), or fails to set a date for such meeting by such date, except with the written consent of Target REIT, (c) there has been a breach by Acquiror REIT, Acquiror OP or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an Acquiror REIT Material Adverse Effect, which breach is not curable or, if curable, either (i) is not cured by the earlier of (A) the date set forth in Section 11.2(a) or (B) the Closing Date, or (ii) is waived by Target REIT, (d) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Acquiror REIT, Acquiror OP or Merger Sub, which breach is not curable or, if curable, either (i) is not cured by the earlier of (A) 30 days after written notice of such breach is given by Target REIT to Acquiror REIT, or (B) the Closing Date, or (ii) is waived by Target REIT, or (e) the Target REIT Board determines that, in the exercise of its good faith judgment, termination of this Agreement is required in the exercise of its fiduciary duties to the Target REIT Shareholders by reason of an Acquisition Proposal being made.

     11.4. Termination by Acquiror REIT.

     This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, before or after the approval by the Shareholders of Acquiror REIT referred to in Section 9.1(a), by action of the Board of Acquiror REIT if (a) the Board of Target REIT withdraws, materially modifies or changes in a manner adverse to Acquiror REIT its recommendation to Target REIT's Shareholders of this Agreement or the REIT Merger, other than as a result of the occurrence of an event that, in the good faith judgment of the Board of Target REIT, has or is reasonably likely to have an Acquiror REIT Material Adverse Effect, (b) the Board of Target REIT postpones the date scheduled for the meeting of Shareholders of Target REIT to approve this Agreement and the transactions contemplated hereby beyond the date set forth in Section 11.2(a), or fails to set a date for such meeting by such date, except with the written consent of Acquiror REIT, (c) there has been a breach by Target REIT or Contributor OP of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Target REIT Material Adverse Effect, which breach is not curable or, if curable, either (i) is not cured by the earlier of (A) the date set forth in
Section 11.2(a) or (B) the Closing Date, or (ii) is waived by Acquiror REIT, (d) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Target REIT or Contributor OP, which breach is not curable or, if curable, either (i) is not cured the earlier of (A) thirty
(30) days after written notice of such breach is given by Acquiror REIT to Target REIT, or (B) the Closing Date, or (ii) is waived by Acquiror REIT, or (e) the Acquiror REIT Board determines that, in the exercise of its good faith judgment, termination of this Agreement is required in the exercise of its fiduciary duties to the Acquiror REIT Shareholders by reason of an Acquisition Proposal being made.

     11.5. Effect of Termination and Abandonment.

     (a) If (i) Target REIT elects to terminate this Agreement pursuant to
Section 11.2(a), 11.2(b) (provided, in the case of termination pursuant to either of these sections, that neither Target REIT nor Contributor OP shall be the party who proximately contributed to a failure to consummate the transactions hereunder or be the breaching party), or 11.3(e), or (ii) Acquiror REIT elects to terminate this Agreement pursuant to Section 11.2(a), 11.2(b) (provided, in the case of termination pursuant to either of these sections, that none of Acquiror REIT, Acquiror OP or Merger Sub shall be the party proximately contributing to a failure to consummate the transactions hereunder or be the breaching party), or 11.4(e), and, in any event, an Acquisition Proposal relating to Target REIT in the case of a termination pursuant to clause (i) above or relating to Acquiror REIT in the case of a termination pursuant to clause (ii) above (such party being sometimes hereinafter referred to as the "Payor Party"), shall have been made and notice of same shall have been required pursuant to Section 10.1 prior to such termination (an "Acquisition Proposal Notice"), provided that the other party (the "Entitled Party") was not in material breach of its obligations hereunder at the time of such termination, the Payor Party shall at the time of such termination deposit by wire transfer of same-day funds into an interest bearing escrow account with an escrow agent selected by the Entitled Party (the "Escrow Agent") and on such terms as the Entitled Party and the Escrow Agent shall agree, consistent with the terms of this Article XI, for the benefit of the Entitled Party as reasonable compensation to the Entitled Party for enhanced competitive risks resulting from the Payor Party consummating a Competing Transaction, market risks in announcing the REIT Merger, management time expended in pursuit of the Mergers and related transactions, lost opportunities to consummate other merger or acquisition transactions, transaction costs and expenses, and other incidental costs and losses, and not as a penalty or forfeiture, an amount equal to $20,000,000 (the "Termination Fee"). If a Competing Transaction shall be consummated within one
(1) year following the date of such termination or a definitive agreement for a Competing Transaction (a "Definitive Competing Acquisition Agreement") shall be executed and delivered by the Payor Party within one (1) year following the date of such termination with the party named in the Acquisition Proposal Notice and a Competing Transaction with such party is consummated within nine (9) months following the date of execution of the Definitive Competing Acquisition Agreement, the Escrow Agent shall, at the time any such Competing Transaction is consummated, distribute to the Entitled Party out of the escrowed funds an amount equal to the lesser of (A) $20,000,000, plus any accrued interest thereon or on any part thereof through the date of payment (the "Maximum Termination Fee") and (B) the sum of (1) the maximum amount that can be paid to the Entitled Party without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the Entitled Party's certified public accountants, plus (2) in the event an Entitled Party receives a letter from such Entitled Party's counsel indicating that the Entitled Party has received a ruling from the IRS described in Section 11.5(c)(ii) or (iii), an amount equal to the Maximum Termination

Fee less the amount payable under clause (1) above. In the event no Competing Transaction is consummated or no Definitive Competing Acquisition Agreement is executed, delivered and consummated by Payor Party within the time periods described above in this Section 11.5(a) following the termination of this Agreement, with the party named in the Acquisition Notice, the Escrow Agent shall return the Termination Fee to the Payor Party, together with interest thereon from the date of deposit through the date of return.

     (b) Moreover, if an Acquisition Proposal shall have been received by a Payor Party so as to require an Acquisition Proposal Notice prior to that party's Shareholders voting on approval of this Agreement, and this Agreement is not terminated pursuant to Sections 11.1 through 11.4 above, and the Shareholders of the Payor Party vote against approval of this Agreement, and if a Competing Transaction with the party named in such Acquisition Proposal Notice shall be consummated within one (1) year following the date of such shareholder vote or a Definitive Competing Acquisition Agreement shall be executed and delivered by the Payor Party within one (1) year following the date of such shareholder vote with a party named in such Acquisition Proposal Notice and a Competing Transaction with such party is consummated within nine (9) months following the date of execution of such Definitive Competing Acquisition Agreement, then, immediately upon consummating such Competing Transaction or executing such Definitive Competing Acquisition Agreement, the Payor Party shall deliver to the Escrow Agent in same-day funds for the benefit of the Entitled Party an amount equal to the Termination Fee. Upon consummation of any such Competing Transaction, the Escrow Agent shall immediately disburse to the Entitled Party an amount equal to the lesser of (A) the Maximum Termination Fee and (B) the sum of (i) the maximum amount that can be paid to the Entitled Party without causing it to fail to meet the requirements of Sections 856(c)(2) and
(3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by the Entitled Party's certified public accountants, plus (ii) in the event an Entitled Party receives a letter from such Entitled Party's counsel indicating that the Entitled Party has received a ruling from the IRS described in Section 11.5(c)(ii) or (iii), an amount equal to the Maximum Termination Fee less the amount payable under clause (1) above. In the event no Competing Transaction is consummated or no Definitive Competing Acquisition Agreement is executed, delivered and consummated by Payor Party within the time periods described above in this Section 11.5(b), with the party named in the Acquisition Proposal Notice, the Escrow Agent shall return the Termination Fee to the Payor Party, together with interest thereon from the date of deposit through the date of return.

     (c) In the event that the Entitled Party is not able to receive the Maximum Termination Fee, the Escrow Agent shall hold the unpaid amount in escrow and shall not release any portion thereof to the Entitled Party unless and until the Payor Party receives, at any time or from time to time, any one or combination of the following: (i) a letter from the Entitled Party's certified public accountants indicating the maximum amount that can be paid at that time to the Entitled Party without causing the Entitled Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute Qualifying Income or a subsequent such letter revising or (in the case of later tax years) adding to that amount, in which case and at each such time the Escrow Agent shall release such revised or additional amount to the Entitled Party, or (ii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the Maximum Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the Escrow Agent shall release the remainder of the Maximum Termination Fee, plus any interest accrued thereon, to the Entitled Party, or (iii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the remaining balance of the Maximum Termination Fee following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, in which case the Escrow Agent shall release the remainder of the Maximum Termination Fee to the Entitled Party. If the Maximum Termination Fee has not been distributed to the Entitled Party pursuant to this Section 11.5(c) by the fifth anniversary of the date of termination, in the case of an escrow established pursuant to Section 11(a), or the date of the Shareholder vote, in the case of an escrow established pursuant to Section 11(b), any remaining funds then in escrow, including any interest accrued thereon, shall be delivered by the Escrow Agent to the Payor Party or its successor in interest.

     (d) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article XI, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
11.5 or Section 11.6 and except for the provisions of Sections 12.4, 12.5, 12.6, 12.7, 12.15 and 12.16. In the event an Entitled Party has received the Maximum Termination Fee pursuant to this Section 11.5, the Entitled Party shall not (i) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting an Acquisition Proposal, or (ii) assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Payor Party or any of its officers or directors based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the Payor Party's exercise of its right of termination under Section 11.3(e) or 11.4(e), as applicable. Notwithstanding the foregoing, in the event an Entitled Party is required to file suit or an arbitration proceeding to seek all or a portion of such Maximum Termination Fee, and it ultimately succeeds, the Entitled Party shall be entitled to receive from the Payor Party all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder.

     11.6. Expenses.

     (a) If (i) Target REIT elects to terminate this Agreement pursuant to
Section 11.3(a), 11.3(b), 11.3(c) or 11.3(d) or (ii) Acquiror REIT elects to terminate this Agreement pursuant to Section 11.4(a), 11.4(b), 11.4(c) or 11.4(d), and, in any event, no Acquisition Proposal shall have been made prior to such termination, Acquiror REIT, in the case of termination in the events set forth in clause (i) above, or Target REIT, in the case of termination in the events set forth in clause (ii) above, provided that the Entitled Party was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, shall pay to the Entitled Party by wire transfer of same day funds on the business day after receipt of notice of termination of this Agreement an amount equal to the lesser of (A) all documented Expenses incurred by the Entitled Party in connection with its pursuit of the transactions contemplated herein, (B) $5,000,000 (the "Maximum Expense Reimbursement") and (C) the sum of (1) the maximum amount that can be paid to the Entitled Party without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by the Entitled Party's certified public accountants, plus (2) in the event an Entitled Party receives a letter from such Entitled Party's counsel indicating that the Entitled Party has received a ruling from the IRS described in Section 11.5(c)(ii) or (iii), an amount equal to the Maximum Expense Reimbursement less the amount payable under clause (1) above.

     (b) In the event that the Entitled Party is not able to receive the Maximum Expense Reimbursement in any tax year without causing it to fail to meet the requirements of Section 856(c)(2) and (3) of the Code, determined as if the payment of the Maximum Expense Reimbursement did not constitute Qualifying Income, the Payor Party shall pay the unpaid amount of the Maximum Expense Reimbursement at such time as the Payor Party receives, at any time or from time to time, any one or combination of the following: (i) a letter from the Entitled Party's certified public accountants indicating the maximum amount that can be paid at that time to the Entitled Party without causing the Entitled Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute Qualifying Income or a subsequent such letter revising or (in the case of later tax years) adding to that amount, in which case and at each such time the Payor Party shall pay such revised or additional amount to the Entitled Party subject to a total maximum payment under this Section 11.6 of an amount equal to the Maximum Expense Reimbursement, or (ii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the Maximum Expense Reimbursement would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the Payor Party shall pay the remainder of the Maximum Expense Reimbursement to the Entitled Party, or (iii) a letter from the Entitled Party's counsel indicating that the Entitled Party received a ruling from the IRS holding that the receipt by the Entitled Party of the remaining balance of the Maximum Expense Reimbursement following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, in which case the

Payor Party shall release the remainder of the Maximum Expense Reimbursement to the Entitled Party. The Payor Party's obligations under this Section 11.6(b) shall terminate five (5) years from the date hereof.

     (c) If this Agreement is terminated for any reason or under any circumstances not addressed in subsection (a) or (b) of this Section 11.6, no party hereto shall be liable to the other parties hereto for Expenses, except as provided in Section 10.10.

     (d) Except for payments as provided in Section 11.5, in no event shall any party be liable hereunder for any amount in excess of the Maximum Expense Reimbursement.

     11.7. Extension; Waiver; Miscellaneous.

     At any time prior to the Effective Time, any party hereto, by action taken by its Board, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in instrument in writing signed on behalf of such party.

     Acquiror REIT and Target REIT agree to amend Sections 11.5 and 11.6 above at the request of the other party in order to (i) permit receipt of the Maximum Termination Fee or the Maximum Expense Reimbursement by such other party hereunder without causing such other party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code or (ii) improve such other party's chances of securing a favorable ruling from the IRS described in Section 11.5 or 11.6, provided that no such amendment may result in any additional cost or expense to such other party.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1. Nonsurvival of Representations, Warranties and Agreements.

     All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Articles II, III, IV and XI, the last sentence of Section 10.4 and Sections 10.8, 10.10, 10.11, 10.12, 10.13, 10.15, 10.20, 10.21, 10.24, 10.25, 10.27, 10.28, 10.29 and 10.30 and this
Article XII shall survive the Mergers. No third party (other than counsel for Acquiror REIT and Target REIT with respect to delivery of their opinions hereunder) is entitled to rely on any of the representations, warranties and agreements contained in this Agreement and the parties hereto assume no liability to any third party because of any reliance on the representations, warranties and agreements contained in this Agreement.

     12.2. Notices.

     Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage) and addressed as follows:

        If to Acquiror OP, Acquiror REIT or Merger Sub:

               Equity Inns, Inc.
               4735 Spottswood, Suite 102
               Memphis, TN 38117
               Facsimile No. 901/761-3945
               Attention: Phillip H. McNeill, Sr.
                        Chairman of the Board and
                        Chief Executive Officer
        with a copy to:

               Baker, Donelson, Bearman & Caldwell
               20th Floor, First Tennessee Building
               165 Madison
               Memphis, TN 38103
               Facsimile No. 901/577-2303
               Attention:  John A. Good, Esq.

        If to Contributor OP or Target REIT:

               RFS Hotel Investors, Inc. 850 Ridge Lake Boulevard, Suite 220 Memphis, TN 38120
               Facsimile No. 901/818-5260
               Attention:  Robert M. Solmson
                         Chairman of the Board and
                         Chief Executive Officer

        with a copy to:
               Hunton & Williams
               Riverfront Plaza, East Tower
               951 East Byrd Street
               Richmond, VA 23219
               Facsimile No. 804/788-8218
               Attention:  David C. Wright, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     12.3. Assignment; Binding Effect; Benefit.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.4. Entire Agreement.

     This Agreement (including the Exhibits and the Schedules attached hereto) and any documents and instruments delivered by the parties hereto in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect hereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     12.5. Confidentiality.

     (a) As used in Section 12.5, "Confidential Material" means, with respect to any party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, trustees, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to any other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the

Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Section 12.5, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Section 12.5, or (iv) is contained in any Target REIT SEC Documents or Acquiror REIT SEC Documents, the Form S-4 or the Proxy Statement/Prospectus.

     (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or the Receiving Party Representatives, in whole or in part and will not be used by the Receiving Party or the Receiving Party Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Mergers, the Asset Sale or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to the Receiving Party Representatives only if and to the extent that such representatives need to know the Confidential Material for purposes of such transaction and are informed by the Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 12.5.

     (c) In the event that either the Receiving Party, the Receiving Party Representatives or anyone to whom such Receiving Party or such representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees
(i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of the Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

     (d) In the event of termination of this Agreement in accordance with its terms, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, the Receiving Party and one of the Receiving Party Representatives designated by the Receiving Party shall be permitted to retain one permanent file copy of each document constituting the Confidential Material.

     (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until two (2) years after such termination, (1) it will not offer to hire or hire any person currently or formerly employed by any other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and (2) neither it nor its Affiliates shall directly or indirectly, (a) (A) solicit, seek or offer to effect or effect, (B) negotiate with or provide any information to the Board of Directors of the other party, any director or officer of such other party or any stockholder of such other party with respect to, (C) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of such other party, any director or officer of such other party or any shareholder of the other party or any other person with respect to, or (D) make any public announcement (except as required by law in respect of actions permitted hereto) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14a of the Exchange Act) with respect to, (i) any form of business combination or similar or other extraordinary transaction involving such other party or any Affiliate thereof, including, without limitation, a merger, tender offer or exchange offer or liquidation of such other party's assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to such other party or any Affiliate thereto, (iii) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of such other party or any Affiliate thereof, (iv) any proposal to seek representation on the Board of Directors of such other party or otherwise to seek to control or influence the management, Board of Directors or policies of such other party or any Affiliate thereof, (v) any request or proposal to waive, terminate or amend the provisions of this Section 12.5 or (vi) any proposal or other statement inconsistent with the terms of this Section 12.5, or (b) instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for such other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board of Directors of such other party to do any of the foregoing; provided that without such invitation or approval, any party hereto may at any time, on a confidential non-public basis, submit to the Chief Executive Officer or, if none, the President of any other party, a proposal to
(a) amend any of the provisions of this Section 12.5(e), or (b) effect a business combination or other extraordinary transaction with such other party providing for the acquisition or all or substantially all of the assets or the securities of such other party, including without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 12.5.

     12.6. Amendment.

     This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement or any other matter presented in connection with the REIT Merger by the Shareholders of Acquiror REIT or Target REIT, but after any such Shareholder approval, no amendment shall be made which by law requires the further approval of Shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     12.7. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to its rules of conflict of laws. Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States District Court, Western District of Tennessee (collectively, the "Tennessee Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Tennessee Courts and agrees not to plead or claim in any Tennessee Court that such litigation brought therein has been brought in an inconvenient forum.

     12.8. Counterparts.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     12.9. Headings.

     Heading of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     12.10. Interpretation.

     In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.

     12.11. Waivers.

     Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     12.12. Incorporation.

     The Schedules and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     12.13. Severability.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     12.14. Enforcement of Agreement.

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Tennessee Court, this being in addition to any other remedy to which they are entitled to at law or in equity.

     12.15. Non-Recourse.

     None of the officers, directors, limited partners or Shareholders of Acquiror REIT, Acquiror OP or Merger Sub shall be personally bound or have any personal liability hereunder. Target REIT and Contributor OP shall look solely to the assets of Acquiror REIT, Acquiror OP and Merger Sub for satisfaction of any liability of Acquiror REIT, Acquiror OP or Merger Sub with respect to this Agreement. Neither Target REIT nor Contributor OP will seek recourse or commence any action against any of the Shareholders of Acquiror REIT or any of their personal assets, and will not commence any action for money judgments against any of the directors, officers or limited partners of Acquiror REIT, Acquiror OP or Merger Sub or seek recourse against their personal assets, for the performance or payment of any obligation of Acquiror REIT, Acquiror OP or Merger Sub hereunder or thereunder. None of the directors, officers, limited partners or Shareholders of Target REIT and Contributor OP shall be personally bound or have any personal liability hereunder. Acquiror REIT, Acquiror OP and Merger Sub shall look solely to the assets of Target REIT and Contributor OP for satisfaction of any liability of Target REIT or Contributor OP with respect to this Agreement. Neither Acquiror REIT, Acquiror OP nor Merger Sub will seek recourse or commence any action against any of the Shareholders of the Target REIT or any of their personal assets, and will not commence any action for money judgments against any of the directors, officers or limited partners of Target REIT or Contributor OP or seek recourse against any of their personal assets, for the performance or payment of any obligation of Target REIT or Contributor OP hereunder or thereunder.

     12.16. Arbitration.

     If any disputes between Contributor OP or Target REIT, on the one hand, and Acquiror REIT, Acquiror OP or Merger Sub, on the other hand, are not resolved by the parties hereto within 60 days, either Acquiror REIT or Target REIT may submit the dispute to binding arbitration in accordance with the rules of the American Arbitration Association (the "AAA").

     Acquiror REIT and Target REIT each shall select one arbitrator from a list of arbitrators maintained by the AAA, and the two arbitrators so selected shall select a third arbitrator. Should either Acquiror REIT or Target REIT fail to select an arbitrator within ten days after arbitration is sought by the other party, or if the two arbitrators shall fail to select a third arbitrator within 15 days after arbitration is sought, the AAA shall select the arbitrator. Expenses of arbitration shall be submitted to the arbitrators for determination as to which parties shall bear such expenses.

                       [SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          TARGET REIT:

                                          RFS HOTEL INVESTORS, INC.

                                          By:     /s/ ROBERT M. SOLMSON
                                            ------------------------------------
                                          Name:     Robert M. Solmson

                                          --------------------------------------
                                          Title:       Chairman

                                          --------------------------------------

                                          CONTRIBUTOR OP:

                                          RFS PARTNERSHIP, L.P.

                                          By: RFS Hotel Investors, Inc., General
                                              Partner

                                          By:     /s/ ROBERT M. SOLMSON
                                            ------------------------------------
                                          Name:     Robert M. Solmson

                                          --------------------------------------
                                          Title:       Chairman

                                          --------------------------------------

                                          ACQUIROR REIT:

                                          EQUITY INNS, INC.

                                          By:  /s/ PHILLIP H. MCNEILL, SR.
                                            ------------------------------------
                                          Name:     Phillip H. McNeill, Sr.

                                          --------------------------------------
                                          Title:       Chairman of the Board

                                          --------------------------------------

                                          MERGER SUB:

                                          RHI ACQUISITIONS, INC.

                                          By:  /s/ PHILLIP H. MCNEILL, SR.
                                            ------------------------------------
                                          Name:     Phillip H. McNeill, Sr.

                                          --------------------------------------
                                          Title:       Chairman of the Board

                                          --------------------------------------

                                          ACQUIROR OP:

                                          EQUITY INNS PARTNERSHIP, L.P.

                                          By: Equity Inns Trust, General Partner

                                          By:  /s/ PHILLIP H. MCNEILL, SR.
                                            ------------------------------------
                                          Name:     Phillip H. McNeill, Sr.

                                          --------------------------------------
                                          Title:       Chairman of the Board

                                          --------------------------------------

                               LIST OF SCHEDULES

  1.16           Acquiror REIT Employment Agreements
  1.17           Acquiror REIT Hotels
  1.18           Acquiror REIT Leases
  1.21           Acquiror REIT Options
  1.23           Acquiror REIT Restricted Stock Grants
  1.34           Assumed Liabilities
  1.122          Tangible Personal Property Subject to Operating Leases
  1.130          Target REIT Employment Agreements
  1.131          Target REIT Hotels
  1.132          Target REIT Leases
  1.133          Target REIT Lessees
  1.137          Target REIT Restricted Stock Grants
  1.146          Undeveloped Land
  4.3            Target REIT Options
  7.4            No Violation or Conflict by Contributor OP or Target REIT
  7.5            No Litigation
  7.6            Absence of Certain Changes
  7.7            Target REIT Subsidiaries
  7.8            Contracts and Commitments
  7.9            Approvals and Consents
  7.10           Target REIT Employee Benefit Plans
  7.11           Undisclosed Liabilities
  7.12           No Special Taxes
  7.13           Compliance with Existing Laws
  7.14           Insurance
  7.15           Condemnation Proceedings
  7.18           Title to Real Property
  7.19           Zoning
  7.20           Hazardous Substances
  7.22           Franchisors; Franchise Agreements
  7.23           Mortgage Documents
  7.30           Development
  7.31           Tax Matters
  7.32           Convertible Securities
  7.35           Intellectual Property
  7.36           Employees
  7.38           Lease Termination Amounts
  8.3            Capitalization
  8.4            No Violation or Conflict by Acquiror REIT, Acquiror OP or
                 Merger Sub
  8.5            No Litigation
  8.6            Absence of Certain Changes
  8.7            Acquiror REIT Subsidiaries
  8.8            Contracts and Commitments
  8.9            Approvals and Consents
  8.10           Acquiror REIT Employee Benefit Plans
  8.11           Undisclosed Liabilities
  8.12           Title to Properties and Assets
  8.13           Insurance
  8.14           Personal Property
  8.16           Zoning
  8.17           Hazardous Substances

  8.25           Development
  8.26           Tax Matters
  8.27           Convertible Securities
  8.32           Intellectual Property
  8.33           Employees
  8.35           No Special Taxes
  8.36           Compliance with Existing Laws
  8.37           Condemnation Proceedings
  8.39           Franchisors; Franchise Agreements
  8.40           Mortgage Documents
  10.2(b)(v)     Disposition of Target REIT Hotels
  10.2(b)(viii)  Hotel Properties Under Contract by Target REIT
  10.2(c)(v)     Disposition of Acquiror REIT Hotels
  10.2(c)(viii)  Hotel Properties Under Contract by Acquiror REIT
  10.13          Severance Benefits

                                LIST OF EXHIBITS

A    Form of Plan of Merger
B    Form of Amended and Restated Acquiror OP Partnership
     Agreement
C    Matters As To Which Hunton & Williams Shall Opine
D    Form of Target REIT and Contributor OP Officer's Certificate
E    Matters As To Which Baker, Donelson, Bearman & Caldwell
     Shall Opine
F    Form of Acquiror REIT, Merger Sub and Acquiror OP Officer's
     Certificate
G    Lease Termination Letter

                                                                      ANNEX II-A

                   [MORGAN KEEGAN & COMPANY, INC. LETTERHEAD]

April 21, 1998

Board of Directors
Equity Inns, Inc.
4735 Spottswood Avenue
Suite 102
Memphis, TN 38117

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of Equity Inns, Inc. ("Acquiror REIT" or the "Company") Common Stock and the holders of Equity Inns Partnership, L.P. Units of the Exchange Ratio (as defined below) set forth in that certain Asset Sale Agreement and Plans of Merger, dated as of April 21, 1998 (the "Merger Agreement"), by and among the Company, RFS Hotel Investors, Inc. ("Target REIT"), RHI Acquisition, Inc., a wholly-owned subsidiary of Acquiror REIT ("Merger Sub"), Equity Inns Partnership, L.P. ("Acquiror OP") and RFS Partnership, L.P. ("Contributor OP"). As more fully described in the Merger Agreement, (i) Target REIT will merge with and into Merger Sub (the "REIT Merger"), (ii) Contributor OP will merge with and into Acquiror OP (the "OP Merger"), and (iii) RFS Financing Partnership, L.P. will merge with and into a limited partnership to be created by Acquiror REIT (the "CMBS OP Merger"). The REIT Merger, the OP Merger, the CMBS OP Merger and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the "Transaction". In the REIT Merger, each issued and outstanding share of Target REIT Common Stock and Target REIT Preferred Stock will be converted into the right to receive 1.5 shares (the "Exchange Ratio") of Acquiror REIT Common Stock, subject to the collar provisions described in the Merger Agreement. In the OP Merger, each issued and outstanding Contributor OP Limited Unit and Contributor OP General Unit will be converted into the right to receive a number of Acquiror OP Limited Units and Acquiror OP General Units, respectively, equal to the Exchange Ratio. We are not expressing any opinion as to the price at which the Acquiror REIT Common Stock will trade subsequent to the Transaction. Further, our opinion does not address the relative merits of the Transaction and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transaction. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     In connection with our review of the Transaction, and in arriving at our opinion, we have, among other things:

          (i) reviewed certain publicly available consolidated financial statements of the Company and Target REIT and certain other relevant financial and operating data of the Company made available to us from published sources and by officers of the Company and Target REIT, respectively;

          (ii) reviewed certain internal financial and operating information, including certain projections, relating to the Company and Target REIT prepared by the managements of the Company and Target REIT, respectively;

          (iii) discussed the business, financial condition and prospects of the Company with certain officers of the Company;

          (iv) discussed the business, financial condition and prospects of Target REIT with certain officers of Target REIT;

          (v) reviewed the financial terms of the Transaction;

          (vi) reviewed the financial terms, to the extent publicly available, of certain similar transactions we deemed relevant;

          (vii) reviewed certain publicly available information relating to certain companies we deemed appropriate in analyzing the Company and Target REIT;

          (viii) reviewed the trading history of the Company's Common Stock and Target REIT's Common Stock;

          (ix) reviewed an executed copy of the Merger Agreement, dated April 21, 1998 and certain related documents;

          (x) reviewed the potential pro forma financial impact of the Transaction on the Company; and

          (xi) performed such other analyses and examinations and considered such other information, financial studies, analysis and investigations and financial, economic and market data as we deemed relevant.

     We have not independently verified any of the information concerning the Company or Target REIT considered by us in connection with our review of the Transaction and, for purposes of the opinion set forth herein, we have assumed and relied upon the accuracy and completeness of all such information. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Target REIT as to the expected future financial performance of their respective companies. We have not been engaged to assess the achievability of such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties, or facilities of either the Company or Target REIT nor have we been furnished with any such evaluation or appraisal. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist on, and can be evaluated as of, the date of this letter. Any change in such conditions would require a reevaluation of this opinion.

     In connection with our opinion, we have assumed that the Transaction will be consummated on the terms and subject to the conditions described in the Merger Agreement. Specifically, we have assumed that the Acquiror OP Limited Units issued pursuant to the OP Merger (as described in the Amended and Restated Acquiror OP Partnership Agreement to be attached as Exhibit B to the Merger Agreement) will be identical in all material respects to the Acquiror OP Limited Units outstanding as of the date hereof. Upon advice of the Company and its advisors, we have assumed, with your consent, that the Transaction will be treated as a tax-free reorganization for federal income tax purposes. We have also assumed that the transactions contemplated by the Merger Agreement will comply with applicable laws, including, without limitation, laws relating to the payment of dividends, bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally. We have also assumed, with your consent,
(i) that Acquiror REIT and Target REIT are each qualified under the Internal Revenue Code of 1986, as amended, for taxation as a real estate investment trust ("REIT"), (ii) that Acquiror REIT will continue to operate after consummation of the Transaction in a manner so as to remain qualified as a REIT, and (iii) that Acquiror OP and Contributor OP each qualify as a partnership for federal income tax purposes. We also have assumed that all necessary governmental and regulatory approvals and third-party consents will be obtained on terms and conditions that will not have a material adverse effect on the Company or Target REIT.

     Morgan Keegan & Company, Inc., as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services, a portion of which is contingent upon consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of business, we may trade in the debt and equity securities of the Company and Target REIT for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Morgan Keegan has in the past provided other investment banking services to the Company unrelated to the proposed Transaction, for which services we have received compensation. Such investment banking services include acting as managing underwriter of the Company's initial public offering of Common Stock, acting as managing underwriter for several subsequent follow-on offerings of Common Stock and acting as financial advisor to the Company with respect to the sale of its affiliated Lessee.

     This letter and the opinion stated herein are solely for the use of the Company' Board of Directors and may not be reproduced, summarized, excerpted from or otherwise publicly referred to in any manner without prior written consent.

     Based upon and subject to the foregoing and such other matters as we deem relevant, we are of the opinion that as of the date hereof, the Exchange Ratio is fair to the Company's shareholders and the Acquiror OP's unitholders from a financial point of view.

     We hereby consent to the inclusion of the full text of our opinion and summary thereof in any disclosure document or proxy statement relating to the Transaction that the Company must file under the Securities Act of 1933, as amended, and distribute to its shareholders. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction.

                                          Sincerely,

                                          /s/ MORGAN KEEGAN & COMPANY, INC.
                                          --------------------------------------

                                          MORGAN KEEGAN & COMPANY, INC.

                                                                      ANNEX II-B

                       [SALOMON SMITH BARNEY LETTERHEAD]

April 21, 1998

The Board of Directors
RFS Hotel Investors, Inc.
850 Ridge Lake Boulevard
Suite 220
Memphis, Tennessee 38120
Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock, par value $.01 per share ("RFS Common Stock"), of RFS Hotel Investors, Inc. ("RFS"), the holders of the Series A Preferred Stock, par value $.01 per share ("RFS Preferred Stock" and together with RFS Common Stock, "RFS Capital Stock"), and the partners of RFS Partnership, L.P. ("Contributor OP"), of the Exchange Ratio (as defined below) set forth in the Asset Sale Agreement and Plans of Mergers (the "Acquisition Agreement"), dated as of April 21, 1998, by and among RFS, Equity Inns, Inc. ("Equity Inns"), RHI Acquisition, Inc. ("Merger Sub"), Equity Inns Partnership, L.P. ("Acquiror OP") and Contributor OP, pursuant to the terms of and subject to the conditions set forth in the Acquisition Agreement. As more fully described in the Acquisition Agreement, (i) RFS will be merged with and into Merger Sub (the "REIT Merger") and each then outstanding share of RFS Capital Stock will be converted into the right to receive a number of shares of common stock, par value $.01 per share, of Equity Inns ("Equity Inns Common Stock") equal to (A) if the Average Price is equal to or greater than $14.00 but less than or equal to $17.00, 1.5, or (B) if the Average Price is greater than $17.00, the number determined by dividing $25.50 by the Average Price (the "Exchange Ratio"); (ii) Contributor OP will be merged with and into Acquiror OP, pursuant to which each then outstanding partnership interest of Contributor OP will be converted into the right to receive that number of units of Acquiror OP equal to the Exchange Ratio; (iii) RFS Financing Partnership, L.P. ("Contributor CMBS OP") will be merged with and into a substantially similar partnership newly created by Equity Inns ("Acquiror CMBS OP"); and (iv) Acquiror OP and Acquiror CMBS OP will purchase certain assets, and assume certain liabilities, of Contributor OP and Contributor CMBS OP (collectively, the "Transaction"). Capitalized terms not defined herein shall have their respective meanings set forth in the Acquisition Agreement.

     In arriving at our opinion, we reviewed the Acquisition Agreement and held discussions with certain senior officers, directors and other representatives and advisors of RFS and certain senior officers and other representatives and advisors of Equity Inns, including discussions concerning the businesses, operations and prospects of RFS and Equity Inns. We examined certain publicly available business and financial information relating to RFS and Equity Inns as well as certain financial forecasts and other information and data for RFS and Equity Inns which were provided to us and prepared by the respective managements of RFS and Equity Inns, including information relating to certain strategic implications and operational benefits anticipated to result from the Transaction. We reviewed the financial terms of the Transactions as set forth in the Acquisition Agreement in relation to, among other things: current and historical market prices and trading volumes of the RFS Common Stock and the Equity Inns Common Stock; the historical and projected earnings and other operating data of RFS and Equity Inns; and the capitalization and financial condition of RFS and Equity Inns. We considered, to the extent publicly available, the financial terms of certain other transactions recently effected which we considered relevant in evaluating the Transaction and analyzed certain financial, stock market and other publicly available information relating to the business of other companies whose operations we considered relevant in evaluating those of RFS and Equity Inns. We also valuated the potential pro forma financial impact of the Transaction on Equity Inns. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

RFS Hotel Investors, Inc.
April 21, 1998
Page 2

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us, and have not assumed any responsibility for independent verification of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of RFS and Equity Inns, and we have assumed with your permission, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgements of the managements of RFS and Equity Inns as to the future financial performance of RFS and Equity Inns and the strategic implications and operational benefits anticipated to result from the Transaction. We have assumed, with your permission, that the Transaction will be treated as a tax-free reorganization for federal income tax purposes, that the Transaction will not adversely affect the real estate investment trust status of the combined entity resulting from the Transaction and that each unit of Acquiror OP is convertible on a one-for-one basis into Equity Inns Common Stock. Our opinion, as set forth herein, relates to the relative values of RFS and Equity Inns. We are not expressing any opinion as to what the value of the Equity Inns Common Stock or the units of Acquiror OP actually will be when issued pursuant to the Transaction or the price at which the Equity Inns Common Stock will trade subsequent to the Transaction. We have not assumed any responsibility for, and have not been furnished with, any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of RFS or Equity Inns nor have we made any physical inspection of the properties or assets of RFS and Equity Inns. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of April 20, 1998.

     Salomon Brothers Inc and Smith Barney Inc., collectively doing business as Salomon Smith Barney ("Salomon Smith Barney"), has acted as financial advisor to RFS in connection with the proposed Transaction and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Transaction. We have in the past provided investment banking services to RFS, for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of RFS and Equity Inns for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates may maintain relationships with RFS and Equity Inns.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of RFS in its evaluation of the proposed Transaction, and is not on behalf of and is not intended to confer rights or remedies upon any other entity or persons. Our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Transaction. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith Barney be made, without prior written consent.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of RFS Capital Stock and the partners of Contributor OP.

Very truly yours,

     /s/ SALOMON SMITH BARNEY
--------------------------------------

Salomon Smith Barney

                                                                       ANNEX III

                               DISSENTERS' RIGHTS

PART 1

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.
     48-23-101. Definitions.
     48-23-102. Right to dissent.
     48-23-103. Dissent by nominees and beneficial owners.

PART 2

PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.
     48-23-201. Notice of dissenters' rights.
     48-23-202. Notice of intent to demand payment.
     48-23-203. Dissenters' notice.
     48-23-204. Duty to demand payment.
     48-23-205. Share restrictions.
     48-23-206. Payment.
     48-23-207. Failure to take action.
     48-23-208. After-acquired shares.
     48-23-209. Procedure if shareholder dissatisfied with payment or offer.

PART 3

JUDICIAL APPRAISAL OF SHARES.
     48-23-301. Court action.
     48-23-302. Court costs and counsel fees.

                                     PART 1

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES
     48-23-101. Definitions.

     As used in this chapter, unless the context otherwise requires:

          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

          (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

          (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under sec. 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

          (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

          (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

          (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     48-23-102. Right to dissent.

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

             (A) If shareholder approval is required for the merger by sec. 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

             (B) If the corporation is a subsidiary that is merged with its parent under sec. 48-21-105;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

          (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

             (A) Alters or abolishes a preferential right of the shares;

             (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

             (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under sec. 48-16-104; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under sec. 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

     48-23-103. Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one
(1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

          (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

                                     PART 2

PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     48-23-201. Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under sec. 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (b) If corporate action creating dissenters' rights under sec. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in sec. 48-23-203.

     (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.

     48-23-202. Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under sec. 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

          (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

          (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by sec. 48-23-201.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.

     48-23-203. Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under sec. 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of sec. 48-23-202.

     (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

          (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to sec. 48-23-201.

     48-23-204. Duty to demand payment.

     (a) A shareholder sent a dissenters' notice described in sec. 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to sec. 48-23-203(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the effectuation of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

     (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.

     48-23-205. Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under sec. 48-23-207.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the effectuation of the proposed corporate action.

     48-23-206. Payment.

     (a) Except as provided in sec. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with sec. 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

     (b) The payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under sec. 48-23-209; and

          (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to sec. 48-23-201 or sec. 48-23-203.

     48-23-207. Failure to take action.

     (a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under sec. 48-23-203 and repeat the payment demand procedure.

     48-23-208. After-acquired shares.

     (a) A corporation may elect to withhold payment required by sec. 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under sec. 48-23-209.

     48-23-209. Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under sec. 48-23-206), or reject the corporation's offer under sec. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

          (1) The dissenter believes that the amount paid under sec. 48-23-206 or offered under sec. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under sec. 48-23-206 within two (2) months after the date set for demanding payment; or

          (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

     (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

                                     PART 3

JUDICIAL APPRAISAL OF SHARES

     48-23-301. Court action.

     (a) If a demand for payment under sec. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment:

          (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

          (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under sec. 48-23-208.

     48-23-302. Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under sec. 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under sec. 48-23-209.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

          (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

          (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Equity Inns Charter obligates Equity Inns to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Tennessee law. The Tennessee Business Corporation Act, as amended ("TBCA"), permits a corporation to indemnify its present and former directors and officers, among others, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if (i) such persons conducted themselves in good faith, (ii) they reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in its best interests and, in all other cases, that their conduct was at least not opposed to its best interests and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

     Any indemnification by Equity Inns pursuant to the provisions of the Charter described above shall be paid out of the assets of Equity Inns and shall not be recoverable from the shareholders. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and is, therefore, unenforceable. Equity Inns currently purchases director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

     The TBCA permits the charter of a Tennessee corporation to include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or (iii) for unlawful distributions that exceed what could have been distributed without violating the TBCA or the corporation's charter. The Equity Inns Charter contains a provision eliminating the personal liability of its directors or officers to Equity Inns or its shareholders for money damages to the maximum extent permitted by Tennessee law from time to time.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   *2      --  Asset Sale Agreement and Plans of Mergers among RFS Hotel
               Investors, Inc., RHI Acquisition, Inc., Equity Inns, Inc.,
               RFS Partnership, L.P. and Equity Inns Partnership, L.P.
               dated as of April 21, 1998 (attached to the Joint Proxy
               Statement/Prospectus as Annex I)
  3.1(a)   --  Charter of Equity Inns, Inc. (incorporated by reference to
               Exhibit 3.1 to Equity Inns, Inc.'s Registration Statement on
               Form S-11 (Registration No. 33-73304))
  3.1(b)   --  Articles of Amendment to the Charter of Equity Inns, Inc.
               (incorporated by reference to Exhibit 3.1 to Equity Inns,
               Inc.'s Current Report on Form 8-K (Registration No. 0-23290)
               filed with the Securities and Exchange Commission on April
               27, 1995)
  3.1(c)   --  Articles of Amendment to the Charter of Equity Inns, Inc.
               (incorporated by reference to Exhibit 3.1 to Equity Inns,
               Inc.'s Current Report on Form 8-K (Registration No. 0-23290)
               filed with the Securities and Exchange Commission on May 31,
               1996)
  3.1(d)   --  Second Amended and Restated Charter of Equity Inns, Inc.
               (incorporated by reference to Exhibit 3.1 to Equity Inns,
               Inc.'s Current Report on Form 8-K dated October 15, 1997
               (Registration No. 0-23290) filed with the Securities and
               Exchange Commission on October 23, 1997)

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   3.2     --  By-Laws of Equity Inns, Inc. (incorporated by reference to
               Exhibit 3.2 to Equity Inns, Inc.'s Registration Statement on
               Form S-11 (Registration No. 33-73304))
   4.1     --  Form of Share Certificate for Equity Inns, Inc.'s Common
               Stock, $.01 par value (incorporated by reference to Exhibit
               4.1 to Equity Inns, Inc.'s Registration Statement on Form
               S-11 (Registration No. 33-73304))
 **5.1     --  Opinion of Baker, Donelson, Bearman & Caldwell
 **8.1     --  Opinion of Hunton & Williams as to certain federal income tax matters
 **8.2     --  Opinion of Baker, Donelson, Bearman & Caldwell as to certain federal income tax matters
  10.1     --  Equity Inns, Inc. 1994 Stock Incentive Plan (incorporated by reference to Exhibit 10.29(a) to Equity Inns, Inc.'s
               Registration Statement on Form S-11 (Registration No.
               33-80318))
 *23.1(a)  --  Consent of Coopers & Lybrand L.L.P. as to Equity Inns, Inc.
 *23.1(b)  --  Consent of Coopers & Lybrand L.L.P. as to RFS Hotel
               Investors, Inc.
 *23.2     --  Consent of KPMG Peat Marwick LLP
 *23.3     --  Consent of Morgan Keegan & Company, Inc. (included in Annex
               II-A to the Joint Proxy Statement/Prospectus)
 *23.4     --  Consent of Salomon Smith Barney
**23.5     --  Consent of Hunton & Williams (included in Exhibit 8.1)
**23.6     --  Consent of Baker, Donelson, Bearman & Caldwell (included in
               Exhibits 5.1 and 8.2)
 *25       --  Powers of Attorney (located on signature pages hereto)
 *99.1     --  Form of Equity Inns Proxy
 *99.2(a)  --  Form of RFS Proxy for holders of RFS Common Stock
 *99.2(b)  --  Form of RFS Proxy for holders of RFS Preferred Stock
 *99.3     --  Consent of Robert M. Solmson to be named as a person about to become a director
 *99.4     --  Consent of Bruce E. Campbell, Jr. to be named as a person about to become a director

---------------

 * Filed herewith.
** To be filed by amendment.

     (b) Financial Statement Schedules

     No financial statement schedules are required to be filed pursuant to Item 21(b) of this Form.

     (c) Reports, Opinions or Appraisals

     The fairness opinions of Morgan Keegan & Company, Inc. and Salomon Smith Barney are included as Annexes II-A and II-B, respectively, to the Joint Proxy Statement/Prospectus.

UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes as follows:

          1. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          2. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          3. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          4. That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          5. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of the post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 19th day of May, 1998.

                                          EQUITY INNS, INC.
                                          a Tennessee corporation
                                          (Registrant)

                                          By:  /s/ Phillip H. McNeill, Sr.
                                            ------------------------------------
                                                  PHILLIP H. MCNEILL, SR.
                                            Chairman of the Board, President and
                                                  Chief Executive Officer
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Phillip H. McNeill, Sr. and Howard A. Silver, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 19th day of May, 1998 by the following persons in the capacities indicated.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

             /s/ Phillip H. McNeill, Sr.               Chairman of the Board, President and Chief
-----------------------------------------------------    Executive Officer (Principal Executive
               PHILLIP H. MCNEILL, SR.                   Officer)

              /s/ James A. Thomas, III                 Director
-----------------------------------------------------
                JAMES A. THOMAS, III

             /s/ William W. Deupree, JR.               Director
-----------------------------------------------------
               WILLIAM W. DEUPREE, JR.

               /s/ Joseph W. McCleary                  Director
-----------------------------------------------------
                  JOSEPH W. MCLEARY

                /s/ Howard A. Silver                   Executive Vice President, Secretary, Treasurer
-----------------------------------------------------    and Chief Financial Officer (Principal
                  HOWARD A. SILVER                       Accounting Officer and Principal Financial
                                                         Officer)

                                         EXHIBIT INDEX

 EXHIBIT
 NUMBER                                  DESCRIPTION
 -------                                 -----------
  *2         --  Asset Sale Agreement and Plans of Mergers among RFS Hotel
                 Investors, Inc., RHI Acquisition, Inc., Equity Inns, Inc.,
                 RFS Partnership, L.P. and Equity Inns Partnership, L.P.
                 dated as of April 21, 1998 (attached to the Joint Proxy
                 Statement/Prospectus as Annex I)
   3.1(a)    --  Charter of Equity Inns, Inc. (incorporated by reference to
                 Exhibit 3.1 to Equity Inns, Inc.'s Registration Statement on
                 Form S-11 (Registration No. 33-73304))
   3.1(b)    --  Articles of Amendment to the Charter of Equity Inns, Inc.
                 (incorporated by reference to Exhibit 3.1 to Equity Inns,
                 Inc.'s Current Report on Form 8-K (Registration No. 0-23290)
                 filed with the Securities and Exchange Commission on April
                 27, 1995)
   3.1(c)    --  Articles of Amendment to the Charter of Equity Inns, Inc.
                 (incorporated by reference to Exhibit 3.1 to Equity Inns,
                 Inc.'s Current Report on Form 8-K (Registration No. 0-23290)
                 filed with the Securities and Exchange Commission on May 31,
                 1996)
   3.1(d)    --  Second Amended and Restated Charter of Equity Inns, Inc.
                 (incorporated by reference to Exhibit 3.1 to Equity Inns,
                 Inc.'s Current Report on Form 8-K dated October 15, 1997
                 (Registration No. 0-23290) filed with the Securities and
                 Exchange Commission on October 23, 1997)
   3.2       --  By-Laws of Equity Inns, Inc.(incorporated by reference to
                 Exhibit 3.2 to Equity Inns, Inc.'s Registration Statement on
                 Form S-11 (Registration No. 33-73304))
   4.1       --  Form of Share Certificate for Equity Inns, Inc.'s Common
                 Stock, $.01 par value (incorporated by reference to Exhibit
                 4.1 to Equity Inns, Inc.'s Registration Statement on Form
                 S-11 (Registration No. 33-73304))
 **5.1       --  Opinion of Baker, Donelson, Bearman & Caldwell
 **8.1       --  Opinion of Hunton & Williams as to certain federal income matters
 **8.2       --  Opinion of Baker, Donelson, Bearman & Caldwell as to certain federal income tax matters
  10.1       --  Equity Inns, Inc. 1994 Stock Incentive Plan (incorporated by reference to Equity Inns, Inc.'s Registration Statement on
                 Form S-11 (Registration No. 33-80318)).
 *23.1(a)    --  Consent of Coopers & Lybrand L.L.P. as to Equity Inns, Inc.
 *23.1(b)    --  Consent of Coopers & Lybrand L.L.P. as to RFS Hotel
                 Investors, Inc.
 *23.2       --  Consent of KPMG Peat Marwick LLP
 *23.3       --  Consent of Morgan Keegan & Company, Inc. (included in Annex
                 II-A to the Joint Proxy Statement/Prospectus.
 *23.4       --  Consent of Salomon Smith Barney
**23.5       --  Consent of Hunton & Williams (included in Exhibit 8.1)
**23.6       --  Consent of Baker, Donelson, Bearman & Caldwell (included in
                 Exhibits 5.1 and 8.2)
 *25         --  Powers of Attorney (located on signature pages hereto)
 *99.1       --  Form of Equity Inns Proxy
 *99.2(a)    --  Form of RFS Proxy for holders of RFS Common Stock
 *99.2(b)    --  Form of RFS Proxy for holders of RFS Preferred Stock
 *99.3       --  Consent of Robert M. Solmson to be named as a person about to become a director
 *99.4       --  Consent of Bruce E. Campbell, Jr. to be named as a person about to become a director

---------------

 * Filed herewith.
** To be filed by amendment.